UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant   ☒
 Filed by a Party other than the Registrant   ☐
Check the appropriate box:
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  Preliminary Proxy Statement
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  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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  Definitive Proxy Statement
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  Definitive Additional Materials
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  Soliciting Material under §240.14a-12
CHINDEX INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
Payment of Filing Fee (Check the appropriate box):
☐
  No fee required.
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  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)
  Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share, of Chindex International, Inc. (“Common Stock”).

2)
  Aggregate number of securities to which transaction applies: 18,678,608 shares of Common Stock (including shares of Common Stock subject to restricted stock units and shares of restricted stock) and 990,238 options to purchase shares of Common Stock with exercise prices below $24.00 as of May 14, 2014.

3)
  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee was determined based upon the sum of (A) 18,678,608 shares of Common Stock (including Class B Common Stock and shares of Common Stock subject to restricted stock units and shares of restricted stock) as of May 14, 2014 multiplied by $24.00 per share and (B) options to purchase 990,238 shares of Common Stock with exercise prices below $24.00, multiplied by $13.15 per share (which is the difference between $24.00 and the weighted average exercise price per share of $10.85). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001288 by the sum of the preceding sentence.

4)
  Proposed maximum aggregate value of transaction: $461,304,159

5)
  Total fee paid: $59,416

☒
  Fee paid previously with preliminary materials.
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  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)
  Amount Previously Paid:

2)
  Form, Schedule or Registration Statement No.:

3)
  Filing Party:

4)
  Date Filed:

CHINDEX INTERNATIONAL, INC.
4340 EAST WEST HIGHWAY
BETHESDA, MARYLAND 20814

[__], 2014
Dear Stockholder:
You are cordially invited to attend the special meeting of stockholders of Chindex International, Inc. (the “Company”) to be held at [__], Eastern Time, on [day of week], [__], 2014 at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY 10004.
At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Amended and Restated Agreement and Plan of Merger, dated as of April 18, 2014 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Healthy Harmony Holdings, L.P., a Cayman Islands limited partnership (“Parent”), and Healthy Harmony Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation following the merger. If the Company’s stockholders adopt the Merger Agreement and the merger is completed, you will be entitled to receive $24.00 in cash, without interest and net of any taxes required to be withheld therefrom, for each share of Company stock you own immediately prior to the merger (unless you have properly exercised your appraisal rights with respect to the merger).
A committee (the “Transaction Committee”) of our Board of Directors (the “Board of Directors”), consisting entirely of independent and disinterested directors of the Company, evaluated and negotiated the proposed merger. Each of the Transaction Committee and the Board of Directors (acting upon the unanimous recommendation of the Transaction Committee and with the entire Board of Directors voting) has unanimously (i) determined that the merger, on the terms and subject to the conditions set forth in the Merger Agreement, is fair to, and in the best interests of, the Company and its unaffiliated stockholders and (ii) approved, and declared to be advisable, the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement to be consummated by the Company. Accordingly, each of the Transaction Committee and the Board of Directors unanimously recommends that you vote “FOR” the adoption of the Merger Agreement. At the special meeting, you will also be asked to approve, on an advisory and non-binding basis, the compensation that may be paid or become payable to our named executive officers in connection with the proposed merger. The Board of Directors unanimously recommends that you vote “FOR” the approval of these compensation arrangements.
In considering the recommendations of the Transaction Committee and the Board of Directors, you should be aware that some of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of the stockholders generally. Among other things, as of May 31, 2014, Ms. Roberta Lipson (including certain trusts related to Ms. Lipson) beneficially owned 263,152 shares of the Company’s common stock (excluding 213,249 stock options) and 660,000 shares of the Company’s Class B common stock, representing approximately 17.5% of the combined voting power of Company stock. Ms. Lipson (including such trusts) has agreed with Parent to contribute to Parent, immediately prior to the effective time of the merger, 728,522 shares of Company stock in exchange for limited partnership interests in Parent.

The accompanying proxy statement provides you with detailed information about the proposed merger and the special meeting and the interests of certain of the Company’s directors and executive officers referenced in the previous paragraph. Please give this material your careful attention. In addition, you may obtain information about us from documents filed with the Securities and Exchange Commission.
Regardless of the number of shares of Company stock you own, your vote is very important. The merger cannot be completed unless the Merger Agreement is adopted by (i) the affirmative vote of the holders of a majority of the voting power of the outstanding Company stock, voting as a single class, and (ii) the affirmative vote of the holders of a majority of the voting power of the outstanding Company stock not owned, directly or indirectly, by any Excluded Holder (as defined in the Merger Agreement), voting as a single class. “Excluded Holders” include, among others, Parent, Merger Sub, holders of shares of Class B common stock, Ms. Lipson and her related trusts, the other officers and directors of the Company (other than members of the Transaction Committee), and Fosun Industrial Co., Limited (which has agreed with Parent to contribute 3,157,163 shares of Company stock to Parent immediately prior to the effective time of the merger in exchange for limited partnership interests in Parent). The Company’s common stock has one vote per share and the Company’s Class B common stock has six votes per share (but, as noted above, the Class B common stock will not count with respect to the satisfaction of the vote on the Merger Agreement described in clause (ii) of the first sentence of this paragraph). If you fail to vote or abstain from voting on the Merger Agreement, the effect will be the same as a vote against the adoption of the Merger Agreement.
Whether or not you plan to attend the special meeting, please fill in, date, sign and return the enclosed proxy card which is solicited by, and on behalf of, the Board of Directors, or submit your proxy by telephone or the Internet. If your shares of Company stock are held in an account at a broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote your shares in accordance with the instructions furnished by your broker, bank or nominee.
Thank you for your cooperation and continued support.
Sincerely,

Kenneth A. Nilsson
Chairman of the Transaction Committee
Bethesda, Maryland
[__], 2014
Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
THIS PROXY STATEMENT IS DATED [__], 2014
AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT [__], 2014.

CHINDEX INTERNATIONAL, INC.
4340 EAST WEST HIGHWAY
BETHESDA, MARYLAND 20814

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Bethesda, Maryland
[__], 2014
To the Stockholders of
CHINDEX INTERNATIONAL, INC.
NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Chindex International, Inc., a Delaware corporation (the “Company”), will be held at [__], Eastern Time, on [day of week], [__], 2014 at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY 10004 for the following purposes:
1.
  To consider and vote upon a proposal to adopt the Amended and Restated Agreement and Plan of Merger, dated as of April 18, 2014 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Healthy Harmony Holdings, L.P., a Cayman Islands limited partnership (“Parent”), and Healthy Harmony Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent. A copy of the Merger Agreement is attached as Appendix A to the accompanying proxy statement.
2.
  To consider and vote upon a proposal to approve, on an advisory and non-binding basis, the compensation that may be paid or become payable to our named executive officers in connection with the proposed merger, as disclosed in “Advisory Vote on Merger-Related Compensation” in the accompanying proxy statement.
3.
  To consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate in the opinion of a subcommittee of the Transaction Committee (as defined below) of our Board of Directors, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.
4.
  To transact such other business as may properly come before the special meeting or any adjournment or postponement of the meeting.
Only stockholders of record at the close of business on [__], 2014 are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting. All stockholders of record are cordially invited to attend the special meeting in person.
The adoption of the Merger Agreement requires (i) the affirmative vote of the holders of a majority of the voting power of the outstanding Company stock, voting as a single class, and (ii) the affirmative vote of the holders of a majority of the voting power of the outstanding Company stock not owned, directly or indirectly, by any Excluded Holder (as defined in the Merger Agreement), voting as a single class. “Excluded Holders” include, among others, Parent, Merger Sub, holders of shares of Class B common stock, Ms. Lipson and her related trusts, the other officers and directors of the Company (other than members of the Transaction Committee), and Fosun Industrial Co., Limited. The proposal to approve, on an advisory and non-binding basis, certain merger-related executive compensation arrangements and the proposal to adjourn the special meeting each requires the affirmative vote of the holders of a majority of the voting power of the outstanding Company stock present in person or represented by proxy at the special meeting and voting on the proposal, voting as a single class. The Company’s common stock has one vote per share and the Company’s Class B common stock has six votes per share (but, as noted above, the Class B common stock will not count with respect to the satisfaction of the vote on the Merger Agreement described in clause (ii) of the first sentence of this paragraph).
Whether or not you plan to attend the special meeting, you are urged to vote your shares by marking, signing, dating and returning the proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose or by submitting your proxy by telephone or the Internet. Any stockholder attending the special meeting may vote in person even if he or she has returned a proxy card or submitted a proxy by telephone or the Internet.
A committee (the “Transaction Committee”) of our Board of Directors (the “Board of Directors”), consisting entirely of independent and disinterested directors of the Company, evaluated and negotiated the proposed merger. Each of the Transaction Committee and the Board of Directors (acting upon the unanimous recommendation of the Transaction Committee and with the entire Board of Directors voting) unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement. The Board of Directors also unanimously recommends that you vote “FOR” the proposal to approve, on an advisory and non-binding basis, the compensation that may be paid or become payable to our named executive officers in connection with the proposed merger and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate in the opinion of a subcommittee of the Transaction Committee, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement.
Company stockholders who do not vote in favor of the proposal to adopt the Merger Agreement will have the right to seek appraisal and receive the fair value of their shares of Company stock in lieu of receiving the per share merger consideration if the merger closes, but only if they perfect their appraisal rights by complying with applicable provisions of Delaware law. In order to perfect and exercise appraisal rights, stockholders must give a written demand for appraisal of their shares before the taking of the vote on the merger at the special meeting, must not vote in favor of the merger and must comply with the other requirements of applicable Delaware law. A copy of the applicable Delaware statutory provisions is included as Appendix C to the accompanying proxy statement, and a summary of these provisions can be found under “Rights of Appraisal” in the accompanying proxy statement.
By Order of the Board of Directors,

Elyse Beth Silverberg
Secretary
Please do not send your stock certificates at this time. If the merger is completed, you will be sent instructions regarding the surrender of your stock certificates in exchange for the per share merger consideration.

i

ii

SUMMARY TERM SHEET
This Summary Term Sheet summarizes selected information contained elsewhere in this proxy statement, including with respect to the Merger Agreement (as defined below), the Merger (as defined below) and the other agreements entered into in connection with the Merger. We encourage you to read carefully this entire proxy statement, including its appendices and the documents referred to or incorporated by reference in this proxy statement, since this Summary Term Sheet may not contain all of the information that may be important to you. The items in this Summary Term Sheet include page references directing you to a more complete description of that topic in this proxy statement.
The Parties to the Merger (Page 91)
Chindex International, Inc.
Chindex International, Inc.
4340 East West Highway, Suite 1100
Bethesda, Maryland 20814
Telephone: (301) 215-7777
Chindex International, Inc. (“Chindex”, the “Company”, “we”, “our” or “us”) is a Delaware corporation. Co-founded by Roberta Lipson (“Ms. Lipson”) and Elyse Beth Silverberg (“Ms. Silverberg”) in 1981, the Company is an American health care company providing health care services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics. United Family Healthcare currently operates in Beijing, Shanghai, Tianjin and Guangzhou. The Company also provides medical capital equipment and products through Chindex Medical Ltd., a joint venture corporation organized under the laws of Hong Kong with manufacturing and distribution businesses serving both domestic China and export markets (“CML”). With more than 30 years of experience, the Company’s strategy is to continue its growth as a leading integrated health care provider in the Greater China region. Further Company information may be found at the Company’s website at http://www.chindex.com and in its public filings. See “Important Information Regarding Chindex — Company Background”, “The Parties to the Merger — Chindex International, Inc.” and “Where You Can Find Additional Information”.
Parent
Healthy Harmony Holdings, L.P.
c/o TPG Capital, L.P.
345 California Street, Suite 3300
San Francisco, CA 94104
Telephone: (415) 743-1500
Healthy Harmony Holdings, L.P. (“Parent”) is a Cayman Islands limited partnership that is indirectly owned by TPG Asia VI, L.P., a Cayman Islands limited partnership (“TPG”), as of the date of this proxy statement. Parent was organized solely for the purpose of entering into the Merger Agreement (and, prior thereto, the Original Merger Agreement (as defined below)) and consummating the transactions contemplated by the Merger Agreement (and, prior thereto, the Original Merger Agreement). It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement (and, prior thereto, the Original Merger Agreement). Immediately prior to the effective time of the Merger, each of the Rollover Investors (as defined below) and each of the Additional Rollover Stockholders, if any (as defined below), will contribute shares of Company Stock (as defined below) to Parent in exchange for limited partnership interests in Parent. The Rollover Investors, the Additional Rollover Stockholders, TPG, Parent and Merger Sub are collectively referred to in this proxy statement as the “Buyer Consortium”. See “Important Information Regarding the Buyer Consortium” and “The Parties to the Merger — Healthy Harmony Holdings, L.P.”.

Merger Sub
Healthy Harmony Acquisition, Inc.
c/o TPG Capital, L.P.
345 California Street, Suite 3300
San Francisco, CA 94104
Telephone: (415) 743-1500
Healthy Harmony Acquisition, Inc. (“Merger Sub”) is a Delaware corporation wholly-owned by Parent. Merger Sub was organized solely for the purpose of entering into the Merger Agreement (and, prior thereto, the Original Merger Agreement) and consummating the transactions contemplated by the Merger Agreement (and, prior thereto, the Original Merger Agreement). It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement (and, prior thereto, the Original Merger Agreement). See “Important Information Regarding the Buyer Consortium” and “The Parties to the Merger — Healthy Harmony Acquisition, Inc.”.
The Purpose of the Special Meeting (Page 92)
You will be asked to consider and vote upon the proposal to adopt the Amended and Restated Agreement and Plan of Merger, dated as of April 18, 2014 (as it may be amended from time to time, the “Merger Agreement”), by and among Parent, Merger Sub and the Company. The Merger Agreement provides that at the effective time of the Merger, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. At the effective time of the Merger, each share of Common Stock, par value $0.01 per share, of the Company (“Common Stock”), and each share of Class B Common Stock, par value $0.01 per share, of the Company (“Class B Common Stock” and together with the Common Stock, “Company Stock”), issued and outstanding immediately prior to the effective time of the Merger (other than shares held by Parent, Merger Sub and any other subsidiary of Parent (including all shares contributed to Parent by the Rollover Investors and the Additional Rollover Stockholders, if any), shares held in treasury or owned by any subsidiary of the Company, and shares as to which statutory appraisal rights have been perfected (all of the foregoing, collectively, the “Merger Consideration Excluded Shares”)) will be converted into the right to receive $24.00 in cash, without interest (the “Merger Consideration”), and net of any taxes required to be withheld therefrom, whereupon all such shares will be automatically canceled and will cease to exist, and the holders of such shares will cease to have any rights with respect thereto other than the right to receive the Merger Consideration.
The Merger Agreement amends and restates in its entirety the Agreement and Plan of Merger, dated as of February 17, 2014 (the “Original Merger Agreement”), by and among Parent, Merger Sub and the Company pursuant to which Parent had agreed to acquire the Company by means of a merger (the “Original Merger”), at a price of $19.50 per share and on the other terms and subject to the conditions set forth in the Original Merger Agreement. See “Special Factors — Background of the Merger” for additional information.
Following and as a result of the Merger, the Company will become a privately held company, wholly-owned by Parent, which in turn will be owned by the following entities and individuals:
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  TPG;
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  The “Rollover Investors”, consisting of:
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  Ms. Lipson, the Benjamin Lipson Plafker Trust, the Daniel Lipson Plafker Trust, the Jonathan Lipson Plafker Trust and the Ariel Benjamin Lee Trust (Ms. Lipson and such trusts, collectively, the “RL Rollover Investors”); and
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  Fosun Industrial Co., Limited, a Hong Kong corporation (“Fosun”); and
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  The “Additional Rollover Stockholders”, if any, consisting of no more than 50 employees of the Company as agreed between Parent and the Company up to two business days before the special meeting. As of the date of this proxy statement, Parent and the Company have not determined the list of the employees who may become Additional Rollover Stockholders and no discussions with these Additional Rollover Stockholders have been initiated. However, the Buyer Consortium has advised the Company that it does not expect that the Additional Rollover Stockholders will contribute more than [__] shares of Company Stock to Parent (the “Rollover Cap”) or elect to have more than [__] outstanding stock options, shares of restricted stock and/or PRSUs assumed by Parent and converted into Parent awards at the effective time of the Merger. The Additional Rollover Stockholders will hold in the aggregate (including in respect of Co-Invest Awards) no more than 2.5% of the equity in Parent after the Merger.
The Special Meeting (Page 92)
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  Time, Place and Purpose.   The special meeting will be held at [__], Eastern Time, on [day of week], [__], 2014 at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY 10004. The purpose of the special meeting is to consider and vote upon (i) the proposal to adopt the Merger Agreement, (ii) the proposal to approve, on an advisory and non-binding basis, the compensation that may be paid or become payable to our named executive officers in connection with the Merger and (iii) the proposal to adjourn the special meeting, if necessary or appropriate in the opinion of a subcommittee of the Transaction Committee (as defined below) of our Board of Directors (the “Board of Directors”), to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.
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  What Vote is Required for Adoption of the Merger Agreement.   The adoption of the Merger Agreement requires (i) the affirmative vote of the holders of a majority of the voting power of the outstanding Company Stock, voting as a single class (the “Requisite Company Stockholder Approval”), and (ii) the affirmative vote of the holders of a majority of the voting power of the outstanding Company Stock not owned, directly or indirectly, by any Excluded Holder (as defined in the Merger Agreement), voting as a single class (the “Unaffiliated Company Stockholder Approval” and, together with the Requisite Company Stockholder Approval”, the “Company Stockholder Approvals”). “Excluded Holders” consist of (i) holders of shares of Class B Common Stock, (ii) Parent or Merger Sub, (iii) any officers or directors of the Company (other than the members of the Transaction Committee), (iv) the Rollover Investors, any Additional Rollover Stockholders and any other persons who have an equity interest in, or any right to acquire an equity interest in, Parent or Merger Sub, and (v) any affiliates or associates of any of the foregoing. The failure to vote, or an abstention from voting, on the proposal to adopt the Merger Agreement has the same effect as a vote against the adoption of the Merger Agreement. Subject to certain conditions, the Rollover Investors, Lawrence Pemble (“Mr. Pemble”) and Ms. Silverberg have agreed with Parent and TPG to vote, or cause to be voted, all of the shares of Company Stock they beneficially own in favor of the proposal to adopt the Merger Agreement, but such persons are Excluded Holders and their shares will not count with respect to the satisfaction of the Unaffiliated Company Stockholder Approval. See “Special Factors — Support Agreement” for additional information. As of [__], 2014, which is the record date for the special meeting, the Excluded Holders, as a group, beneficially owned (including stock options exercisable within 60 days) approximately [__]% of the shares of Common Stock and 100% of the shares of Class B Common Stock entitled to vote at the special meeting, for a combined voting percentage of [__]%, among which approximately [__]% of such shares of Common Stock, representing approximately [__]% of the voting power, are owned by the Additional Rollover Stockholders assuming the Rollover Cap will be contributed to Parent by the Additional Rollover Stockholders in exchange for limited partnership interests in Parent immediately prior to the effective time of the Merger.
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  What Vote is Required for Approval of the Proposal to Approve, on an Advisory and Non-binding Basis, Certain Merger-Related Executive Compensation Arrangements.   Approval of this proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding Company Stock present in person or represented by proxy at the special meeting and voting on the proposal, voting as a single class.

•
  What Vote is Required for Approval of the Proposal to Adjourn the Special Meeting.   If a quorum is present at the special meeting, then approval of this proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding Company Stock present in person or represented by proxy at the special meeting and voting on the proposal, voting as a single class. If a quorum is not present at the special meeting, the stockholders entitled to vote at the meeting who are present, in person or represented by proxy, may adjourn the meeting until a quorum is present.
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  Who Can Vote at the Meeting; Number of Votes per Share.   You can vote at the special meeting all of the shares of Company Stock you own of record as of [__], 2014, which is the record date for the special meeting. If you own shares that are registered in someone else’s name (for example, a broker), you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the special meeting. As of the close of business on the record date, there were [__] shares of Company Stock outstanding, including 1,162,500 shares of Class B Common Stock, held by approximately [__] holders of record. Each share of Class B Common Stock has six votes and each share of Common Stock has one vote. Shares of Class B Common Stock are, however, owned by Excluded Holders and will not count with respect to the satisfaction of the Unaffiliated Company Stockholder Approval.
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  What Constitutes a Quorum for the Special Meeting.   For any matter to be considered, the presence, in person or represented by proxy, of the holders of a majority of the voting power of Company Stock outstanding and entitled to vote as of the record date for the special meeting will constitute a quorum. Shares of Company Stock represented by proxies reflecting abstentions and properly executed broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum.
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  Procedure for Voting.   You can vote your shares by attending the special meeting and voting in person, by signing, dating and mailing the enclosed proxy card, or by submitting your proxy by telephone or the Internet. You can vote by telephone or the Internet by accessing the telephone number or website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or the Internet.
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  Revocation of Proxy.   You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise the Secretary of the Company in writing, or deliver a new proxy (by mail, telephone or the Internet) dated after the date of the proxy being revoked, before your Company Stock has been voted at the special meeting, or attend the meeting and vote your shares in person. Merely attending the special meeting will not constitute revocation of your proxy.
If your shares are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker. If you do not instruct your broker to vote your shares, it has the same effect as a vote against the adoption of the Merger Agreement. See “The Special Meeting — Voting; Proxies; Revocation” for additional information.
Conditions to the Merger (Page 112)
The respective obligations of each of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including, among others:
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  Adoption of the Merger Agreement by (i) the Requisite Company Stockholder Approval and (ii) the Unaffiliated Company Stockholder Approval.
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  Approval of the Merger by the People’s Republic of China (“PRC”) Ministry of Commerce (“MOFCOM”) described under the heading “Regulatory Approvals” in this Summary Term Sheet.
For a more detailed description of the conditions to the Merger, please see “The Merger Agreement — Conditions to the Merger”.

When the Merger Becomes Effective (Page 98)
We currently anticipate completing the Merger during the second half of 2014, subject to approval of the proposal to adopt the Merger Agreement by the Company’s stockholders as specified herein and the satisfaction of the other conditions to the Merger.
Reasons for the Merger; Recommendation of the Transaction Committee; Recommendation of the Board of Directors; Fairness of the Merger (Page 43)
A committee (the “Transaction Committee”) of the Board of Directors, consisting entirely of independent and disinterested directors of the Company, evaluated and negotiated the proposed Merger. Each of the Transaction Committee and the Board of Directors (acting upon the unanimous recommendation of the Transaction Committee and with the entire Board of Directors voting) has unanimously (i) determined that the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, is fair to, and in the best interests of, the Company and its unaffiliated stockholders and (ii) approved, and declared to be advisable, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement to be consummated by the Company. Accordingly, each of the Transaction Committee and the Board of Directors unanimously recommends that the stockholders of the Company vote “FOR” the proposal to adopt the Merger Agreement. For a description of the reasons considered by the Transaction Committee and the Board of Directors in deciding to recommend approval of the proposal to adopt the Merger Agreement, see “Special Factors — Reasons for the Merger; Recommendation of the Transaction Committee; Recommendation of the Board of Directors; Fairness of the Merger”.
Opinion of Financial Advisor to the Transaction Committee (Page 51 and Appendix B)
The Transaction Committee retained Morgan Stanley & Co. LLC (“Morgan Stanley”) to advise it in connection with a potential sale of the Company. On April 18, 2014, Morgan Stanley rendered its oral opinion, which opinion was subsequently confirmed on April 18, 2014 in writing, that, as of that date, based upon and subject to the assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley, as set forth in its written opinion, the $24.00 in cash per share to be received by the holders of shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders (other than the holders of the Excluded Shares). The term “Excluded Shares” means (i) shares of Common Stock and Class B Common Stock (w) held in treasury or owned by any subsidiary of the Company, (x) owned by Parent (including any shares contributed to Parent by the Rollover Investors or the Additional Rollover Stockholders, if any), Merger Sub or any other subsidiary of Parent, (y) as to which dissenters’ rights have been perfected (see “Rights of Appraisal”) or (z) held by affiliates of Parent, Merger Sub, the Rollover Investors or the Additional Rollover Stockholders, if any, and (ii) all other shares of Class B Common Stock.
The full text of Morgan Stanley’s written opinion, dated April 18, 2014, is attached as Appendix B to this proxy statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Stockholders are urged to, and should, read the entire opinion carefully and in its entirety. Morgan Stanley’s opinion was directed to, and for the information of, the Transaction Committee, and addressed as of the date of such opinion only the fairness, from a financial point of view, to the holders of shares of Common Stock (other than the holders of the Excluded Shares), of the $24.00 in cash per share to be received by such holders pursuant to the Merger Agreement. Morgan Stanley’s opinion does not address any other aspect of the transactions contemplated by the Merger Agreement and does not constitute a recommendation to stockholders of the Company as to how to vote at any stockholders meetings held with respect to the Merger or any other matter. The summary of the opinion of Morgan Stanley set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. For a further discussion of Morgan Stanley’s opinion, see “Special Factors — Opinion of Financial Advisor to the Transaction Committee” and Appendix B to this proxy statement.
Purposes and Reasons of the Company for the Merger (Page 64)
The Company’s purpose for engaging in the Merger is to enable its stockholders to receive $24.00 per share in cash without interest. The Merger Consideration represents an implied premium of approximately

40% over the closing market price per share on February 14, 2014, the last trading day before the announcement of the Original Merger, 45% over the volume weighted average trading price per share for the 30 calendar days that ended on February 14, 2014, and 129% over the closing price per share on December 26, 2012 (the date when the Transaction Committee was formed). The Company has determined to undertake the Merger at this time based on the analyses, determinations and conclusions of the Transaction Committee and the Board of Directors described in detail under “Special Factors — Reasons for the Merger; Recommendation of the Transaction Committee; Recommendation of the Board of Directors; Fairness of the Merger”. As discussed below under “Special Factors — Background of the Merger”, the Board of Directors formed the Transaction Committee following receipt of the Initial Proposal (as defined below) from TPG Asia (as defined below). The Transaction Committee was under no obligation to propose or recommend the sale of the Company or any other transaction to the Board of Directors. In determining to approve the Merger, the Transaction Committee and the Board of Directors considered, among other things, the business judgment of the members of the Transaction Committee, in light of all the factors considered by the Transaction Committee (including the arm’s length negotiations of the Merger Agreement (and, prior thereto, the Original Merger Agreement) and the “go shop” process under the Original Merger Agreement (including the arm’s length negotiations of the proposals submitted by Party A Bid Entity, as defined below)), that the Merger Consideration of $24.00 per share would result in a sale of the Company at the highest price per share of Company Stock that was reasonably attainable. See “Special Factors — Background of the Merger” and “Special Factors — Reasons for the Merger; Recommendation of the Transaction Committee; Recommendation of the Board of Directors; Fairness of the Merger”.
Purposes and Reasons of the Buyer Consortium for the Merger (Page 65)
For the Buyer Consortium, the primary purpose of the Merger is to benefit from any future earnings and growth of the Company after the Merger of Merger Sub with and into the Company, making the Company privately held and wholly-owned by Parent. The Buyer Consortium believes that structuring the transaction in such manner is preferable to other transaction structures because (i) it will enable Parent to directly acquire all of the outstanding shares of the Company at the same time, (ii) it will allow the Company to cease to be a publicly registered and reporting company, (iii) it represents an opportunity for the Company’s unaffiliated stockholders to immediately realize the value of their investment in the Company and (iv) it also allows the Rollover Investors and the Additional Rollover Stockholders to maintain all or a portion of their investment in the Company through their respective direct or indirect ownership in Parent.
Plans for the Company After the Merger (Page 66)
After the effective time of the Merger, the Company will cease to be a publicly traded company and will instead be a wholly-owned subsidiary of Parent. Other than as described in this proxy statement, there are no present plans or proposals by the Buyer Consortium that relate to or would result in an extraordinary corporate transaction involving the Company’s corporate structure, business, or management, such as a merger, reorganization, liquidation, relocation of any material operations, or sale or transfer of a material amount of assets. See “Special Factors — Plans for the Company After the Merger” for additional information.
Certain Effects of the Merger (Page 67)
If the conditions to the closing of the Merger are either satisfied or waived, Merger Sub will be merged with and into the Company with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Upon completion of the Merger, shares of Company Stock outstanding immediately prior to the effective time of the Merger (other than the Merger Consideration Excluded Shares) will be converted into the right to receive $24.00 per share in cash, without interest and net of any taxes required to be withheld therefrom, whereupon all such shares will be automatically canceled and will cease to exist, and the holders of such shares will cease to have any rights with respect thereto other than the right to receive the Merger Consideration. As a result of the Merger there will no longer be any publicly held shares of Company Stock.
Treatment of Company Stock Options, Company Restricted Shares and PRSU Awards (Page 99)
Company Stock Options.   The Merger Agreement provides that each outstanding stock option (other than Co-Invest Awards (as defined below)) that remains unexercised as of the completion of the Merger,

whether or not the option is vested and exercisable, will be canceled, and the holder of such stock option will be entitled to receive a cash payment, without interest and net of any taxes required to be withheld therefrom, equal to the product of:
•
  the number of shares of Company Stock subject to the option as of the effective time of the Merger, multiplied by
•
  the excess, if any, of $24.00 over the exercise price per share of Company Stock subject to such option.
If the amount of such product is zero, no payment will be made.
Company Restricted Shares and PRSU Awards.   The Merger Agreement provides that each outstanding restricted share of Company Stock (other than Co-Invest Awards) will be fully vested and free of any forfeiture restrictions upon the Merger and the shares represented thereby (net of any shares withheld to cover applicable withholding and excise taxes) will be converted into the right to receive, in cash, the Merger Consideration per share. The Merger Agreement also provides that performance restricted stock units (“PRSUs”) (other than Co-Invest Awards) that have been earned by attainment of specified performance measures but are still subject to time-vesting will be fully vested and free of any forfeiture restrictions upon the Merger, and that PRSUs (other than Co-Invest Awards) whose performance period has not been completed at the time of the Merger will vest at target performance levels upon the Merger. In each case the PRSU will be converted into the right to receive, in cash, the Merger Consideration per share.
Co-Invest Awards.   The Merger Agreement provides that Ms. Lipson, Ms. Silverberg, Mr. Pemble and any Additional Rollover Stockholder may, with the consent of Parent, elect to have a percentage of their outstanding stock options, restricted stock, and/or PRSUs assumed by Parent and converted into equivalent value Parent awards (each, a “Co-Invest Award”) at the effective time of the Merger rather than being cashed out in the Merger. The percentage of each applicable individual’s Co-Invest Award is set forth in a section of the Company’s confidential disclosure schedule to the Merger Agreement (as such schedule may be updated from time to time by Parent with the consent of the applicable individual). As of May 31, 2014, the Co-Invest Award percentage for Ms. Lipson was 80%, the Co-Invest Award percentage for each of Ms. Silverberg and Mr. Pemble was 0% and the Co-Invest Award percentage for any Additional Rollover Stockholders was up to 50%. The Co-Invest Awards will become fully vested upon the Merger unless the applicable individual and Parent agree otherwise, and will be subject to the same terms and conditions as were applicable to them immediately prior to the effective time of the Merger and such additional terms and conditions as may be agreed upon by the applicable individual and Parent.
Interests of the Company’s Directors and Executive Officers in the Merger (Page 78)
In considering the recommendations of the Transaction Committee and the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that the Company’s directors and executive officers have interests in the Merger that are different from, or in addition to, those of other stockholders of the Company generally. The primary differences are:
•
  Pursuant to the Support Agreement (as defined below), Ms. Lipson, who is Chief Executive Officer of the Company and a member of the Board of Directors, will be contributing 80% of all Company Stock owned by herself and the other RL Rollover Investors to Parent immediately prior to the effective time of the Merger in exchange for limited partnership interests in Parent, rather than having these shares converted in the Merger into the right to receive the Merger Consideration. The remaining 20% of all Company Stock owned by the RL Rollover Investors will be converted in the Merger into the right to receive the Merger Consideration.
•
  The term sheet attached as Exhibit B to the Support Agreement also contemplates, among other things, that after the effective time of the Merger, Ms. Lipson will serve as Chief Executive Officer of each of Parent and the surviving corporation and Ms. Lipson, Ms. Silverberg and Mr. Pemble will each be a director of Parent and a director of the surviving corporation.
•
  All unvested equity awards of our executive officers will become vested and cashed out in connection with the Merger, except that certain equity awards of certain executive officers (the Co-Invest Awards) will be converted into equity awards of Parent. The Co-Invest Awards will become fully vested upon the Merger unless the applicable individual and Parent agree otherwise.

•
  Under their employment agreements, our executive officers will receive severance payments and benefits in the event of their termination of employment, and are entitled to receive an excise tax gross-up in connection with the Merger.
•
  Our directors serving on the Transaction Committee have received compensation for service on such committee in the amount of $50,000 for 2013, paid to each of the Transaction Committee members on November 13, 2013, and $75,000 for 2014, paid to each of the Transaction Committee members on February 25, 2014. Such compensation is not contingent on the closing of the Merger.
•
  Our executive officers and directors have rights to indemnification and insurance for claims brought against them in connection with the Merger.
These interests are discussed in more detail under “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger”. The members of the Transaction Committee and the Board of Directors were aware of these interests in approving the Merger Agreement and the Merger.
Shares Held by Directors and Executive Officers (Page 124)
As of May 31, 2014, the directors and executive officers of the Company beneficially owned (including stock options exercisable within 60 days) approximately 9.4% of the shares of Common Stock and 100% of the shares of Class B Common Stock entitled to vote at the special meeting, for a combined voting percentage of 34.9%. Approximately 7.3% of such shares of Common Stock and 100% of such shares of Class B Common Stock, representing approximately 33.4% of the voting power, are owned by directors and executive officers of the Company who are Excluded Holders and will not count with respect to the satisfaction of the Unaffiliated Company Stockholder Approval. Each of our directors and executive officers has advised us that they plan to vote all of their shares in favor of the adoption of the Merger Agreement.
Financing for the Merger (Page 73)
The Merger is not conditioned upon the receipt of financing by Parent or Merger Sub. The Merger will be financed through cash contributed to Parent by TPG, a combination of cash and equity contributed to Parent by Fosun (in the case of such cash contribution by Fosun, subject to the approval of the stockholders (the “Fosun Stockholder Approval”) of Shanghai Fosun Pharmaceutical (Group) Co., Ltd., a corporation incorporated under the laws of China and the parent company of Fosun (“Fosun Parent”), absent which TPG will contribute to Parent the full amount of up to approximately $455,000,000 of cash required to fund the Merger) and equity contributed to Parent by the RL Rollover Investors. See “Special Factors — Financing for the Merger” for additional information.
Limited Guarantee (Page 75)
TPG has also provided a limited guarantee in favor of the Company pursuant to which, among other things, TPG has guaranteed certain payment obligations of Parent and Merger Sub under the Merger Agreement (subject to specified limitations). See “Special Factors — Limited Guarantee” for additional information.
Support Agreement (Page 75)
In connection with the execution of the Original Merger Agreement, the RL Rollover Investors, Ms. Silverberg, Mr. Pemble and Fosun entered into a support agreement, dated as of February 17, 2014, with Parent and TPG, which likewise applies to the Merger Agreement and which was supplemented in connection with the execution of the Merger Agreement by a letter agreement (the “Support Agreement Side Letter”), dated April 18, 2014 (as so supplemented, and as it may be amended and restated from time to time, the “Support Agreement”), pursuant to which the RL Rollover Investors, Ms. Silverberg, Mr. Pemble and Fosun agreed (in the case of Fosun, subject to the Fosun Stockholder Approval), among other things, to vote, or cause to be voted, their respective shares of Company Stock in favor of the adoption of the Merger Agreement (although such vote will not count with respect to the satisfaction of the Unaffiliated Company Stockholder Approval) and against any Alternative Proposals (as defined below) and to grant Parent a proxy to vote such shares; provided, however, that these stockholders are permitted to engage in discussions or negotiations with parties that make Alternative Proposals if, and only during such time as, the Company is permitted under the Merger Agreement to have discussions or negotiations with respect to such Alternative Proposal. The Support Agreement also provides for (i) TPG, Parent and the Rollover Investors to use their reasonable best efforts to negotiate and enter into a shareholders agreement effective as of the effective time of the Merger and (ii) the payment or reimbursement of certain expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby by the members of the Buyer Consortium, including reimbursement by the Company at or immediately following the closing of the Merger if the Merger is consummated. The Support Agreement will terminate upon the earliest to occur of (i) the effective time of the Merger, (ii) the date and time the Merger Agreement is terminated in accordance with its terms and provisions, and (iii) the effectiveness of a mutual written agreement of the parties thereto to terminate the Support Agreement. See “Special Factors — Support Agreement” for additional information.
Material U.S. Federal Income Tax Consequences of the Merger (Page 83)
The exchange of shares of Company Stock for cash pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. A “U.S. holder” who receives cash in exchange for shares of Company Stock in the Merger generally will recognize gain or loss equal to the difference, if any, between the cash received and the U.S. holder’s adjusted tax basis in the shares of Company Stock. Gain or loss will be determined separately for each block of shares of Company Stock (that is, shares acquired for the same cost in a single transaction). “Non-U.S. holders” generally will not be subject to U.S. federal taxation unless certain exceptions apply.
The U.S. federal income tax consequences described above will not apply to certain types of holders subject to special rules under the U.S. federal income tax laws. You are urged to consult your tax advisor with respect to the effect of the merger on your U.S. federal, state, local and non-U.S. tax consequences to you based on your particular circumstances.
Anticipated Accounting Treatment of the Merger (Page 86)
Chindex, as the surviving corporation in the Merger (the “surviving corporation”), will account for the Merger as a business combination using the acquisition method of accounting for financial accounting purposes, whereby the estimated purchase price will be allocated to the assets and liabilities of Chindex based on their fair values following FASB Accounting Standards Codification Topic 805, Business Combinations.
Regulatory Approvals (Page 85)
Pursuant to Article 21 of the PRC Anti-Monopoly Law of August 1, 2008, as amended (the “AML”), and the rules and regulations promulgated thereunder, a merger must be reported to MOFCOM for clearance if certain business turnover thresholds are met. As a result, the Company cannot complete the Merger until MOFCOM is notified of the Merger through the AML filing (the PRC merger control filing) and MOFCOM approves the Merger. The AML filing was initially submitted to MOFCOM on April 30, 2014 and MOFCOM accepted the filing and started its review on June 10, 2014.
Litigation (Page 86)
Three purported class action complaints were filed by putative stockholders of the Company in the Circuit Court of Montgomery County in Maryland against the Company, the Board of Directors, Fosun, Fosun Parent, TPG, Parent, and Merger Sub. The plaintiffs originally filed complaints challenging the Original Merger (the “Maryland Lawsuits”). The first, Yu v. Chindex International, Inc. et al. (Case No. 387506-V), was filed on February 21, 2014. The second, Haijun v. Chindex International Inc. et al. (Case No. 388374-V), was filed on March 13, 2014. The third, Pagano v. Chindex International, Inc. et al. (Case No. 389069-V), was filed on March 26, 2014. The plaintiffs in Yu and Haijun also moved to consolidate the two cases on March 19, 2014.
On April 23, 2014, the Company and the directors named in the Maryland Lawsuits other than Ms. Silverberg and Ms. Lipson, neither of whom has been served as of the date of this proxy statement,

moved to dismiss the Maryland Lawsuits (the “Original Motion to Dismiss”) based on the exclusive forum provision in the Company’s bylaws, which designates the Delaware Court of Chancery as the exclusive forum for certain types of claims including these claims; the doctrine of forum non conveniens; and lack of personal jurisdiction as to the directors. The Original Motion to Dismiss was docketed in the Yu action on April 23, 2014 and in the Haijun and Pagano actions on April 29, 2014.
On May 8, 2014, the plaintiffs in Yu, Haijun and Pagano filed three separate but identical amended complaints that address the proposed Merger (the “Amended Complaints”). The Amended Complaints assert on behalf of a purported class of Company stockholders a claim against the Board of Directors for alleged breaches of fiduciary duties in connection with the Merger. The Amended Complaints allege, among other things, that: the consideration that is to be paid to holders of Common Stock in the Merger remains inadequate, particularly when considering the Company’s present and future growth prospects and objectives; the “go shop” process was “illusory”; the directors of the Company improperly placed their interests ahead of the stockholders’ interests in approving the Merger; and Fosun, Fosun Parent, TPG, Parent and Merger Sub aided and abetted the alleged breaches of fiduciary duties by the Board of Directors. The Amended Complaints also allege that the Company’s bylaw provision naming Delaware as the exclusive forum for litigation is not enforceable and that Maryland has jurisdiction over all the corporate defendants and the Company’s officers and directors.
On May 14, 2014, the Yu and Haijun cases were consolidated into the Pagano case before Judge Michael D. Mason.
On May 16, 2014, the Company and the directors named in the Maryland Lawsuits other than Ms. Silverberg and Ms. Lipson moved to dismiss the Amended Complaints on the same procedural grounds set forth in the Original Motion to Dismiss.
On June 10, 2014, the plaintiffs amended their complaint (the “Second Amended Complaint”) to incorporate specific allegations of insufficient disclosures based on the preliminary proxy statement. The Second Amended Complaint includes, among other things, additional facts regarding the sales process and alleges that the Board of Directors breached their fiduciary duty of disclosure by failing to disclose material information regarding both the sales process and Morgan Stanley’s financial analysis.
The Maryland Lawsuits seek, among other things, to enjoin the consummation of the Merger, to direct the Board of Directors to obtain a transaction in the best interests of shareholders, to award compensatory damages, and to award the costs and disbursements of the Maryland Lawsuits, including attorneys’ and experts’ fees. In addition to the venue and jurisdiction based defenses asserted in their April 23, 2014 and May 16, 2014 motions to dismiss, the Company and the Board of Directors believe that the Second Amended Complaint is without merit and intend to defend the lawsuits vigorously.
Rights of Appraisal (Page 127 and Appendix C)
Under Delaware law, holders of Company Stock who do not vote in favor of the proposal to adopt the Merger Agreement, who properly demand appraisal of their shares of Company Stock and who otherwise comply with the requirements of Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) will be entitled to seek appraisal for, and obtain payment in cash for the judicially determined “fair value” (as defined pursuant to Section 262 of the DGCL) of, their shares of Company Stock in lieu of receiving the Merger Consideration if the Merger is completed, but only if they comply with all applicable requirements of Delaware law. This appraised value could be more than, the same as, or less than the Merger Consideration. Any holder of record of shares of Company Stock intending to exercise appraisal rights, among other things, must submit a written demand for appraisal to us prior to the vote on the proposal to adopt the Merger Agreement, must not vote in favor of the proposal to adopt the Merger Agreement, must continue to hold the shares through the effective time of the Merger and must otherwise comply with all of the procedures required by Section 262 of the DGCL. The relevant provisions of the DGCL are included as Appendix C to this proxy statement. You are encouraged to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to seek appraisal, stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to comply strictly with these provisions may result in loss of the right of appraisal.

No Solicitation of Alternative Proposals (Page 107)
The Merger Agreement prohibits us from soliciting, and imposes certain restrictions on our ability to engage in discussions or negotiations with a third party regarding, “Alternative Proposals” (see “The Merger Agreement — Other Covenants and Agreements — No Solicitation of Alternative Proposals” for definition) involving the Company. Notwithstanding these restrictions, under certain circumstances, the Company may (i) respond and engage in discussions and negotiations with respect to an unsolicited bona fide written Alternative Proposal and (ii) terminate the Merger Agreement and enter into a separate definitive agreement with respect to a Superior Proposal (in which case the Company will be required to pay a $14,623,500 termination fee to Parent). See “The Merger Agreement — Termination Fees” for additional information.
See “Special Factors — Background of the Merger — The Go Shop Process, the Merger and the Merger Agreement” for a discussion of the “go shop” process under the Original Merger Agreement.
Termination (Page 114)
The Company and Parent may terminate the Merger Agreement by mutual written consent at any time before the completion of the Merger. In addition, either the Company or Parent may terminate the Merger Agreement as follows:
•
  if any governmental entity has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is final and non-appealable, provided that the party seeking termination has used commercially reasonable efforts to challenge such order, decree, ruling or other action;
•
  under the circumstances permitting an End Date Termination (as defined in “The Merger Agreement — Termination”);
•
  if any statute, rule or regulation is adopted or issued which has the effect of permanently prohibiting the Merger; or
•
  under the circumstances permitting a No Approval Termination (as defined in “The Merger Agreement — Termination”).
Parent may also terminate the Merger Agreement as follows:
•
  under the circumstances permitting a Company Material Breach Termination (as defined in “The Merger Agreement — Termination”);
•
  under the circumstances permitting a Change in Recommendation Termination (as defined in “The Merger Agreement — Termination”); or
•
  under the circumstances permitting a Non-Solicitation Breach Termination (as defined in “The Merger Agreement — Termination”).
The Company may also terminate the Merger Agreement as follows:
•
  so long as it is not then in material breach of its obligations under the Merger Agreement, if (i) any of the representations or warranties of either of Parent or Merger Sub therein is or becomes untrue or inaccurate such that the closing condition with respect thereto becomes incapable of being satisfied, or (ii) there has been a breach on the part of either of Parent or Merger Sub of any of its covenants or agreements in the Merger Agreement such that the closing condition with respect thereto becomes incapable of being satisfied; provided that, in the case of clauses (i) or (ii) above, as applicable, (x) such breach cannot be cured by Parent or Merger Sub by the day prior to the End Date (as defined in “The Merger Agreement — Termination”) or (y) if capable of being cured, will not have commenced to have been cured (1) within 30 calendar days following receipt of written notice from the Company of such breach or (2) any shorter period of time that remains between the date the Company provides written notice of such breach and the day prior to the End Date;

•
  under the circumstances permitting a Superior Proposal Termination (as defined in “The Merger Agreement — Termination”);
•
  under the circumstances permitting a Parent Failure Termination (as defined in “The Merger Agreement — Termination”); or
•
  under the circumstances permitting a Support Agreement Termination (as defined in “The Merger Agreement — Termination”).
Termination Fees (Page 116)
The Company will be required to pay to Parent a termination fee equal to $14,623,500 in cash in the event of:
•
  a Superior Proposal Termination or a Change in Recommendation Termination;
•
  a Company Material Breach Termination or a Non-Solicitation Breach Termination (in either case only if (i) between April 18, 2014 and the date of such termination a bona fide Alternative Proposal was publicly made or publicly disclosed and (ii) such Alternative Proposal is pending at the time of such termination); or
•
  an End Date Termination or a No Approval Termination (in either case only if (i) between April 18, 2014 and the date of such termination a bona fide Alternative Proposal was publicly made or publicly disclosed and (ii) within 15 months after the date of such termination, the Company enters into a definitive agreement with respect to, recommends to its stockholders or the Company consummates, any Alternative Proposal);
provided, that for purposes of second and third bullet points above, the applicable percentages in the definition of Alternative Proposal will be 50% rather than 20%.
The Company has agreed to pay any termination fee to Parent (i) at or prior to the time of termination, in the case of such termination by the Company (other than in limited exceptions), (ii) as promptly as practicable (and in any event within two business days of receipt of Parent’s termination notice), in the case of such termination by Parent or (iii) (x) in an aggregate amount equal to 25% of $14,623,500 concurrently with the execution of the definitive agreement with respect to, or recommendation of, an Alternative Proposal and (y) in an aggregate amount equal to 75% of $14,623,500 concurrently with the consummation of the Alternative Proposal described in clause (ii) of the third bullet point under “Termination Fees” above, in each case subject to receipt of wire instructions from Parent.
Parent will be required to pay to the Company a termination fee equal to $30,834,000 in cash in the event of:
•
  a Parent Failure Termination; or
•
  a Support Agreement Termination.
Parent has agreed to pay any termination fee to the Company as promptly as practicable (and in any event within two business days of receipt of the Company’s termination notice).
In the event that the Company fails to pay its termination fee, or Parent fails to pay its termination fee, when due and in accordance with the requirements of the Merger Agreement (or TPG fails to pay Parent’s termination fee, when due and in accordance with the requirements of the Limited Guarantee (as defined in “The Merger Agreement — Limited Guarantee”)), and, in order to obtain the payment, the Company or Parent, as the case may be, commences a proceeding which results in a judgment against Parent (or against TPG) or the Company, as the case may be, for such payment, Parent or the Company, as the case may be, will reimburse the other party for all reasonable out-of-pocket costs and expenses actually incurred by such other party (including reasonable fees and expenses of counsel) in connection with such proceeding and the enforcement of the applicable section of the Merger Agreement.

Remedies (Page 116)
The parties to the Merger Agreement are each entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement in certain specified circumstances in addition to any other remedy to which such party is entitled at law or in equity.
Fees and Expenses (Page 86)
Whether or not the Merger is completed, in general, all fees and expenses incurred in connection with the Merger will be paid by the party incurring those fees and expenses, except as otherwise provided in the Merger Agreement and the Support Agreement.
Delisting and Deregistration of Company Stock (Page 111)
As a result of the Merger, there will no longer be any publicly held shares of Company Stock. Prior to the closing, the Company has agreed to cooperate with Parent in a commercially reasonable manner with respect to delisting Company Stock from NASDAQ and terminating the Company’s registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the effective time of the Merger. As a result of such deregistration, the Company will no longer be required to file reports with the Securities and Exchange Commission (“SEC”) or otherwise be subject to the United States federal securities laws applicable to public companies.
Where You Can Find Additional Information (Page 144)
You can find additional information about the Company in the annual, quarterly and current reports, proxy statements and other information we file with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the SEC’s public reference room and at the Internet website maintained by the SEC at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed Merger. These questions and answers may not address all questions that may be important to you as a stockholder of Chindex International, Inc. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.
Q:
  What is the proposed transaction?
A:
  The proposed transaction is the acquisition of the Company by Parent pursuant to the Merger Agreement. Parent is indirectly owned by TPG as of the date of this proxy statement, and, immediately prior to the effective time of the Merger, each of the Rollover Investors and each of the Additional Rollover Stockholders, if any, will contribute shares of Company Stock to Parent in exchange for limited partnership interests in Parent. If the Merger Agreement is adopted by the Company’s stockholders and the other closing conditions under the Merger Agreement are satisfied or waived, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent.
Q:
  What will I receive in the Merger?
A:
  If the Merger is completed, you will be entitled to receive $24.00 in cash, without interest and net of any taxes required to be withheld therefrom (see “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger” for additional information), for each share of Company Stock that you own immediately prior to the Merger, unless you properly exercise, and do not withdraw or lose, your appraisal rights under Section 262 of the DGCL. For example, if you own 100 shares of Company Stock, you will receive $2,400 in cash for your Company shares (less any taxes required to be withheld therefrom). You will not own any shares in the surviving corporation.
Q:
  Where and when is the special meeting?
A:
  The special meeting will be held at [__], Eastern Time, on [day of week], [__], 2014 at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY 10004.
Q:
  Who is entitled to vote at the special meeting?
A:
  You may vote at the special meeting if you owned Company Stock as of the close of business on [__], 2014, the record date of the special meeting. As of the record date, there were [__] shares of Company Stock, including 1,162,500 shares of Class B Common Stock, outstanding and entitled to vote at the special meeting.
Q:
  How many votes does each share of Company Stock have?
A:
  Each share of Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to six votes.
Q:
  What vote of our stockholders is required to adopt the Merger Agreement?
A:
  For us to complete the Merger, we require a vote “FOR” the adoption of the Merger Agreement by (i) the affirmative vote of the holders of a majority of the voting power of the outstanding Company Stock, voting as a single class, and (ii) the affirmative vote of the holders of a majority of the voting power of the outstanding Company Stock not owned, directly or indirectly, by any Excluded Holder, voting as a single class. The failure to vote, or an abstention from voting, on the proposal to adopt the Merger Agreement has the same effect as a vote against the adoption of the Merger Agreement. Subject to certain conditions, the Rollover Investors, Mr. Pemble and Ms. Silverberg have agreed with Parent and TPG to vote, or cause to be voted, all of the shares of Company Stock they beneficially own in favor of the proposal to adopt the Merger Agreement, but such persons are Excluded Holders and their shares will not count with respect to the satisfaction of the vote described in clause (ii) above.

Q:
  How do the Transaction Committee and the Board of Directors recommend that I vote on the proposal to adopt the Merger Agreement?
A:
  Each of the Transaction Committee and the Board of Directors (acting upon the unanimous recommendation of the Transaction Committee and with the entire Board of Directors voting) unanimously recommends that our stockholders vote “FOR” the adoption of the Merger Agreement. You should read “Special Factors — Reasons for the Merger; Recommendation of the Transaction Committee; Recommendation of the Board of Directors; Fairness of the Merger” for a discussion of the factors that the Transaction Committee and the Board of Directors considered in deciding to recommend the adoption of the Merger Agreement.
Q:
  Why am I being asked to vote on a proposal to approve, on an advisory and non-binding basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger?
A:
  Under SEC rules, we are required to seek an advisory vote with respect to the compensation that may be paid or become payable to our named executive officers in connection with the Merger that is based on or otherwise relates to the Merger. The vote on this proposal is not binding on the Company.
Q:
  What vote of our stockholders is required to approve, on an advisory and non-binding basis, the proposal regarding the compensation that may be paid or become payable to our named executive officers in connection with the Merger?
A:
  Approval of this proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding Company Stock present in person or represented by proxy at the special meeting and voting on the proposal, voting as a single class. As noted above, the vote on this proposal is not binding on the Company. The outcome of the vote on this proposal will have no effect on the completion of the Merger and will not affect the payment of Merger-related compensation to our named executive officers, which is based on existing contractual arrangements with those officers.
Q:
  How does the Board of Directors recommend that I vote on the proposal regarding certain Merger-related executive compensation arrangements?
A:
  The Board of Directors unanimously recommends that our stockholders vote “FOR” the proposal to approve, on an advisory and non-binding basis, the compensation that may be paid or become payable to our named executive officers in connection with the Merger.
Q:
  What vote of our stockholders is required to approve the proposal regarding adjournment of the special meeting, if necessary or appropriate in the opinion of a subcommittee of the Transaction Committee, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement?
A:
  If a quorum is present at the special meeting, then approval of this proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding Company Stock present in person or represented by proxy at the special meeting and voting on the proposal, voting as a single class. If a quorum is not present at the special meeting, the stockholders entitled to vote at the meeting who are present, in person or represented by proxy, may adjourn the meeting until a quorum is present.
Q:
  What constitutes a quorum for the special meeting?
A:
  In order for any matter to be considered at the special meeting, there must be a quorum present. The presence, in person or represented by proxy, of the holders of a majority of the voting power of Company Stock outstanding and entitled to vote as of the record date for the meeting will constitute a quorum. Shares of Company Stock represented by proxies reflecting abstentions and properly executed broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum. If a quorum is not present, the stockholders entitled to vote at the meeting who are present, in person or represented by proxy, may adjourn the meeting until a quorum is present.

Q:
  How does the Board of Directors recommend that I vote on the proposal regarding adjournment of the special meeting?
A:
  The Board of Directors unanimously recommends that our stockholders vote “FOR” the proposal to adjourn the special meeting, if necessary or appropriate in the opinion of a subcommittee of the Transaction Committee, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement.
Q:
  Am I entitled to exercise appraisal rights instead of receiving the Merger Consideration for my shares of Company Stock?
A:
  Stockholders who do not vote in favor of the proposal to adopt the Merger Agreement are entitled to statutory appraisal rights under Delaware law in connection with the Merger. This means that if you comply with the requirements of Section 262 of the DGCL, you are entitled to have the “fair value” (as defined pursuant to Section 262 of the DGCL) of your shares of Company Stock determined by the Court of Chancery of the State of Delaware and to receive payment based on that valuation instead of receiving the Merger Consideration. The ultimate amount you would receive in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the Merger Agreement. To exercise your appraisal rights, you must comply with the requirements of the DGCL. Any holder of record of shares of Company Stock intending to exercise appraisal rights, among other things, must submit a written demand for appraisal to us prior to the vote on the proposal to adopt the Merger Agreement, must not vote in favor of the proposal to adopt the Merger Agreement, must continue to hold the shares through the effective time of the Merger and must otherwise comply with all of the procedures required by Section 262 of the DGCL. See “Rights of Appraisal” and the text of the Delaware appraisal rights statute, Section 262 of the DGCL, which is reproduced in its entirety as Appendix C to this proxy statement.
Q:
  What do I need to do now?
A:
  We urge you to read this proxy statement carefully, including its appendices, and to consider how the Merger affects you. If you are a stockholder of record, then you can ensure that your shares are voted at the special meeting by submitting your proxy via the mail, by marking, signing, dating and mailing each proxy card and returning it in the envelope provided, or by submitting your proxy by telephone or the Internet. You can vote by telephone or the Internet by accessing the telephone number or website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or the Internet.
Q:
  If my shares are held in “street name” by my broker, bank or other nominee will my broker, bank or other nominee vote my shares for me?
A:
  Yes, but only if you provide instructions to your broker, bank or other nominee on how to vote. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted on the proposals, which will have the same effect as a vote against the proposal to adopt the Merger Agreement, but will not affect the proposal to approve, on an advisory basis, the Merger-related compensation or the proposal to adjourn the special meeting, if necessary or appropriate in the opinion of a subcommittee of the Transaction Committee, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement.
Q:
  How do I revoke or change my vote?
A:
  You can change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by notifying the Secretary of the Company in writing or by submitting a new proxy by mail, or by telephone or the Internet, in each case, dated after the date of the proxy being revoked. In addition, your proxy may be revoked by attending the special meeting and voting in person. However, simply attending the special meeting will not revoke your proxy. If you have instructed a broker, bank or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to change your vote.

Q:
  What does it mean if I get more than one proxy card?
A:
  If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Please complete and return all of the proxy cards you receive, or submit your proxy for each card you receive by telephone or the Internet, to ensure that all of your shares are voted.
Q:
  Who may attend the special meeting?
A:
  All stockholders of record at the close of business on [__], 2014, the record date, or their duly appointed proxies, may attend the special meeting. Please be prepared to present valid photo identification for admission to the special meeting.
If you hold shares of Company Stock in “street name” (that is, in a brokerage account or through a bank or other nominee) and you plan to vote in person at the special meeting, you will need to bring a valid photo identification and a copy of a statement reflecting your share ownership as of the record date, in addition to a legal proxy from your broker or nominee.
Stockholders of record will be verified against an official list available in the registration area at the meeting. We reserve the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date.
Q:
  When do you expect the Merger to be completed?
A:
  The completion of the Merger is subject to receipt of stockholder approval of the proposal to adopt the Merger Agreement and satisfaction of the other closing conditions under the Merger Agreement. See “The Merger Agreement — Conditions to the Merger” for additional information. We currently anticipate completing the Merger during the second half of 2014, subject to approval of the proposal to adopt the Merger Agreement by the Company’s stockholders as specified herein and the satisfaction of the other conditions to the Merger.
Q:
  Should I send in my stock certificates now?
A:
  No. If the Merger Agreement is approved by stockholders and the other conditions to the Merger are satisfied, shortly after the Merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to the Paying Agent (as defined in “The Merger Agreement — Payment for Company Stock in the Merger”) in order to receive your per share Merger Consideration. You should use the letter of transmittal to exchange stock certificates for the per share Merger Consideration to which you are entitled as a result of the Merger. DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.
Q:
  Who can help answer my other questions?
A:
  If you have more questions about the Merger, need assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, you should contact the Secretary of the Company, telephone: (301) 215-7777, or MacKenzie Partners, Inc., who is assisting us in connection with the special meeting, at (800) 322-2885. If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

SPECIAL FACTORS
Background of the Merger
Prior to the activities described in this section relating to the background of the Original Merger and the Merger, the Board of Directors had never actively considered any particular sale of the Company nor approved a proposal to explore strategic alternatives available to the Company. From time to time, the Board of Directors had considered various health care operations expansion plans, usually consisting of specific proposals for new facilities or adjuncts to existing facilities to be developed, constructed, staffed, equipped and eventually opened. These projects were typically proposed to further penetrate or expand services to existing markets or to enter new markets, in all cases in sizable urban markets in China, and the Board of Directors’ consideration thereof took into account, among other things, the availability and timing of financing for the capital expenditures and other costs to be incurred with these projects.
In the course of the consideration and progress of expansion projects, the Board of Directors was keenly aware of the limited availability of financing for such projects. The Board of Directors had explored possibilities for such financing from time to time and was aware of the consequent limitations on the ability of the Company to pursue, as well as the Company’s need for additional financing to support certain expansion plans viewed as important to the growth and performance of the Company. In particular, the Company’s Chief Executive Officer, Roberta Lipson, over many years had devoted significant time and attention to identifying opportune markets, communities, sites and facilities for such projects, some of which were abandoned or postponed due to financing uncertainty.
While the Board of Directors continued to discuss the limitations on growth opportunities due to inadequate financing, Ms. Lipson was from time to time approached by various investment firms and banks with possible financing and other corporate and strategic opportunities. In July 2011, Ms. Lipson was first approached by representatives of TPG Asia, Inc. (together with its affiliates, “TPG Asia”) regarding the possibility, on a highly preliminary basis, of discussing a potential financing for the Company’s operations, but in an undefined form. There was sporadic contact between TPG Asia and Ms. Lipson for more than a year after such initial discussion, but during none of such contacts did any discussions proceed beyond general preliminary conversations regarding the Company and its industry and business and no formal transaction proposal was ever made or discussed. In November and early December of 2012, TPG Asia’s oral expressions of interest became more concrete and Ms. Lipson concluded that TPG Asia had demonstrated a serious desire to consider a potential change of control transaction involving the Company and appeared willing to invest the resources to explore a transaction that would deliver value to the Company’s stockholders. On or about December 14, 2012, Ms. Lipson notified Kenneth A. Nilsson, the Chairman of the Board of Directors, of TPG Asia’s potential interest and at about that same time notified TPG Asia that any further expressions of interest should be directed solely to, and taken up solely with, the Board of Directors. During the period from December 14, 2012 until December 24, 2012, Ms. Lipson conveyed informal messages to TPG Asia on behalf of the Board of Directors that the Company was not for sale and that the Board of Directors would not consider any proposal from TPG Asia unless such proposal was set forth with particularity in writing, including pricing. Prior to the submission by TPG Asia of its initial proposal on December 24, 2012, none of the discussions between TPG Asia and Ms. Lipson included any pricing terms for any transaction and, prior to the execution of the confidentiality agreement between the Company and an affiliate of TPG Asia on March 18, 2013, TPG Asia did not receive any material non-public information regarding the Company.
On the morning of December 24, 2012, Ms. Lipson distributed to the other members of the Board of Directors a letter from TPG Asia dated that date and addressed to the Board of Directors (the “Initial Proposal”). The Initial Proposal expressed TPG Asia’s interest in exploring the potential acquisition of the Company and proposed a price per share in the transaction in the range of $14.00 – $15.00 in cash based on publicly available information about the Company. TPG Asia’s preliminary, non-binding indication of interest was conditioned on, among other things, (i) an opportunity to conduct due diligence and (ii) the support and participation in the transaction by Ms. Lipson, Elyse Beth Silverberg (the Company’s Executive Vice President and Secretary), and Lawrence Pemble (the Company’s Chief Operating Officer and Treasurer) (Ms. Lipson, Ms. Silverberg and Mr. Pemble are collectively referred to herein as the “Management Stockholders”) and Fosun. The Initial Proposal requested permission for TPG Asia to conduct such due diligence and to enter into discussions with the Management Stockholders and with

Fosun, subject to the execution of an acceptable confidentiality agreement. The Initial Proposal noted that the proposed price range therein represented a premium of 33.5% to 43% over the closing price of a share of Common Stock on December 21, 2012 (the last trading day before the date of the Initial Proposal).
In response to the receipt of the Initial Proposal, on December 24, 2012, the four non-management members of the Board of Directors (Mr. Nilsson, Holli Harris, Carol R. Kaufman and Julius Y. Oestreicher) (the “Independent Directors”) communicated among themselves and determined to meet informally by telephone the next day to discuss preliminary considerations. It was noted that a formal meeting of the Board of Directors was already scheduled to take place on December 26, 2012 to consider unrelated matters. At the informal telephonic meeting, after consultation with a representative of Hughes Hubbard & Reed LLP (“Hughes Hubbard”), which law firm had frequently advised the Board of Directors in the past, it was generally agreed that at the scheduled meeting the next day the Board of Directors should be asked to consider the formation of a committee consisting of the Independent Directors to consider what to do in response to the Initial Proposal.
On December 26, 2012, the Board of Directors met as previously scheduled. A representative of Hughes Hubbard was invited by the Independent Directors to join the meeting. At the meeting, the Board of Directors, by the unanimous vote of the directors other than Ms. Lipson (who did not attend the meeting), approved the formation of the Transaction Committee comprised of the Independent Directors and delegated to the Transaction Committee the exclusive power and authority of the Board of Directors, among other things, (i) to review and evaluate and determine whether or not to proceed with (or whether or not to recommend to the entire Board of Directors that the Board of Directors proceed with) any potential strategic alternative transactions that might arise (including the Initial Proposal) and (ii) if the Transaction Committee deemed appropriate or advisable, to engage in (and authorize any officer, employee or agent of the Company or any advisor to the Transaction Committee to engage in) discussions or negotiations with respect to the terms and conditions of any such strategic alternative transaction (including the Initial Proposal). Among other authorizations, the Board of Directors authorized the Transaction Committee to retain independent financial, legal and other advisors to assist it in the discharge of its responsibilities. The Board of Directors resolved not to approve, or recommend to the stockholders of the Company that they approve, any strategic alternative transaction unless and until the terms and conditions of such strategic alternative transaction were first recommended to the Board of Directors by the Transaction Committee.
The members of the Transaction Committee then commenced the organization of procedural steps, including scheduling an in-person meeting of the Transaction Committee for December 28, 2012 at the New York City offices of Hughes Hubbard. In the interim, the Transaction Committee arranged for the presentations at such meeting by four internationally-recognized prospective financial advisors for possible engagement.
On December 28, 2012, at the initial meeting of the Transaction Committee, the Transaction Committee engaged Hughes Hubbard as its counsel and Potter Anderson & Corroon LLP (“Potter Anderson”) as its Delaware counsel. Before the meeting, Hughes Hubbard contacted Potter Anderson, a Delaware law firm with considerable experience serving as legal advisor in going private transactions involving Delaware corporations. The Transaction Committee selected Hughes Hubbard and Potter Anderson based on their qualifications, reputation and experience. The Transaction Committee also noted that Potter Anderson had not previously acted as legal counsel to the Company. The Transaction Committee was aware that Hughes Hubbard regularly advised the Board of Directors and the Company on United States legal matters and therefore had extensive knowledge of the Company’s business. Based upon the experience of the members of the Transaction Committee in working with Hughes Hubbard, the Transaction Committee concluded that Hughes Hubbard was well qualified to independently and effectively represent the Transaction Committee despite its representation of the Company in other matters. At the meeting, representatives of Hughes Hubbard made a presentation to the Transaction Committee as to preliminary matters, including the directors’ fiduciary duties under Delaware law and verification of the independence and disinterestedness of each member of the Transaction Committee. At the meeting, the Transaction Committee also met and interviewed representatives of, and reviewed written presentations from, the four prospective financial advisors referred to above, including Morgan Stanley, which had previously signed applicable confidentiality agreements. At its interview, Morgan Stanley advised the Transaction Committee it had done significant business with TPG and entities related to TPG. Following the interviews, the Transaction Committee discussed with Hughes Hubbard preliminary reviews of each of the presentations, including a consideration of any actual or potential conflicts of interest of the candidates and their personnel and a discussion of the proposed compensation arrangements. On December 29 and 30, 2012, Hughes Hubbard received draft engagement letters from each of the four candidate firms containing their latest proposed terms. Hughes Hubbard also continued negotiations with those firms in accordance with the Transaction Committee’s instructions.
At the December 28, 2012 meeting, the Hughes Hubbard representatives discussed with the Transaction Committee, among other things, process considerations including, if the Transaction Committee were to determine to consider a potential transaction, certain terms of a merger agreement that would be designed to facilitate the Transaction Committee’s and the Board of Directors’ ability to accept a superior bid (in the event that a merger agreement with TPG Asia were to be entered into), including a “go shop” provision enabling the Company to actively solicit and encourage alternative proposals subsequent to entering into a merger agreement (if any), with a lower termination fee applicable to the “go shop” period as opposed to the subsequent “no shop” period. In light of the structure of the transaction being proposed by TPG Asia, Hughes Hubbard also discussed with the Transaction Committee a “majority of the minority” voting or tender provision that, in the event of a transaction, would exclude the Management Stockholders’ and Fosun’s shares (among others) from any stockholder approval or minimum tender condition required in any merger agreement.
On December 30, 2012, the Transaction Committee met with representatives of Hughes Hubbard to discuss the financial advisor engagement process and other matters. At the meeting, the Transaction Committee reviewed with Hughes Hubbard the various proposals from and discussions with the candidate firms and discussed the respective terms of such proposals. Following discussion, although indicating a preference for Morgan Stanley, the Transaction Committee determined to continue the process with all four candidate firms. Hughes Hubbard was instructed to continue negotiations regarding the terms of engagement with the prospective financial advisors in accordance with specified parameters and to report informally as to progress.
At the December 30, 2012 Transaction Committee meeting, the Transaction Committee also evaluated and determined the disinterested status of each of its members. Prior to such meeting, Mr. Nilsson had disclosed to the other members of the Transaction Committee that his son was then employed by an affiliate of TPG Asia, but in a capacity unrelated to the potential transaction and, furthermore, that the affiliate would not have an economic interest in the potential transaction, that such affiliate and his son would not at any time be involved in the potential transaction and that his son’s compensation would not be affected by TPG Asia’s investment in the Company. At the request of the Transaction Committee, Potter Anderson had communicated separately with each of Mr. Nilsson and his son regarding such relationship prior to the December 30, 2012 Transaction Committee meeting and Hughes Hubbard reported the results of such communication to the Transaction Committee at such meeting. The other members of the Transaction Committee then determined that the relationship was immaterial to Mr. Nilsson’s disinterested status and (with Mr. Nilsson abstaining) appointed Mr. Nilsson as its Chair, based on, among other things, his experience with merger and acquisition transactions.
At a separate meeting held on December 30, 2012, the Audit Committee of the Board of Directors considered a formal proposal to finance a proposed expansion project for the Company through equity financing to be provided by Fosun generally under the terms and conditions, other than pricing, set forth in the Stock Purchase Agreement, dated as of June 14, 2010 (the “Fosun SPA”), by and among the Company, Fosun and Fosun Parent. (The Fosun SPA was terminated by the Board of Directors on April 10, 2014, as described below in this section under “The Go Shop Process, the Merger and the Merger Agreement”.) The expansion project would have consisted of the development and construction of a new hospital in Qingdao and would have required significant capital expenditures not then otherwise available to the Company. After exploring numerous financing possibilities, management, in light of the apparent absence of other financing options, had negotiated with Fosun the proposed financing, which would have included the sale of Common Stock to Fosun for cash at a price of $13.60 per share. The most recent closing price of the Common Stock as of the meeting was $10.43 per share and the shares would have been sold to Fosun as restricted shares subject to the terms of the Stockholder Agreement dated as of June 14, 2010 by and among the Company, Fosun and Fosun Parent. At the meeting, the Audit Committee unanimously decided not to pursue the proposed financing with Fosun and the Qingdao project was shelved at that time.

From December 31, 2012 through January 2, 2013, Hughes Hubbard continued negotiations on behalf of the Transaction Committee with each of the four candidate firms under consideration as the Transaction Committee’s financial advisor. At meetings of the Transaction Committee held on January 2 and 3, 2013, Hughes Hubbard reported to the Transaction Committee on the terms of the latest drafts of the engagement and indemnification letters from Morgan Stanley, on which the Transaction Committee had focused as the leading candidate. Hughes Hubbard was instructed to continue negotiations with Morgan Stanley within specified parameters and, in the event all remaining issues could be resolved within such parameters, to distribute the final documentation to the Transaction Committee for consideration and potential approval by unanimous written consent.
By unanimous written consent effected on January 7, 2013, the Transaction Committee approved the engagement of Morgan Stanley as the Transaction Committee’s financial advisor. Among the factors considered were Morgan Stanley’s reputation, its experience and knowledge of the Company’s operations in China and a commitment that senior and experienced professionals would actively manage the firm’s work and directly advise the Transaction Committee. In the engagement agreement with Morgan Stanley, which was executed that same day, Morgan Stanley agreed, among other things, that during the period of its engagement neither it nor any of its affiliates would provide financial advisory or financing services to any entity or person (other than the Transaction Committee) in connection with a potential sale of the Company. Also that same day, following Morgan Stanley’s engagement, an introductory telephone call took place among representatives of Morgan Stanley, Mr. Pemble and Robert Low (the Company’s Chief Financial Officer), with the participation of Hughes Hubbard, to organize and initiate preliminary work.
On January 29, 2013, the Transaction Committee convened a meeting with representatives of Hughes Hubbard and representatives of Morgan Stanley. The Morgan Stanley representatives generally discussed Morgan Stanley’s work to date as well as process considerations. Morgan Stanley reviewed with the Transaction Committee the five year projections prepared by the Company’s management in the ordinary course of business and delivered to the Transaction Committee. These projections were subsequently revised and/or updated by management from time to time in the ordinary course of business (except for the March 2013 update referred to below) as described below and in “Special Factors — Projected Financial Information — Management Base Plan”. Following discussion, the Transaction Committee determined that Morgan Stanley should advise TPG Asia on behalf of the Transaction Committee that the Initial Proposal was not sufficient to qualify for further consideration and Morgan Stanley should further advise TPG Asia that due diligence would not be permitted at the current price. The Transaction Committee determined, however, that Morgan Stanley should advise TPG Asia on behalf of the Transaction Committee that the Transaction Committee would be willing to provide TPG Asia an opportunity to submit a better proposal. To encourage TPG Asia to increase its bid, the Transaction Committee would allow TPG Asia to review limited non-public information, including the then most recent update of the five year projections prepared by the Company’s management (see “Special Factors — Projected Financial Information — Management Base Plan”), provided that TPG Asia first entered into a confidentiality agreement with the Company. TPG Asia would also have the opportunity to meet with the Company’s management (with representatives of Morgan Stanley in attendance) solely to discuss the diligence materials to be provided and the Company’s business.
On February 2, 2013, Morgan Stanley contacted TPG Asia by telephone and advised them of the Transaction Committee’s position.
Similarly, on February 2, 2013, Mr. Nilsson and Ms. Kaufman, in their capacities as members of the Transaction Committee, spoke by telephone with Ms. Lipson and advised her of the Transaction Committee’s determination that:
•
  the price range of $14.00 – $15.00 per share set forth in the Initial Proposal was significantly inadequate,
•
  since there was only historical and no projected financial information publicly available from the Company, the Transaction Committee was willing to authorize the sharing of certain financial projections prepared by the Company’s management in order to allow TPG Asia to revise its proposal,

•
  management would be required to work with the Transaction Committee’s advisors to assemble the information to be delivered to TPG Asia at this time (assuming that TPG Asia first entered into an acceptable confidentiality agreement),
•
  TPG Asia would be permitted to meet with management for one day to discuss the Company’s business and such projections, and
•
  no other discussions with TPG Asia or Fosun or anyone else about any potential transaction was permitted unless directed by the Transaction Committee.
From late January 2013 through the public release of the Company’s earnings on March 14. 2013, the Company’s management focused on its year-end financial and other work. During this period, management also worked to generate the due diligence information that would be provided to TPG Asia in accordance with the Transaction Committee’s instructions (assuming that TPG Asia first entered into an acceptable confidentiality agreement) and the Transaction Committee kept TPG Asia advised as to the status and timing of the Company’s preparation to be able to commence due diligence.
On March 6, 2013, after being advised by the Company that the requested due diligence materials were available, at the request of the Transaction Committee, Morgan Stanley contacted TPG Asia to inform it that the due diligence information had been gathered, thus allowing the due diligence process to proceed in accordance with the Transaction Committee’s prior instructions, including the prior execution of a confidentiality agreement.
Beginning on March 7, 2013, Hughes Hubbard and Cleary Gottlieb Steen & Hamilton LLP (“Cleary Gottlieb”), counsel to TPG Asia, negotiated the terms of a confidentiality agreement between the Company and an affiliate of TPG Asia, which was executed and delivered on March 18, 2013 (the “TPG NDA”).
Promptly after the execution of the TPG NDA on March 18, 2013, Morgan Stanley delivered by email to a representative of TPG Asia the due diligence materials referred to therein as the “Information Package”, including the five year projection set as updated by the Company’s management in March 2013 (see “Special Factors — Projected Financial Information — Management Base Plan”) and certain supporting materials. The March update had been prepared at the request of the Transaction Committee to reflect management’s latest views at that time, including actual results for 2012 and a refined view on the roll-forward impact of the 2013 business on the future projection years.
On March 23, 2013, TPG Asia delivered to Morgan Stanley a list of questions following up on the Information Package, including questions for management in connection therewith at the one day scheduled meeting with management to be held on April 2, 2013, as authorized by the Transaction Committee.
On April 1, 2013, prior to TPG Asia’s meeting with management, the Transaction Committee met by telephone and was updated by Hughes Hubbard as to the status of TPG Asia’s limited due diligence, including the one day session to be held with management, all as described above. After the due diligence session with management, TPG Asia advised Morgan Stanley that it would return with its proposal shortly.
On April 25, 2013, TPG Asia submitted to the Transaction Committee its second preliminary, non-binding indication of interest (the “Second Proposal”), pursuant to which it proposed to acquire the Company at a cash price of $16.50 per share of Company Stock (other than shares owned by the Management Stockholders and Fosun to be rolled over in the transaction). Among other things, the Second Proposal was expressly subject to: (i) completion of confirmatory due diligence to TPG Asia’s satisfaction and (ii) the support and participation in the transaction by the Management Stockholders and Fosun, but was expressly not subject to a financing condition. The Second Proposal also (i) stated that TPG Asia would be willing to accept a customary “go shop” provision in definitive documentation for a transaction and (ii) requested an exclusive negotiation period of 30 days.
On May 1, 2013, the Transaction Committee met by telephone with representatives of Hughes Hubbard and Morgan Stanley, and, on May 6, 2013, the Transaction Committee again met by telephone with representatives of Hughes Hubbard, to consider and discuss the Second Proposal. At the meeting on May 1, 2013, representatives of Hughes Hubbard also discussed certain legal matters, including the directors’ fiduciary duties under Delaware law, and Morgan Stanley also discussed the status of the business diligence process including the management projections and certain other information provided by management of the Company to TPG Asia. At the meeting on May 6, 2013, after further discussion with Hughes Hubbard, the Transaction Committee determined that Morgan Stanley should inform TPG Asia on behalf of the Transaction Committee that the price set forth in the Second Proposal did not capture the Transaction Committee’s belief regarding the prospects of the Company and that, in order for the Transaction Committee to engage in further discussions, TPG Asia needed to improve its price. The Transaction Committee instructed Hughes Hubbard to ask Morgan Stanley to inform TPG Asia of the Transaction Committee’s determination and that, in conveying the Transaction Committee’s disappointment to TPG Asia, Morgan Stanley should generally indicate to TPG Asia that the next bid from TPG Asia should “have a 2 in front of it” before further due diligence and process would be considered by the Transaction Committee (with the caveat that such guidance would not mean that the Transaction Committee supported the sale of the Company or would be willing to recommend such a price to the Board of Directors, but would merely provide an indication of what the Transaction Committee felt was a necessary step in order for discussions with TPG Asia to continue as the Transaction Committee explored the Company’s options).
On May 6, 2013, Morgan Stanley communicated the Transaction Committee’s instructions to TPG Asia.
On May 8, 2013, the Company released its financial results for the first quarter of 2013. Actual revenue was approximately 3% below the budget provided by management and EBITDA was approximately 182% above the budget provided by management. The difference in EBITDA was due primarily to a delay in opening the new rehab facility in Beijing and a corresponding delay in incurring start-up expenses.
On May 20, 2013, the Transaction Committee met again with representatives of Hughes Hubbard and Morgan Stanley to consider the status of TPG Asia’s proposal. At this meeting, representatives of Morgan Stanley advised the Transaction Committee that Morgan Stanley continued to await a reply from TPG Asia.
Ahead of the regularly scheduled Board of Directors meeting on May 21, 2013 and in the ordinary course of business, the Company’s management updated the five year projection set to reflect the 2013 to-date financial performance and a roll-forward for the subsequent years. The updated model was shared with the Board of Directors as part of the May 21, 2013 Board of Directors meeting and was subsequently provided to Morgan Stanley and added to the Company’s electronic data room in June 2013.
On May 24, 2013, Goldman, Sachs & Co. (“Goldman Sachs”), which had been retained as the financial advisor to TPG Asia, called Morgan Stanley on behalf of TPG Asia. Morgan Stanley reiterated their guidance that they would expect “numbers that all start with 2s.” Goldman Sachs advised Morgan Stanley that the financial analyses and multiples being used by TPG Asia and Goldman Sachs were not consistent with the increased valuation required by the Transaction Committee and expressed the need for more information before TPG Asia might be able to reach an increased valuation. Goldman Sachs proposed that the advisors, TPG Asia, and management address key areas for further discussion. Morgan Stanley indicated that TPG Asia would need to submit a list of additional due diligence and financial modeling questions. On May 28, 2013, Goldman Sachs delivered the set of additional questions to Morgan Stanley and requested a follow-up discussion with management and Morgan Stanley. Morgan Stanley communicated this information to the Transaction Committee.
On May 28, 2013, after the receipt of the additional questions from Goldman Sachs, the Transaction Committee met by telephone with representatives of Hughes Hubbard to discuss this development. At the meeting the Transaction Committee discussed with Hughes Hubbard whether and how to respond to the additional questions. The Transaction Committee determined that Morgan Stanley should obtain answers to the additional questions from management and relay such answers to Goldman Sachs on behalf of the Transaction Committee. That process promptly occurred.
On June 10, 2013, Goldman Sachs contacted Morgan Stanley and orally described a revised proposal letter being prepared for submission on behalf of TPG Asia, subject to prior informal guidance from the Transaction Committee whether it would be willing to consider such a proposal. A representative of Goldman Sachs stated that TPG Asia viewed the possible proposal as a “stretch”, but TPG Asia was prepared to increase its non-binding proposed price to “at least $20.00 per share” on the conditions that TPG Asia be granted (i) limited time to conduct additional business and financial due diligence and other work to support the pricing, (ii) an exclusive negotiation period of 45 days, (iii) access to and cooperation by the Management Stockholders, and (iv) access to Fosun. Morgan Stanley indicated that they would discuss this information with the Transaction Committee and communicate the Transaction Committee’s response to Goldman Sachs.
On June 11, 2013, the Transaction Committee met by telephone with representatives of Hughes Hubbard, Potter Anderson and Morgan Stanley to consider the new information from Goldman Sachs. At the meeting, the representatives of Morgan Stanley described to the Transaction Committee the potential proposal conveyed orally by Goldman Sachs on June 10, 2013. The Transaction Committee and its legal and financial advisors then discussed the potential proposal. In addition, the legal advisors described various legal and process considerations in the context of the directors’ fiduciary duties. Following discussion, the Transaction Committee instructed Morgan Stanley to report to Goldman Sachs that (i) the Transaction Committee would consider only an initial 30-day, not 45-day, exclusive negotiation period, (ii) the Management Stockholders and Fosun would not be permitted at that time to commit to TPG Asia in any way that would interfere with their ability to consider, participate in, roll over into or vote for any competing offers, (iii) the price to be proposed should be viewed as a minimum rather than an approximate pricing, (iv) a “go shop” provision to be designed by the Transaction Committee would be required to be included in any merger agreement with TPG Asia (among other things, enabling the Company to actively solicit and encourage alternative proposals), (v) any meetings by TPG Asia or its representatives with the Management Stockholders or Fosun would need to have representatives of the Transaction Committee present and (vi) a “majority of the minority” provision that excluded the Management Stockholders and Fosun shares (among others) from any stockholder approval or minimum tender condition would be required in any merger agreement with TPG Asia. The Transaction Committee further instructed Morgan Stanley to advise Goldman Sachs that the foregoing conditions were preliminary and nonexclusive, were being relayed only in connection with accepting delivery of and considering the new proposal from TPG Asia if delivered, and would not constitute any commitment to consider or agree to any proposal from TPG Asia. Representatives of Morgan Stanley promptly relayed the foregoing to Goldman Sachs.
On June 14, 2013, Goldman Sachs orally described to Morgan Stanley the revised proposal letter TPG Asia was preparing to submit shortly. As part of the discussions, representatives of Goldman Sachs indicated to Morgan Stanley that TPG Asia was seeking a 2% termination fee in the event that the Company were to terminate the merger agreement in order to accept a superior proposal from another bidder during the “go shop” period and a 4% termination fee in the event that the Company were to terminate the merger agreement in order to accept a superior proposal during the subsequent “no shop” period. The representatives also discussed TPG Asia’s desire to engage in discussions with the Management Stockholders and Fosun regarding their potential participation in the transaction, and Morgan Stanley stated, as directed by the Transaction Committee, the Transaction Committee’s position that if such discussions were allowed, no substantive economic terms should be discussed until later in the negotiation process between the Transaction Committee and TPG Asia.
Later on the same day, TPG Asia submitted to the Transaction Committee its third preliminary, non-binding indication of interest (the “Third Proposal”), pursuant to which it proposed to acquire the Company at a cash price of at least $20.00 per share of Company Stock (other than shares owned by the Management Stockholders and Fosun to be rolled over in the transaction). Among other things, the Third Proposal was expressly subject to: (i) completion of due diligence to TPG Asia’s satisfaction and (ii) the support and participation in the transaction by the Management Stockholders and Fosun, but it was expressly not subject to a financing condition. The Third Proposal stated, among other things, that TPG Asia would be willing to accept in the definitive documentation for a transaction: a customary “go shop” provision of 45 days, a “majority of the minority” tender or vote condition, and termination fees as a reasonable percentage of the implied aggregate equity value.
As to process, the Third Proposal stated that TPG Asia had engaged Goldman Sachs, McKinsey & Company, PricewaterhouseCoopers LLP, Fangda Partners and Cleary Gottlieb as its financial advisor, industry consultant, accounting advisor and PRC and international legal counsel, respectively. It also stated TPG Asia’s belief that, with the full cooperation of the Company and management, it could complete its due diligence and be in a position to execute definitive documentation within four weeks after being given full access to necessary documentation, including the financial statements for the second quarter of 2013, and the full engagement of Company management. In particular, the Third Proposal requested that the Transaction Committee provide TPG Asia access to due diligence information and consent to TPG Asia’s engaging in discussions with the Management Stockholders and Fosun regarding their potential participation in the transaction (provided that TPG Asia did not discuss any substantive economic terms of such participation). The Third Proposal also requested an exclusive negotiation period ending on the later of (i) 30 days after the Company provided access to an electronic data room containing documents responsive to a material portion of the requested diligence items set forth in TPG Asia’s initial due diligence request list and (ii) four days after the provision of the Company’s second quarter 2013 financial statements.
On June 20, 2013, the Transaction Committee met by telephone with representatives of Hughes Hubbard and Morgan Stanley to consider and discuss the Third Proposal. Among other things, it was noted that discussions continued between representatives of Goldman Sachs and representatives of Morgan Stanley as to the terms of potential termination fee provisions that TPG Asia and the Transaction Committee contemplated as part of any merger agreement. The Hughes Hubbard representatives described the variety and operation of such types of provisions. Following discussion, the Transaction Committee authorized (i) Hughes Hubbard to negotiate with Cleary Gottlieb the contemplated exclusivity agreement to run until July 24, 2013, subject to extension if the Transaction Committee was satisfied that TPG Asia was proceeding in good faith and with satisfactory progress and pace, and (ii) the Transaction Committee’s advisors to continue to negotiate matters relating to the Third Proposal on behalf of the Transaction Committee, including (if a deal were to be reached) seeking a 1% termination fee in the event that the Company were to terminate the merger agreement in order to accept a superior proposal from another bidder during the “go shop” period and a 3.25% termination fee in the event that the Company were to terminate the merger agreement in order to accept a superior proposal during the subsequent “no shop” period.
The meeting also considered a request by Ms. Lipson that she be permitted to meet with representatives of TPG Asia to discuss the Company’s long term strategic plans in the event of a transaction, particularly the expansion projects at various stages of development and financing. Following discussion, the Transaction Committee decided to permit a meeting between Ms. Lipson and TPG Asia’s representatives solely for the foregoing purposes with no permission to discuss the proposed transaction or any terms thereof nor the Management Stockholders’ possible participation therein, including any terms relating to their compensation post-transaction or the substantive economic terms of such participation. At such meeting, the attendance of the Transaction Committee’s counsel and/or financial advisor would be required. It was also noted that an electronic data room had been established for purposes of TPG Asia’s further due diligence.
In response to subsequent discussions among representatives of the parties, on June 21, 2013, TPG Asia submitted to the Transaction Committee its fourth preliminary, non-binding indication of interest (the “Fourth Proposal”). The Fourth Proposal was substantially the same as the Third Proposal, but was updated to reflect that, if a deal were to be reached, TPG Asia would be willing to include in the merger agreement for the transaction, in addition to a “go shop” provision of 45 days and a “majority of the minority” voting or tender condition, termination fees (in the event that the Company were to terminate the merger agreement in order to accept a superior proposal from another bidder) of 1% and 3.25% of the implied aggregate equity value for the “go shop” and subsequent “no shop” periods, respectively. The Company and TPG Asia then entered into an exclusivity agreement, with the exclusive negotiation period to continue through July 24, 2013 (or until such later date as mutually agreed by the Company and TPG Asia). In the Fourth Proposal, TPG Asia updated its prior timetable and stated its belief that it could complete due diligence and execute definitive documentation with respect to the transaction within four weeks with the active engagement of the Transaction Committee and its advisors and full access to the Company and the Management Stockholders.
Preparation then started immediately for due diligence by TPG Asia, including the population of the Company’s electronic data room, which opened to TPG Asia and its representatives on the morning of June 24, 2013. An all hands due diligence “kick-off” call took place on June 25, 2013. On July 1, 2013, the requested meeting between TPG Asia and Ms. Lipson occurred, in accordance with the Transaction Committee’s conditions. In addition, arrangements were made for the Company’s independent auditors to provide information to representatives of TPG Asia. Commencing June 21, 2013, there were frequent contacts among the various representatives in a full scale due diligence process as well as due diligence access to the Company including due diligence meetings, calls and site visits.
On July 1, 2013, in connection with its ongoing due diligence work, representatives of TPG Asia indicated to representatives of Morgan Stanley that TPG Asia sought the opportunity to meet with Fosun regarding Fosun’s intentions with respect to the potential transaction, noting that such intentions might bear on TPG Asia’s proposed price, which Morgan Stanley communicated to the Transaction Committee. Following negotiations directed by the Transaction Committee, on July 10, 2013, TPG Asia and the Company entered into a waiver agreement with respect to the standstill provisions in the TPG NDA in order to allow TPG Asia to speak to Fosun only regarding its general willingness to roll over its shares in connection with the potential transaction and its potential interest in participating in financing expansion projects by the Company, but not to discuss specific terms of the potential transaction or such a rollover of its shares. On July 11, 2013, a representative of Hughes Hubbard called the Chief Executive Officer of Fosun Parent to apprise him of the proposed meeting with a potential acquirer of the Company, without naming TPG Asia or any terms of its proposals. The Hughes Hubbard representative further advised such representative of Fosun Parent that the information was material and non-public and that any such meeting would require the prior execution of a further confidentiality agreement. On July 17, 2013, the Company and Fosun entered into a waiver and confidentiality agreement permitting the proposed limited discussion between TPG Asia and Fosun to proceed. The meeting took place at the Company’s offices in Beijing on July 23, 2013 and was attended by representatives of Goldman Sachs, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) (counsel to Ms. Lipson, Ms. Silverberg and Mr. Pemble), Morgan Stanley and Hughes Hubbard. As a result of the meeting, it was understood that Fosun would consider participating in post-merger financing of the Company’s long term growth plan, subject to its review of information relating to the Company’s capital expansion plans and projections. On July 27, 2013, Fosun entered into a further confidentiality agreement with the Company covering information relating to such plans and projections. Promptly following that execution, such information, which included certain business plans and projections for new hospital projects proposed to be undertaken by the Company in Qingdao, Haidian, Guangzhou and Pudong, was provided to Fosun by the Company.
On July 15, 2013, Hughes Hubbard, on behalf of the Transaction Committee, delivered to Cleary Gottlieb an initial draft of a proposed merger agreement in connection with the transaction.
On July 21, 2013, representatives of Goldman Sachs asked representatives of Morgan Stanley for a one week extension of the July 24, 2013 termination date of the exclusive negotiation period. On July 23, 2013, the Transaction Committee authorized and the Company and TPG Asia entered into an extension of the exclusive negotiation period through July 31, 2013.
On July 30, 2013, as part of the permitted interaction between TPG Asia and Ms. Lipson, Ms. Lipson met in person at the offices of the Company with two senior representatives of TPG Asia with representatives of Morgan Stanley also present. The agenda for the meeting included a review of business trends in Chinese healthcare markets and at the Company, government relationships, and strategic and pipeline planning.
On July 31, 2013, TPG Asia advised Morgan Stanley that an updated proposal was expected to be delivered on August 2, 2013, notwithstanding that the then-current exclusive negotiation period was scheduled to expire on July 31, 2013. TPG Asia also suggested that, rather than continue with sequential extensions of the exclusivity agreement, the parties informally agree that the period of such exclusivity would continue until such proposal was delivered and responded to. The Transaction Committee agreed to this approach and asked Morgan Stanley to notify TPG Asia.
On August 2, 2013, TPG Asia submitted to the Transaction Committee its fifth preliminary, non-binding indication of interest (the “Fifth Proposal”). The Fifth Proposal indicated that the proposed price was $20.00 per share (other than shares owned by the Management Stockholders and Fosun to be rolled over in the transaction) and that TPG Asia had substantially completed its due diligence work and thus “confirmed” its prior proposal. The Fifth Proposal stated that the equity financing of the proposed transaction would come from one or more funds affiliated with TPG Asia as well as Fosun and/or its affiliates as co-investor in a form acceptable to the Transaction Committee. The Fifth Proposal also specified the remaining areas for confirmatory diligence. The requisite access to management was further elaborated in the Fifth Proposal, which stated that it was subject to the support and participation of the Management Stockholders and Fosun, “as well as the support and participation by Fosun in the financing of future capital projects on a pro rata basis.” The Fifth Proposal requested permission for TPG Asia to have broader discussions with the Management Stockholders and Fosun regarding all of their participation in the transaction, including substantive economic terms and future governance, and a formal extension of exclusivity to at least August 23, 2013.

Also on August 2, 2013, Cleary Gottlieb delivered to Hughes Hubbard on behalf of TPG Asia (i) a markup of the draft merger agreement and (ii) drafts of ancillary agreements in connection with the proposed transaction. Drafts and/or markups of the proposed merger agreement, support agreement, TPG commitment letter, Fosun commitment letter, limited guarantees, and other ancillary agreements relating to the proposed transaction that were negotiated by the parties from time to time (including an amendment of the Rights Plan (as defined below)) are referred to below as the “Draft Transaction Documents”.
On August 7, 2013, the Company released its financial results for the second quarter of 2013. Actual revenue was approximately 4% below the budget provided by management and EBITDA was approximately 6% below the budget provided by management.
On August 8, 2013, the Transaction Committee met by telephone with representatives of Hughes Hubbard, Potter Anderson and Morgan Stanley to consider and discuss the Fifth Proposal. At this meeting, counsel discussed the directors’ fiduciary duties under Delaware law and Morgan Stanley discussed the status of the business due diligence process, financial results of the Company for the second quarter and the revised projections provided by the management of the Company in May 2013. The Transaction Committee expressed concerns about the achievability of management’s projections and general risks associated with operating in China. Following discussion among the members of the Transaction Committee and with counsel and Morgan Stanley, the meeting adjourned and on August 12, 2013, another telephonic meeting of the Transaction Committee was convened to continue such discussion with Hughes Hubbard and Potter Anderson. Among other things, counsel discussed the ongoing negotiations of the draft merger agreement, including the terms of the “go shop” provision and the other issues described in the following paragraph. Following further discussion, the Transaction Committee, based, among other things, on its determination that the Fifth Proposal satisfied the Transaction Committee’s minimum valuation requirement to continue the process, authorized the continuation and broadening of the process with TPG Asia and the negotiation and execution with TPG Asia of documentation permitting TPG Asia during such continuation to speak broadly to both the Management Stockholders and Fosun, and vice versa.
On August 13, 2013, representatives of Cleary Gottlieb and representatives of Hughes Hubbard met by telephone to discuss certain outstanding issues in the merger agreement, including (i) the circumstances under which a termination fee would be payable by Parent and whether the Company would be entitled to obtain specific performance against Parent, TPG and Fosun, (ii) provisions relating to the Management Stockholders’ obligation to engage in discussions with other bidders, if any, and (iii) provisions relating to the Transaction Committee’s right to engage in discussions with other bidders, if any. On August 14, 2013, Hughes Hubbard delivered a revised draft of the merger agreement to Cleary Gottlieb.
On August 17, 2013, the Company entered into a new waiver agreement with TPG Asia expanding the permission of TPG Asia under the TPG NDA to have unlimited discussions relating to the Management Stockholders’ and Fosun’s participation in the proposed transaction and arrangements and matters relating to the Company following the consummation of any such transaction, but specifying that (i) TPG Asia was prohibited from entering into any binding written or oral agreement with any Management Stockholder and/or Fosun before written definitive agreements relating to the transaction (if any) between the Company and TPG Asia were signed and delivered, and (ii) no meeting, communication, arrangement or agreement between TPG Asia and any Management Stockholder or Fosun could directly or indirectly prohibit, limit, materially delay, materially interfere with or in any other way materially restrict the freedom or ability of any Management Stockholder or Fosun from, and TPG Asia could not, and would cause its affiliates and representatives not to, discourage any Management Stockholder or Fosun from, engaging in discussions with or providing information to, freely considering, or otherwise fully cooperating with, any third parties with respect to, or otherwise facilitating or fully participating in, any alternative transaction involving the Company if the Board of Directors or any committee thereof was engaging in discussions or providing information to such third party. On August 19, 2013, the Company entered into an agreement with Fosun on substantially the same basis.
On August 18, 2013, the Transaction Committee authorized, and the Company and TPG Asia entered into, an agreement extending the exclusive negotiation period with TPG Asia through August 30, 2013.
On August 20, 2013, TPG Asia and Fosun began to discuss the possibility for Fosun to participate in the transaction and the terms and conditions thereof.

On August 29, 2013, the Transaction Committee met by telephone with representatives of Hughes Hubbard for purposes of being updated on developments regarding the expanded discussions permitted among TPG Asia, Fosun and the Management Stockholders, as well as the status of the Draft Transaction Documents. In particular, the Transaction Committee discussed with counsel the status of the draft merger agreement. The Transaction Committee also authorized the extension of the exclusive negotiation period through September 16, 2013.
During September and October 2013, the parties and their representatives devoted substantial time and effort to the due diligence process, negotiation of the Draft Transaction Documents and various matters related to the proposed transaction without materially changing any of the pricing or other contemplated fundamental terms and conditions of the proposed transaction. The Transaction Committee also authorized multiple extensions of the exclusive negotiation period through October 14, 2013.
During the same period, TPG Asia, Fosun and the Management Stockholders held several telephone and in-person meetings to discuss the arrangements among them, including the substantive economic terms of the transaction, future governance of Parent and post-merger financing of the Company’s long term growth plan, and their representatives exchanged drafts of the related documentation regarding such arrangements. TPG Asia and Fosun also began to discuss with the Management Stockholders potential arrangements regarding compensation and benefits post-merger and the treatment of the Company’s equity held by certain of the Company’s executive officers.
Ahead of the regularly scheduled Board of Directors meeting on October 9, 2013 and in the ordinary course of business, the Company’s management updated the five year projection set to reflect the 2013 to-date financial performance and a roll-forward for the subsequent years. The updated model was shared with the Board of Directors as part of the October 9, 2013 Board of Directors meeting and was subsequently provided to Morgan Stanley and added to the Company’s electronic data room in October 2013.
On October 22, 2013, representatives of Morgan Stanley spoke with representatives of Goldman Sachs about the status of the process. Goldman Sachs informed Morgan Stanley that the recent financial performance of the Company and concerns regarding the Company’s ability to achieve its financial projections for the fourth quarter of 2013 had become a focal issue and a delaying factor to TPG Asia.
On October 25, 2013, the Transaction Committee met with representatives of Hughes Hubbard, Potter Anderson and Morgan Stanley to consider the status of the ongoing due diligence, negotiations and documentation for the proposed transaction. Morgan Stanley reported to the Transaction Committee as to the status of the business due diligence process. Morgan Stanley also discussed with the Transaction Committee the financial results of the Company for the third quarter and the revised projections provided by the management of the Company in October 2013. The Transaction Committee expressed concerns about the achievability of management’s projections and about management’s historical track record of failure to achieve projections. Morgan Stanley advised the Transaction Committee that in the course of discussions with Goldman Sachs there had been indications that TPG Asia might be softening on the $20.00 per share proposed price based on the Company’s recent financial performance, the failure of management to meet budget expectations, the downward adjustments of the Company’s financial projections and the increase in projected capital expenditures by the Company for expansion and pipeline projects. Morgan Stanley noted that it continued to remind Goldman Sachs that the Transaction Committee was seeking a price of at least $20.00 per share. The Transaction Committee then instructed Morgan Stanley to advise Goldman Sachs that the Transaction Committee’s goal (in the event of a transaction) was to obtain the highest price possible for the Company’s stockholders and a price below $20.00 per share would not capture the Transaction Committee’s belief regarding the prospects of the Company. Hughes Hubbard then advised the Transaction Committee as to negotiations regarding the Draft Transaction Documents, including the fact that while the draft merger agreement was very advanced, no progress had recently been made on a number of remaining open issues. Goldman Sachs had advised Morgan Stanley that the delay resulted from TPG Asia focusing on the arrangements among TPG Asia, Fosun and the Management Stockholders and reviewing the recent financial performance of the Company, as TPG Asia did not want to address the open issues under the Draft Transaction Documents until such arrangements had been resolved and TPG Asia had completed its evaluation of the most recent financial information provided to it. The Transaction Committee discussed the recent apparent slowdown in progress from TPG Asia and Fosun in, and the costs and potential distraction to management and resources of, the process. Following discussion, the Transaction Committee instructed Morgan Stanley and Hughes Hubbard to advise TPG Asia and its representatives that if TPG Asia did not submit a confirmed/revised view on value for the Transaction Committee’s review by November 4, 2013, or sign definitive agreements by November 8, 2013 (if the transaction were to be approved by the Transaction Committee and Board of Directors), then the process would be terminated and the Transaction Committee would consider exploring other alternatives as appropriate.
On October 27, 2013, representatives of Morgan Stanley called representatives of Goldman Sachs to advise them of the Transaction Committee’s foregoing position. That same day, Hughes Hubbard provided the same advice to Cleary Gottlieb. On October 29, 2013, Hughes Hubbard relayed the same message to Fosun.
On November 1, 2013, representatives of TPG Asia met with representatives of Fosun and shared with them a draft commitment by an affiliate of Fosun to acquire the Company’s 30% interest in CML.
On November 5, 2013, Goldman Sachs advised Morgan Stanley that TPG Asia would not agree to pay more than $18.00 per share in the transaction. On November 6, 2013, in response to Morgan Stanley’s inquiries, a representative of Goldman Sachs provided TPG Asia’s rationale for its position as to price and advised representatives of Morgan Stanley that its pricing was based on the Company’s recent performance and then-current business outlook and that the original pricing required by the Transaction Committee had caused TPG Asia to “stretch to nearly the limit.” At the direction of TPG Asia, a representative from Goldman Sachs relayed to Morgan Stanley that TPG Asia’s bid had been impacted because the Company’s 2017 EBITDA projections (including the pipeline investments) declined by approximately 10%, expected capital expenditures for the pipeline investments had risen materially and 2013 full year performance was expected to be behind the budget provided by the Company’s management.
Later in the same day, the Transaction Committee met with representatives of Hughes Hubbard, Potter Anderson and Morgan Stanley to consider the status of the proposed transaction and the recent discussions between the respective financial advisors. At the meeting Morgan Stanley reported on the status of the process and the new pricing position of TPG Asia. Following discussion, the Transaction Committee instructed Morgan Stanley to advise Goldman Sachs on behalf of the Transaction Committee that the proposed price of $18.00 per share was inadequate and that the Transaction Committee would not move forward in considering the proposed transaction at that price. At the direction of the Transaction Committee, TPG Asia’s access to the data room was then terminated.
From time to time after November 6, 2013, representatives of Morgan Stanley and representatives of Goldman Sachs spoke by telephone to discuss the status of the proposed transaction.
On November 11, 2013, the Company released its financial results for the third quarter of 2013. Actual revenue was approximately 12% below the budget provided by management and EBITDA (excluding approximately $1,200,000 of nonrecurring transaction expenses) was approximately 71% below the budget provided by management.
On or about November 19, 2013, representatives of Goldman Sachs informed Morgan Stanley that TPG Asia might be willing to increase the proposed price to $19.00 per share. Morgan Stanley informed the members of the Transaction Committee of this call.
From November 19, 2013 through early December 2013, there was no material progress in the negotiations and other work by the Transaction Committee in connection with the proposed transaction as the Transaction Committee awaited a response from TPG Asia. The electronic data room remained closed and no material due diligence process or negotiations took place with the Transaction Committee. Goldman Sachs informed Morgan Stanley that during this period TPG Asia, Fosun and the Management Stockholders among themselves continued to evaluate the proposed transaction, the relationship between them and prospective funding for future projects.
On December 7, 2013, Mr. Nilsson informed Ms. Lipson via email that if no acceptable progress on the proposed transaction was made by December 13, 2013 then the Company would need to develop a revised long-term strategic plan, especially relating to expansion projects, which would take into consideration practicable funding availability going forward.

On or about December 9, 2013, Morgan Stanley on behalf of the Transaction Committee informed Goldman Sachs that the transaction process would be shut down permanently at the end of the day on December 13, 2013 if no acceptable progress was made by that time.
On December 13, 2013, a representative of TPG Asia called Mr. Nilsson and told him that a new proposal letter would be delivered to the Transaction Committee by the following Monday morning, December 16, 2013. Such representative of TPG Asia requested that the previous deadline of December 13, 2013 be extended to that date. No terms, including pricing, were discussed on the call. Such representative of TPG Asia indicated that much of the recent time had been devoted to negotiations with Fosun as to the proposed terms of its participation in the proposed transaction. On behalf of the Transaction Committee, Mr. Nilsson agreed to TPG Asia’s request.
On December 16, 2013, a representative of TPG Asia called Mr. Nilsson and told him that he expected that TPG Asia would very shortly provide the Transaction Committee with a new proposal letter.
From early December to December 17, 2013, TPG, Fosun, the Management Stockholders and their respective representatives held in-person and telephonic meetings to continue the discussions with respect to the Draft Transaction Documents, including the draft CML Agreement (as defined below) and a draft shareholders’ agreement term sheet. In connection with the negotiation of the shareholders’ agreement term sheet, TPG, Fosun and the Management Stockholders discussed potential exit options following the proposed transaction, including a public offering or a sale of the Company, and their respective rights and obligations with respect thereto in general terms. However, there were no specific discussions regarding plans for an initial public offering or a listing on the Hong Kong Stock Exchange.
On December 17, 2013, TPG Asia submitted to the Transaction Committee a non-binding indication of interest (the “Sixth Proposal”), pursuant to which TPG Asia made what it characterized as a “final offer” to acquire the Company at a cash price of $19.50 per share of Company Stock (other than shares to be rolled over in the transaction). The Sixth Proposal was expressly made subject only to limited confirmatory due diligence relating to the Company’s disclosure schedule to the Company’s draft merger agreement and, as before, the support and participation in the transaction by the Management Stockholders and Fosun. The Sixth Proposal also (i) stated that TPG Asia anticipated that the Management Stockholders would roll over a portion of their Company Stock in connection with the transaction and that Fosun would roll over all of its Company Stock as well as contribute new equity such that TPG Asia’s and Fosun’s stakes would be comparable post-merger and (ii) included the commitment of TPG Asia and Fosun to fund the pipeline projects as detailed in the development plans provided during the course of TPG Asia’s due diligence.
Also on December 17, 2013, representatives of Goldman Sachs called representatives of Morgan Stanley and advised that the new pricing set forth in the Sixth Proposal represented TPG Asia’s “best and final” offer.
Also on December 17, 2013, Hughes Hubbard received from Cleary Gottlieb a mark-up of its latest draft of the merger agreement, and revised drafts of other previously-circulated Draft Transaction Documents, as well as drafts of a shareholders’ agreement term sheet, letters of commitment for post-merger financing of the Company’s long term growth plan and the CML Agreement (as defined below). Among other things, the draft merger agreement contained several new proposed revisions, including a condition that the proposed transactions be approved by the stockholders of Fosun Parent. Cleary Gottlieb explained that this condition was required by the listing rules of the Hong Kong Stock Exchange, on which the shares of Fosun Parent are listed.
On December 18, 2013, the Transaction Committee met by telephone with representatives of Hughes Hubbard, Potter Anderson and Morgan Stanley to consider and discuss the Sixth Proposal and the recently-delivered Draft Transaction Documents and other information. In addition, Morgan Stanley discussed the financial results of the Company and the business due diligence process. As directed by the Transaction Committee based on its concerns about the achievability of management’s projections and about management’s historical track record of failure to achieve projections, Morgan Stanley also discussed an analysis of management’s historical rate of achievement of its revenue and EBITDA projections since 2008 and the financial projections contained in a “Sensitivity Plan”. The “Sensitivity Plan” was prepared at the direction of the Transaction Committee and adjusted the then current projections to reflect the percentage by which the Company had historically achieved its projections since 2008 (based on the percentage of revenue achievement). The Transaction Committee indicated to Morgan Stanley that it should assume that the scenario represented by the Sensitivity Plan was more likely to be achieved than the Management Base Plan given the Company’s historical track record of not meeting management’s projections. See “Special Factors — Projected Financial Information”.
Following a discussion with its advisors, the Transaction Committee preliminarily expressed its willingness to accept the pricing in the Sixth Proposal and instructed Morgan Stanley and Hughes Hubbard to re-engage with TPG Asia’s advisors, but not to communicate such willingness or otherwise engage in discussions with those advisors regarding pricing unless and until all negotiations were completed and all transaction documentation was in a form to be submitted to the Transaction Committee for its consideration and approval. In connection with the Draft Transaction Documents, the Transaction Committee received guidance from Hughes Hubbard and Potter Anderson as to open issues. These issues included (i) the absence of joint and several liability of TPG Asia and Fosun for their obligations; (ii) certain scenarios that would not trigger payment of the reverse termination fee by Parent; (iii) the absence of a guarantee covering all of the obligations under the Draft Transaction Documents; (iv) the Company’s inability to force Fosun to seek the Fosun Parent stockholder approval within a specific timeframe and uncertainty as to the enforceability of the proposed agreement of Shanghai Fosun High Technology (Group) Co. Ltd., an affiliate of Fosun, to vote in favor of the proposed merger and the other proposed transactions at the Fosun Parent stockholder meeting; (v) the absence of agreement as to the amount of the reverse termination fee that Parent would be required to pay; and (vi) certain uncertainties as to the conditions precedent to Parent’s obligation to consummate the closing. The Transaction Committee provided parameters for continuing negotiations on those issues. Hughes Hubbard and Potter Anderson also discussed with the Transaction Committee the substance and logistics of the “go shop” provisions reflected in the proposed merger agreement.
Immediately following the December 18, 2013 meeting of the Transaction Committee, the parties and their representatives engaged in a nearly continuous process of organization, coordination, due diligence, drafting, negotiation and frequent other interaction on behalf of their respective clients in connection with the proposed transaction and related matters. TPG Asia’s access to the Company’s electronic data room was also restored.
On December 27, 2013, the Transaction Committee met by telephone with representatives of Hughes Hubbard, Potter Anderson and Morgan Stanley to consider and discuss the Sixth Proposal and the most recent Draft Transaction Documents and other information. The Transaction Committee was updated by its advisors as to the status and open terms of the documentation and various legal and business issues that had arisen in connection with the work on the proposed transaction. These issues included (i) TPG Asia’s proposal for a five day period after the expiration of the “go shop” period during which certain bidders whose proposals were then pending would be able to finalize their bids, rather than the 30 day period proposed on behalf of the Transaction Committee; (ii) TPG Asia’s proposal for a longer “matching right” period, two business days rather than the 24 hours proposed on behalf of the Transaction Committee; (iii) TPG Asia’s proposal for a 5% reverse termination fee amount rather than the 10% proposed on behalf of the Transaction Committee; (iv) uncertainty as to the terms and conditions of payment of the reverse termination fee that Parent would be required to pay; and (v) Hughes Hubbard’s proposal on behalf of the Transaction Committee that Fosun provide security to back up its obligations, including to pay the reverse termination fee by cancellation or escrowing of Company shares in light the fact that Fosun is a Hong Kong corporation based in China with no material assets in the United States, which might make it very difficult for the Company to enforce its rights against Fosun in connection with the proposed merger. The Transaction Committee instructed its advisors on the open issues and instructed Hughes Hubbard to send new drafts to TPG Asia and Fosun reflecting the Transaction Committee’s positions.
Between December 18, 2013 and January 21, 2014, TPG Asia, the Management Stockholders and Fosun held several telephone and in-person meetings to discuss the key remaining open terms in the documentation for the proposed transaction and related matters, including (i) the open issues referred to above regarding the terms of the proposed merger with the Company, including the issues discussed at the meetings of the Transaction Committee on December 18 and 27, 2013, (ii) the terms of the agreement relating to the Company’s interest in CML described above and (iii) the terms of the arrangements among TPG Asia, the Management Stockholders and Fosun.

Counsel to TPG Asia and Fosun also held various telephone meetings regarding the open issues referred to above and exchanged various versions of the Draft Transaction Documents with Hughes Hubbard during such time.
On January 14, 2014, the Transaction Committee met by telephone with representatives of Hughes Hubbard, Potter Anderson and Morgan Stanley to consider the status of the work toward the proposed transaction and open issues relating thereto. The Transaction Committee was updated by its advisors as to the status and open terms of the transaction documentation and legal and business issues that had risen in connection with the work on the transaction. Counsel to the Transaction Committee reminded the Transaction Committee of the directors’ fiduciary duties under Delaware law and summarized the terms of the most recent Draft Transaction Documents. Counsel also described to the Transaction Committee certain issues that remained unresolved, including particular issues relating to the participation of Fosun in the transaction. These issues included (i) Fosun’s rejection of an 8% reverse termination fee amount as had been proposed by the Transaction Committee and their unwillingness to agree to a fee of greater than 5%; (ii) the limited circumstances under which Parent would be obligated to pay the reverse termination fee, which Hughes Hubbard, on behalf of the Transaction Committee, was seeking to expand to address certain risks associated with the need to obtain the Fosun Parent stockholder approval; and (iii) the absence of security arrangements intended to assure performance of certain of Fosun’s obligations under the terms of the transaction documentation, including its obligation to pay its portion of the reverse termination fee. In the context of the above, it was noted that Fosun has no material assets in the United States. Following discussion, the Transaction Committee instructed Hughes Hubbard as to parameters with respect to positions on these issues and authorized Hughes Hubbard to send new drafts of the transaction documents to counsel to TPG Asia and Fosun and to seek to finalize the transaction documents as soon as reasonably possible.
On January 21, 2014, Morgan Stanley received a request from Fosun for access to the Company’s electronic data room in order to perform confirmatory due diligence. The same day, representatives of Morgan Stanley reminded Fosun that such access had been fully granted to TPG Asia long before and that Fosun originally had agreed that TPG Asia’s access, and Fosun’s ability to obtain due diligence materials from TPG Asia, would satisfy Fosun’s needs, and that such access at this time would represent a possible delay and complication of the process. After further discussions, at the direction of the Transaction Committee, Fosun was given access to the electronic data room commencing on or about January 23, 2014 as the Transaction Committee wanted to finalize the transaction documents as soon as reasonably possible.
As part of the ongoing dialog between the respective groups, on January 23, 2014, in particular, a telephone call was held among representatives of Goldman Sachs and representatives of Morgan Stanley during which the former told the latter that the open issues referred to above between the parties, and between TPG Asia and Fosun, were nearly resolved. Goldman Sachs also noted that representatives of Fosun were working on a presentation required for a meeting of Fosun Parent’s board of directors and that certain minimum prior notice would be required for such meeting. Goldman Sachs further advised Morgan Stanley that, unless documentation could be resolved immediately, the Fosun Parent board meeting could not take place until after the Chinese New Year holiday period (which period would run from January 31, 2013 through February 6, 2014). Following the call, the parties and their representatives continued their process of due diligence, drafting, negotiation and other interaction to resolve the remaining issues and finalize the proposed documentation.
On February 3, 2014, Cleary Gottlieb provided Hughes Hubbard with a summary of discussions TPG Asia had with the Management Stockholders regarding potential arrangements regarding a new equity incentive arrangement post-merger. See “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger — New Arrangements with Parent”.
On February 8, 2014, representatives of Goldman Sachs advised representatives of Morgan Stanley that it understood that all open issues in connection with the proposed transaction had been resolved and that the next steps were internal approval processes for the respective parties, including the required meeting of the board of directors of Fosun Parent.
On February 14, 2014, the Transaction Committee met with representatives of Hughes Hubbard, Potter Anderson and Morgan Stanley at the offices of Hughes Hubbard in New York City to discuss the proposed merger. The agenda of the meeting was to proceed with such discussion but not to consider approval of the proposed merger until after receipt of confirmation of approval by Fosun Parent’s board of directors, which was scheduled to meet in China on the morning of February 17, 2014 (China time). Hughes Hubbard and Potter Anderson updated the Transaction Committee on developments since the previous meeting of the Transaction Committee, including finalization of the proposed documentation to be presented to the Transaction Committee for its consideration and approval (including resolution of the issues discussed at the previous meeting), and discussed such documentation with the Transaction Committee, including the Draft Transaction Documents as of the date thereof (including an amendment of the Rights Plan as contemplated by the proposed merger agreement). The Transaction Committee discussed certain legal matters with Hughes Hubbard and Potter Anderson, including the directors’ fiduciary duties under Delaware law and certain transaction terms if the Transaction Committee and the Board of Directors were to approve the sale of the Company including that (i) in such case the Transaction Committee and the Board of Directors would, subject to specified limitations and requirements, be permitted to actively solicit and encourage other proposals to acquire the Company during a specified “go shop” period, (ii) during the “no shop” period following the initial “go shop” period, the Transaction Committee and the Board of Directors would be permitted to furnish information to and conduct negotiations with third parties making unsolicited bids under certain circumstances and (iii) the termination fee payable by the Company if the Board of Directors were to terminate the proposed merger agreement to accept a superior proposal during the “go shop” period (or, under certain conditions, during the 15 day period thereafter) would be lower (1%) compared to a superior proposal entered into during the “no shop” period (3.25%). Such discussion also included, among other things, certain risks and other considerations in connection with the proposed merger, including (i) the fact that there could be no assurance that all conditions to the parties’ obligations to complete the proposed merger, including the condition that the stockholders of Fosun Parent approve the proposed merger and the other transactions contemplated by the proposed merger agreement (which approval would be outside the control of the Company), would be able to be satisfied, (ii) the fact that Fosun is a Hong Kong corporation based in China with no material assets in the United States, which might make it very difficult for the Company to enforce its rights against Fosun in connection with the proposed merger and (iii) the terms of Ms. Lipson’s participation in the proposed merger (including the roll over of a substantial portion of her shares and her contemplated service as Chief Executive Officer of each of Parent and the Company after the effective time of the proposed merger).
Representatives of Morgan Stanley discussed with the Transaction Committee certain financial aspects of the proposed merger and the “go shop” process. Throughout the meeting, the advisors responded to questions from the Transaction Committee. Following additional discussion and deliberation, the Transaction Committee then agreed to adjourn the meeting and to reconvene on the evening of Sunday, February 16, 2014, promptly following receipt of confirmation of approval of the transaction by Fosun Parent’s board of directors (the time of receipt of such confirmation not yet being determinable) in order to finalize its discussions and deliberations and to consider approval of the proposed merger.
On February 17, 2014 (China Time), Fosun Parent held a board meeting via telephone conference, at which the board of directors of Fosun Parent unanimously approved (i) Fosun’s participation in the privatization of the Company by way of capital contributions to Parent using cash consideration not exceeding $193,740,000 and 3,157,163 shares of Common Stock held by Fosun as of February 17, 2014 and (ii) Fosun Parent’s commitment to cause Fosun and Ample Up Limited and/or one or more other subsidiaries of Fosun Parent (the “CML Purchaser”) to acquire 30% of the issued and outstanding share capital (the “Sale Shares”) of CML after the consummation of the Original Merger from Chindex Medical Holdings (BVI) Limited (the “CML Seller”) at fair market value, as derived from the book value of CML. The agreement described in clause (ii) was entered into by Fosun Parent and Parent on February 17, 2014 (the “CML Agreement”).
At 12:00 a.m. (EDT) on February 17, 2014, shortly following notice to each member of the Transaction Committee that the board of directors of Fosun Parent had approved the Original Merger, the Transaction Committee reconvened by telephone to finalize its discussions and deliberations and to consider approval of the Original Merger. After discussions recapping the discussions and presentations from the meeting of the Transaction Committee on February 14, 2014, Morgan Stanley rendered to the Transaction Committee its oral opinion, which opinion was subsequently confirmed on February 17, 2014 in writing, that, as of that date, based upon and subject to certain assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley, the $19.50 in cash per share to be received by the holders of shares of Common Stock pursuant to the Original Merger

Agreement was fair from a financial point of view to such holders (other than the holders of the “Excluded Shares” (the definition of which is set forth in “Special Factors — Opinion of Financial Advisor to the Transaction Committee”)). Following additional discussion and deliberation, the Transaction Committee (i) unanimously (x) determined that the Original Merger, on the terms and subject to the conditions set forth in the Original Merger Agreement, was fair to, and in the best interests of, the Company and its unaffiliated stockholders, (y) approved, and declared to be advisable, the Original Merger Agreement, the Original Merger and the other transactions contemplated by the Original Merger Agreement to be consummated by the Company and (z) resolved to recommend that the Company’s stockholders vote for the adoption of the Original Merger Agreement; and (ii) unanimously recommended to the Board of Directors that the Board of Directors (x) determine that the Original Merger, on the terms and subject to the conditions set forth in the Original Merger Agreement, was fair to, and in the best interests of, the Company and its unaffiliated stockholders, (y) approve, and declare to be advisable, the Original Merger Agreement, the Original Merger and the other transactions contemplated by the Original Merger Agreement to be consummated by the Company and (z) submit the Original Merger Agreement to the Company’s stockholders for adoption and resolve to recommend that the Company’s stockholders vote for the adoption of the Original Merger Agreement.
Promptly following the adjournment of the foregoing Transaction Committee meeting, a meeting of the Board of Directors of the Company was convened at approximately 1:00 a.m. (EDT) on February 17, 2014, at which all directors were in attendance. The members and representatives of the Transaction Committee then made presentations to the Board of Directors as to the proposed Original Merger Agreement, the Original Merger and the other transactions contemplated by the Original Merger Agreement. The meeting discussed, among other things, the analyses and determinations of the Transaction Committee, including discussion of the fairness opinion it had received, and conveyed the unanimous recommendations of the Transaction Committee described above. Following discussion with the Transaction Committee and its advisors, the Board of Directors (acting upon the unanimous recommendation of the Transaction Committee and with the entire Board of Directors voting) unanimously (i) determined that the Original Merger, on the terms and subject to the conditions set forth in the Original Merger Agreement, was fair to, and in the best interests of, the Company and its unaffiliated stockholders, (ii) approved, and declared to be advisable, the Original Merger Agreement, the Original Merger and the other transactions contemplated by the Original Merger Agreement to be consummated by the Company and (iii) resolved to submit the Original Merger Agreement to the Company’s stockholders for adoption and recommend that the Company’s stockholders vote for the adoption of the Original Merger Agreement.
At its meeting on February 17, 2014, the Board of Directors also approved an amendment to the Company’s bylaws, which designates the Delaware Court of Chancery as the exclusive forum for certain stockholder litigation. The Board of Directors considered adopting an exclusive forum bylaw to address the risk of duplicative stockholder litigation generally. It was noted that the validity of such a bylaw recently had been upheld in Delaware and that such a bylaw could protect the Company from defending stockholders lawsuits in multiple jurisdictions while not affecting other lawsuits brought against the Company in other contexts.
Early in the morning of February 17, 2014, prior to the commencement of the trading on NASDAQ in the United States for that day, the Company, Parent and Merger Sub executed and delivered the Original Merger Agreement and the applicable parties executed the ancillary documents relating thereto as to which they respectively are a party. Prior to the execution of the Original Merger Agreement that morning, the Company and American Stock Transfer & Trust Company, as Rights Agent, entered into an amendment to the Rights Agreement, dated as of June 7, 2007, by and between the Company and such Rights Agent, as amended from time to time (the “Rights Plan”) in the form attached to the Original Merger Agreement in order to exempt the Original Merger and the transactions contemplated thereby from the Rights Plan and to provide that the Rights Plan would terminate immediately prior to the consummation of the Original Merger.

Also on the morning of February 17, 2014, prior to the commencement of trading on NASDAQ in the United States for that day, the Company issued a press release announcing the Original Merger. On February 18, 2014, the Company filed with the SEC a Form 8-K relating thereto and including the Original Merger Agreement and certain ancillary documents as exhibits thereto (as well as the bylaw amendment referred to above).
The Go Shop Process, the Merger and the Merger Agreement
The “go shop” period under the Original Merger Agreement (the “Go Shop Period”), during which the Company was permitted to actively solicit Alternative Proposals (as defined in the Original Merger Agreement on the basis set forth in “The Merger Agreement — Other Covenants and Agreements — No Solicitation of Alternative Proposals” with respect to the Merger Agreement), commenced on February 17, 2014 and expired at 11:59 p.m. (EDT) on April 3, 2014. During the Go Shop Period, Morgan Stanley, on behalf of the Transaction Committee, engaged in a broad solicitation of strategic and financial bidders potentially interested in pursuing an alternative transaction with the Company. In total, Morgan Stanley contacted or received inbound interest from 43 parties (“Potential Go Shop Bidders”), including both financial and strategic bidders. Fifteen of these Potential Go Shop Bidders expressed interest in potentially executing confidentiality agreements and continuing with the process and were furnished with proposed confidentiality agreements, of which seven were executed. Each party who entered into a confidentiality agreement was granted access to the Company’s electronic data room. Prior to the expiration of the Go Shop Period, three of these seven parties declined interest in submitting an Alternative Proposal and their access to the data room was terminated. As used below, the terms “Party A”, “Party B”, “Party C” and “Party D” refer, in each case, to one of the remaining four Potential Go Shop Bidders or an affiliate thereof. Party A, Party B and Party C were potential financial bidders and Party D was a potential strategic bidder.
The confidentiality agreements signed by Party A, Party B, Party C and Party D each contained a provision that, unless waived by the Company, would have the effect of prohibiting any Potential Go Shop Bidder from jointly submitting with another party or parties an Alternative Proposal. Prior to submission of the March 13 Proposal described below, Party A and Party B each requested consent from the Transaction Committee to submit a proposal jointly. On or about March 11, 2014, Morgan Stanley received a written request from a representative of Party A, requesting that the Transaction Committee permit Party A to jointly bid with Party B, stating (i) that the equity commitment for a transaction may exceed $500,000,000 and that Party A “prefers to have an equity partner for a deal of this size”; (ii) that Party B “is among one of the few [private equity] firms that has direct experiences investing in and managing Chinese high-end hospitals”; and (iii) Party A’s belief that working together with Party B “will allow us to arrive at a more favorable offer for [the Company’s] shareholders”. On or about the same date, Morgan Stanley received a written request from a representative of Party B, requesting that the Transaction Committee permit Party B to jointly bid with Party A, stating (i) that Party A has significant experience in hospital investments across the globe and Party B has experience investing and operating high-end hospitals in China, particularly Beijing, such that the combination of the two experience sets are synergistic and would add value and depth to their joint proposal; (ii) that the equity commitment for a transaction may exceed $530,000,000 and that Party B did not believe any single firm can commit to this amount without an equity syndication strategy or partnering with another fund; and (iii) Party B worked with Party A on other projects in China and they have a very strong and close working relationship. Party B concluded by stating that a joint proposal would be able to provide a superior and more certain offer to the Transaction Committee. On March 12, 2014, after consulting with its legal and financial advisors and acting by unanimous written consent, the Transaction Committee granted such consent, and subsequently permitted Party A to consider a proposal for an Alternative Proposal that would also involve Party D, and Party B to consider a proposal for an Alternative Transaction that would also involve Party C, in each case after receiving similar written requests and consulting with its legal and financial advisors.
On March 13, 2014, Party A and Party B (together, the “March 13 Group”) jointly submitted to the Transaction Committee a letter setting forth a non-binding indication of interest (the “March 13 Proposal”) to acquire 100% of the outstanding shares of Company Stock (on a fully diluted basis) for an aggregate cash price of $415,000,000, representing a price per share (on a fully diluted basis) of $21.86. The March 13 Proposal provided, among other things, that (i) it was not contingent upon any participation of, or rollover by, any existing stockholders of the Company and (ii) the March 13 Group anticipated being able to propose a transaction structure that had less conditionality than the transaction contemplated under the Original Merger Agreement (including its expectation that the transaction would not be conditioned upon approval of the stockholders of any existing stockholder of the Company and its current anticipation that it would not add any conditions to those included in the Original Merger Agreement). The March 13 Proposal also, among other things, (i) was subject to completion of due diligence, (ii) requested permission to enter into discussions with the Management Stockholders and Fosun in order to consider and evaluate the participation of such stockholders in the March 13 Proposal (which, as noted above, was not contingent upon any such participation) and (iii) proposed that the Company reimburse the members of the March 13 Group for their reasonable, documented out-of-pocket expenses up to $1,000,000 if the March 13 Group were ultimately determined to be an “Excluded Person” under the Original Merger Agreement (which determination, if made by the Transaction Committee in compliance with the requirements set forth in the Original Merger Agreement, would permit the Transaction Committee to continue to engage in discussions and negotiations with such Excluded Person for an additional period following the expiration of the Go Shop Period).
On March 13, 2014, following receipt of the March 13 Proposal, the Transaction Committee met by telephone with representatives of Morgan Stanley, Hughes Hubbard and Potter Anderson to discuss the March 13 Proposal. At the conclusion of such meeting, the Transaction Committee instructed its advisors to move forward with discussions with the March 13 Group, including the due diligence requests of the March 13 Group.
In subsequent calls between representatives of the Transaction Committee, on the one hand, and representatives of the March 13 Group, on the other hand, the participants discussed due diligence and other matters relating to the March 13 Proposal. Prior to and continuing after the March 13 Proposal, the March 13 Group engaged in due diligence. In response to the requests in the March 13 Proposal relating to expense reimbursement and access to Fosun and the Management Stockholders, the Transaction Committee’s representatives indicated on behalf of the Transaction Committee that (i) the Company could not agree to the expense reimbursement proposal set forth in the March 13 Proposal in light of its existing contractual obligations under the Original Merger Agreement and (ii) it was premature for the Transaction Committee to consider permitting access to Fosun or to management for anything other than due diligence purposes. On March 31, 2014, a representative of the March 13 Group met with Ms. Lipson at the Company’s headquarters in China to discuss post-transaction management and governance matters, including possible roles for existing senior management of the Company (with representatives of Hughes Hubbard, Morgan Stanley, Skadden and counsel to Party A attending in person or by telephone).
On March 17, 2014, the Company filed with the SEC its annual report on Form 10-K for the fiscal year ended December 31, 2013. For the quarter ended December 31, 2013, actual revenue was approximately 11% below the budget provided by management and EBITDA (excluding approximately $1,300,000 of nonrecurring transaction expenses) was approximately 42% below the budget provided by management. For the fiscal year ended 2013, actual revenue was approximately 8% below the budget provided by management and EBITDA (excluding approximately $2,500,000 of nonrecurring transaction expenses) was approximately 20% below the budget provided by management. See “Where You Can Find Additional Information”.
On March 22, 2014, Hughes Hubbard, on behalf of the Transaction Committee, advised Fosun’s counsel at Baker & McKenzie LLP (“Baker”) that Hughes Hubbard had been told that representatives of Fosun had communicated directly with representatives of one or more existing and prospective bidders in the ongoing “go shop” process, and while Hughes Hubbard did not know whether such communications had in fact occurred, or the exact content thereof, it was nonetheless appropriate to contact Baker immediately. Hughes Hubbard demanded that any such communications immediately cease and requested confirmation that any such communications had ceased and would not recur.
On March 22, 2014, a representative of Baker replied to Hughes Hubbard that he had looked into this matter and there had been no inappropriate communications by Fosun. Thereafter, Hughes Hubbard requested, on behalf of the Transaction Committee, that Baker confirm that the concerns expressed by Hughes Hubbard described in the preceding paragraph had been sent to the CEO of Fosun Parent, the CEO of Fosun International Limited, and the CEO of the ultimate parent of the other two entities.

On March 26, 2014, Hughes Hubbard, on behalf of the Transaction Committee, advised Baker that, while Hughes Hubbard did not know whether any communications had in fact occurred, or the exact content thereof, Hughes Hubbard had been informed of an additional instance in which senior Fosun management had communicated about the Company with representatives of prospective bidders in the ongoing “go shop” process. Among other things, Hughes Hubbard (i) requested that Baker confirm that Hughes Hubbard’s initial message had been sent to the CEOs of the relevant Fosun entities and parent companies and (ii) demanded that Baker undertake an immediate investigation of communications between senior Fosun management and prospective bidders in the “go shop” process, and report the results of that investigation to Hughes Hubbard along with an explanation of the remedial measures that Fosun intended to take. On March 27, 2014, a representative of Hughes Hubbard spoke with a representative of Baker, who confirmed that the initial message had been conveyed to senior Fosun management and there had been no inappropriate communications by Fosun. At the instruction of Fosun, Baker assured Hughes Hubbard that Fosun would fully honor its obligations with respect to the “go shop” process.
On April 3, 2014, prior to the expiration of the Go Shop Period, the Transaction Committee met by telephone with representatives of Morgan Stanley, Hughes Hubbard and Potter Anderson to discuss the “go shop” process. Among other things, the legal advisors discussed with the Transaction Committee certain legal matters, including the directors’ fiduciary duties under Delaware law and the terms of the Original Merger Agreement relating to the “go shop” process. Based on contacts between representatives of the March 13 Group and representatives of the Transaction Committee, the Transaction Committee expected to receive prior to the expiration of the Go Shop Period a new proposal from the March 13 Group, or a joint proposal from some other combination of Party A, Party B, Party C and/or Party D, that would in either case replace the March 13 Proposal. The meeting adjourned pending receipt of a new proposal.
Thereafter, prior to the expiration of the Go Shop Period, an entity (“Party A Bid Entity”) formed by Party A submitted to the Transaction Committee a letter setting forth a proposal (the “April 3 Proposal”) to acquire all of the outstanding shares of Company Stock for $415,000,000 in cash on a fully diluted basis, or approximately $21.66 per share. The April 3 Proposal provided, among other things, that it was not contingent upon any participation of, or rollover by, any existing stockholders of the Company. However, the April 3 Proposal letter stated that Party A Bid Entity welcomed management’s and Fosun’s participation in the April 3 Proposal, subject to a limit on the amount of Fosun’s participation in order not to trigger the same Fosun Parent stockholder approval condition contained in the Original Merger Agreement. The proposal letter did not, however, request permission from the Transaction Committee to enter into discussions with the Management Stockholders and/or Fosun at that time. The proposal also did not contain the expense reimbursement request that was included in the March 13 Proposal.
Together with the April 3 Proposal letter, Party A Bid Entity submitted to the Transaction Committee proposed drafts of (i) a merger agreement among the Company, Party A Bid Entity and a wholly-owned subsidiary of Party A Bid Entity (“Party A Merger Sub”), including as an exhibit thereto a proposed draft of an amendment to the Rights Plan (as previously amended in connection with the Original Merger Agreement), (ii) an equity commitment letter and (iii) a limited guarantee (collectively, the “April 3 Proposal Transaction Documents”). As indicated in the April 3 Proposal letter, the proposed merger agreement eliminated certain significant closing conditions and other terms contained in the Original Merger Agreement that related to the participation of the Rollover Investors and any Additional Rollover Stockholders in the Original Merger, including approval by the stockholders of Fosun Parent. In addition, in the absence of requiring rollover participants, the April 3 Proposal did not contain a requirement that the Management Stockholders and Fosun enter into a support agreement corresponding to the Support Agreement (as entered into in connection with the Original Merger Agreement). See “Special Factors — Support Agreement”.
In addition to the finalization of the April 3 Proposal Transaction Documents, the April 3 Proposal was subject to the termination of the Original Merger Agreement in accordance with its terms and finalization of the Party A Bid Entity equity structure. With regard to such equity structure, the April 3 Proposal stated that while Party A had the capability to fully fund the proposal (and would in any event be the largest stockholder of Party A Bid Entity in the final structure), it intended to work together with one or more other persons already known to the Transaction Committee and had substantially completed such arrangements. The Transaction Committee understood such other person(s) to be Party B, Party C and/or Party D. Accordingly, the Transaction Committee treated Party A Bid Entity, Party A, Party B, Party C, Party D and their respective affiliates as a group (the “April 3 Group”) for purposes of the “Excluded Person” determination required under the Original Merger Agreement, and described in greater detail below.
Following receipt of the April 3 Proposal, prior to the expiration of the Go Shop Period, the Transaction Committee reconvened and met with representatives of Morgan Stanley, Hughes Hubbard and Potter Anderson to discuss the April 3 Proposal. Prior to the expiration of the Go Shop Period, the Transaction Committee, after consultation with its financial advisor and outside counsel, unanimously determined, pursuant to the Original Merger Agreement, that (i) the April 3 Proposal constituted an Alternative Proposal, (ii) such Alternative Proposal was reasonably likely to lead to a Superior Proposal (as defined in the Original Merger Agreement on the basis set forth in “ The Merger Agreement — Other Covenants and Agreements — No Solicitation of Alternative Proposals” with respect to the Merger Agreement) and (iii) the April 3 Group was designated an Excluded Person (as defined in the Original Merger Agreement). The Transaction Committee directed Hughes Hubbard to negotiate the April 3 Proposal Transaction Documents on behalf of the Transaction Committee.
On April 5, 2014, pursuant to the Original Merger Agreement, Hughes Hubbard delivered to Parent on behalf of the Transaction Committee a summary of the material terms of the April 3 Proposal (without identifying the Excluded Person).
On April 6, 2014, Hughes Hubbard delivered to counsel to Party A on behalf of the Transaction Committee a new draft of the proposed merger agreement and new drafts of the other April 3 Proposal Transaction Documents on which it had comments. Thereafter, Hughes Hubbard and counsel to Party A continued to negotiate these documents on behalf of their respective clients. Representatives of Morgan Stanley also engaged in discussions with representatives of Party A from time to time to time regarding the status of Party A’s proposal and due diligence matters.
On April 7, 2014, prior to the commencement of trading on NASDAQ in the United States for that day, the Company issued a press release announcing (i) the expiration of the Go Shop Period and (ii) that prior to the expiration of the Go Shop Period, the Transaction Committee had received an Alternative Proposal. The press release further announced that, after consulting with its financial and legal advisors, the Transaction Committee had determined, pursuant to the Original Merger Agreement, that the Alternative Proposal was reasonably likely to lead to a Superior Proposal, and had also determined that the group from which the Transaction Committee received the April 3 Proposal was an Excluded Person. The press release further announced that, subject to compliance with the requirements set forth in the Original Merger Agreement, the Transaction Committee intended to respond to and continue to engage in discussions and negotiations with the Excluded Person.
On April 10, 2014, the Board of Directors met by telephone and authorized the Company to exercise its termination right under the Fosun SPA. Notice of such termination was delivered to Fosun on April 11, 2014. The Fosun SPA had been terminable by either the Company or Fosun since 2011 (because the purchase by Fosun of a specified amount of Common Stock pursuant to such agreement had not been consummated within a specified timeframe), but had not been formally terminated. Its termination was a requirement under the merger agreement proposed by the Excluded Person.
During the evening of April 13, 2014, Party A Bid Entity submitted to the Transaction Committee a letter amending the April 3 Proposal and setting forth a definitive proposal (the “April 13 Proposal”) to acquire all of the outstanding shares of Company Stock for $23.00 per share in cash, or approximately $442,000,000 in the aggregate on a fully diluted basis. The April 13 Proposal provided, among other things, that (i) it would be funded through internal capital sources of investment vehicles managed by Party A with no external financial requirements and (ii) like the April 3 Proposal, the April 13 Proposal was not conditioned upon any participation of, or rollover by, any existing stockholders of the Company, but Party A Bid Entity welcomed management’s and Fosun’s participation in the April 13 Proposal, subject to a limit on the amount of Fosun’s participation in order not to trigger the same Fosun Parent stockholder approval condition contained in the Original Merger Agreement. The April 13 Proposal further provided, among other things, that (i) in the event that management were to participate in the April 13 Proposal, Party A Bid Entity would be willing to discuss providing management with similar post-closing governance rights to those contemplated by the Original Merger and (ii) Party A Bid Entity was supportive of management’s vision for the further development of the business and, like Parent with respect to the Original Merger (see

“Special Factors — Plans for the Company After the Merger”), was prepared to fund an additional $130,000,000 million post-closing to support the capital expenditure plans of the Company. The April 13 Proposal stated that it was not subject to further due diligence and that it would expire at noon (EDT) on April 18, 2014 (the “April 13 Proposal Deadline”).
Together with the April 13 Proposal letter, Party A Bid Entity submitted to the Transaction Committee updates to the April 3 Proposal Transaction Documents and certain other ancillary documents reflecting the negotiations between the parties’ respective counsel on behalf of their respective clients which, in the case of the proposed merger agreement and each other document to which Party A Bid Entity, Party A Merger Sub and/or Party A was a party, was executed by such parties (collectively, the “April 13 Proposal Transaction Documents”). As indicated in the April 13 Proposal letter, the proposed merger agreement eliminated certain closing conditions and other terms contained in the Original Merger Agreement that related to the participation of the Rollover Investors and any Additional Rollover Stockholders in the Original Merger, including approval by the stockholders of Fosun Parent. In addition, in the absence of requiring rollover participants, the April 13 Proposal did not contain a requirement that the Management Stockholders and Fosun enter into a support agreement corresponding to the Support Agreement (as entered into in connection with the Original Merger Agreement). See “Special Factors — Support Agreement”.
Since the April 13 Proposal stated that funding for the proposed merger would be provided solely by Party A, access to the Company’s electronic data room by Party B, Party C and Party D was terminated. Subsequent to the April 13 Proposal, neither Party B, Party C nor Party D submitted an Alternative Proposal to the Transaction Committee.
Late in the evening of April 13, 2014, shortly before the Transaction Committee meeting referred to below, a representative of Hughes Hubbard was contacted by a representative of Skadden who requested that Ms. Lipson be given permission to discuss with Party A Bid Entity its post-merger plans for the Company. The Skadden representative further stated that since Ms. Lipson had been precluded from having any such discussions with Party A Bid Entity to date, it was her present intention to vote her Company Stock against the April 13 Proposal, and while that present intention was subject to change, that was dependent on Ms. Lipson acquiring a better understanding of Party A Bid Entity’s intentions for the Company on a going forward basis. The Skadden representative also stated that Party A Bid Entity should not assume that Ms. Lipson would agree to continue to run the business or otherwise continue in her role as an officer or director of the Company absent any discussions with Party A Bid Entity about its future intentions for the Company.
Early in the morning of April 14, 2014, the Transaction Committee met by telephone with representatives of Morgan Stanley, Hughes Hubbard and Potter Anderson to discuss the April 13 Proposal. Among other things, the legal advisors discussed with the Transaction Committee certain legal matters, including the directors’ fiduciary duties under Delaware law and the terms of the April 13 Proposal Transaction Documents. After consultation with its financial advisor and outside counsel, the Transaction Committee unanimously (i) determined, pursuant to the Original Merger Agreement, that the April 13 Proposal constituted a Superior Proposal and (ii) directed the Company to provide Parent with the written notice described below. The material reasons for such actions by the Transaction Committee (which were conveyed to Parent in the letter described in the following paragraph) were the combination of (i) the fact that the proposed price submitted by Party A Bid Entity of $23.00 per share represented a premium to the offer price of $19.50 per share reflected in the Original Merger Agreement, (ii) the absence of a requirement for approval by the stockholders of Fosun Parent, resulting in greater closing certainty for the Company (as well as the absence of other provisions relating to Fosun Parent), (iii) the fact that the April 13 Proposal was not conditioned upon the participation by any current stockholders of the Company in the proposed merger, either by contributing equity to the transaction or by entering into a voting agreement with the Company and (iv) the financial and legal advice rendered to the Transaction Committee by its independent financial advisor and outside legal counsel, respectively, concerning the April 13 Proposal. The Transaction Committee also considered, among other things, the fact that, if the Original Merger Agreement were to terminate, the Support Agreement (as entered into in connection with the Original Merger Agreement) would terminate in accordance with its terms and that, in such case, the Management Stockholders and Fosun would not be prohibited from voting their shares of Company Stock in favor of the Superior Approval (although there was no assurance that some or all of them would do so). At the April 14 Transaction Committee meeting, Hughes Hubbard also informed the Transaction Committee of the information from Skadden described in the preceding paragraph, after which the Transaction Committee determined that it would not give permission for Ms. Lipson to meet with Party A Bid Entity prior to the Company entering into a merger agreement (if any) with Party A Bid Entity.
Following the meeting of the Transaction Committee, on April 14, 2014, the Company delivered to Parent a letter pursuant to the Original Merger Agreement, notifying Parent that the Transaction Committee had determined in good faith, after consultation with its independent financial advisor and outside legal counsel, that the April 13 Proposal constituted a Superior Proposal, and provided to Parent, in accordance with the Original Merger Agreement, three business days written notice (the “Notice Period”) of the Company’s intention to terminate the Original Merger Agreement, withdraw or modify its recommendation of the Original Merger, approve or recommend, or publicly propose to approve or recommend, the April 13 Proposal, and/or to enter into a Superior Proposal Agreement (as defined in the Original Merger Agreement on the basis set forth in “The Merger Agreement — Other Covenants and Agreements — No Solicitation of Alternative Proposals” with respect to the Merger Agreement). The letter (i) enclosed unredacted copies of the April 13 Proposal Transaction Documents and (ii) included a summary of the reasons for the determination by the Transaction Committee to take one or more of the actions described in the preceding sentence if the Board of Directors (acting upon the recommendation of the Transaction Committee) determined, following the Notice Period, that the April 13 Proposal remained a Superior Proposal.
Also on April 14, 2014, prior to the commencement of trading on NASDAQ in the United States for that day, the Company issued a press release announcing the receipt of an offer from a financial bidder to acquire all of the outstanding shares of Company Stock for $23.00 per share in cash. The press release further announced that the Transaction Committee had determined that such offer was a Superior Proposal in accordance with the Original Merger Agreement and that the Company had delivered notice thereof to Parent.
Also on April 14, 2014, on behalf of the Transaction Committee, Hughes Hubbard informed Skadden, and separately informed counsel to Party A the following day, that if the Company were to enter into a definitive merger agreement with Party A Bid Entity, the Transaction Committee would then permit Ms. Lipson to engage in discussions with Party A Bid Entity regarding its post-merger plans for the Company (with advisors to the Transaction Committee present at the meeting). Hughes Hubbard also directed Skadden to Party A Bid Entity’s statement in the April 13 Proposal that it was prepared to fund an additional $130,000,000 post-merger to support the capital expenditure plans of the Company.
On and about April 16, 2014, representatives of Skadden and Ms. Lipson continued to request the opportunity to meet with or speak with representatives of Party A Bid Entity regarding its post-merger plans for the Company. These requests again were declined by representatives of Hughes Hubbard upon instructions from the Transaction Committee. Since the April 13 Proposal was not conditioned upon any participation of, or rollover by, any existing stockholders of the Company, the Transaction Committee did not believe that it would be beneficial to the process for such discussions to be held in advance of the Company entering into a definitive merger agreement (if any) with Party A Bid Entity; rather, it would be preferable to wait until after the status of the April 13 Proposal was resolved, which would likely be a matter of days. In a subsequent call between a representative of Hughes Hubbard and a representative of Skadden, the Hughes Hubbard representative also noted that Party A Bid Entity had not requested permission from the Transaction Committee to engage in such discussions with Ms. Lipson. Thereafter, following a call between the Skadden representative and a representative of counsel to Party A Bid Entity for the purpose of inquiring whether Party A Bid Entity wanted to speak with Ms. Lipson regarding its post-merger plans for the Company (which call between Skadden and counsel to Party A Bid Entity Hughes Hubbard had indicated it would not object to), Party A Bid Entity reaffirmed that the April 13 Proposal was not conditioned on Ms. Lipson’s (or any other stockholder’s) participation as described above, but said that it would be willing to meet with her if the Transaction Committee permitted it to do so. Hughes Hubbard reiterated the denial of such request in accordance with the unchanged instructions from the Transaction Committee for the reason set forth in the third sentence of this paragraph.
During the Notice Period, pursuant to the terms of the Original Merger Agreement, Parent had the right to respond to the April 13 Proposal and propose revisions to the terms of the Original Merger Agreement and the other transaction documents relating to the Original Merger. The Notice Period ended at 11:59 p.m. (EDT) on April 17, 2014.

Late in the evening of April 17, 2014, and continuing through the early morning of April 18, 2014, the Transaction Committee met by telephone with representatives of Morgan Stanley, Hughes Hubbard and Potter Anderson. During the meeting, Hughes Hubbard received on behalf of the Transaction Committee a letter from Parent setting forth a written offer (the “Parent Offer”) to increase the merger consideration under the Original Merger Agreement from $19.50 per share in cash to $24.00 per share in cash, reflecting an implied equity value of approximately $461,000,000, and proposing other changes in the terms of the Original Merger including, among other things, eliminating the requirement that approval by the stockholders of Fosun Parent would be a condition to effect the Merger as well as eliminating termination provisions in the Original Merger Agreement relating to such approval requirement. The Parent Offer contemplated that Fosun would, as in the case of the Original Merger, roll over equity and Fosun Parent would seek approval of its stockholders for Fosun’s cash contribution to Parent, but in the absence of such stockholder approval or in the event of a failure by Fosun to fund, TPG would contribute to Parent the full amount of cash required to fund the Merger. The Parent Offer stated that it would expire at 11:59 p.m. (EDT) on April 18, 2014 unless Parent otherwise agreed in writing. The Transaction Committee determined to reconvene several hours later.
The Parent Offer also stated that it would be deemed withdrawn and of no further force or effect if the terms or conditions of the Parent Offer were disclosed to any third party prior to the execution of amended transaction documents by the Company. In light of such statement, a representative of Hughes Hubbard called a representative of Cleary Gottlieb to request permission on behalf of the Transaction Committee to disclose the terms of the Parent Offer to Party A and its counsel. After such permission was granted, Hughes Hubbard contacted Party A’s counsel, and Morgan Stanley contacted representatives of Party A, to inform them of the terms of the Parent Offer.
Promptly following the foregoing meeting of the Transaction Committee, representatives of Hughes Hubbard, at the direction of the Transaction Committee, contacted representatives of Cleary Gottlieb and, continuing into the morning of April 18, 2014, the two law firms negotiated on behalf of their respective clients the proposed transaction documentation submitted by Parent in connection the Parent Offer, including, among other documents, the proposed forms of (i) Merger Agreement, which had been executed by Parent and Merger Sub, and (ii) TPG Equity Commitment Letter (as defined below) and Limited Guarantee (as defined below), each of which had been executed by TPG (all such transaction documentation for the Merger, collectively, the “Amended Transaction Documents”).
Also during the morning of April 18, 2014, prior to the meeting of the Transaction Committee described in the following paragraph, representatives of Party A Bid Entity informed representatives of the Transaction Committee that (i) Party A Bid Entity was not willing to extend the April 13 Proposal Deadline to 11:59 p.m. (EDT) that day (which it had been requested to extend by Hughes Hubbard on behalf of the Transaction Committee, regardless of whether Party A Bid Entity proposed to increase the $23.00 per share price in the April 13 Proposal, in order to coincide with the stated expiration time of the Parent Offer) and (ii) Party A Bid Entity had declined to submit an amended offer for consideration by the Transaction Committee. The April 13 Proposal expired in accordance with its terms at noon (EDT) on April 18, 2014.
At approximately 11:30 a.m. (EDT) on April 18, 2014, the Transaction Committee reconvened by telephone with representatives of Morgan Stanley, Hughes Hubbard and Potter Anderson. The Transaction Committee and its advisors discussed developments that morning, including the message conveyed by the representatives of Party A Bid Entity referred to in the preceding paragraph. Among other things, the legal advisors discussed with the Transaction Committee certain legal matters, including the directors’ fiduciary duties under Delaware law and the status of the negotiation of the Amended Transaction Documents. After consultation with its financial advisor and outside counsel, the Transaction Committee unanimously determined (and recommended that the Board of Directors determine) pursuant to the Original Merger Agreement, that the Parent Offer was more favorable to the stockholders of the Company (other than Parent and its Affiliates, Merger Sub and its Affiliates, the Rollover Investors and any Additional Rollover Stockholders), from a financial point of view, than the April 13 Proposal.
After further discussion, the Transaction Committee adjourned until approximately 10:00 p.m. (EDT) that evening, at which time it met by telephone with representatives of Morgan Stanley, Hughes Hubbard and Potter Anderson to consider the proposed Merger. Hughes Hubbard and Potter Anderson updated the Transaction Committee on developments since the previous meeting of the Transaction Committee, including finalization of the proposed documentation being presented to the Transaction Committee for its consideration and approval. Counsel also discussed such documentation with the Transaction Committee, including the Merger Agreement, the Support Agreement Side Letter, the TPG Equity Commitment Letter, the Fosun Equity Commitment Letter (as defined below), the Limited Guarantee, the Fosun Guarantee Termination Agreement (as defined below) and the other Amended Transaction Documents that had been negotiated by the parties from time to time (including an amendment of the Rights Plan as contemplated by the Merger Agreement). Hughes Hubbard and Potter Anderson also advised the Transaction Committee as to certain legal matters, including the directors’ fiduciary duties under Delaware law, if the Transaction Committee and the Board of Directors were to approve the Merger Agreement and the Merger.
Counsel also advised the Transaction Committee of certain differences in the terms of the Merger Agreement (and other Amended Transaction Documents) as compared to the Original Merger Agreement (and other transaction documentation entered into in connection with the Original Merger), including that (i) in light of the expiration of the Go Shop Period, the proposed Merger Agreement would not include a “go shop” provision permitting the Company to solicit Alternative Proposals, but, under certain circumstances, the Company would be permitted (as under the Original Merger Agreement) (x) to respond to and engage in discussions and negotiations with respect to an unsolicited bona fide written Alternative Proposal and (y) to terminate the Merger Agreement and enter into a separate definitive agreement with respect to a Superior Proposal (in which case the Company would be required to pay the termination fee described in the following clause (ii)) (see “The Merger Agreement — Other Covenants and Agreements — No Solicitation of Alternative Proposals”); (ii) the termination fee payable by the Company to Parent under certain circumstances would be $14,623,500 (see “The Merger Agreement — Termination Fees”), which reflected the same percentage of implied equity value as the termination fee payable by the Company proposed by Party A Bid Entity, compared to $11,992,500 (or, under certain circumstances in connection with the Go Shop Period, $3,690,000) under the Original Merger Agreement; (iii) the reverse termination fee payable by Parent to the Company under certain circumstances would be $30,834,000 (see “The Merger Agreement — Termination Fees”), which reflected the same percentage of implied equity value as the termination fee payable by the Company proposed by Party A Bid Entity, compared to $29,520,000 under the Original Merger Agreement; (iv) unlike the Original Merger, approval by the stockholders of Fosun Parent would not be a condition to the proposed Merger (and the proposed Merger Agreement, unlike the Original Merger Agreement, would not contain any termination rights relating to such approval requirement); (v) while the Fosun Stockholder Approval would be a condition to Fosun’s equity contribution under the Fosun Equity Commitment Letter, in the absence of such approval or in the event of a failure by Fosun to fund, TPG would contribute to Parent the full amount of cash required to fund the Merger (see “Special Factors — Financing for the Merger — TPG Equity Commitment Letter”); (vi) TPG would be the sole guarantor of certain payment obligations of Parent and Merger Sub under the Merger Agreement (see “Special Factors — Limited Guarantee”), rather than, as in the case of the Original Merger Agreement, each of TPG and Fosun severally and not jointly guaranteeing such obligations (each as to 50% of such obligations); and (vii) as a result of the full funding commitment by TPG under the TPG Equity Commitment Letter, enforceability of such commitment could be sought by the Company solely against TPG in courts located in the United States (see “The Merger Agreement — Governing Law and Jurisdiction”), rather than against each of Fosun (through arbitration outside the United States) and TPG for their respective funding commitments in connection with the Original Merger.
At the meeting, representatives of Morgan Stanley discussed with the Transaction Committee, among other things, certain financial aspects of the proposed Merger. Morgan Stanley rendered to the Transaction Committee its oral opinion, which opinion was subsequently confirmed on April 18, 2014 in writing, that, as of that date, based upon and subject to the assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley, as set forth in its written opinion, the $24.00 in cash per share to be received by the holders of shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders (other than the holders of the Excluded Shares, as defined in such opinion). (See “Special Factors — Opinion of Financial Advisor to the Transaction Committee” for additional information.) Throughout the meeting, the advisors responded to questions from the Transaction Committee. Following additional discussion and deliberation, the Transaction Committee (i) unanimously (x) determined that the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, is fair to, and in the best interests of, the Company and its unaffiliated stockholders, (y) approved, and declared to be advisable, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement to be consummated by the Company and (z) resolved to recommend that the Company’s stockholders vote for the adoption of the Merger Agreement; and (ii) unanimously recommended to the Board of Directors that the Board of Directors (x) determine that the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, is fair to, and in the best interests of, the Company and its unaffiliated stockholders, (y) approve, and declare to be advisable, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement to be consummated by the Company and (z) submit the Merger Agreement to the Company’s stockholders for adoption and resolve to recommend that the Company’s stockholders vote for the adoption of the Merger Agreement. See “Reasons for the Merger; Recommendation of the Transaction Committee; Recommendation of the Board of Directors; Fairness of the Merger — Transaction Committee”.
Promptly following the adjournment of the foregoing Transaction Committee meeting on April 18, 2014, a meeting of the Board of Directors of the Company was convened at which all directors were in attendance. The members and representatives of the Transaction Committee then made presentations to the Board of Directors as to the proposed Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The meeting discussed, among other things, the terms of the Amended Transaction Documents and the analyses and determinations of the Transaction Committee, including discussion of the fairness opinion it had received, and conveyed the unanimous recommendations of the Transaction Committee described above. Following discussion with the Transaction Committee and its advisors, the Board of Directors (acting upon the unanimous recommendation of the Transaction Committee and with the entire Board of Directors voting) unanimously (i) determined that the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, is fair to, and in the best interests of, the Company and its unaffiliated stockholders, (ii) approved, and declared to be advisable, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement to be consummated by the Company and (iii) resolved to submit the Merger Agreement to the Company’s stockholders for adoption and recommend that the Company’s stockholders vote for the adoption of the Merger Agreement. See “Reasons for the Merger; Recommendation of the Transaction Committee; Recommendation of the Board of Directors; Fairness of the Merger — Board of Directors”.
At their respective meetings, both the Transaction Committee and the Board of Directors also approved an amendment of the Rights Plan in order to exempt the Merger and the transactions contemplated thereby from the Rights Plan and to provide that the Rights Plan would terminate immediately prior to the consummation of the Merger.
Thereafter, on April 18, 2014, the Company, Parent and Merger Sub executed and delivered the Merger Agreement and the Company, on the one hand, and Parent, Merger Sub and/or the applicable members of the Buyer Consortium, on the other hand, executed the Amended Transaction Documents relating thereto as to which they respectively are a party.
On the morning of April 21, 2014 (the first trading day in the United States following the execution of the Merger Agreement), prior to the commencement of trading on NASDAQ in the United States for that day, the Company issued a press release announcing the Merger Agreement and the Merger. That day, the Company also filed with the SEC a Form 8-K relating thereto and including the Merger Agreement and certain Amended Transaction Documents as exhibits thereto.
Reasons for the Merger; Recommendation of the Transaction Committee; Recommendation of the Board of Directors; Fairness of the Merger
The Transaction Committee
The Transaction Committee, consisting entirely of independent and disinterested directors and acting with the advice and assistance of its legal and financial advisors, evaluated and negotiated the Merger (including the terms and conditions of the Merger Agreement) and, on April 18, 2014, unanimously:
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  (i) determined that the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, is fair to, and in the best interests of, the Company and its unaffiliated stockholders, (ii) approved, and declared to be advisable, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement to be consummated by the Company and (iii) resolved to recommend that the Company’s stockholders vote for the adoption of the Merger Agreement; and

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  recommended to the Board of Directors that the Board of Directors (i) determine that the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, is fair to, and in the best interests of, the Company and its unaffiliated stockholders, (ii) approve, and declare to be advisable, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement to be consummated by the Company and (iii) submit the Merger Agreement to the Company’s stockholders for adoption and resolve to recommend that the Company’s stockholders vote for the adoption of the Merger Agreement.
In the course of reaching the determinations and decisions and making the recommendation described above, the Transaction Committee considered the following factors relating to the Company, its business and prospects, and the risks and challenges facing it, and relating to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (all of which factors support the recommendation and consummation of the Merger Agreement, the Merger and such other transactions, but which factors are not intended to be exhaustive and are not presented in any relative order of importance):
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  The price being paid for each share of Company Stock in the Merger and the premium that the Merger Consideration represented to current and historical market values and various other valuation metrics. Among other things, the Merger Consideration represents an implied premium of approximately 40% over the closing market price per share of Common Stock on February 14, 2014, the last trading day before the announcement of the Original Merger, 45% over the volume weighted average trading price per share for the 30 calendar days that ended on February 14, 2014, and 129% over the closing price per share on December 26, 2012 (the date when the Transaction Committee was formed).
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  The fact that the “go shop” process, which the Transaction Committee had insisted upon in the negotiations with TPG Asia leading up to the Original Merger Agreement, had resulted in the Buyer Consortium offering to increase the merger consideration of $19.50 per share under the Original Merger Agreement to $24.00 per share under the Merger Agreement, an increase of approximately 23%.
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  The fact that the Merger Consideration is $1.00 higher than the $23.00 per share price contained in the April 13 Proposal.
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  Morgan Stanley’s oral opinion delivered to the Transaction Committee on April 18, 2014, which opinion was subsequently confirmed on April 18, 2014 in writing, that, as of that date, based upon and subject to the assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley, as set forth in its written opinion, the $24.00 in cash per share to be received by the holders of shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders (other than the holders of the Excluded Shares), as more fully described in “Special Factors — Opinion of Financial Advisor to the Transaction Committee”. The full text of the written opinion of Morgan Stanley is attached as Appendix B to this proxy statement.
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  The Transaction Committee’s understanding of the Company’s business, financial condition and results of operations and future prospects, including:
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  The risk of relying on Company forecasts as to the Company’s future financial condition and operations in an evolving and regulated industry, as well as in light of ongoing and proposed expansion projects requiring significant capital expenditures, particularly given the Company’s historical track record of failure to achieve projections.
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  The uncertainty of the legal, regulatory and business environments for the healthcare services industry in China.

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  Business considerations including the short-term and long-term risks and uncertainties of pursuing other strategic options available to the Company, including remaining independent and continuing to implement the Company’s business plan, including its expansion plans:
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  The risk that financing and other liquidity required for the Company’s unfunded expansion plans will not be available, or will not be available on acceptable terms, as and when needed. In the absence of sufficient available or obtainable capital, the Company would be unable to establish or maintain healthcare facilities as planned or commenced, may incur costs for projects that may not be completed as projected (if at all) and may be required to seek capital in financings under circumstances and at times that limit the optimization of the terms of such financings.
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  The prospects of the Company in the absence of one or more of such expansion projects.
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  The financial aspects and other terms of the Merger and the other transactions contemplated by the Merger Agreement.
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  The fact that the Merger Consideration is all cash, which provides certainty of value to the Company’s stockholders, and treats all of the Company’s unaffiliated stockholders on the same basis.
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  The fact that the Merger will result in the Company’s stockholders (other than the Rollover Investors and any Additional Rollover Stockholders) liquidating their entire investment in the Company for cash, which would otherwise be practically difficult given the limited trading liquidity of the Company’s shares.
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  The business judgment of the members of the Transaction Committee, in light of all the factors considered by the Transaction Committee, including the arm’s-length negotiations of the Merger Agreement (and, prior thereto, the Original Merger Agreement) and the “go shop” process described under “Background of the Merger — The Go Shop Period, the Merger and the Merger Agreement” (including the arm’s length negotiations of the proposals submitted by Party A Bid Entity), that the Merger Consideration of $24.00 per share would result in a sale of the Company at the highest price per share of Company Stock that was reasonably attainable.
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  The absence of any financing condition or due diligence condition to completion of the Merger, and the terms of the TPG Equity Commitment Letter. See “Special Factors — Financing for the Merger — TPG Equity Financing”.
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  The fact that the Merger Agreement, subject to specified limitations and requirements, would allow the Transaction Committee to furnish information to and conduct negotiations with third parties making unsolicited bids under certain circumstances. See “The Merger Agreement — Other Covenants and Agreements — No Solicitation of Alternative Proposals”.
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  The fact that the Merger Agreement, subject to specified limitations and requirements (including payment of a termination fee), would allow the Company to terminate the Merger Agreement in order to accept a Superior Proposal, and the size of the termination fee (which is $14,623,500). See “The Merger Agreement — Other Covenants and Agreements — No Solicitation of Alternative Proposals”, “The Merger Agreement — Other Covenants and Agreements — Stockholders’ Meeting” and “The Merger Agreement — Termination Fees”.
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  The inclusion in the Merger Agreement of a provision obligating Parent to pay a reverse termination fee to the Company if the Merger Agreement is terminated by the Company under certain conditions, and the size of the reverse termination fee (which is $30,834,000). See “The Merger Agreement — Termination” and “The Merger Agreement — Termination Fees”.
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  The Transaction Committee’s understanding that the termination fees payable to Parent under the Merger Agreement, and the circumstances under which each is payable, are reasonable in light of the benefits of the Merger and the overall terms of the Merger Agreement (including the Merger Consideration), and commercial practice.

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  The fact that certain payment obligations of Parent under the Merger Agreement, including the termination fee payable to the Company, would be guaranteed by TPG, and the terms of such guarantee. See “Special Factors — Limited Guarantee”.
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  The fact that the Merger Agreement, subject to specified limitations and requirements (including payment by the Company of the foregoing termination fee), allows each of the Transaction Committee and the Board of Directors to change its recommendation that the Company’s stockholders vote in favor of the adoption of the Merger Agreement. See “The Merger Agreement — Other Covenants and Agreements — No Solicitation of Alternative Proposals”, “The Merger Agreement — Other Covenants and Agreements — Stockholders’ Meeting” and “The Merger Agreement — Termination Fees”.
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  The fact that Parent and Merger Sub generally would be obligated to close the Merger notwithstanding any breaches of the Company’s representations and warranties (subject to specified exceptions), unless those breaches would result in a “Company Material Adverse Effect” (as defined in the Merger Agreement). Under the Merger Agreement, a “Company Material Adverse Effect” generally means any effect, event, development, fact, circumstance, occurrence or change that, individually or in the aggregate, (i) has had or would reasonably be expected to have a material adverse effect on the assets and liabilities (taken as a whole), business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) would or would reasonably be expected to prevent or delay in any material respect the Company and its subsidiaries from consummating the Merger or any of the other transactions contemplated by the Merger Agreement . However, solely with respect to clause (i) above, certain matters will not be taken into account when determining whether there has been, or would reasonably be expected to be, a “Company Material Adverse Effect”. See “The Merger Agreement — Representations and Warranties”.
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  The Company’s termination rights under the Merger Agreement (see “The Merger Agreement — Termination”), including upon:
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  The breach by Parent of its representations or covenants (subject to certain cure rights).
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  The failure by Fosun or TPG to make the required PRC antitrust filing as soon as reasonably practicable after receipt from the Company of the required information. (This filing has been made; see “Special Factors — Regulatory Approvals”.)
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  The other terms of the Merger Agreement, including the conditions to closing the Merger. See “The Merger Agreement — Conditions to the Merger”.
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  In addition to the increase in the per share merger consideration described above, the other changes from the terms of the Original Merger Agreement (and the related agreements entered into on February 17, 2014), including the fact that the Fosun Stockholder Approval will not be a condition to effect the Merger and that, in the absence of such approval, TPG would contribute to Parent the full amount of cash required to fund the Merger. See “Background of the Merger — The Go Shop Period, the Merger and the Merger Agreement”.
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  The ability of the Company’s stockholders to exercise appraisal rights under Section 262 of the DGCL, which provides such stockholders with the opportunity to have the Delaware Court of Chancery determine the “fair value” (as defined pursuant to Section 262 of the DGCL) of their shares of Company Stock (which may be more than, less than or the same as the amount such stockholders would have received under the Merger Agreement) and to receive payment based on that valuation in lieu of receiving the Merger Consideration. See “The Special Meeting — Appraisal Rights” and “Rights of Appraisal”.
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  The business reputation and capabilities of TPG Asia, Inc. and its management and the substantial financial resources of TPG Asia, Inc. and the funds advised by it.
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  The business reputation and capabilities of Fosun and its management and the substantial financial resources of Fosun.

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  The Transaction Committee’s understanding that TPG and Fosun had provided certain commitments to Parent to fund certain expansion projects by the Company, and that in the absence of such assurances, Ms. Lipson would not support the Merger.
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  The Transaction Committee’s belief that it was fully informed about the extent to which the interests of the RL Rollover Investors and Fosun in the Merger differed from those of the Company’s other stockholders.
In the course of reaching the determination and decisions and making the recommendation described above, the Transaction Committee also considered the following factors relating to the procedural safeguards that it believed would ensure the fairness of the Merger and permit the Transaction Committee to effectively represent the interests of the Company’s unaffiliated stockholders:
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  The terms of the Merger Agreement, including the existence of a “majority of the minority” voting requirement pursuant to which the consummation of the Merger is subject to the Unaffiliated Company Stockholder Approval, namely, the requirement that (in addition to the affirmative vote required by Delaware law) the Merger Agreement be adopted by the affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock not owned, directly or indirectly, by any Excluded Holder. “Excluded Holders” consist of (i) holders of shares of Class B Common Stock, (ii) Parent or Merger Sub, (iii) any officers or directors of the Company (other than the members of the Transaction Committee), (iv) the Rollover Investors, any Additional Rollover Stockholders and any other persons who have an equity interest in, or any right to acquire an equity interest in, Parent or Merger Sub, and (v) any affiliates or associates of any of the foregoing. See “The Merger Agreement — Conditions to the Merger” and “The Special Meeting — Required Vote”.
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  The fact that the Transaction Committee consists solely of independent and disinterested directors of the Company who are not affiliated with Parent, Merger Sub, TPG (or any of its affiliates), Fosun (or any of its affiliates) or any of the RL Rollover Investors, are not employees of the Company or any of its affiliates and have no financial interest in the Merger different from or in addition to the Company’s unaffiliated stockholders other than the interests described under “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger”.
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  Although the Transaction Committee and the Company did not retain any representative to act solely on behalf of the unaffiliated stockholders for purposes of negotiating a transaction or preparing a report, the fact that the Transaction Committee retained its own legal advisors (including independent Delaware counsel) and financial advisor, each an internationally recognized firm with extensive experience in representing special committees of public companies.
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  The fact that, since its formation in December 2012, the Transaction Committee held more than 25 formal meetings, acted by unanimous written consent five times and was involved in extensive deliberations prior to the Company’s entry into the Merger Agreement (and, prior thereto, the Original Merger Agreement), and was provided with full access to Company management in connection with its and its financial advisor’s due diligence.
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  The financial terms and other terms of the Merger Agreement (and, prior thereto, the Original Merger Agreement) were the product of extensive arm’s length negotiations between the Transaction Committee, on the one hand, and TPG Asia (and, at times, Fosun) on behalf of the Buyer Consortium, on the other hand. Among other things, such negotiations ultimately resulted in the Merger Consideration of $24.00 per share of Company Stock, compared to the range of $14.00 – $15.00 per share proposed by TPG Asia in the Initial Proposal. See “Special Factors — Background of the Merger — The Original Merger and the Original Merger Agreement”.
•
  The fact that the Transaction Committee:
◦
  had the exclusive power and authority of the Board of Directors to evaluate and negotiate the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (and, prior thereto, the Original Merger Agreement, the Original Merger and the other transactions contemplated by the Original Merger Agreement); and

◦
  was aware that it had no obligation to recommend the Merger (and, prior thereto, the Original Merger) or any other transaction to the Board of Directors and could “say no” to the Merger (and, prior thereto, the Original Merger) or any other transaction.
•
  The fact that, while the stockholders who are parties to the Support Agreement have committed to vote in favor of adopting the Merger Agreement and are subject to certain non-solicitation obligations with respect to Alternative Proposals, (i) the Support Agreement, including such commitment and obligations, terminates automatically upon termination of the Merger Agreement in accordance with its terms, including termination by the Company to accept a Superior Proposal, and (ii) during such time as the Company is permitted under the Merger Agreement to have discussions or negotiations with respect to any Alternative Proposal, each such stockholder is permitted, among other things, to take any action that would be permissible for the Company to take. See “Special Factors — Support Agreement” and “The Merger Agreement — Other Covenants and Agreements — No Solicitation of Alternative Proposals”.
•
  The fact that, prior to the Transaction Committee’s approval of the Original Merger Agreement, Ms. Lipson had provided oral assurances to the Transaction Committee that she would cooperate with the Transaction Committee in connection with any Alternative Proposals that might arise.
In the course of reaching the determination and decisions and making the recommendation described above, the Transaction Committee considered the following risks and potentially negative factors relating to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, but concluded that the foregoing positive factors (including those relating to the foregoing procedural safeguards) outweighed these risks and potentially negative factors:
•
  The Company would no longer exist as an independent company and its stockholders would no longer participate in its future earnings and growth, if any, as an independent company or to benefit from increases, if any, in the value of the Common Stock, and will not participate in any potential future sale of the Company to a third party.
•
  The possibility that Parent could, at a later date following consummation of the Merger, cause the Company to engage in a public offering and list its shares on the Hong Kong Stock Exchange (or another stock exchange), and the possibility that such transaction could produce a higher value per share of Common Stock (and, if applicable, per share of Class B Common Stock) than the per share price payable to the Company’s unaffiliated stockholders in the Merger.
•
  There can be no assurance that all conditions to the parties’ obligations to complete the Merger would be satisfied and, as a result, it is possible that the Merger would not be completed even if the Merger Agreement is adopted by the Company’s stockholders.
•
  If the Merger is not consummated, the Company may incur significant risks and costs, including:
◦
  the possibility of negative effects on the market price of the Common Stock, disruption to the Company’s operations, diversion of management and employee attention, impairment of the Company’s ability to attract, retain and motivate key personnel, potentially negative effects on relationships with customers, suppliers, financial counterparties and others (including the risk that third parties may seek to change existing business relationships with the Company), and potentially negative effects on the Company’s ability to obtain financing on acceptable terms for the Company’s unfunded expansion plans as and when needed; and
◦
  restrictions under the Merger Agreement on the Company’s ability, without the consent of Parent, to make certain acquisitions and investments, access the debt and capital markets, and take other specified actions until the Merger occurs or the Merger Agreement terminates may prevent the Company from pursuing otherwise attractive business opportunities and taking other actions with respect to its business that it may consider advantageous. See “The Merger Agreement — Conduct of Business Pending the Merger”.
•
  The possibility that the payment to Parent of a termination fee of $14,623,500 upon the Company’s acceptance of a Superior Proposal could discourage other potential bidders from making a competing bid to acquire the Company, but which the Transaction Committee believes would not be a meaningful deterrent.

•
  The risk that the Merger would not occur if Parent and Merger Sub do not obtain the requisite equity financing notwithstanding the absence of a financing condition to the Merger Agreement (but in such case, if certain requirements were met, Parent would be required to pay the Company a termination fee upon termination of the Merger Agreement and under, certain circumstances, the Company would be entitled to seek specific performance to cause Parent to draw down the equity financing contemplated by the TPG Equity Commitment Letter). See “The Merger Agreement — Specific Performance”.
•
  The fact that Parent and Merger Sub are newly-formed entities with essentially no assets, and the reverse termination fee payable to the Company under certain circumstances, which is guaranteed by TPG, may serve as a contractual limitation on the Company’s ability to recover damages; and that the Company may not be entitled to a termination fee under certain circumstances. See “The Merger Agreement — Termination Fees”.
•
  The fact that Fosun has interests in the Merger that are different from those of the Company’s unaffiliated stockholders, including the Support Agreement and the Transaction Committee’s understanding that on February 17, 2014 Fosun Parent and Parent had entered into the CML Agreement providing for the disposal of the Company’s 30% interest in CML to Fosun (which owns 70% of CML) or a party related to Fosun after the effective time of the Merger. See “Special Factors — Plans for the Company After the Merger”, “Special Factors — Financing for the Merger — Fosun Equity Financing” and “Special Factors — Support Agreement”.
•
  The fact that the RL Rollover Investors have interests in the Merger that are different from those of the Company’s unaffiliated stockholders, including the Support Agreement. See “Special Factors — Financing for the Merger — Rollover Financing”, “Special Factors — Support Agreement” and “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger”.
•
  The other interests of the Company’s directors and executive officers in the Merger, discussed under “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger”.
•
  The gain from the Merger will be taxable to tax-paying stockholders for United States federal income tax purposes. See “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger”.
•
  Possible diversion of management focus and resources from other strategic opportunities and from operational matters while working to implement the Merger, and possible management and employee disruption associated with the Merger.
In the course of reaching the determination and decisions and making the recommendation described above, the Transaction Committee did not consider the liquidation value of the Company because it believes that (i) liquidation sales generally result in proceeds substantially less than sales of going concerns, (ii) it is impracticable to determine a liquidation value given the significant execution risk involved in any breakup and (iii) the Company is a viable, going concern, whose value is derived from the cash flows generated from its continuing operations rather than from the value of assets that might be realized in a liquidation. The Transaction Committee did not consider as a factor the net book value per share of Company Stock, which is an accounting concept, because it believes that such net book value is not a material indicator of the value of the Company as a going concern but rather is reflective of historical costs and because net book value does not take into account the prospects of the Company, market conditions, trends in the industries in which the Company operates or the business risks inherent in those industries. The Company notes, however, that the Merger Consideration of $24.00 per share of Company Stock is higher than the net book value per share of approximately $9.17 as of December 31, 2013. See “Important Information Regarding Chindex — Book Value Per Share”. The Transaction Committee did not seek to determine a pre-Merger going concern value for the Company to determine the fairness of the Merger Consideration to the Company’s unaffiliated stockholders. However, certain of the financial analyses presented to the Transaction Committee by Morgan Stanley (see “Special Factors — Opinion of Financial Advisor to the Transaction Committee”) were based on the operations of the Company as a continuing business and, to that extent, the Company believes that such items could be characterized collectively as forms of going concern valuations. Except as described in the immediately preceding bulleted list, in assessing the fairness of the Merger to the Company’s unaffiliated stockholders, the Transaction Committee did not consider the sale of the Company’s 30% interest in CML to Fosun (or a party related to Fosun) after the effective time of the Merger pursuant to the CML Agreement. However, in arriving at its opinion to the Transaction Committee described under “Special Factors — Opinion of Financial Advisor to the Transaction Committee”, Morgan Stanley, among other things, the book value of CML and the CML Agreement. Except as described under “Special Factors — Background of the Merger”, the Transaction Committee was not aware of any firm offer for a merger, sale of all or substantial part of the Company’s assets, or a purchase of a controlling amount of the Company’s securities having been received by the Company from affiliated persons during the two years preceding the signing of the Merger Agreement. The Transaction Committee considered the opinion of Morgan Stanley, among other factors considered in the course of its evaluation of the Merger (see “Special Factors — Opinion of Financial Advisor to the Transaction Committee”). Although the opinion did not exclude Common Stock owned by certain executive officers and directors of the Company (other than those included within the definition of Excluded Shares in such opinion) who may be deemed to be affiliates of the Company for purposes of Rule 13e-3 under the Exchange Act, including the members of the Transaction Committee, that fact does not affect the fairness determination of the Transaction Committee (and the Board of Directors) with respect to the unaffiliated stockholders of the Company because all of these individuals would be entitled to the same $24.00 per share Merger Consideration on the terms set forth in the Merger Agreement.
The foregoing discussion of the information and factors considered by the Transaction Committee is not intended to be exhaustive but includes the material matters considered by the Transaction Committee. In view of the variety of factors, both positive and negative, considered in connection with its evaluation of the Merger, the Transaction Committee did not find it practicable to, and did not, quantify, rank or otherwise assign relative or specific weights to the specific factors considered in reaching its determination and recommendation. In addition, individual members of the Transaction Committee may have given different weights to different factors and may have applied different analyses to each of the material factors considered by the Transaction Committee. The Transaction Committee made its determinations and recommendation based upon the totality of the information it considered.
The Board of Directors
On April 18, 2014, the Board of Directors, acting upon the unanimous recommendation of the Transaction Committee and with the entire Board of Directors voting, unanimously (i) determined that the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, is fair to, and in the best interests of, the Company and its unaffiliated stockholders, (ii) approved, and declared to be advisable, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement to be consummated by the Company and (iii) resolved to submit the Merger Agreement to the Company’s stockholders for adoption and recommend that the Company’s stockholders vote for the adoption of the Merger Agreement.
In the course of reaching such determinations and decisions, the Board of Directors considered the following factors (which factors are not intended to be exhaustive and are not presented in any relative order of importance):
•
  The Transaction Committee’s analyses and unanimous determination described above, which the Board of Directors adopted, that the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, is fair to, and in the best interests of, the Company and its unaffiliated stockholders; and the Transaction Committee’s unanimous recommendation described above that the Board of Directors (i) determine that the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, is fair to, and in the best interests of, the Company and its unaffiliated stockholders, (ii) approve, and declare to be advisable, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement to be consummated by the Company and (iii) submit the Merger Agreement to the Company’s stockholders for adoption and resolve to recommend that the Company’s stockholders vote for the adoption of the Merger Agreement.

•
  Presentations from and discussions with the Transaction Committee’s counsel regarding, among other things, (i) the proposed terms and conditions of the Merger Agreement, the Support Agreement Side Letter, the Limited Guarantee, the TPG Equity Commitment Letter, the Fosun Equity Commitment Letter, the Fosun Guarantee Termination Agreement and the amendment of the Rights Plan in connection with the Merger Agreement and (ii) the Transaction Committee’s analyses, determinations and unanimous recommendation described above.
•
  The fact that the Transaction Committee consists solely of independent and disinterested directors of the Company who are not affiliated with Parent, Merger Sub, TPG (or any of its affiliates), Fosun (or any of affiliates) or any of the RL Rollover Investors, are not employees of the Company or any of its affiliates and have no financial interest in the Merger different from or in addition to the Company’s unaffiliated stockholders other than the interests described under “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger”.
•
  The fact that the Transaction Committee requested and Morgan Stanley delivered to the Transaction Committee its opinion, which opinion was delivered orally on April 18, 2014 and subsequently confirmed on April 18, 2014 in writing, that, as of that date, based upon and subject to the assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley, as set forth in its written opinion, the $24.00 in cash per share to be received by the holders of shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders (other than the holders of the Excluded Shares), as more fully described in “Special Factors — Opinion of Financial Advisor to the Transaction Committee”.
The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive but includes the material matters considered by the Transaction Committee. In view of the variety of factors, both positive and negative, considered in connection with its evaluation of the Merger, the Board of Directors did not find it practicable to, and did not, quantify, rank or otherwise assign relative or specific weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors and may have applied different analyses to each of the material factors considered by the Board of Directors. The Board of Directors made its determinations and recommendation based upon the totality of the information it considered.
Opinion of Financial Advisor to the Transaction Committee
The Transaction Committee retained Morgan Stanley on January 7, 2013 to advise it in connection with a potential sale of the Company. The Transaction Committee selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation.
In connection with this engagement, the Transaction Committee requested that Morgan Stanley evaluate whether the $24.00 in cash per share to be received by the holders of shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders (other than the holders of the Excluded Shares (as defined below)). The term “Excluded Shares” means (i) shares of Common Stock and Class B Common Stock (w) held in treasury or owned by any subsidiary of the Company, (x) owned by Parent (including any shares contributed to Parent by the Rollover Investors or the Additional Rollover Stockholders, if any, Merger Sub or any other subsidiary of Parent, (y) as to which dissenters’ rights have been perfected (see “Rights of Appraisal”), or (z) held by affiliates of Parent, Merger Sub, the Rollover Investors or the Additional Rollover Stockholders, if any, and (ii) all other shares of Class B Common Stock.
At the meeting of the Transaction Committee on April 18, 2014, Morgan Stanley rendered its oral opinion to the Transaction Committee, which opinion was subsequently confirmed on April 18, 2014 in writing, that, as of that date, based upon and subject to the assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley, as set forth in its written opinion, the $24.00 in cash per share to be received by the holders of shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders (other than the holders of the Excluded Shares).

The full text of Morgan Stanley’s written opinion, dated April 18, 2014, is attached as Appendix B to this proxy statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Stockholders are urged to, and should, read the entire opinion carefully and in its entirety. Morgan Stanley’s opinion was directed to, and for the information of, the Transaction Committee, and addressed as of the date of such opinion only the fairness, from a financial point of view, to the holders of shares of Common Stock (other than the holders of the Excluded Shares), of the $24.00 in cash per share to be received by such holders pursuant to the Merger Agreement. Morgan Stanley’s opinion does not address any other aspect of the transactions contemplated by the Merger Agreement and does not constitute a recommendation to stockholders of the Company as to how to vote at any stockholders meetings held with respect to the Merger or any other matter. The summary of the opinion of Morgan Stanley set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.
In arriving at its opinion, Morgan Stanley, among other things:
•
  reviewed certain publicly available financial statements and other business and financial information of the Company;
•
  reviewed certain internal financial statements and other financial and operating data concerning the Company;
•
  reviewed certain financial projections prepared by the management of the Company as well as certain sensitivity adjustments thereto prepared at the direction of the Transaction Committee (the “Sensitivities”);
•
  discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company and the Transaction Committee;
•
  reviewed the book value of CML as of December 31, 2013 and discussed the past and current operations and financial condition and the prospects of CML with senior executives of the Company and the Transaction Committee;
•
  reviewed the reported prices and trading activity for the Common Stock;
•
  compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other publicly-traded companies comparable with the Company and their securities;
•
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;
•
  participated in certain discussions and negotiations among representatives of the Transaction Committee and Parent and their financial and legal advisors;
•
  reviewed a draft Merger Agreement in the form provided to the Transaction Committee by Parent on April 18, 2014, the Support Agreement, drafts of equity commitment letters from TPG and Fosun in the form provided to the Transaction Committee by Parent on April 18, 2014 (the “Equity Commitment Letters”), drafts of a limited guarantee from TPG in the form provided to the Transaction Committee by Parent on April 18, 2014 and the CML Agreement and certain related documents; and
•
  performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.
In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by the Company, and which formed a substantial basis for its opinion. With respect to the financial projections prepared by the management of the Company (see “Special Factors — Projected Financial Information”), Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. With respect to the Sensitivities, Morgan

Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Transaction Committee of the future financial performance of the Company. As it discussed with the Transaction Committee, Morgan Stanley utilized the book value of CML provided by the Company as of December 31, 2013 for purposes of its analyses. In addition, Morgan Stanley assumed that the Merger would be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Parent will obtain financing in accordance with the terms set forth in the Equity Commitment Letters and that the transactions contemplated in the Support Agreement will be consummated. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. In its opinion, Morgan Stanley noted that it is not a legal, tax, or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of the Company and its legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of Common Stock in the Merger. Morgan Stanley’s opinion did not address the fairness of any consideration to be received by the Rollover Investors, the Additional Rollover Stockholders (if any), any holder of Class B Common Stock or any other holder of Excluded Shares pursuant to the Merger Agreement, the Support Agreement or otherwise. Morgan Stanley also expressed no opinion as to the relative fairness of any portion of the consideration to holders of any series or class of common stock of the Company or the merits of the Merger relative to any other alternative business transaction, or any other alternatives, or whether or not such alternatives could be achieved. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the Company, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of the opinion. Events occurring after the date of the opinion may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.
The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion delivered to the Transaction Committee on April 18, 2014 and the preparation of its written opinion to the Transaction Committee dated April 18, 2014. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion.
Historical Trading Range Analysis
Morgan Stanley reviewed the historical trading range of shares of Common Stock for the 52-week period ending February 14, 2014, which was the last trading day immediately preceding the public announcement of the Original Merger. Morgan Stanley noted that, during such period, the highest closing price for shares of Common Stock was $19.21 and the lowest closing price for shares of Common Stock was $10.66. Morgan Stanley also noted that, as of February 14, 2014, the closing price for shares of Common Stock was $17.15, and the 30-day volume-weighted average closing price for shares of Common Stock was $16.61.
Trading Multiples Analysis
Chindex Historical Trading Multiples.   Morgan Stanley performed a historical trading multiple analysis for the Company to determine the ratio of aggregate value, defined as market capitalization on a fully diluted basis (the term “fully diluted basis” includes (i) outstanding shares of Common Stock and Class B Common Stock and (ii) options, warrants and restricted stock calculated in accordance with the treasury method) plus total debt and minority interests less cash and cash equivalents (referred to as

“Aggregate Value”), to the earnings before interest, taxes and depreciation and amortization (referred to as “EBITDA”) that the Company had traded at for the five year period ended February 14, 2014. Because there were no available equity research estimates of EBITDA for the Company for future periods, Morgan Stanley used in its analysis the EBITDA for the 12 months prior to the date of measurement (referred to as “LTM EBITDA”). Morgan Stanley noted that the Company’s five year average Aggregate Value to LTM EBITDA multiple was 11.1x and the average Aggregate Value to LTM EBITDA for calendar year 2013 and year-to-date 2014 was 14.5x. Based on this analysis and its professional judgment, Morgan Stanley selected a reference range of Aggregate Value to LTM EBITDA of 11.0x to 15.0x and applied this range to the EBITDA for calendar year 2013 for the Company. In its analyses, Morgan Stanley utilized the EBITDA for calendar year 2013 for the Company based on actual reported results and adjusted such EBITDA to add back $2.5MM of transaction costs relating to the Merger and the Original Merger as provided by the Company. The analysis indicated the following approximate implied per share reference ranges for the Common Stock on a fully diluted basis, rounded to the nearest $0.25:

Ratio	2013 EBITDA ($MM)	Company Trading Multiple	Implied Per Share Value
Aggregate Value to 2013 EBITDA	$16	11.0x	$10.25
Aggregate Value to 2013 EBITDA	$16	15.0x	$13.75

Comparable Company Trading Multiples.   Morgan Stanley performed a comparable company analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared, using publicly available information, current and historical financial information, ratios and public market multiples for publicly-traded companies that have certain business and operating characteristics similar to the Company and compared such information to that of the Company. Publicly-traded comparable companies were selected on the basis of their financial and operating metrics and criteria, including service offerings, risk profile, size, geographic footprint, scale and diversification of operations. Morgan Stanley analyzed the following companies:
•
  Comparables that represent Asian healthcare services providers with single country of operation and/or highly concentrated number of facilities, including Bangkok Dusit Medical Services Public Company Limited, Bumrungrad Hospital Public Company Limited, KPJ Healthcare Bhd and Bangkok Chain Hospital Public Company Limited.
•
  Comparables that represent large diversified healthcare services providers in the Asia-Pacific region, including IHH Healthcare Berhad, Apollo Hospitals Enterprise Limited, Raffles Medical Group Ltd and Fortis Healthcare Limited.
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  Comparables representing selected hospitals in the United States, including HCA Holdings, Inc., Community Health Systems, Inc., Universal Health Services Inc., Tenet Healthcare Corp., Lifepoint Hospitals Inc., Vanguard Health Systems Inc. prior to June 21, 2013, the last unaffected share price date prior to announcement of acquisition by Tenet Healthcare Corp., and Health Management Associates, Inc. prior to May 24, 2013, the last unaffected share price date prior to acquisition by Community Health Systems, Inc.
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  Comparables representing smaller, high-growth healthcare services companies in the United States, including BioScrip Inc., AmSurg Corp., The Advisory Board Company, athenahealth, Inc., HMS Holdings Corp. and IPC The Hospitalist Company, Inc.
Morgan Stanley analyzed the historical trading multiples for the comparable companies to determine the ratios of Aggregate Value to LTM EBITDA that the group of companies had traded at for the five year period ended April 11, 2014. Morgan Stanley noted that the five year average Aggregate Value to LTM EBITDA multiple for each group of comparable companies was 13.5x, 19.8x, 7.0x and 18.8x, respectively. Based on the analysis and its professional judgment, Morgan Stanley selected a reference range of Aggregate Value to LTM EBITDA of 14.0x to 20.0x and applied this range to the EBITDA for calendar year 2013 for the Company.

The analysis indicated the following approximate implied per share reference ranges for the Common Stock on a fully-diluted basis, rounded to the nearest $0.25:

Ratio	2013 EBITDA ($MM)	Comparable Company Reference Range	Implied Per Share Value
Aggregate Value to 2013 EBITDA	$16	14.0x – 20.0x	$ 12.75 – 17.50

No company utilized in the comparable company trading multiples analysis is identical to the Company. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company, such as the impact of competition on the businesses of the Company and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the Company or the industry or in the financial markets in general. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using comparable company data.
Discounted Equity Value Analysis
Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into the potential future price of a company’s common equity as a function of the company’s future EBITDA and Aggregate Value to trailing EBITDA multiple. The resulting value is subsequently discounted to arrive at an estimate of the present value for the company’s potential future stock price.
Morgan Stanley performed this analysis on several scenarios of the estimated EBITDA of the Company. The analysis was performed on estimated EBITDA contained in what is referred to as the “Management Base Plan”, which represents financial projections prepared by the management of the Company (see “Special Factors — Projected Financial Information — Management Base Plan”). The analysis also was performed on estimated EBITDA contained in what is referred to as the “Sensitivity Plan”, which was prepared at the direction of the Transaction Committee and adjusts the projections in the Management Base Plan to reflect the percentage by which the Company had historically achieved its projections since 2008 (based on the percentage of revenue achievement) (see “Special Factors — Projected Financial Information  — Sensitivity Plan”). The Transaction Committee indicated to Morgan Stanley that it should assume that the scenario represented by the Sensitivity Plan was more likely to be achieved than the Management Base Plan given the Company’s historical track record of failure to achieve projections.
For each of the scenarios, Morgan Stanley calculated ranges of implied equity values per share for the Common Stock as of December 31, 2013. To calculate the discounted equity value per share of Common Stock, Morgan Stanley utilized calendar year 2014 and 2015 estimated EBITDA contained in the financial forecasts for each scenario. For each scenario, Morgan Stanley calculated the future equity value per share of Common Stock at year end 2014 and 2015, respectively, by applying an Aggregate Value to LTM EBITDA multiple of 11.0x and 15.0x to the Company’s estimated EBITDA for each of 2014 and 2015. These multiples were based on the reference range contained in Morgan Stanley’s historical trading multiple analysis (see “Chindex Historical Trading Multiples” above). Morgan Stanley discounted the resulting future equity values per share to December 31, 2013 using a discount rate of 10.5%, based on Morgan Stanley’s estimate of the Company’s then current cost of equity.

The analysis indicated the following approximate implied per share reference ranges for the Common Stock on a fully-diluted basis, rounded to the nearest $0.25:

	2014 EBITDA ($MM)	2015 EBITDA ($MM)	Implied Value Per Share
11.0x LTM EBITDA Multiple
Management Base Plan	$35	$47	$18.50 – $24.25
Sensitivity Plan	$29	$33	$15.75 – $17.00
15.0x LTM EBITDA Multiple
Management Base Plan	$35	$47	$25.00 – $32.00
Sensitivity Plan	$29	$33	$21.00 – $22.50

In addition, for illustrative purposes only, Morgan Stanley performed the discounted equity analysis on a scenario of estimated EBITDA contained in what is referred to as the “Illustrative Base Plus Growth Sensitivity”, which adjusts the Management Base Plan to include the addition of four hospitals that management of the Company had indicated that it desired to develop but for which it had yet to receive Board of Directors approval (utilizing the growth model prepared by management of the Company for each of the potential projects) (see “Special Factors — Projected Financial Information — Illustrative Base Plus Growth Sensitivity”). Morgan Stanley noted that the analysis on the Illustrative Base Plus Growth Sensitivity using the Aggregate Value to LTM EBITDA multiples of 11.0x and 15.0x indicated an implied per share reference range below the applicable implied reference ranges for both the Management Base Plan and the Sensitivity Plan.
Precedent Transactions Analysis
Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms and premiums of selected transactions. In its analysis, Morgan Stanley selected precedent transactions that involved hospitals and ambulatory surgery companies in the Asia / Pacific region. The following is a list of the transactions reviewed:
Selected Transactions (Target /Acquirer)
Greenfield Hospitals Division of Wockhardt Hospitals Ltd. / Fortis Healthcare Limited
Apollo Hospitals Enterprise Limited / Apax Partners LLP
Escorts Heart Institute and Research Centre Limited / Fortis Healthcare Limited
Fortis Malar Hospitals Ltd. / Fortis Healthcare Limited
Thomson Medical Centre Limited / Sasteria Pte Ltd (Peter Lim)
Parkway Holdings Limited / Khazanah Nasional Berhad
Parkway Holdings Limited / Fortis Healthcare Limited
Parkway Holdings Limited / Integrated Healthcare Holdings Limited (Khazanah)
Parkway Holdings Limited / Newbridge Capital and TPG-Axon Capital
Quality Healthcare Medical Services Ltd. / The British United Provident Association Limited
Pantai Holdings Berhad / Pantai Irama Ventures Sdn Bhd
Bangkok Dusit Medical Services Public Company Limited / Bangkok Airways Co., Ltd.
Bumrungrad Hospital Public Company Limited / Istithmar PJSC of the United Arab Emirates and TLS Alpha Pte. Ltd. of Singapore and Aranda Investments Pte. Ltd. of Singapore
Healthscope Limited / Carlyle Asia and TPG Asia
Nova Health Limited / Healthscope Limited

Morgan Stanley calculated the minimum, median, mean and maximum multiples of Aggregate Value to LTM EBITDA for the selected precedent transactions and noted that they were 10.2x, 19.3x, 19.6x and 35.9x, respectively. Based on this analysis and its professional judgment, Morgan Stanley selected a reference range of Aggregate Value to LTM EBITDA of 15.0x to 20.0x and applied this range to the EBITDA for calendar year 2013 for the Company.
The analysis indicated the following approximate implied per share reference ranges for the Common Stock on a fully-diluted basis, rounded to the nearest $0.25:

Ratio	2013 EBITDA ($MM)	Precedent Transaction Reference Range	Implied Per Share Value
Aggregate Value to 2013 EBITDA	$16	15.0x – 20.0x	$13.75 – 17.50

Premiums Paid Analysis
Morgan Stanley reviewed, based on publicly available information, the premiums paid in certain acquisition transactions in the United States. The analyses excluded terminated transactions, employee stock ownership plan transactions, self-tenders, spin-offs, share repurchases, minority interest transactions, exchange offers, recapitalizations and restructurings.
Morgan Stanley considered premiums paid in transactions with a transaction value of $100,000,000 or more in the United States where the consideration was cash over the course of a twenty-four year period ending with calendar year 2013. Morgan Stanley noted that the mean premium paid in the transactions reviewed was 39.1% over the closing stock price four weeks prior to the earliest of public announcement, announcement of a competing bid and market rumors of the applicable transaction. Based on this analysis and its professional judgment, Morgan Stanley applied a premium range of 30% to 40% to the Company’s closing stock price on February 14, 2014 of $17.15. The analysis indicated an approximate implied per share reference range for the Common Stock on a fully-diluted basis of $22.25 to $24.00 (rounded to the nearest $0.25).
Morgan Stanley also considered premiums paid to a company’s 52-week high stock price in transactions having a transaction value of $200,000,000 or more in the United States where the consideration was cash during from the period from January 2007 to August 2013, which was the date that Morgan Stanley compiled the analysis. In certain cases, the premium was adjusted to reflect the presence of information or speculation in the public domain regarding a transaction prior to the formal announcement date. Morgan Stanley noted that the mean premium to the 52-week high closing stock price paid in all transactions reviewed was 7.8%. Based on this analysis and its professional judgment, Morgan Stanley applied a premium range of 0% to15% to the Company’s 52-week high stock price as of February 14, 2014 of $19.21. The analysis indicated an approximate implied per share reference range for the Common Stock on a fully-diluted basis of $19.25 to $22.00 (rounded to the nearest $0.25).
No company or transaction utilized in the precedent transactions or premiums paid analysis is identical to the Company or the Merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, market and financial conditions and other matters, which are beyond the control of the Company, such as the impact of competition on the business of the Company or the industry generally, industry growth and the absence of any adverse material change in the financial condition of the Company or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using comparable company data.
Leveraged Buyout Analysis
Morgan Stanley performed a leveraged buyout analysis, which is designed to illustrate the ability to pay for a financial sponsor at a given return target, exit multiple and financing structure. Morgan Stanley performed the leveraged buyout analysis to estimate the theoretical prices at which a financial sponsor might effect a leveraged buyout of the Company if the sponsor based its buyout on the forecasts contained in the Management Base Plan. Based upon its professional judgment, Morgan Stanley assumed an all equity financing structure and that a financial buyer would attempt to realize a return on its investment on December 31, 2018 (based on an entry date of December 31, 2013).
For purposes of the analysis, the valuation of the Company realized by the financial sponsor in such subsequent exit transaction was based on Aggregate Value to LTM EBITDA multiples of 11.0x to 17.0x. This range was derived from the reference range contained in Morgan Stanley’s historical trading multiple analysis (see “Chindex Historical Trading Multiples” above) and the midpoint of the reference range contained in the comparable company analysis (see “Comparable Company Trading Multiples” above). Morgan Stanley then derived a range of theoretical purchase prices that a financial sponsor might pay in the Management Base Plan based on an assumed required internal rate of return for a financial buyer of between 25% and 30% based upon its professional judgment.
For illustrative purposes only, Morgan Stanley also performed an illustrative leveraged buyout analysis to estimate the theoretical prices at which a financial sponsor might effect a leveraged buyout of the Company if the sponsor based its buyout on the forecasts contained in the Illustrative Base Plus Growth Sensitivity. For purposes of this analysis, the valuation of the Company realized by the financial sponsor in such subsequent exit transaction was based on Aggregate Value to LTM EBITDA multiples of 14.0x to 20.0x. This range was derived from the reference range contained in Morgan Stanley’s historical trading multiple analysis (see “Chindex Historical Trading Multiples” above) and the reference range contained in the comparable company analysis (see “Comparable Company Trading Multiples” above). The higher range used in connection with the Illustrative Base Plus Growth Sensitivity compared with the Management Base Plan resulted from Morgan Stanley’s professional judgment regarding the impact on exit multiples of the higher EBITDA growth rates associated with the Illustrative Base Plus Growth Sensitivity. Morgan Stanley then derived a range of theoretical purchase prices in the Illustrative Base Plus Growth Sensitivity based on an assumed required internal rate of return for a financial buyer of between 30% and 35% based upon its professional judgment. The higher range used in connection with the Illustrative Base Plus Growth Sensitivity compared with the Management Base Plan resulted from Morgan Stanley’s professional judgment regarding the impact on internal rates of return of execution risks associated with the Illustrative Base Plus Growth Sensitivity.
The analysis indicated the following approximate implied per share reference ranges for the Common Stock on a fully-diluted basis, rounded to the nearest $0.25:

Leveraged Buyout Analysis Forecast Scenario	Internal Rate of Return	Exit Multiple	Implied Value Per Share of Chindex Common Stock
Management Base Plan	25% – 30%	11.0x	$12.75 – $15.75
Management Base Plan	25% – 30%	17.0x	$18.75 – $22.75
Illustrative Base Plus Growth Sensitivities	30% – 35%	14.0x	$12.00 – $15.75
Illustrative Base Plus Growth Sensitivities	30% – 35%	20.0x	$19.50 – $24.75

In addition, Morgan Stanley performed an additional analysis whereby the valuation of the Company in the scenarios analyzed included a separate value for the Company’s ownership interest in CML in addition to the value calculated in the illustrative leverage buyout analysis. Morgan Stanley based the value of the Company’s ownership interest in CML on the book value of such ownership interest. Morgan Stanley noted that the CML Agreement provided that the CML Seller would sell its 30% interest in CML to Fosun Parent (which currently owns 70% of CML) or a party related to Fosun Parent after the Merger at a value derived from the book value of its ownership interest in CML. Morgan Stanley calculated a value of $1.84 per share for the 30% ownership interest in CML, which was based on 30% of the book value of CML as of December 31, 2013 provided by the management of the Company. Morgan Stanley also noted that Fosun’s capital contribution into CML in connection with the 2013 acquisition of Alma Laser by CML implied a valuation for the 30% interest in CML equal to $1.65 per share. Morgan Stanley used the higher value represented by the book value of CML in its analysis and added a value of $1.84 per share to the ranges calculated for the illustrative buyout analysis for each scenario.

Discounted Cash Flow Analysis
Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of the company.
Morgan Stanley calculated a range of implied equity values per share of Common Stock based on estimates of future cash flows for calendar years 2014 through 2018. Morgan Stanley performed this analysis on the estimated future cash flows contained in the Management Base Plan and the Sensitivity Plan. The Transaction Committee indicated to Morgan Stanley that it should assume that the scenario represented by the Sensitivity Plan was more likely to be achieved than the Management Base Plan given the Company’s historical track record of failure to achieve projections. For illustrative purposes only, Morgan Stanley also performed the analysis on the estimated future cash flows contained in what is referred to as the “January 2013 Model”, which are the financial projections prepared by the management of the Company that were delivered to the Transaction Committee in January 2013, to illustrate a scenario with lower revenue growth and lower EBITDA margins relative to the later issued Management Base Plan (see “Special Factors — Projected Financial Information — Management Base Plan”).
Morgan Stanley first calculated the estimated unlevered after tax free cash flows (calculated as tax-affected EBITDA less capital expenditures and adjusting for changes in working capital) of the Company for the period from January 1, 2014 to December 31, 2018, assuming a normalized tax rate of 35%. Morgan Stanley calculated a terminal value for the Company by applying a range of perpetual growth rates of 2.5% to 3.5%, based on Morgan Stanley’s professional judgment, to the unlevered after tax free cash flow of the Company for 2018. Morgan Stanley then discounted the unlevered after tax free cash flows and terminal value to present value as of December 31, 2013 using a range of discount rates of 9% to 11%, which range was selected by Morgan Stanley based on Morgan Stanley’s estimation of the Company’s then current weighted average cost of capital.
Using the Management Base Plan financial forecasts, this analysis indicated an approximate implied per share reference range for the Common Stock on a fully-diluted basis of $20.75 to $30.75 (rounded to the nearest $0.25). Using the Sensitivity Plan financial forecasts, this analysis indicated an approximate implied per share reference range for the Common Stock on a fully-diluted basis of $13.25 to $19.50 (rounded to the nearest $0.25). Using the January 2013 Model financial forecasts, this analysis indicated an approximate implied per share reference range for the Common Stock on a fully-diluted basis of $18.00 to $26.00 (rounded to the nearest $0.25).
In addition, Morgan Stanley performed an additional analysis whereby the valuation of the Company included a separate value for the Company’s ownership interest in CML in addition to the value calculated in the discounted cash flow analysis. Morgan Stanley based the value of the Company’s ownership interest in CML on the book value of such ownership interest. Morgan Stanley noted that the CML Agreement provided that the CML Seller would sell its 30% interest in CML to Fosun Parent (which currently owns 70% of CML) or a party related to Fosun Parent after the Merger at a value derived from the book value of its ownership interest in CML. Morgan Stanley calculated a value of $1.84 per share for the 30% ownership interest in CML, which was based on 30% of the book value of CML as of December 31, 2013 provided by the management of the Company. Morgan Stanley also noted that Fosun’s capital contribution into CML in connection with the 2013 acquisition of Alma Laser by CML implied a valuation for the 30% interest in CML equal to $1.65 per share. Morgan Stanley used the higher value represented by the book value of CML in its analysis and added a value of $1.84 per share to the ranges calculated for the discounted cash flow analysis for each scenario.
General
Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions.
The ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of the Company. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters. Many of these assumptions are beyond the control of the Company. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.
Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, to the holders of shares of Common Stock of the $24.00 in cash per share of Common Stock to be received by such holders (other than the holders of the Excluded Shares) pursuant to the Merger Agreement and in connection with the delivery of its opinion to the Transaction Committee. These analyses do not purport to be appraisals or to reflect the prices at which shares of Common Stock might actually trade.
The Merger Consideration was determined through arm’s-length negotiations between the Transaction Committee, on the one hand, and TPG (and, at times, Fosun) on behalf of the Buyer Consortium, on the other hand, and was approved by the Transaction Committee and recommended by the Transaction Committee for approval by the Board of Directors. Morgan Stanley provided advice to the Transaction Committee during these negotiations. Morgan Stanley did not, however, recommend any specific merger consideration to the Transaction Committee or that any specific merger consideration constituted the only appropriate merger consideration for the Merger. Morgan Stanley expressed no opinion or recommendation as to how the stockholders of the Company should vote at the stockholders’ meeting to be held in connection with the Merger.
Morgan Stanley’s opinion and its presentation to the Transaction Committee was one of many factors taken into consideration by the Transaction Committee in deciding to approve, and to recommend that the Board of Directors approve, the Merger Agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Transaction Committee with respect to the Merger Consideration or of whether the Transaction Committee would have been willing to agree to different consideration. The foregoing summary describes the material analysis performed by Morgan Stanley but does not purport to be a complete description of the analysis performed by Morgan Stanley.
Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice.
Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Company, Parent, Fosun, TPG, TPG Capital L.P. or any other company, or any currency or commodity, that may be involved in the transactions contemplated by the Merger Agreement, or any related derivative instrument.
Under the terms of its engagement letter, Morgan Stanley provided the Transaction Committee with financial advisory services and a financial opinion in connection with the Merger, and as compensation for its services in connection with the Merger, the Company has agreed to pay Morgan Stanley a fee of approximately $7,100,000, $450,000 of which was paid to Morgan Stanley as quarterly advisory fees in respect of the first two quarters of 2013 that Morgan Stanley advised the Transaction Committee, $1,000,000 of which became payable to Morgan Stanley upon the delivery by Morgan Stanley of an opinion regarding the fairness from a financial point of view of the consideration to be paid to holders of Common Stock in a transaction and the remainder of which will be payable to Morgan Stanley upon the consummation of the Merger. Pursuant to its engagement letter, Morgan Stanley may also receive an additional fee of up to $1,500,000 upon or before the consummation of the Merger, which fee, if any, is in the sole discretion of the Transaction Committee. Morgan Stanley will also be reimbursed for its expenses, including reasonable fees of outside counsel and other professional advisors, incurred in connection with its engagement. In addition, the Company has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of Morgan Stanley’s engagement.
In the two years prior to the date of its opinion, Morgan Stanley provided financial advisory and financing services unrelated to the proposed Merger to Fosun International Limited, an entity related to Fosun, and to TPG and certain entities related to TPG, including funds and entities related to TPG Capital, L.P. and its majority-owned portfolio companies. For such services, Morgan Stanley has received or expects to receive aggregate fees of approximately $7,000,000 from Fosun International Limited, and approximately $100,000,000 from TPG and certain entities related to TPG, including funds and entities related to TPG Capital, L.P. and its majority-owned portfolio companies. Morgan Stanley may also seek to provide such services to the Company, Fosun and TPG and related entities in the future and expects to receive fees for the rendering of these services. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with this transaction, may have committed and may commit in the future to invest in private equity funds managed by affiliates of TPG and TPG Capital, L.P.
Position of the Buyer Consortium as to Fairness of the Merger
Under a possible interpretation of the SEC rules governing “going private” transactions, some or all of the members of the Buyer Consortium may be deemed to be affiliates of the Company and, therefore, are required to express such member’s beliefs as to the fairness of the Merger to the Company’s “unaffiliated security holders”, as defined under Rule 13e-3 of the Exchange Act. Each member of the Buyer Consortium is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act on the assumption that such rules are applicable. The views of each member of the Buyer Consortium should not be construed as a recommendation to any Company stockholder as to how that stockholder should vote on the proposal to adopt the Merger Agreement.
The members of the Buyer Consortium who are stockholders of the Company have interests in the Merger that are different from those of the other stockholders of the Company by virtue of their continuing interests in the surviving corporation after the completion of the Merger. The Buyer Consortium attempted to negotiate with the Transaction Committee the terms of a transaction that would be most favorable to the Buyer Consortium, and not necessarily to the Company’s unaffiliated stockholders, and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were fair to such unaffiliated stockholders. The Transaction Committee consists of four directors of the Company who are not affiliated with members of the Buyer Consortium, are not employees of the Company or any of its affiliates and have no financial interest in the Merger different from, or in addition to the interests of the Company’s unaffiliated stockholders other than their interests described under “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 78. Accordingly, the Buyer Consortium believes that the members of the Transaction Committee are independent and disinterested directors of the Company.
The Buyer Consortium (other than Ms. Lipson in her capacity as a member of the Board of Directors) did not participate in the deliberations of the Transaction Committee or the Board of Directors regarding, or receive advice from the Company’s legal advisors or financial advisors as to, the substantive or procedural fairness of the Merger to the Company’s unaffiliated stockholders. The Buyer Consortium has not performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the Merger to the Company’s unaffiliated stockholders. Neither TPG nor TPG Asia has received any report, opinion or appraisal from Goldman Sachs that is materially related to the proposed transaction.
Based on the knowledge and analysis of each member of the Buyer Consortium of available information regarding the Company, as well as discussions with the Company’s senior management regarding the Company and its business and the factors considered by, and the analysis and resulting conclusions of, the Board of Directors and the Transaction Committee discussed under “Special Factors —  Reasons for the Merger; Recommendation of the Transaction Committee; Recommendation of the Board of Directors; Fairness of the Merger” beginning on page 43 (which analysis and resulting conclusions each member of the Buyer Consortium adopts), each member of the Buyer Consortium believes that the Merger is substantively and procedurally fair to the Company’s unaffiliated stockholders. In particular, each member of the Buyer Consortium believes that the proposed Merger is substantively and procedurally fair to the Company’s unaffiliated stockholders based on its consideration of the following factors, among others:
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  the Transaction Committee determined, by unanimous vote of all members of the Transaction Committee, and the Board of Directors, acting upon the unanimous recommendation of the Transaction Committee, determined by the unanimous vote of all members of the Board of Directors, that the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, the Company’s unaffiliated stockholders;
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  the current and historical market prices of the Common Stock, including the market performance of the Common Stock relative to the common stock of other participants in the industries in which the Company operates and general market indices, and the fact that the Merger Consideration of $24.00 per share for the Common Stock represents an implied premium of approximately 40% over the closing market price per share on February 14, 2014, the last trading day before the announcement of the Original Merger, 45% over the volume weighted average trading price per share for the 30 calendar days that ended on February 14, 2014, and 129% over the closing price per share on December 26, 2012 (the date when the Transaction Committee was formed);
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  the $24.00 per share Merger Consideration and the other terms and conditions of the Merger Agreement resulted from arm’s-length negotiations between the Buyer Consortium, on the one hand, and the Transaction Committee, on the other hand, and the fact that the $19.50 per share merger consideration under the Original Merger Agreement was increased to the $24.00 per share Merger Consideration under the Merger Agreement in response to an offer from a financial bidder to acquire all of the outstanding shares of Company Stock for $23.00 per share during the “go shop” process as described in “Special Factors — Background of the Merger — The Go Shop Process, the Merger and the Merger Agreement”;
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  the Merger Consideration is all cash, allowing the Company’s unaffiliated stockholders to immediately realize a certain and fair value for all of their shares of Common Stock and, as a result, to no longer be exposed to the various risks and uncertainties related to prospects of the Company;
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  notwithstanding that the opinion of Morgan Stanley was provided for the information and assistance of the Transaction Committee, and that the Buyer Consortium is not entitled to, and did not, rely on such opinion, the fact that the Transaction Committee received an opinion from Morgan Stanley to the effect that, as of the date of such opinion, based upon and subject to the assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley, the $24.00 in cash per share to be received by the holders of shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders (other than the holders of the Excluded Shares);
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  the proposed Merger is not conditioned on any financing being obtained by Parent or Merger Sub, thus increasing the likelihood that the proposed Merger will be consummated and the merger consideration will be paid to the unaffiliated stockholders;
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  the Merger Agreement requires that it be adopted not only by the affirmative vote of the holders of at least a majority of the voting power of the outstanding Company Stock, but also the affirmative vote of the holders of at least a majority of the voting power of the outstanding Company Stock not owned, directly or indirectly, by any Excluded Holder (see “The Special Meeting — Required Vote”);

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  the Transaction Committee consists solely of directors who are not officers or employees of the Company or any of its subsidiaries and are not affiliated with any member of the Buyer Consortium, and, other than receipt of reasonable and customary fees for attending meetings and their other interests described under “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger”, to the knowledge of the Buyer Consortium, such directors have no financial interest in the Merger different from, or in addition to, the Company’s unaffiliated stockholders;
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  the Company’s ability, pursuant to the “go shop” process under the Original Merger Agreement, to (i) initiate, solicit and facilitate the making of “Alternative Proposals” from third parties and (ii) enter into and maintain or continue substantive discussions or negotiations with third parties with respect to Alternative Proposals, or otherwise cooperate with or assist or participate in, or facilitate, any inquiries, proposals, substantive discussions or negotiations regarding an Alternative Proposal;
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  the Transaction Committee’s receipt of an offer from a financial bidder during the “go shop” process under the Original Merger Agreement to acquire all of the outstanding shares of Company Stock for $23.00 per share in cash that the Transaction Committee determined constituted a Superior Proposal, and the fact that the financial bidder did not further increase its price after the Buyer Consortium offered to increase the merger consideration to $24.00 per share (see “Special Factors — Background of the Merger — The Go Shop Process, the Merger and the Merger Agreement”);
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  the Company’s ability, under the Merger Agreement, subject to specific limitations and requirements, to respond and engage in discussions and negotiations with respect to an unsolicited bona fide written Alternative Proposal;
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  the Transaction Committee’s and the Board of Directors’ ability, subject to specific limitations and requirements, to change its recommendation that the Company’s stockholders vote in favor of the adoption of the Merger Agreement or to terminate the Merger Agreement in order to enter into a definitive agreement providing for a Superior Proposal, subject to paying to Parent a termination fee of $14,623,500 (see “The Merger Agreement — Termination Fees” beginning on page 116);
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  the Transaction Committee retained and received advice from Morgan Stanley, as financial advisor, and Hughes Hubbard & Reed LLP, as legal advisor, each an internationally recognized firm with extensive experience in representing special committees of public companies;
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  in connection with the transactions contemplated by the Merger Agreement, each of TPG and Fosun has issued an equity commitment letter, pursuant to which each of TPG and Fosun has agreed, subject to certain conditions, to commit to invest, at or prior to the effective time of the Merger, an aggregate of $296,000,000 and $159,000,000, respectively, in Parent to fund the Merger. If Fosun does not make such cash contribution, TPG will fund the full amount of up to approximately $455,000,000 of cash required to fund the Merger (see “Special Factors — Financing for the Merger”);
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  the proposed Merger will provide liquidity for the unaffiliated stockholders without incurring brokerage and other costs typically associated with market sales; and
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  the ability of the Company’s stockholders to exercise appraisal rights under Section 262 of the DGCL, which provides such stockholders with the opportunity to have the Delaware Court of Chancery determine the “fair value” (as defined pursuant to Section 262 of the DGCL) of their shares of Company Stock (which may be more than, less than or the same as the amount such stockholders would have received under the Merger Agreement) and to receive payment based on that valuation in lieu of receiving the Merger Consideration (see “Rights of Appraisal”).
In their consideration of the fairness of the proposed Merger, the members of the Buyer Consortium did not find it practicable to, and did not, appraise the assets of the Company to determine the liquidation value for the Company’s unaffiliated stockholders (i) because of their belief that liquidation sales generally result in proceeds substantially less than the sales of a going concern, (ii) because of the impracticability of determining a liquidation value given the significant execution risk involved in any breakup, (iii) because they considered the Company to be a viable going concern and (iv) because the Company will continue to operate its business following the Merger. None of the members of the Buyer Consortium considered net book value, which is an accounting concept, for purposes of determining the fairness of the per share Merger Consideration to the Company’s unaffiliated stockholders because, in their view, net book value is not indicative of the Company’s market value but rather an indicator of historical costs. The Buyer Consortium notes, however, that the per share Merger Consideration of $24.00 per share is higher than the net book value of the Company per share of $9.17 as of December 31, 2013. None of the members of the Buyer Consortium sought to establish a pre-Merger going concern value for Company Stock to determine the fairness of the Merger Consideration to the Company’s unaffiliated stockholders because following the Merger the Company will have a significantly different capital structure. However, to the extent the pre-Merger going concern value was reflected in the price of the shares of Company Stock prior to the announcement of the Original Merger, the Merger Consideration represented a premium to the going concern value of the Company.
Except as described above with respect to the “go shop” process under the Original Merger Agreement, none of the members of the Buyer Consortium is aware of, and thus none of them considered in its fairness determination, any offers or proposals made by any unaffiliated third parties with respect to a merger or consolidation of the Company with or into another company, a sale of all or substantially all of the Company’s assets, or the purchase of the Company voting securities that would enable the holder to exercise control over the Company.
The foregoing discussion of the factors considered by each member of the Buyer Consortium in connection with the fairness of the Merger is not intended to be exhaustive but is believed to include all material factors considered by each of them. The members of the Buyer Consortium did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of the Merger. Rather, each member of the Buyer Consortium made its own separate fairness determination after considering all of the foregoing factors as a whole. Each member of the Buyer Consortium believes these factors provide a reasonable basis upon which to form its belief that the Merger is both substantively and procedurally fair to the Company’s unaffiliated stockholders. This belief should not, however, be construed as a recommendation to any Company stockholder to vote in favor of the proposal to adopt the Merger Agreement. None of the members of the Buyer Consortium makes any recommendation as to how stockholders of the Company should vote their shares of Company Stock on the proposal to adopt the Merger Agreement.
Purposes and Reasons of the Company for the Merger
The Company’s purpose for engaging in the Merger is to enable its stockholders to receive $24.00 per share in cash without interest. The Merger Consideration represents an implied premium of approximately 40% over the closing market price per share on February 14, 2014, the last trading day before the announcement of the Original Merger, 45% over the volume weighted average trading price per share for the 30 calendar days that ended on February 14, 2014, and 129% over the closing price per share on December 26, 2012 (the date when the Transaction Committee was formed). The Company has determined to undertake the Merger at this time based on the analyses, determinations and conclusions of the Transaction Committee and the Board of Directors described in detail above under “Special Factors —  Reasons for the Merger; Recommendation of the Transaction Committee; Recommendation of the Board of Directors; Fairness of the Merger”. As discussed above under “Special Factors — Background of the Merger”, the Board of Directors formed the Transaction Committee following receipt of the Initial Proposal from TPG Asia. The Transaction Committee was under no obligation to propose or recommend the sale of the Company or any other transaction to the Board of Directors. In determining to approve the Merger, the Transaction Committee and the Board of Directors considered, among other things, the business judgment of the members of the Transaction Committee, in light of all the factors considered by the Transaction Committee (including the arm’s length negotiations of the Merger Agreement (and, prior thereto, the Original Merger Agreement) and the “go shop” process under the Original Merger Agreement (including the arm’s length negotiations of the proposals submitted by Party A Bid Entity)), that the Merger Consideration of $24.00 per share would result in a sale of the Company at the highest price per share of Company Stock that was reasonably attainable. See “Special Factors — Background of the Merger” and “Special Factors — Reasons for the Merger; Recommendation of the Transaction Committee; Recommendation of the Board of Directors; Fairness of the Merger”.
Purposes and Reasons of the Buyer Consortium for the Merger
Under a possible interpretation of the SEC rules governing “going private” transactions, some or all of the members of the Buyer Consortium may be deemed to be affiliates of the Company and, therefore, are required to express such member’s purposes and reasons for the Merger to the Company’s “unaffiliated security holders”, as defined under Rule 13e-3 of the Exchange Act. Each member of the Buyer Consortium is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act on the assumption that such rules are applicable. The views of members of the Buyer Consortium should not be construed as a recommendation to any Company stockholder as to how that stockholder should vote on the proposal to adopt the merger agreement.
If the Merger is completed, the Company will become a wholly-owned subsidiary of Parent, and Company Stock will cease to be publicly traded. For the Buyer Consortium, the primary purpose of the Merger is to benefit from any future earnings and growth of the Company after the Merger of Merger Sub with and into the Company, making the Company privately held and wholly-owned by Parent. The Buyer Consortium believes that structuring the transaction in such manner is preferable to other transaction structures because (i) it will enable Parent to directly acquire all of the outstanding shares of the Company at the same time, (ii) it will allow the Company to cease to be a publicly registered and reporting company, (iii) it represents an opportunity for the Company’s unaffiliated stockholders to immediately realize the value of their investment in the Company and (iv) it also allows the Rollover Investors and Additional Rollover Stockholders (if any) to maintain all or a portion of their investment in the Company through their respective direct or indirect ownership in Parent.
The Buyer Consortium also believes that it is in the best interests of the Company to operate as a privately-held entity. As a privately-held entity, the Company will have greater operational flexibility to pursue alternatives that it would not have as a public company, and management will be able to concentrate on long-term growth, reducing the focus on the quarter-to-quarter performance often emphasized by the public equity market’s valuation of Company Stock. Each member of the Buyer Consortium also believes that the Merger will provide the Company with flexibility to pursue transactions with a risk profile that may be unacceptable to many public shareholders, and that these transactions can be more effectively executed as a private company.
In addition, as a privately-held entity, the Company will be relieved of many of the other expenses, burdens and constraints imposed on companies that are subject to the public reporting requirements under the federal securities laws of the United States, including the Exchange Act and Sarbanes-Oxley Act of 2002. The need for the management of the Company to be responsive to the unaffiliated stockholders’ concerns and to engage in an on-going dialogue with the unaffiliated stockholders can at times distract the management’s time and attention from the effective operation and improvement of the business.
The Buyer Consortium decided to undertake the going private transaction at this time because it wants to take advantage of the benefits of the Company’s being a privately-held company as described above and because Parent was able to obtain equity financing commitments from TPG and Fosun, in each case on terms satisfactory to the Buyer Consortium. In the course of considering the going private transaction, the Buyer Consortium did not consider alternative transaction structures.
The Buyer Consortium also considered a variety of potentially negative factors to it concerning the Merger Agreement and the Merger, which are listed below, although not listed in any relative order of importance:
•
  all of the risk of any possible decreases in the Company’s revenues, free cash flow or value following the Merger will be borne by the Buyer Consortium;
•
  risks associated with pending legal proceedings and possible adverse regulatory changes against the Company will be borne by the Buyer Consortium;

•
  the business risks facing the Company, including increased competition, will be borne by the Buyer Consortium;
•
  an investment in the surviving corporation by the Buyer Consortium following the Merger will involve substantial risk resulting from the limited liquidity of such an investment; and
•
  following the Merger, there will be no trading market for the surviving corporation’s equity securities.
Plans for the Company After the Merger
Upon consummation of the Merger, the Company will cease to have publicly traded equity securities and will instead be a wholly-owned subsidiary of Parent, but the members of the Buyer Consortium have advised the Company that the Company will continue its current operations. In addition, the members of the Buyer Consortium have advised the Company that they expect to implement the plans set forth below following consummation of the Merger.
•
  Additional Investments in New Hospital Projects.   In connection with the transactions contemplated by the Original Merger Agreement, each of TPG and Fosun issued a letter agreement (each a “Pipeline Letter of Commitment”) to Parent, which likewise applies to the transactions contemplated by the Merger Agreement, pursuant to which each of TPG and Fosun has agreed, subject to certain conditions, (i) to subscribe for 2,295,640 limited partnership interests in Parent at a price per limited partnership interest of $19.50 for an aggregate purchase price of $44,764,971 and 2,319,745 limited partnership interests in Parent at a price per limited partnership interest of $19.50 for an aggregate purchase price of $45,235,029, respectively, pursuant to an initial subscription agreement; and (ii) to further subscribe for limited partnership interests in Parent at a price per limited partnership interest of $19.50 if a further subscription agreement between the parties containing terms and conditions to be mutually agreed (the “Further Subscription Agreement”) is executed within six months from the effective time of the Merger or at the fair market value per limited partnership interest at the time of the execution of the Further Subscription Agreement if the Further Subscription Agreement is executed after six months from the effective time of the Merger, for an aggregate purchase price of up to $19,895,543 and $20,104,457, respectively. The proceeds of such investments will be solely to finance new hospital projects proposed to be undertaken by the surviving corporation.
•
  Sale of CML Equity Interests.   In connection with the transactions contemplated by the Original Merger Agreement, Fosun Parent issued the CML Agreement to Parent, which likewise applies to the transactions contemplated by the Merger Agreement, pursuant to which, subject to certain conditions, Fosun Parent has committed to cause the CML Purchaser to acquire the Sale Shares after the consummation of the Merger from the CML Seller, and Parent has committed to cause the CML Seller to sell the Sale Shares to the CML Purchaser, for an aggregate purchase price equal to the fair market value of the Sale Shares to be mutually agreed between Parent and Fosun Parent subject to certain provisions governing valuation, without any deduction or withholding in respect of any tax.
•
  Service Fee.   In connection with the transactions contemplated by the Original Merger Agreement, Parent issued a service fee letter agreement (the “Service Fee Letter Agreement”), dated February 17, 2014, to Fosun, which likewise applies to the transactions contemplated by the Merger Agreement, pursuant to which Fosun agreed to assist Parent in locating properties, negotiating leases and providing other necessary advice and assistance in connection with the future hospital projects of Parent located in China at the reasonable request of Parent. In consideration of the services to be provided by Fosun, Parent will, or will cause the Company to, pay Fosun an aggregate amount equal to (a) $2,800,000 divided by (b)(x) 1 minus (y) Fosun’s ownership of Parent immediately after the completion of the Merger as fees for the services (the “Fosun Service Fees”), in cash in immediately available funds on the date of the completion of Fosun’s subscription of the limited partnership interests in Parent in accordance with the Pipeline Letter of Commitment to the account of Fosun or its designee provided in writing to Parent. Fosun has no obligation to provide the services under the Service Fee Letter Agreement until Parent has paid the Fosun Service Fees.

Except as described above or elsewhere in this proxy statement, the members of the Buyer Consortium have advised the Company that they do not have any current intentions, plans or proposals to cause the Company to engage in any of the following:
•
  an extraordinary corporate transaction following consummation of the Merger involving the Company’s corporate structure, business or management, such as a merger, reorganization or liquidation;
•
  the purchase, sale or transfer of a material amount of assets of the Company or any of its subsidiaries; or
•
  any other material changes to the Company’s corporate structure or business.
We expect and the Buyer Consortium has advised the Company that it expects, however, that, both before and following consummation of the Merger, the Company’s management and/or the Board of Directors will continue to assess the Company’s assets, corporate and capital structure, capitalization, operations, business, properties and personnel to determine what additional changes, if any, would be desirable following the Merger to enhance the business and operations of the Company and, subject to the terms of the Merger Agreement, before the consummation of the Merger, may cause the Company to effect any changes or engage in any transactions that the management and/or Board of Directors decides are in the best interest of the Company upon such review. The members of the Buyer Consortium expressly reserve the right to make any other changes to the Company’s operations after the consummation of the Merger that they deem appropriate in light of additional evaluation and review or in light of future developments.
Certain Effects of the Merger
If the Merger Agreement is adopted by the requisite votes of the Company’s stockholders and all other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent.
At the effective time of the Merger, shares of Company Stock outstanding immediately prior to the effective time of the Merger (other than the Merger Consideration Excluded Shares) will be converted into the right to receive $24.00 per share in cash, without interest and net of any taxes required to be withheld therefrom, whereupon all such shares will be automatically canceled and will cease to exist, and the holders of such shares will cease to have any rights with respect thereto other than the right to receive the Merger Consideration. As a result of the Merger there will no longer be any publicly held shares of Company Stock.
Each Company stock option (other than Co-Invest Awards) that remains unexercised as of the completion of the Merger, whether or not the option is vested and exercisable, will be canceled, and the holder of such stock option will be entitled to receive a cash payment, without interest and net of any taxes required to be withheld therefrom, equal to the product of (i) the number of shares of Company Stock subject to the option as of the effective time of the Merger and (ii) the excess, if any, of $24.00 over the exercise price per share of Company Stock subject to such option. If the amount of such product is zero, no payment will be made.
Each outstanding restricted share of Company Stock (other than Co-Invest Awards) will be fully vested immediately prior to the effective time of the Merger, and at the effective time of the Merger, will be treated in the same manner as all other shares of Company Stock in the Merger, and as such will be converted into the right to receive $24.00 per share in cash, without interest and net of any taxes required to be withheld therefrom. Each outstanding PRSU (other than Co-Invest Awards) that has been earned by attainment of specified performance measures but is still subject to time-vesting will be fully vested immediately prior to the effective time of the Merger, and each PRSU (other than Co-Invest Awards) whose performance period has not been completed at the time of the Merger will vest at target performance levels immediately prior to the effective time of the Merger. In each case, at the effective time of the Merger, each PRSU will be converted into the right to receive, in cash, $24.00 per share, without interest and net of any taxes required to be withheld therefrom.
Ms. Lipson, Ms. Silverberg, Mr. Pemble and any Additional Rollover Stockholder may, with the consent of Parent, elect to have a percentage of their outstanding stock options, restricted stock, and/or

PRSUs assumed by Parent and converted into Co-Invest Awards at the effective time of the Merger rather than being cashed out in the Merger. The percentage of each applicable individual’s Co-Invest Award is set forth in a section of the Company’s confidential disclosure schedule to the Merger Agreement (as such schedule may be updated from time to time by Parent with the consent of the applicable individual). As of May 31, 2014, the Co-Invest Award percentage for Ms. Lipson was 80%, the Co-Invest Award percentage for each of Ms. Silverberg and Mr. Pemble was 0% and the Co-Invest Award percentage for any Additional Rollover Stockholders was up to 50%. The Co-Invest Awards will become fully vested upon the Merger unless the applicable individual and Parent agree otherwise, and will be subject to the same terms and conditions as were applicable to them immediately prior to the effective time of the Merger and such additional terms and conditions as may be agreed upon by the applicable individual and Parent.
A primary benefit of the Merger to our stockholders (other than Rollover Investors and Additional Rollover Stockholders, if any) will be the right of such stockholders to receive a cash payment of $24.00, without interest, for each share of Company Stock held by such stockholders, as described above. The Merger Consideration represents an implied premium of approximately 40% above the closing price of Company Stock on February 14, 2014, the last trading day before the announcement of the Original Merger, 45% over the volume weighted average trading price per share for the 30 calendar days that ended on February 14, 2014, and 129% over the closing price per share on December 26, 2012 (the date when the Transaction Committee was formed). Additionally, such stockholders will avoid the risk after the Merger of any possible decrease in our future earnings, growth or value.
The primary detriments of the Merger to our stockholders (other than Rollover Investors and Additional Rollover Stockholders, if any) include the lack of interest of such stockholders in any potential future earnings, growth or value realized by the Company after the Merger. Additionally, the receipt of cash in exchange for shares of Company Stock pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes to our stockholders who are U.S. holders. See “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger” for additional information.
Following the Merger, it is contemplated that all of the equity interests in the Company will be owned, indirectly through Parent, by TPG, the Rollover Investors and the Additional Rollover Stockholders (if any). If the Merger is completed, these equity investors will be the sole beneficiaries of our future earnings, growth and value, if any, and such equity investors will be the only ones entitled to vote on corporate matters affecting the Company. Similarly, these equity investors will also bear the risks of ongoing operations, including the risks of any decrease in the earnings, growth or value of the Company after the Merger.
Our Common Stock is currently registered under the Exchange Act and is listed on NASDAQ under the symbol “CHDX”. As a result of the Merger, there will no longer be any publicly held shares of Company Stock. Prior to the closing of the Merger, the Company has agreed to cooperate with Parent in a commercially reasonable manner with respect to delisting our Common Stock from NASDAQ and terminating the Company’s registration under the Exchange Act after the effective time of the Merger. As a result of such deregistration, the Company will no longer be required to file reports with the SEC or otherwise be subject to the United States federal securities laws applicable to public companies. The Rollover Investors, the Additional Rollover Stockholders (if any) and any other investors in Parent will benefit from any regulatory compliance cost savings realized by the Company after it ceases to be a publicly traded company.
The directors of Merger Sub and the officers of the Company immediately prior to the effective time of the Merger will, from and after the effective time, be the directors and officers, respectively, of the surviving corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DGCL and the certificate of incorporation and bylaws of the surviving corporation. The certificate of incorporation of the surviving corporation will be amended and restated in its entirety to be in the form of the certificate of incorporation attached as Exhibit B to the Merger Agreement. The bylaws of the surviving corporation will be amended and restated in their entirety to be in the form of the bylaws attached as Exhibit C to the Merger Agreement.
In connection with the Merger, the RL Rollover Investors will receive benefits and be subject to obligations that are different from, or in addition to, the benefits and obligations the Company’s stockholders generally, as described in more detail under “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger”. The incremental benefits will include the right of the RL Rollover Investors to receive equity interests in Parent in exchange for their contribution to Parent of 728,522 shares of Company Stock. A detriment to the RL Rollover Investors is that their equity interests in Parent will not be listed on a securities exchange and will be highly illiquid without an active public trading market for such equity interests. Their equity interests in Parent will also be subject to agreements restricting the ability of the RL Rollover Investors to sell such equity interests. Additional incremental benefits to Ms. Lipson may include, among others, entry into a new employment agreement or other arrangements with the surviving corporation or its subsidiaries. Furthermore, the term sheet attached as Exhibit B to the Support Agreement contemplates, among other things, that after the effective time of the Merger, Ms. Lipson will serve as Chief Executive Officer of each of Parent and the surviving corporation, and Ms. Lipson, Ms. Silverberg and Mr. Pemble will each be a director of Parent and a director of the surviving corporation.
Parent does not currently own any interest in the Company. Following the effective time of the Merger, Parent will own 100% of the outstanding Company Stock and will have a corresponding interest in our net book value and net earnings. Each entity or individual owning an interest in Parent will have an indirect interest in our net book value and net earnings in proportion to such entity’s or individual’s ownership interest in Parent. Our net loss for the fiscal year ended December 31, 2013 was approximately $(6,133,000) and our net book value as of December 31, 2013 was approximately $166,019,000.
The table below sets forth the direct and indirect interest in the Company’s net book value and net earnings of TPG, Fosun, the RL Rollover Investors and the Additional Rollover Stockholders prior to and immediately after the Merger, based on our net book value at December 31, 2013 and net earnings for the fiscal year ended December 31, 2013.

	Ownership of the Company Prior to the Merger					Ownership of the Company After the Merger(1)(2)
	% Ownership(3)	Net book value at December 31, 2013		Net earnings for the year ended December 31, 2013		% Ownership(4)	Net book value at December 31, 2013		Net earnings for the year ended December 31, 2013
TPG	—		—		—	[ ]	$	[ ]	$	[ ]
Fosun	17.30		$28,721,287		$(1,061,009)	[ ]	$	[ ]	$	[ ]
RL Rollover Investors(5)	4.95		$8,217,940.5		$(303,583.5)	[ ]	$	[ ]	$	[ ]
Additional Rollover Stockholders(6)	[ ]	$	[ ]	$	[ ]	[ ]	$	[ ]	$	[ ]

(1)
  Based upon the agreed upon and anticipated equity investments and the Company’s net book value at December 31, 2013 and net income for the fiscal year ended December 31, 2013.
(2)
  Assuming Fosun Stockholder Approval has been obtained.
(3)
  The percentage does not take into account the fact that Class B Common Stock has six votes per share.
(4)
  Based upon beneficial ownership as of February 7, 2014.
(5)
  Percentages and amounts relating to Ms. Lipson do not take into account 20,000 restricted shares owned by her.
(6)
  Assuming [__] shares of Common Stock, the Rollover Cap, will be contributed to Parent by the Additional Rollover Stockholders in exchange for limited partnership interests in Parent immediately prior to the effective time of the Merger.
Projected Financial Information
The Company does not generally make public projections as to future performance or earnings and is especially cautious of making projections for extended periods due to the unpredictability of its business and the markets in which it operates. However, financial projections prepared by management of the Company (see “Management Base Plan” below) were made available to Morgan Stanley in connection with its analyses described under “Special Factors — Opinion of Financial Advisor to the Transaction Committee” as well as to TPG Asia and Fosun. For purposes of its analyses, Morgan Stanley also utilized the “Sensitivity Plan” and the “Illustrative Base Plus Growth Sensitivity”, which are described further in this section and under “Special Factors — Opinion of Financial Advisor to the Transaction Committee”.
Summaries of the Management Base Plan (as defined below), the January 2013 management projection set, the Sensitivity Plan and the Illustrative Base Plus Growth Sensitivity (collectively, the “Projections”) are not being included in this proxy statement to influence your decision whether to vote in favor of any matter to be presented at the special meeting, including the proposal to adopt the Merger Agreement. They are being included because the Projections were used by Morgan Stanley in connection with its analyses described under “Special Factors — Opinion of Financial Advisor to the Transaction Committee” and because certain of the Projections were made available to TPG Asia and Fosun in connection with their respective due diligence concerning the Merger. The inclusion of this information should not be regarded as an indication that the Company, the Transaction Committee, the Board of Directors, Morgan Stanley, any member of the Buyer Consortium, any advisor to or representative of any of the foregoing, or any other recipient of this information considered, or now considers, the Projections to be material information of the Company or to be a reliable prediction of future results. Neither the Company, any of its affiliates, advisors, officers, directors or representatives nor any member of the Buyer Consortium can give any assurance that actual results will not differ materially from the prospective financial information. No person has made or makes any representation to any stockholder of the Company regarding the information included in the Projections. The Company has made no representation to any member of the Buyer Consortium, in the Merger Agreement or otherwise, concerning the Projections.
Although presented with numerical specificity, the Projections are based upon a variety of estimates and numerous assumptions made by the Company’s management (and, in the case of the Sensitivity Plan, the adjustments described under “Sensitivity Plan” below) with respect to, among other matters, general business, economic, market and financial conditions and other matters, including the factors described under “Cautionary Statement Concerning Forward-Looking Information”, many of which are difficult to predict, are subject to significant economic and competitive uncertainties, and are beyond the Company’s control. With respect to the Company’s operations, the most significant assumption underlying the Projections relates to growth of service demand in each medical service category based on historical trends at the Company’s facilities and projected increases in that service demand based on increased resources (such as investment in providers and facilities). In addition, the management projection sets assumed generally constant average selling prices and insurance discounts at the Company’s facilities from year to year. They also assumed no relocation of the Company’s Shanghai facility (which is currently close to capacity) and did not include the addition of four hospitals that management of the Company had indicated that it desired to develop but which the Board of Directors had considered and not approved for various reasons, including the availability of financing (the growth model prepared by management for each of such potential projects is reflected in the “Illustrative Base Plus Growth Sensitivity” described below). In addition, since the Projections cover multiple years, such information by its nature becomes less reliable with each successive year. As a result, there can be no assurance that the estimates and assumptions made in preparing the Projections will prove accurate, that the projected results will be realized or that actual results will not be significantly higher or lower than projected.
The Projections do not take into account any circumstances or events occurring after the date they were prepared, and, except as may be required in order to comply with applicable securities laws, the Company does not intend to update, or otherwise revise, the Projections, or the specific portions presented, to reflect circumstances existing after the date when they were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. In addition, the Projections assume that the Company will remain a publicly traded company operating on a standalone basis.
The summaries of the Projections included in this proxy statement should not be considered in isolation or in lieu of the Company’s operating and other financial information determined in accordance with GAAP. See “Important Information Regarding Chindex — Selected Summary Historical Consolidated Financial Data” for additional information.

The Projections were not prepared with a view toward public disclosure, soliciting proxies or complying with GAAP, the published guidelines of the SEC regarding financial projections and forecasts or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections and forecasts. Neither the Company’s independent registered public accounting firm nor any other independent registered public accounting firm has examined, compiled or performed any procedures with respect to the Projections, and, accordingly, neither the Company’s independent registered public accounting firm nor any other public accounting firm expresses an opinion or any other form of assurance with respect to the Projections. Financial statements incorporated by reference into this proxy statement relate solely to the Company’s historical financial information. They do not extend to the Projections and should not be read to do so.
The Projections include non-GAAP financial measures, which were presented because management believed that they could be useful indicators of the Company’s projected future operating performance and cash flow. In addition, because non-GAAP financial measures are not determined consistently by all companies, the non-GAAP measures presented in the Projections may not be comparable to similarly titled measures of other companies.
Except for certain summary information, the management projection sets were presented in Renminbi, the currency of the PRC (“RMB”), rather than in U.S. dollars. In connection with its analyses described under “Special Factors — Opinion of Financial Advisor to the Transaction Committee”, Morgan Stanley, at the direction of the Transaction Committee, converted certain amounts presented in RMB to U.S. dollars. The summaries of the Projections included in this proxy statement are presented in U.S. dollars on the basis converted by Morgan Stanley. Accordingly, they are (and have been) subject to foreign currency exchange risk.
For the foregoing reasons, as well as the bases and assumptions on which the Projections were compiled, the inclusion of specific portions of the Projections in this proxy statement should not be regarded as an indication that the Company or any other person considers such Projections to be an accurate prediction of future events, and the Projections should not be relied on as such an indication. No one has made any representation to any stockholder of the Company or anyone else regarding the information included in the Projections discussed below.
The Projections are forward-looking statements. For information on factors that may cause the Company’s future financial results to materially vary, see “Cautionary Statement Concerning Forward-Looking Information”.
Management Base Plan
The management projections, as initially provided to Morgan Stanley in January 2013, included a five year projection set prepared in the ordinary course of business covering 2013 – 2017 (and, as last updated in October 2013, adding 2018). Management of the Company revised and/or updated the projection set several times (in the ordinary course of business, except for the March 2013 update as described in “Special Factors — Background of the Merger — The Original Merger and the Original Merger Agreement”), most recently in October 2013. The management projections later included a 2014 budget, which was approved by the Board of Directors in December 2013. The five year projection set (as updated in March 2013) was made available to TPG Asia in March 2013, and subsequent revisions and updates to the projection set (as well as the 2014 budget and the Growth Models (as defined under “Illustrative Base Plus Growth Sensitivity” below)) were included in the Company’s electronic data room to which TPG Asia (and, later, Fosun and Potential Go Shop Bidders that entered into confidentiality agreements with the Company (see “Special Factors — Background of the Merger — The Go Shop Process, the Merger and the Merger Agreement”)) had access for purposes of conducting due diligence in connection with the Original Merger and the Merger. Morgan Stanley reviewed the management projections from time to time with the Transaction Committee.

The following summary is derived from the October 2013 update of management’s projection set, except (i) for 2014 information, which is derived from the approved 2014 budget (the October 2013 projection set, giving effect to the 2014 budget, is referred to in this proxy statement as the “Management Base Plan”) and (ii) for 2013 information, which is derived from the Company’s actual 2013 results:

($MM(1))	2013	2014	2015	2016	2017	2018
Revenue	$179	$240	$278	$310	$340	$368
EBITDA(2)	$16	$35	$47	$57	$65	$72
Capital Expenditures	$17	$30	$12	$11	$11	$8

(1)
  Projections provided in RMB and converted at exchange rate of 6.21 RMB / USD as of April 11, 2014.
(2)
  2013 EBITDA excludes charges of $2.5MM for one-time transaction costs.
The following summary is derived from the January 2013 management projection set which at the time represented management’s then current long-term operating plan adjusted to reflect the updated 2013 estimates set forth in the 2013 budget presented by management to the Board of Directors (including an increase in operating expenses) and which gave effect to the increased expenses in future years.

($MM(1))	2013	2014	2015	2016	2017	2018
Revenue	$197	$229	$265	$292	$315	NA
EBITDA	$18	$30	$41	$47	$51	NA
Capital Expenditures	$3	$3	$3	$3	$3	NA

(1)
  Projections provided in RMB and converted at exchange rate of 6.22 RMB / USD as of January 24, 2013.
Sensitivity Plan
As discussed under “Special Factors — Opinion of Financial Advisor to the Transaction Committee”, Morgan Stanley performed certain analyses utilizing the Sensitivity Plan, which was prepared at the direction of the Transaction Committee and adjusts the projections in the Management Base Plan to reflect the percentage by which the Company had historically achieved its projections since 2008 (based on the percentage of revenue achievement). The Transaction Committee indicated to Morgan Stanley that it should assume that the scenario represented by the Sensitivity Plan was more likely to be achieved than the Management Base Plan given the Company’s historical track record of failure to achieve projections.
The following summary is derived from the Sensitivity Plan:

($MM(1))	2014	2015	2016	2017	2018
Revenue	$200	$192	$201	$208	$224
EBITDA	$29	$33	$37	$40	$44
Capital Expenditures	$25	$8	$7	$7	$5

(1)
  Projections provided in RMB and converted at exchange rate of 6.21 RMB / USD as of April 11, 2014.
Illustrative Base Plus Growth Sensitivity
As discussed under “Special Factors — Opinion of Financial Advisor to the Transaction Committee”, Morgan Stanley performed certain analyses utilizing the Illustrative Base Plus Growth Sensitivity, which adjusts the Management Base Plan to include the growth model prepared by management of the Company for each of four hospitals that management had indicated to the Board of Directors that it desires to develop but for which it had yet to receive Board of Directors approval (the “Growth Models”).

The following summary is derived from the Illustrative Base Plus Growth Sensitivity:

($MM(1))	2014	2015	2016	2017	2018
Revenue	$240	$286	$374	$440	$513
EBITDA	$30	$39	$49	$78	$109
Capital Expenditures	$94	$150	$11	$11	$8

(1)
  Projections provided in RMB and converted at exchange rate of 6.21 RMB / USD as of April 11, 2014.
Financing for the Merger
The Merger is not conditioned upon the receipt of financing by Parent or Merger Sub. Parent estimates that the total amount of funds necessary to complete the Merger and related transactions, including the payment of related fees and expenses, will be approximately $[__]. Parent has advised the Company that it expects this amount to be provided through a combination of the following:
•
  a cash equity investment by TPG of up to approximately $455,000,000 (or up to approximately $296,000,000, if Fosun makes the cash contribution described below), which investment is described elsewhere in this section under the subheading “TPG Equity Financing”;
•
  a cash equity investment by Fosun of approximately $159,000,000 (subject to the Fosun Stockholder Approval, absent which TPG will fund up to the full amount of its commitment referred to above as needed to consummate the Merger and fund the payment obligations of Parent and Merger Sub and fees and expenses), which investment is described elsewhere in this section under the subheading “Fosun Equity Financing”; and
•
  the contribution of shares of Company Stock to Parent by the Rollover Investors and Additional Rollover Stockholders (if any) (3,885,685 shares in the case of the Rollover Investors, the equivalent of an approximately $93,256,440 investment based upon the per share Merger Consideration of $24.00), which contribution is described elsewhere in this section under the subheading “Rollover Financing”.
TPG Equity Financing
In connection with the transactions contemplated by the Merger Agreement, TPG issued an amended and restated equity commitment letter (the “TPG Equity Commitment Letter”) dated as of April 18, 2014, which was acknowledged by Parent, pursuant to which TPG has agreed, subject to certain conditions, to commit to invest, at or prior to the effective time of the Merger, up to an aggregate of approximately $455,000,000 in Parent to fund the Merger, in exchange for which TPG will receive limited partnership interests in Parent. If Fosun makes the cash contribution described below under the heading “Fosun Equity Financing”, then it is expected that the amount of TPG’s cash equity investment in Parent would be up to approximately $296,000,000; however, if Fosun does not make such cash contribution, TPG will fund up to the full amount of its commitment as needed to consummate the Merger and fund the payment obligations of Parent and Merger Sub and fees and expenses. The obligation of TPG to invest its portion of the commitment is conditioned on the satisfaction or waiver by Parent and Merger Sub of each of the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger set forth in the Merger Agreement and the substantially simultaneous consummation of the Merger in accordance with the Merger Agreement. The TPG Equity Commitment Letter will terminate upon the earliest to occur of (i) consummation of the Merger, (ii) termination of the Merger Agreement pursuant to its terms, (iii) the Company or any of its affiliates accepting in full the reverse termination fee pursuant to the Merger Agreement (plus any expense reimbursement due thereunder) or payment in full from TPG under the Limited Guarantee in respect of such obligations (see “The Merger Agreement — Termination Fees”) and (iv) the Company or any of its affiliates, or any person claiming by, through or for the benefit of any of the foregoing, asserting a claim against TPG or any non-recourse party under or in connection with the Merger Agreement other than claims expressly permitted under the Limited Guarantee.

As described under “The Merger Agreement — Specific Performance”, the Company is an express third-party beneficiary of the TPG Equity Commitment Letter solely in the limited circumstances specified in the Merger Agreement in which the Company is entitled to seek specific performance of Parent’s obligation to cause the equity financing contemplated by the TPG Equity Commitment Letter to be funded.
The foregoing summary of the TPG Equity Commitment Letter is qualified in its entirety by reference to the copy of such letter attached as an exhibit to the Schedule 13E-3 filed with the SEC in connection with the Merger and incorporated herein by reference.
Fosun Equity Financing
In connection with the transactions contemplated by the Merger Agreement, Fosun issued an amended and restated equity commitment letter (the “Fosun Equity Commitment Letter”) dated as of April 18, 2014, which was acknowledged by Parent, pursuant to which Fosun has agreed, subject to certain conditions, to commit to invest, at or prior to the effective time of the Merger, an aggregate of approximately $159,000,000 in Parent to fund the Merger, in exchange for which Fosun will receive limited partnership interests in Parent. The obligation of Fosun to invest its portion of the commitment is conditioned on the Fosun Stockholder Approval, the satisfaction or waiver by Parent and Merger Sub of each of the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger set forth in the Merger Agreement and the substantially simultaneous consummation of the Merger in accordance with the Merger Agreement. The Fosun Equity Commitment Letter will terminate upon the earliest to occur of (i) consummation of the Merger, (ii) termination of the Merger Agreement pursuant to its terms, (iii) the Company or any of its affiliates accepting in full the reverse termination fee pursuant to the Merger Agreement (plus any expense reimbursement due thereunder) or payment in full from TPG under the Limited Guarantee in respect of such obligations (see “The Merger Agreement — Termination Fees”) and (iv) the effectiveness of a mutual agreement of Fosun and TPG to terminate the Fosun Equity Commitment Letter.
In connection with the transactions contemplated by the Merger Agreement, on April 18, 2014, TPG, Parent and Fosun entered into an agreement (the “Side Agreement”), relating to the funding of Fosun’s equity commitment to Parent (the “Fosun Commitment”), in accordance with the Fosun Equity Commitment Letter.
Pursuant to the Side Agreement, if the Fosun Stockholder Approval is not obtained, Fosun and TPG will, for a period of one month after Fosun Parent’s stockholder meeting, discuss alternative arrangements relating to Fosun acquiring or investing in Parent on terms and conditions acceptable to each of them in their sole discretion (an “Alternative Commitment”).
In addition, pursuant to the Side Agreement, if (i) the Merger is consummated and the Fosun Commitment or any Alternative Commitment pursuant to the Side Agreement is not funded in full for any reason or (ii) the reverse termination fee under the Merger Agreement becomes payable solely due to the breach of Fosun’s obligation to fund the Fosun Commitment, Fosun will pay to TPG $30,834,000 (the “Fee”) after the effective time of the Merger or the termination of the Merger Agreement, as applicable.
If the Merger is consummated and the Fosun Commitment or any Alternative Commitment pursuant to the Side Agreement is not funded in full for any reason, pursuant to the Side Agreement, Parent, TPG and Fosun have agreed that no shareholders agreement will be entered into among them unless otherwise agreed between Fosun and TPG in their sole discretion; provided that (i) TPG and Fosun will enter into an agreement reflecting the rights of TPG described under “Exit Provisions” of the term sheet attached to the Support Agreement, (ii) TPG will grant Fosun the right to appoint one director to the board of directors of the general partner of Parent and (iii) TPG and Fosun will discuss other minority rights of Fosun.
Pursuant to the Side Agreement, Fosun has agreed to grant to TPG, within 30 days of April 18, 2014, a first priority security interest in the Common Stock beneficially owned by Fosun to secure its obligations to fund the Fosun Commitment and to pay the Fee.
The Company is not a party to the Side Agreement nor a third party beneficiary thereof.
Neither the Fosun Commitment nor any Alternative Commitment pursuant to the Side Agreement is a condition to the Merger and TPG has agreed, subject to certain conditions, to commit to invest in Parent,

at or prior to the effective time of the Merger, up to an aggregate of approximately $455,000,000 of cash as required to fund the Merger, as described elsewhere in this section under the subheading “TPG Equity Financing” and in “Special Factors — Limited Guarantee”.
The foregoing summaries of the Fosun Equity Commitment Letter and the Side Agreement are qualified in their entirety by reference to the copies of such agreements attached as exhibits to the Schedule 13E-3 filed with the SEC in connection with the Merger and incorporated herein by reference.
Rollover Financing
In connection with the execution of the Original Merger Agreement, and as supplemented on April 18, 2014 in connection with the execution of the Merger Agreement, the Rollover Investors entered into the Support Agreement with Parent and TPG (see “Special Factors — Support Agreement”), pursuant to which Fosun and the RL Rollover Investors agreed to contribute to Parent 3,157,163 and 728,522 shares of Company Stock (equivalent to an investment of $75,771,912 and $17,484,528 based on the per share Merger Consideration of $24.00), respectively, in exchange for limited partnership interests in Parent. The obligation of each of the Rollover Investors to invest its portion of the commitment is conditioned on the satisfaction or waiver by Parent and Merger Sub of each of the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger set forth in the Merger Agreement. The closing of the contribution and exchange contemplated by the Support Agreement will take place on a date mutually agreed by the parties not later than one business day prior to the effective time of the Merger.
Limited Guarantee
Concurrently with the execution of the Merger Agreement, TPG executed and delivered a limited guarantee in favor of the Company (the “Limited Guarantee”), pursuant to which TPG has agreed to guarantee the obligations of Parent and Merger Sub under the Merger Agreement to pay, under certain circumstances, a reverse termination fee (see “The Merger Agreement — Termination Fees”) and reimburse certain enforcement expense obligations of Parent. The Limited Guarantee will terminate upon the earliest to occur of (i) all of the guaranteed obligations contemplated under the Limited Guarantee having been fully performed, (ii) the effective time of the Merger, if the closing of the Merger is consummated and all amounts to be paid by Parent at the closing pursuant to the Merger Agreement are so paid, (iii) termination of the Merger Agreement in accordance with its terms under circumstances where no reverse termination fee or any other amount is payable, (iv) the three month anniversary after the termination of the Merger Agreement in accordance with its terms and (v) the 15-month anniversary of the date of the Limited Guarantee (unless, with respect to clauses (iv) and (v) above, the Company has commenced litigation under the Limited Guarantee prior to such termination, in which case the Limited Guarantee will terminate when TPG has satisfied any obligations finally determined or agreed to be owed by it under the Limited Guarantee).
In connection with the transactions contemplated by the Merger Agreement, on April 18, 2014, Fosun entered into a termination agreement (the “Fosun Guarantee Termination Agreement”) with the Company, pursuant to which the limited guarantee provided by Fosun in connection with the Original Merger Agreement was terminated with immediate effect.
Pursuant to the Side Agreement, Fosun has agreed to bear 50% of any amount payable by TPG under the Limited Guarantee under certain circumstances.
The foregoing summaries of the Limited Guarantee and the Fosun Guarantee Termination Agreement are qualified in their entirety by reference to the copies of such agreements attached as exhibits to the Schedule 13E-3 filed with the SEC in connection with the Merger and incorporated herein by reference.
Support Agreement
In connection with the execution of the Original Merger Agreement, and as supplemented on April 18, 2014 in connection with the execution of the Merger Agreement, the RL Rollover Investors, Ms. Silverberg, Mr. Pemble and Fosun (each a “Specified Stockholder” and collectively, the “Specified Stockholders”) entered into the Support Agreement with Parent and TPG, pursuant to which, immediately prior to the effective time of the Merger, Company Stock owned by each Rollover Investor as set forth below (“Rollover Shares”) will be contributed to Parent and Parent will issue, as consideration for the contribution, limited partnership interests in Parent in the name of each Rollover Investor, in the amount set forth below (“Parent Interests”):

Specified Stockholder	Rollover Shares	Parent Interests
Roberta Lipson	641,882	641,882
Benjamin Lipson Plafker Trust	8,640	8,640
Daniel Lipson Plafker Trust	24,000	24,000
Jonathan Lipson Plafker Trust	24,000	24,000
Ariel Benjamin Lee Trust	30,000	30,000
Fosun Industrial Co., Limited	3,157,163	3,157,163

The obligation of each of the Rollover Investors to invest its portion of the commitment is conditioned on the satisfaction or waiver by Parent and Merger Sub of each of the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger set forth in the Merger Agreement.
Each Specified Stockholder has further agreed (in the case of Fosun, subject to the Fosun Stockholder Approval), with respect to all shares of Company Stock beneficially owned by such Specified Stockholder, to vote, or cause to be voted, such shares (i) in favor of the approval and adoption of the Merger Agreement, the approval of the Merger and the other transactions contemplated by the Merger Agreement and any other matter that must be approved by the stockholders of the Company in order for the transactions contemplated by the Merger Agreement to be consummated, (ii) in favor of any adjournment, recess, delay or postponement recommended by the Company (and not publicly opposed by Parent) with respect to any stockholder meeting with respect to the Merger Agreement and the Merger, (iii) against any Alternative Proposal, (iv) against any adjournment, recess, delay or postponement of any stockholder meeting with respect to the Merger Agreement and the Merger publicly opposed by Parent, and (v) against any other action or matter that (x) would reasonably be expected to materially impede, interfere with, delay, postpone, discourage or adversely affect the timely consummation of the Merger or any other transactions contemplated by the Merger Agreement or (y) would reasonably be expected to result in a material breach of any covenant, representation or warranty, or any other obligation or agreement of the Company under the Merger Agreement. Notwithstanding the foregoing, the Specified Stockholders are permitted to engage in discussions or negotiations with parties that make Alternative Proposals if, and only during such time as, the Company is permitted under the Merger Agreement to have discussions or negotiations with respect to such Alternative Proposals. See “The Merger Agreement — Other Covenants and Agreements — No Solicitation of Alternative Proposals” for additional information.
In addition, from February 17, 2014 until the termination of the Support Agreement, the Specified Stockholders have agreed not to (i) transfer any Company Stock or any right, title or interest thereto or therein, (ii) deposit any Company Stock in a voting trust or grant any proxy or enter into any voting agreement or similar agreement with respect to any Company Stock or take any similar action in contravention of the obligations of the Specified Stockholders under the Support Agreement, (iii) knowingly take any action that would make any representation or warranty of such Specified Stockholder set forth in the Support Agreement untrue or incorrect or have the effect of preventing, disabling or delaying such Specified Stockholders from performing any of his, her or its obligations under the Support Agreement, or (iv) agree to take any of the actions referred to in the foregoing clauses (i) through (iii).
Pursuant to the Support Agreement, each Specified Stockholder other than Fosun has delivered to Parent an irrevocable proxy with respect to all of such Specified Stockholder’s Company Stock, and Fosun has agreed to deliver to Parent an irrevocable proxy with respect to all of Fosun’s Company Stock within five business days after receipt of the Fosun Stockholder Approval.
The Support Agreement will terminate upon the earliest to occur of (i) the effective time of the Merger, (ii) the date and time the Merger Agreement is terminated in accordance with its terms and provisions and (iii) the effectiveness of a mutual written agreement of the parties thereto to terminate the Support Agreement.

Pursuant to the Support Agreement, Parent, TPG and the Rollover Investors have agreed to use their reasonable best efforts to negotiate and enter into a shareholders agreement concerning the governance of Parent and its subsidiaries after the effective time of the Merger based on a term sheet attached as Exhibit B to the Support Agreement. Concurrently with the execution of the Merger Agreement on April 18, 2014, TPG, Ms. Lipson and Fosun entered into the Support Agreement Side Letter, pursuant to which the parties agreed to amend the shareholders agreement to be entered into pursuant to the Support Agreement to reflect the terms set forth in the revised term sheet attached to such side letter. The term sheet contemplates, among other things, that after the effective time of the Merger, Ms. Lipson will serve as Chief Executive Officer of each of Parent and the surviving corporation, and Ms. Lipson, Ms. Silverberg and Mr. Pemble will each be a director of Parent and a director of the surviving corporation.
Pursuant to the Support Agreement, each of Parent, TPG and the Rollover Investors has agreed to use its commercially reasonable efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents and to do, or cause to be done, and to assist and cooperate with the other parties thereto in doing, all things necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement, including (i) by submitting to MOFCOM the AML filing required under the Merger Agreement, and preparing and filing all necessary documentation to effect, and using commercially reasonable efforts to obtain, all necessary permits, consents, approvals and authorizations of all governmental entities necessary for consummating the transactions contemplated by the Merger Agreement, (ii) by supplying or providing information that is complete and accurate in all material respects to any governmental entity requesting such information in connection with filings, consents, approvals, authorizations or other actions that are required in order to satisfy any closing conditions under Section 7.1(b) of the Merger Agreement, including with respect to the AML filing, (iii) by not engaging in any action or entering into any transaction or permitting any action to be taken and using its commercially reasonable efforts to cause its non-controlled affiliates not to engage in any action or enter into any transaction or permit any action to be taken in violation of Section 6.8(c) of the Merger Agreement and (iv) by providing such information concerning itself, herself or himself required to be included in this proxy statement and the Schedule 13E-3 (including any updates or supplements thereto).
Pursuant to the Support Agreement, if the transactions contemplated by the Merger Agreement are consummated, then, at or immediately following the closing of the Merger, the Company (although not a party to the Support Agreement) will reimburse Parent, TPG and the Specified Stockholders for, or pay on behalf of Parent, TPG and the Specified Stockholders, as the case may be, all of the reasonable documented fees and out-of-pocket costs and expenses incurred by each of Parent, TPG and the Specified Stockholders in connection with the transactions contemplated by the Merger Agreement, including the reasonable fees, expenses and disbursements of legal, accounting, banking and other advisors and/or consultants of (x) Parent and Merger Sub and (y) of each other party, which appointments have been approved by TPG and Fosun in advance (collectively, the “Advisors”). Pursuant to the Support Agreement, (i) if the transactions contemplated by the Merger Agreement are terminated or the Merger Agreement is terminated prior to the closing of the Merger pursuant to Section 14 of the Support Agreement and (ii) Section 10(c) of the Support Agreement does not apply, TPG has agreed to bear 63% and Fosun has agreed to bear 37% of the reasonable documented fees and out-of-pocket costs and expenses in connection with the transactions contemplated by the Merger Agreement incurred prior to the termination of the Support Agreement that are payable by (x) Parent, Merger Sub, TPG and Fosun to their respective Advisors and (y) Ms. Lipson, Ms. Silverberg and Mr. Pemble to the Advisors jointly retained by them, which appointments have been approved by TPG and Fosun in advance, in the case of clause (y), in a total amount not in excess of $750,000. If the transactions contemplated by the Merger Agreement are not consummated or this Agreement is terminated prior to the closing of the Merger due to the breach of any provision set forth under the Support Agreement, the TPG Equity Commitment Letter or the Fosun Equity Commitment Letter, if applicable, by one or more parties other than Ms. Silverberg and Mr. Pemble (each a “Breaching Party”), then such Breaching Parties will reimburse any non-breaching party other than Ms. Silverberg and Mr. Pemble for all fees and out-of-pocket costs and expenses incurred in connection with the transactions contemplated by the Merger Agreement, including (x) any fees and expenses of the Advisors retained by such non-breaching party and (y) any termination fee and/or expense reimbursement or other damages or losses payable by Parent to the Company. If there is more than one Breaching Party, each such Breaching Party will be severally liable for its pro rata share of the fees and expenses based on such Breaching Party’s contemplated ownership of Parent upon the consummation of the transactions contemplated by the Merger Agreement vis-a-vis the contemplated ownership of Parent of the other Breaching Party upon the consummation of the transactions contemplated by the Merger Agreement. The Support Agreement provides that, for the avoidance of doubt, subject to Fosun having complied with its obligations under the Support Agreement, the failure to obtain Fosun Parent’s approval of the transactions by the stockholders of Fosun Parent at the Fosun Parent Stockholders Meeting will not be deemed as breach of any provision under the Support Agreement or the Fosun Equity Commitment Letter.
The foregoing summary of the Support Agreement (including the Support Agreement Side Letter) is qualified in its entirety by reference to the copies of such agreements attached as exhibits to the Schedule 13E-3 filed with the SEC in connection with the Merger and incorporated herein by reference.
Interests of the Company’s Directors and Executive Officers in the Merger
In considering the recommendations of the Transaction Committee and the Board of Directors that you vote “FOR” the proposal to adopt the Merger Agreement, you should be aware that the Company’s directors and executive officers have interests in the Merger that are different from, or in addition to, those of other stockholders of the Company generally. These interests, to the extent material, are described below. The members of the Transaction Committee and the Board of Directors were aware of these interests in approving the Merger Agreement and the Merger.
Rollover Investors; Support Agreement
Pursuant to the Support Agreement, Ms. Lipson will be contributing 80% of all Company Stock owned by herself and the other RL Rollover Investors to Parent immediately prior to the effective time of the Merger in exchange for limited partnership interests in Parent, rather than having these shares cashed out in the Merger. The remaining 20% of all Company Stock owned by the RL Rollover Investors will be cashed out in the Merger.
The term sheet attached as Exhibit B to the Support Agreement also contemplates, among other things, that after the effective time of the Merger, Ms. Lipson will serve as Chief Executive Officer of each of Parent and the surviving corporation and Ms. Lipson, Ms. Silverberg and Mr. Pemble will each be a director of Parent and a director of the surviving corporation.
Stock Options
As of May 31, 2014, our executive officers and directors held stock options to purchase 661,499 shares of Company Stock granted under the Company’s 2004 and 2007 Stock Incentive Plans, of which 652,499 options were vested and 9,000 options were unvested. Pursuant to the Merger Agreement, each outstanding stock option (other than Co-Invest Awards) that remains unexercised as of the effective time of the Merger, whether or not such option is vested or exercisable, will be cancelled, and the holder of such stock option will be entitled to receive a cash payment, without interest and net of any taxes required to be withheld therefrom, equal to the product of:
•
  the number of shares of Company Stock subject to the option as of the effective time of the Merger, multiplied by
•
  the excess, if any, of $24.00 over the exercise price per share of Company Stock subject to such option.
If the amount of such product is zero, no payment will be made. As of May 31, 2014, no outstanding options have an exercise price of $24.00 or more.
The following table sets forth the outstanding vested and unvested stock options with exercise prices of less than $24.00 per share that are held by our executive officers and directors as of May 31, 2014 and the consideration that each of them will receive pursuant to the Merger Agreement in connection with the cash-out and cancellation of such options. Amounts in the table assume that 80% of Ms. Lipson’s outstanding stock option awards are treated as Co-Invest Awards (and excluded from the table) and 20% of her awards are cashed-out in the Merger.

	Vested Options			Unvested Options
Name	No. of Shares Underlying Vested Options	Weighted Average Exercise Price ($)	Value of Option Spread ($)	No. of Shares Underlying Unvested Options	Weighted Average Exercise Price ($)	Value of Option Spread ($)
Executive Officers
Roberta Lipson	42,400	11.02	550,346	500	14.22	4,890
Elyse Beth Silverberg	186,500	10.45	2,526,432	2,500	14.22	24,450
Lawrence Pemble	216,500	10.24	2,979,162	2,500	14.22	24,450
Robert C. Low	10,500	12.55	120,180	1,500	14.22	14,670
Non-Employee Directors
Holli Harris	0	0	0	0	0	0
Carol R. Kaufman	0	0	0	0	0	0
Kenneth A. Nilsson	0	0	0	0	0	0
Julius Y. Oestreicher	27,000	4.21	534,420	0	0	0

Restricted Shares
Our executive officers have been granted restricted shares of Company Stock under the Company’s 2007 Stock Incentive Plan. These shares generally vest over a period of three or four years from the date of grant based on continued service with the Company. Pursuant to the Merger Agreement, the restricted stock awards (other than Co-Invest Awards) will be fully vested upon the Merger and will be treated in the Merger in the same manner as all other shares of Company Stock. The following table sets forth the value of restricted stock whose vesting would have accelerated and which would have been cashed out if the Merger had occurred on May 31, 2014. Amounts in the table assume that 80% of Ms. Lipson’s outstanding restricted stock award is treated as Co-Invest Awards (and excluded from the table) and the remaining 20% of such award is converted into the right to receive the per share Merger Consideration in cash.

Name	Number of Shares of Unvested Restricted Stock that Will Be Cashed Out	Value of Restricted Stock that Will Be Cashed Out ($)
Roberta Lipson	4,000	96,000
Elyse Beth Silverberg	17,500	420,000
Lawrence Pemble	17,500	420,000
Robert C. Low	7,500	180,000

PRSUs
Our executive officers have been granted PRSUs under the Company’s 2007 Stock Incentive Plan. Under these awards, the number of PRSUs that an executive earns is based on the level of attainment of specified performance measures, and such earned PRSUs are subject to further vesting based on continued service. The Merger Agreement provides that earned PRSUs (other than Co-Invest Awards) will be fully vested upon the Merger and that PRSU awards whose performance period has not been completed at the time of the Merger (other than Co-Invest Awards) will be fully vested at target levels of performance upon the Merger. PRSUs that vest on or before the effective time of the Merger (other than Co-Invest Awards) will be converted into the right to receive in cash the Merger Consideration per share. The following table sets forth the value of the PRSUs whose vesting would have accelerated and which would have been cashed out if the Merger had occurred on May 31, 2014. Amounts in the table assume that 80% of each award of Ms. Lipson’s outstanding PRSUs is treated as a Co-Invest Award (and excluded from the table) and 20% of her awards are cashed out in the Merger.

Name	Number of Earned Unvested PRSUs	Value of Earned PRSUs Whose Vesting Will Accelerate and Be Cashed Out ($)	Number of Unearned PRSUs Which Will Accelerate at Target and Be Cashed Out	Value of Unearned PRSUs Whose Vesting Will Accelerate at Target and Be Cashed Out ($)
Roberta Lipson	6,285	150,840	8,000	192,000
Elyse Beth Silverberg	31,423	754,152	40,000	960,000
Lawrence Pemble	31,423	754,152	40,000	960,000
Robert C. Low	10,773	258,552	12,900	309,600

Co-Invest Awards
The Merger Agreement provides that Ms. Lipson, Ms. Silverberg and Mr. Pemble may, with the consent of Parent elect to have a percentage of their outstanding stock options, restricted stock, and/or PRSUs assumed by Parent, and converted into equivalent value Parent awards at the effective time of the Merger rather than being cashed out in the Merger. Each such assumed award is referred to as a Co-Invest Award. As of May 31, 2014, the Co-Invest Award percentage for Ms. Lipson was 80% and the Co-Invest Award percentage for Ms. Silverberg and Mr. Pemble was 0%. The Co-Invest Awards will become fully vested upon the Merger unless the applicable inidividual and Parent agree otherwise, and will be subject to the same terms and conditions as were applicable to them immediately prior to the effective time of the Merger and such additional terms and conditions as may be agreed upon by the individual executive and Parent.
The following table sets forth the Co-Invest Awards of Ms. Lipson as of May 31, 2014.
Vested Stock Options

Number of Shares Underlying Vested Options	Exercise Price ($)	Expiration Date	Value of Option Spread ($)
13,199	2.98	07/08/2015	277,443
32,400	4.36	02/07/2016	636,336
42,000	13.55	09/10/2017	438,761
24,000	19.81	06/17/2018	100,560
48,000	10.55	09/14/2018	645,600
4,000	12.37	06/30/2019	46,520
4,000	14.85	11/21/2020	36,600
2,000	14.22	06/09/2021	19,560

Unvested Stock Options

Number of Shares Underlying Vested Options	Exercise Price ($)	Expiration Date	Value of Option Spread ($)
2,000(1)	14.22	06/09/2021	19,560

Unvested Restricted Stock

Number of Shares	Value of Shares ($)
16,000(1)	384,000

Earned but Unvested PRSUs

Number of Units	Value of Units ($)
25,138(2)	603,312

Unearned PRSUs

Number of Units at Target Level	Value of Units at Target Level ($)
19,600(3)	470,400
12,400(4)	297,600

(1)
  These awards were otherwise scheduled to vest 50% on each of June 9, 2014 and June 9, 2015.
(2)
  These awards were otherwise scheduled to vest 50% on each of December 31, 2014 and December 31, 2015.
(3)
  These awards were otherwise subject to a performance period ending December 31, 2014 and subsequent time vesting 50% on each of December 31, 2015 and December 31, 2016. At maximum level of performance, 29,400 units would have been earned.
(4)
  These awards were otherwise subject to a performance period ending December 31, 2016 and subsequent time vesting 100% on December 31, 2017. At maximum level of performance, 18,600 units would have been earned.
Employment Agreements
The Company previously entered into employment agreements with each of its executive officers. On March 18, 2014, the Compensation Committee of the Board of Directors approved amendments to the employment agreements with Ms. Lipson, Ms. Silverberg and Mr. Pemble to extend the terms of their employment agreements for one year, from December 31, 2014 to December 31, 2015 without making any other changes to the agreement provisions. The term of Mr. Low’s employment agreement also ends on December 31, 2015. Pursuant to the terms of their employment agreements, our executive officers are entitled to receive severance upon termination of their employment by the Company without “cause” or by them for “good reason” (as such terms are defined in the employment agreements). For the executive officers (other than Mr. Low), the severance is generally comprised of (i) a lump sum cash severance amount equal to three times the sum of annual salary, prior year bonus, and annual housing or remote office allowance, (ii) pro-rated annual bonus for the year of termination, (iii) accelerated vesting of all outstanding equity awards, and (iv) certain perquisites and benefits. In addition, such executive officers are entitled to tax gross-ups to the extent amounts payable to such executive in connection with a change of control event are subject to excise tax. For Mr. Low, the severance is generally comprised of (i) salary continuation for 12 months after termination, (ii) pro-rated annual bonus for the year of termination, and (iii) vesting of all outstanding equity awards.
See “Advisory Vote on Merger-Related Compensation” for more detailed information about amounts payable under these employment agreements.
For illustrative purposes only, it is currently estimated that, assuming the Merger was completed on May 31, 2014 and a qualifying termination of each of the Company’s executive officers occurred immediately following completion of the Merger, the Company’s executive officers would have been entitled to receive, in the aggregate, approximately $18,706,367 in severance benefits under their employment agreements (which number includes $7,298,628 attributable to the accelerated vesting of equity awards as described above and $4,772,293 attributable to change of control tax gross-ups). These numbers assume accelerated vesting of all of Ms. Lipson’s Co-Invest Awards.
Transaction Committee Compensation
In December 2012, the Board formed the Transaction Committee, consisting of all of the Company’s independent and disinterested directors, and authorized compensation of $50,000 to each such director for service on the Transaction Committee, which compensation was paid on November 13, 2013. In consideration of the extensive time and effort required by members of the Transaction Committee in connection with evaluating the Merger (and, prior thereto, the Original Merger), negotiating the terms of the Merger Agreement and related agreements (and, prior thereto, the Original Merger), and conducting the

“go shop” process and possible negotiations with parties making Alternative Proposals, the Board of Directors, in a meeting on December 18, 2013, approved additional compensation of $75,000 to each member of the Transaction Committee for their continuing services for the 12-month period commencing December 26, 2013 (the first anniversary of the Transaction Committee’s formation), which compensation was paid on February 25, 2014. The compensation of the Transaction Committee is not dependent on the closing of the Merger or on the Transaction Committee’s or Board of Directors’ approval of the Merger, or any other transaction. See “Special Factors — Reasons for the Merger; Recommendation of the Transaction Committee; Recommendation of the Board of Directors; Fairness of the Merger” for additional information.
Indemnification and Insurance
Under the Merger Agreement, the Company’s directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies from the surviving corporation. For more information regarding such indemnification and insurance coverage, see “The Merger Agreement — Other Covenants and Agreements — Indemnification of Directors and Officers; Insurance”.
New Arrangements with Parent
Parent has indicated to the Company that, prior to the closing of the Merger, Parent expects to initiate negotiations of agreements, arrangements and understandings with certain of the Company’s executive officers regarding compensation, benefits or treatment of the Company’s equity held by them in the Merger and may enter into definitive agreements with such executive officers regarding the foregoing. As of the date of this proxy statement, Parent has advised the Company that it has come to certain agreements with the executive officers of the Company with regard to a new equity incentive arrangement, as described below. The arrangement will provide for the granting of equity awards of multiple types, including full-value awards in Parent. An initial grant of equity awards will be made to the executive officers and other senior management as soon as reasonably practicable following the closing of the Merger of approximately 70% of the equity pool that will be established. The remaining 30% of the pool will be unallocated and available for grant in respect of new hires, promotions or outstanding performance in the discretion of Parent. Following the equity grant at closing of the Merger, Parent does not anticipate annual grants will be made to employees for the next five years.
Awards will vest ratably over five years based on time-based (subject to continued employment with Parent) or performance-based conditions, or at such time as TPG reaches a threshold return on its investment within five years after closing of the Merger, subject in each case to continued employment with Parent on the date such threshold return is reached.
Awards in the form of options to buy limited partnership interests in Parent allocated at the closing of the Merger will have an exercise price of $24.00. Options granted following the closing of the Merger will have an exercise price equal to the higher of $24.00 or fair market value of the Parent interests at the date of grant. The options will expire 10 years after the date of grant, subject to earlier expiration in the event of termination of employment (as described below). Awards are not transferable prior to an initial public offering, other than upon death of the participant or, with Parent’s consent, for estate planning purposes. Upon certain terminations of a participant’s employment, including termination for cause, outstanding awards and limited partnership interests will be forfeited or, for certain terminations of employment, Parent will have the right to repurchase limited partnership interests at fair market value. Award recipients will agree to customary non-compete and non-solicitation provisions and other restrictive covenants. Equity awards will be subject to clawback provisions in the case of participants who are terminated for cause, are discovered could have been terminated for cause or who breach the restrictive covenants. In these circumstances, the participant will be required to pay Parent within 10 days following the date of such termination or the date of such violation an amount equal to the amount which, as a result of the settlement of equity awards at any time following or within one year prior to the date of termination of employment or the date of such violation, he or she is required to recognize as income for U.S. federal income tax purposes (or would have been required to recognize in income if he or she was subject to U.S. federal income taxes). If Parent exercises its fair market value call right on limited partnership interests of an employee and the employee violates any of the restrictive covenants or it is discovered the individual’s employment could have been terminated for cause, the employee will be required to return to Parent an amount equal to the amount Parent paid to purchase the limited partnership interests minus the amount that Parent would be required to pay if the employee had been terminated for cause.
Prior to an initial public offering, no limited partnership interests will be issued to an employee until an employee executes a management interest holders’ agreement in respect of all equity interests in Parent from any source. The management interest holders’ agreement will provide that prior to an initial public offering, limited partnership interests will not be transferable other than upon death, repurchase by Parent or, with the consent of Parent, to pay withholding taxes associated with equity awards. Following an initial public offering, employee limited partnership interests will become transferable, subject to a lock-up period, compliance with applicable securities laws and any underwriter sale restrictions. During the lock-up period, which will be the six-month period following an initial public offering, an employee holder of limited partnership interests may sell the lesser of 50% or the percentage sold by TPG in such initial public offering or any secondary offering. However, Parent has no obligation to file an SEC registration statement. Furthermore, limited partnership interest holders may have pre-emptive or other similar rights, in certain circumstances and subject to certain conditions.
In the event of a change of control, all outstanding employee limited partnership interests will be subject to customary drag-along and tag-along rights, and vested equity awards may be cashed out at the applicable deal price, with a portion subject to continued employment. In this circumstance, unvested equity awards may vest based upon TPG’s return on investment or be converted to cash subject to continued employment. Equity awards that are not converted or cashed out will continue to vest in accordance with normal vesting criteria. A change of control will generally occur when a third party (other than TPG and Fosun) acquires ownership of 50.1% of the outstanding equity of Parent or there is a change in a majority of the board of Parent.
To our knowledge, as of the date of this proxy statement, Parent has not entered into any new agreements, arrangements or understandings regarding compensation, benefits or alternative treatment of shares with any of the Company’s executive officers, other than the foregoing and the Co-Invest Awards.
Material U.S. Federal Income Tax Consequences of the Merger
The following is a summary of certain material U.S. federal income tax consequences of the Merger relevant to beneficial holders of Company Stock whose shares are converted to cash in the Merger. The discussion is for general information purposes only and does not purport to consider all aspects of federal income taxation that might be relevant to a beneficial holder of Company Stock in light of such holder’s particular circumstances. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder, rulings, administrative pronouncements and judicial decisions, all as of the date hereof and each of which is subject to change (possibly on a retroactive basis), which could materially affect the tax consequences described herein. The discussion applies only to beneficial holders of Company Stock in whose hands shares are capital assets within the meaning of Section 1221 of the Code and does not address beneficial holders who are subject to special rules under the United States federal income tax laws, such as beneficial holders that acquired their shares pursuant to the exercise of employee stock options or other compensation arrangements with the Company, beneficial holders whose functional currency is not the U.S. dollar, persons who hold their shares as part of a hedge, straddle, conversion or other integrated transaction, brokers and dealers in securities, commodities or foreign currencies, traders in securities who elect to use the mark-to-market method of accounting, insurance companies, banks and certain other financial institutions, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, personal holding companies, corporations that accumulate earnings to avoid U.S. federal income tax, U.S. expatriates, tax-exempt entities, tax-deferred or other retirement accounts, S corporations and partnerships or other flow-through entities (and the owners of, partners or investors in such entities), stockholders who validly exercise dissenters’ rights and taxpayers subject to the alternative minimum tax. In addition, this summary does not discuss the effect of any state, local or foreign tax laws or other tax laws, including gift and estate tax and the Medicare tax on net investment income. This discussion does not address any consequences to stockholders of the Company that will directly or indirectly, or constructively under certain tax rules, hold an ownership interest in Parent or the Company after the Merger, or to holders of options or warrants to purchase shares of Company Stock.

For purposes of this discussion, the term “U.S. holder” means a beneficial holder of common stock that is:
•
  a citizen or individual resident of the United States;
•
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•
  a trust if (i) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) such trust was in existence on August 20, 1996 and treated as a U.S. person on such date and has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or
•
  an estate the income of which is subject to U.S. federal income tax regardless of its source.
For purposes of this discussion, a “non-U.S. holder” is a beneficial holder of shares of common stock, other than a partnership or other entity taxable as a partnership for U.S. federal income tax purposes, that is not a U.S. holder.
The tax consequences of the Merger to beneficial holders who hold their shares of Company Stock through a partnership or other flow-through entity will generally depend on the status of the partners and the activities of the partnership or other flow-through entity. Partners in a partnership (or other flow-through entity) holding shares of Company Stock should consult their tax advisors regarding the tax consequences of the Merger to them.
Tax Consequences to U.S. Holders
The receipt of cash for Company Stock pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. In general, a U.S. holder who receives cash in exchange for shares pursuant to the Merger will recognize gain or loss for federal income tax purposes equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares surrendered therefor. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same price per share in a single transaction) surrendered for cash pursuant to the Merger. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for such shares is more than one-year at the time of consummation of the Merger. Under current law, long-term capital gains of certain non-corporate U.S. holders are taxed at a lower rate than ordinary income. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.
Tax Consequences to Non-U.S. Holders
A non-U.S. holder whose shares of Company Stock are converted into the right to receive cash in the Merger generally will not be subject to U.S. federal income taxation unless:
•
  gain resulting from the Merger is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);
•
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the individual’s taxable year in which the Merger occurs and certain other conditions are satisfied; or
•
  the Company is or has been a U.S. real property holding corporation (“USRPHC”) as defined in Section 897 of the Code at any time during the five-year period preceding the Merger, the non-U.S. holder owned more than five percent of Company Stock at any time within that five-year period, and certain other conditions are satisfied. We believe that, as of the effective date of the Merger, we will not have been a USRPHC at any time during the five-year period ending on the date thereof.
Any gain recognized by a non-U.S. holder described in the first bullet above generally will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such holder were a “U.S. person” as defined under the Code. A non-U.S. holder that is a corporation may also be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on after-tax profits effectively connected with a U.S. trade or business (or attributable to a permanent establishment).
Gain described in the second bullet above generally will be subject to U.S. federal income tax at a flat 30% rate, but may be offset by certain U.S. source capital losses, if any, of the non-U.S. holder.
Information Reporting and Backup Withholding
Payments made to U.S. holders with respect to shares of Company Stock exchanged for cash in the Merger may be subject to information reporting and backup withholding may apply at a 28% rate to cash payments a U.S. holder of shares receives pursuant to the Merger. Backup withholding generally will apply only if the U.S. holder fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable backup withholding rules and certification requirements. Each U.S. holder should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the Paying Agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner acceptable to the Paying Agent.
In general, a non-U.S. holder will not be subject to U.S. federal backup withholding and information reporting with respect to a payment made with respect to shares of Company Stock exchanged for cash in the Merger if the non-U.S. holder has provided an IRS Form W-8BEN (or an IRS Form W-8ECI if the non-U.S. holder’s gain is effectively connected with the conduct of a U.S. trade or business). If shares are held through a foreign partnership or other flow-through entity, certain documentation requirements also apply to the partnership or other flow-through entity.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowable as a refund or credit against a beneficial holder’s United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.
Because individual circumstances may differ, each beneficial holder of shares is urged to consult such beneficial holder’s own tax advisor as to the particular tax consequences of the Merger to such beneficial holder, including the application and effect of the alternative minimum tax and the effect of any federal, state, local, foreign and other tax laws.
Regulatory Approvals
Pursuant to Article 21 of the AML, and the rules and regulations promulgated thereunder, a merger must be reported to MOFCOM for clearance if certain business turnover thresholds are met. As a result, the Company cannot complete the Merger until MOFCOM is notified of the Merger through the AML filing (the PRC merger control filing) and MOFCOM approves the Merger. The AML filing was initially submitted to MOFCOM on April 30, 2014. MOFCOM officially accepted the filing and started its review on June 10, 2014. Under the AML, MOFCOM has 180 calendar days in total (30 days of Phase I review, 90 days of regular Phase II review, plus a possible extended Phase II of 60 more days) to review the AML filing with respect to the Merger and make its decision as to whether to clear the Merger for it to be implemented. Therefore, the deadline for Phase I review is July 9, 2014, the deadline for Phase II review is October 7, 2014 and the deadline for the potential 60-day extension period is December 6, 2014. Due to MOFCOM’s understaffing and an overwhelming number of filings, many filings enter into Phase II review and it is likely that MOFCOM’s review will go into Phase II with respect to the AML filing for the Merger.
There are three possible review results: (i) unconditional clearance (either in Phase I or in Phase II, or extended Phase II); (ii) conditional clearance, the condition being either structural remedy (i.e., divestiture) or behavioral remedy (i.e., undertakings), or a combination of both; or (iii) prohibition of the relevant transaction.

Fees and Expenses
Whether or not the Merger is completed, in general, all fees and expenses incurred in connection with the Merger will be paid by the party incurring those fees and expenses, except as otherwise provided in the Merger Agreement and the Support Agreement. Total fees and expenses incurred or to be incurred by the Company in connection with the Merger are estimated at this time to be as follows:

Amount to be Paid
(in thousands)
Financial advisory fee and expenses	$	[__]
Legal, accounting and other professional fees		[__]
SEC filing fees		59,416
Proxy solicitation, printing and mailing costs		[__]
Miscellaneous		[__]
Total	$	[__]

These expenses will not reduce the Merger Consideration to be received by our stockholders.
Anticipated Accounting Treatment of the Merger
Chindex, as the surviving corporation in the Merger, will account for the Merger as a business combination using the acquisition method of accounting for financial accounting purposes, whereby the estimated purchase price would be allocated to the assets and liabilities of Chindex based on their fair values following FASB Accounting Standards Codification Topic 805, Business Combinations.
Litigation
Three purported class action complaints were filed by putative stockholders of the Company in the Circuit Court of Montgomery County in Maryland against the Company, the Board of Directors, Fosun, Fosun Parent, TPG, Parent, and Merger Sub. The plaintiffs originally filed complaints challenging the Original Merger (the “Maryland Lawsuits”). The first, Yu v. Chindex International, Inc. et al. (Case No. 387506-V), was filed on February 21, 2014. The second, Haijun v. Chindex International Inc. et al. (Case No. 388374-V), was filed on March 13, 2014. The third, Pagano v. Chindex International, Inc. et al. (Case No. 389069-V), was filed on March 26, 2014. The plaintiffs in Yu and Haijun also moved to consolidate the two cases on March 19, 2014.
On April 23, 2014, the Company and the directors named in the Maryland Lawsuits other than Ms. Silverberg and Ms. Lipson, neither of whom has been served as of the date of this proxy statement, moved to dismiss the Maryland Lawsuits (the “Original Motion to Dismiss”) based on the exclusive forum provision in the Company’s bylaws, which designates the Delaware Court of Chancery as the exclusive forum for certain types of claims including these claims; the doctrine of forum non conveniens; and lack of personal jurisdiction as to the directors. The Original Motion to Dismiss was docketed in the Yu action on April 23, 2014 and in the Haijun and Pagano actions on April 29, 2014.
On May 8, 2014, the plaintiffs in Yu, Haijun and Pagano filed three separate but identical amended complaints that address the proposed Merger (the “Amended Complaints”). The Amended Complaints assert on behalf of a purported class of Company stockholders a claim against the Board of Directors for alleged breaches of fiduciary duties in connection with the Merger. The Amended Complaints allege, among other things, that: the consideration that is to be paid to holders of Common Stock in the Merger remains inadequate, particularly when considering the Company’s present and future growth prospects and objectives; the “go shop” process was “illusory”; the directors of the Company improperly placed their interests ahead of the stockholders’ interests in approving the Merger; and Fosun, Fosun Parent, TPG, Parent and Merger Sub aided and abetted the alleged breaches of fiduciary duties by the Board of Directors. The Amended Complaints also allege that the Company’s bylaw provision naming Delaware as the exclusive forum for litigation is not enforceable and that Maryland has jurisdiction over all the corporate defendants and the Company’s officers and directors.

On May 14, 2014, the Yu and Haijun cases were consolidated into the Pagano case before Judge Michael D. Mason.
On May 16, 2014, the Company and the directors named in the Maryland Lawsuits other than Ms. Silverberg and Ms. Lipson moved to dismiss the Amended Complaints on the same procedural grounds set forth in the Original Motion to Dismiss.
On June 10, 2014, the plaintiffs amended their complaint (the “Second Amended Complaint”) to incorporate specific allegations of insufficient disclosures based on the preliminary proxy statement. The Second Amended Complaint includes, among other things, additional facts regarding the sales process and alleges that the Board of Directors breached their fiduciary duty of disclosure by failing to disclose material information regarding both the sales process and Morgan Stanley’s financial analysis.
The Maryland Lawsuits seek, among other things, to enjoin the consummation of the Merger, to direct the Board of Directors to obtain a transaction in the best interests of shareholders, to award compensatory damages, and to award the costs and disbursements of the Maryland Lawsuits, including attorneys’ and experts’ fees. In addition to the venue and jurisdiction based defenses asserted in their April 23, 2014 and May 16, 2014 motions to dismiss, the Company and the Board of Directors believe that the Second Amended Complaint is without merit and intend to defend the lawsuits vigorously.
Effective Time of Merger
The Merger will be completed and become effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware or any later time as the Company and Parent agree upon in writing and specify in the certificate of merger. The parties intend to complete the Merger as soon as practicable following the adoption of the Merger Agreement by the Company’s stockholders and satisfaction or waiver of the conditions to closing of the Merger set forth in the Merger Agreement. The parties to the Merger Agreement currently anticipate completing the Merger during the second half of 2014. Because the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined, if it is completed at all.
Payment of Merger Consideration and Surrender of Stock Certificates
At the effective time of the Merger, each share of Company Stock outstanding immediately prior to the effective time of the Merger (other than the Merger Consideration Excluded Shares) will be converted into the right to receive $24.00 in cash, without interest and net of any taxes required to be withheld therefrom, whereupon all such shares will be automatically canceled and will cease to exist, and the holders of such shares will cease to have any rights with respect thereto other than the right to receive the Merger Consideration. Parent will designate a U.S. bank or trust company as the Paying Agent to make the cash payments contemplated by the Merger Agreement. At or prior to the effective time of the Merger, Parent will deposit or cause to be deposited with the Paying Agent, for the benefit of the holders of shares of Company Stock, funds that are sufficient to pay the aggregate Merger Consideration to each applicable holder of shares of Company Stock (other than the holders of the Merger Consideration Excluded Shares). The Paying Agent will deliver the Merger Consideration according to the procedure summarized below.
Within three business days following the effective time of the Merger, the Paying Agent is required to mail to each holder of record of shares of Company Stock that were canceled and converted into the Merger Consideration, a letter of transmittal and instructions advising the holder of record how to surrender its stock certificates in exchange for the Merger Consideration.
The Paying Agent will promptly pay each holder of record the Merger Consideration after the holder of record has (i) surrendered its stock certificates to the Paying Agent, together with a properly completed letter of transmittal and any other documents required by the Paying Agent and (ii) provided to the Paying Agent any other items specified by the letter of transmittal. Interest will not be paid or accrue in respect of any cash payments of the Merger Consideration. The Paying Agent will reduce the amount of any Merger Consideration paid by any applicable withholding taxes.
You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the Paying Agent without a letter of transmittal.

If you are the registered holder of Company Stock and any certificate has been lost, stolen or destroyed, you will be required to provide an affidavit to that fact in form and substance reasonably satisfactory to the surviving corporation and the Paying Agent, and, if required by the Paying Agent or the surviving corporation, post a bond in customary amount as an indemnity against any claim that may be made against it with respect to such certificate. The letter of transmittal instructions will tell you what to do in these circumstances.
After the completion of the Merger, you will cease to have any rights as a stockholder of the Company.
Upon the surviving corporation’s demand, the Paying Agent will return to the surviving corporation all funds in its possession 18 months after the effective time of the Merger. After that time, if you have not received payment of the Merger Consideration, you may look only to the surviving corporation for payment of the Merger Consideration, without interest, subject to applicable abandoned property, escheat and similar laws. Any Merger Consideration remaining unclaimed by former holders of Company Stock as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity will, to the fullest extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
This proxy statement, and the other documents referred to or incorporated by reference into this proxy statement, include “forward-looking” statements within the meaning of the federal securities laws. Such forward-looking statements reflect our current views as to future events and financial performance with respect to our operations, the expected completion and timing of the Merger and other information relating to the Merger. All forward-looking statements included in this document are based on information available to the Company on the date hereof. These statements are identifiable because they do not relate strictly to historical or current facts. There are forward-looking statements throughout this proxy statement, including, among others, under the headings “Summary Term Sheet,” “Questions and Answers About the Special Meeting and the Merger,” “Special Factors,” “The Special Meeting” and “Important Information Regarding Chindex,” and in statements containing the words “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance or other future events. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date as of which the statements were made. We cannot guarantee any future results, levels of activity, performance or achievements. Although we believe that the expectations reflected in these forward-looking statements are based upon reasonable assumptions, we give no assurance that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of the Company. In addition to other factors and matters contained in or incorporated by reference in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:
•
  the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;
•
  the inability to complete the proposed Merger due to the failure to obtain the required stockholder approvals for the proposed Merger or the failure to satisfy other conditions to completion of the proposed Merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction;
•
  the failure to obtain the necessary financing arrangements as set forth in the TPG Equity Commitment Letter and the Support Agreement, or the failure of the Merger to close for any other reason;
•
  risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction;
•
  the outcome of any legal proceedings, regulatory proceedings or enforcement matters that have been or may be instituted against the Company and others relating to the Merger Agreement (or, prior thereto, the Original Merger Agreement);
•
  the risk that the pendency of the Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the Merger;
•
  the effect of the announcement of the proposed Merger on the Company’s relationships with its customers, suppliers, operating results and business generally; and
•
  the amount of the costs, fees, expenses and charges related to the Merger;
and additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements, which are discussed in reports we have filed with the SEC, including our most recent filings on Forms 10-Q and 10-K. See “Where You Can Find Additional Information”.
Forward-looking statements speak only as of the date of this proxy statement or the date of any document incorporated by reference in this document. All subsequent written and oral forward-looking statements concerning the Merger or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

THE PARTIES TO THE MERGER
Chindex International, Inc.
Chindex is a Delaware corporation. Co-founded by Ms. Lipson and Ms. Silverberg in 1981, the Company is an American health care company providing health care services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics. United Family Healthcare currently operates in Beijing, Shanghai, Tianjin and Guangzhou. The Company also provides medical capital equipment and products through CML. With more than 30 years of experience, the Company’s strategy is to continue its growth as a leading integrated health care provider in the Greater China region. See “Important Information Regarding Chindex — Company Background” for additional information.
Ms. Lipson is the Chief Executive Officer of the Company. Following and as a result of the Merger, the Company will become a privately held company, wholly-owned by Parent, which in turn will be owned by TPG, the RL Rollover Investors, Fosun and the Additional Rollover Stockholders (if any).
Additional information about the Company is contained in reports we have filed with the Securities and Exchange Commission, including our most recent filings on Forms 10-Q and 10-K, which are incorporated by reference herein. See “Where You Can Find Additional Information”.
Healthy Harmony Holdings, L.P.
Parent is a Cayman Islands limited partnership that is indirectly owned by TPG as of the date of this proxy statement. Parent was organized solely for the purpose of entering into the Merger Agreement (and, prior thereto, the Original Merger Agreement) and consummating the transactions contemplated by the Merger Agreement (and, prior thereto, the Original Merger Agreement). It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement (and, prior thereto, the Original Merger Agreement). Immediately prior to the effective time of the Merger, each of the Rollover Investors (including the RL Rollover Investors and Fosun) and each of the Additional Rollover Stockholders, if any, will contribute shares of Company Stock to Parent in exchange for limited partnership interests in Parent.
Healthy Harmony Acquisition, Inc.
Merger Sub is a Delaware corporation wholly-owned by Parent. Merger Sub was organized solely for the purpose of entering into the Merger Agreement (and, prior thereto, the Original Merger Agreement) and consummating the transactions contemplated by the Merger Agreement (and, prior thereto, the Original Merger Agreement). It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement (and, prior thereto, the Original Merger Agreement). At the effective time of the Merger, Merger Sub will be merged with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

THE SPECIAL MEETING
We are furnishing this proxy statement to the Company’s stockholders as part of the solicitation of proxies by the Board of Directors for use at the special meeting.
Date, Time and Place
We will hold the special meeting at [__], Eastern Time, on [day of week], [__], 2014 at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY 10004, or at any adjournment or postponement thereof.
Purpose of the Special Meeting
The special meeting is for the following purposes:
•
  to consider and vote on a proposal to adopt the Merger Agreement;
•
  to approve, on an advisory and non-binding basis, the compensation that may be paid or become payable to our named executive officers in connection with the proposed Merger; and
•
  to approve the adjournment of the special meeting, if necessary or appropriate in the opinion of a subcommittee of the Transaction Committee, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.
The votes on the proposals to approve, on an advisory and non-binding basis, the compensation that may be paid or become payable to our named executive officers in connection with the proposed Merger and the proposal to adjourn the special meeting, if necessary or appropriate in the opinion of a subcommittee of the Transaction Committee, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement are separate and apart from the vote on the proposal to adopt the Merger Agreement. Accordingly, a stockholder may vote in favor of the proposal to approve, on an advisory and non-binding basis, the Merger-related compensation and/or the proposal to approve the adjournment of the special meeting and vote not to approve the proposal to adopt the Merger Agreement (and vice versa).
A copy of the Merger Agreement is attached to this proxy statement as Appendix A. This proxy statement and the enclosed form of proxy are first being mailed to our shareholders on or about [__], 2014.
Recommendations of the Transaction Committee and the Board of Directors
The Transaction Committee unanimously (i) determined that the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, is fair to, and in the best interests of, the Company and its unaffiliated stockholders, (ii) approved, and declared to be advisable, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement to be consummated by the Company and (iii) resolved to recommend that the Company’s stockholders vote for the adoption of the Merger Agreement. The Transaction Committee unanimously recommended to the Board of Directors that the Board of Directors (i) determine that the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, is fair to, and in the best interests of, the Company and its unaffiliated stockholders, (ii) approve, and declare to be advisable, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement to be consummated by the Company and (iii) submit the Merger Agreement to the Company’s stockholders for adoption and resolve to recommend that the Company’s stockholders vote for the adoption of the Merger Agreement. See “Special Factors — Reasons for the Merger; Recommendation of the Transaction Committee; Recommendation of the Board of Directors; Fairness of the Merger”.
On April 18, 2014, the Board of Directors (acting upon the unanimous recommendation of the Transaction Committee and with the entire Board of Directors voting) unanimously (i) determined that the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, is fair to, and in the best interests of, the Company and its unaffiliated stockholders, (ii) approved, and declared to be advisable, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement to be consummated by the Company and (iii) resolved to submit the Merger Agreement to the Company’s stockholders for adoption and recommend that the Company’s stockholders vote for the adoption of the Merger Agreement. See “Special Factors — Reasons for the Merger; Recommendation of the Transaction Committee; Recommendation of the Board of Directors; Fairness of the Merger”.
Accordingly, each of the Transaction Committee and the Board of Directors unanimously recommends that the stockholders of the Company vote “FOR” the proposal to adopt the Merger Agreement.
The Board of Directors also unanimously recommends that the stockholders of the Company vote “FOR” the proposal to approve, on an advisory and non-binding basis, the compensation that may be paid or become payable to our named executive officers in connection with the Merger.
The Board of Directors also unanimously recommends that the stockholders of the Company vote “FOR” the proposal to adjourn the special meeting, if necessary or appropriate in the opinion of a subcommittee of the Transaction Committee, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.
Record Date and Quorum
The holders of record of Company Stock as of the close of business on [__], 2014, the record date, are entitled to receive notice of and to vote at the special meeting. On [__], 2014, [__] shares of Company Stock, including 1,162,500 shares of Class B Common Stock, were issued and outstanding and held by [__] holders of record.
A complete list of stockholders entitled to vote at the special meeting will be available for examination by any stockholder at the offices of the Company, 4340 East West Highway, Suite 1100, Bethesda, Maryland 20814, during regular business hours for a period of no less than 10 days before the special meeting, and at the special meeting. We are commencing our solicitation of proxies on [__], 2014, which is before the [__], 2014 record date. We will continue to solicit proxies until the special meeting. Each stockholder of record on [__], 2014 who has not yet received a proxy statement prior to that date will receive a proxy statement and have the opportunity to vote on the matters described in the proxy statement. Proxies delivered prior to the record date will be valid and effective so long as the stockholder providing the proxy is a stockholder on the record date. If you are not a holder of record on the record date, any proxy you deliver will be ineffective. If you deliver a proxy prior to the record date and remain a holder on the record date, you do not need to deliver another proxy after the record date. If you deliver a proxy prior to the record date and do not revoke that proxy, your proxy will be deemed to cover the number of shares you own on the record date even if that number is different from the number of shares you owned when you executed and delivered your proxy. Proxies received from persons who are not holders of record on the record date will not be effective.
No matter may be considered at the special meeting unless a quorum is present. For any matter to be considered, the presence, in person or represented by proxy, of the holders of a majority of the voting power of Company Stock outstanding and entitled to vote as of the record date for the meeting will constitute a quorum. Shares of Company Stock represented by proxies reflecting abstentions and properly executed broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a broker, dealer, commercial bank, trust company or other nominee does not vote on a particular matter because such broker, dealer, commercial bank, trust company or other nominee does not have the discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Brokers, dealers, commercial banks, trust companies and other nominees will not have discretionary voting power with respect to the proposal to adopt the Merger Agreement. If a quorum is not present, the stockholders who are present in person or represented by proxy may adjourn the meeting until a quorum is present.
Required Vote
Each share of Common Stock outstanding as of the record date is entitled to one vote at the special meeting. Each share of Class B Common Stock outstanding as of the record date is entitled to six votes at the special meeting.

Proposal to Adopt the Merger Agreement
For the Company to consummate the Merger, under Delaware law and under the Merger Agreement, stockholders holding a majority of the voting power of the outstanding Company Stock at the close of business on the record date, voting as a single class, must vote “FOR” the proposal to adopt the Merger Agreement. In addition, the Merger Agreement requires, as a condition to the consummation of the Merger, that the Company obtain the Unaffiliated Company Stockholder Approval, namely, that stockholders holding a majority of the voting power of the outstanding Company Stock at the close of business on the record date not owned, directly or indirectly, by any Excluded Holder, voting as a single class, must vote “FOR” the proposal to adopt the Merger Agreement. “Excluded Holders” consist of (i) holders of shares of Class B Common Stock, (ii) Parent or Merger Sub, (iii) any officers or directors of the Company (other than the members of the Transaction Committee), (iv) the Rollover Investors, any Additional Rollover Stockholders and any other persons who have an equity interest in, or any right to acquire an equity interest in, Parent or Merger Sub, and (v) any affiliates or associates of any of the foregoing. As of [__], 2014, which is the record date for the special meeting, the Excluded Holders, as a group, beneficially owned (including stock options exercisable within 60 days) approximately [__]% of the shares of Common Stock and 100% of the shares of Class B Common Stock entitled to vote at the special meeting, for a combined voting percentage of [__]%, among which approximately [__]% of such shares of Common Stock, representing approximately [__]% of the voting power, are owned by the Additional Rollover Stockholders assuming the Rollover Cap will be contributed to Parent by the Additional Rollover Stockholders in exchange for limited partnership interests in Parent immediately prior to the effective time of the Merger.
Proposal to Approve, on an Advisory and Non-Binding Basis, the Compensation that May be Paid or Become Payable to our Named Executive Officers in Connection with the Merger
Approval of the proposal to approve, on an advisory and non-binding basis, the compensation that may be paid or become payable to our named executive officers in connection with the Merger requires the affirmative vote of the holders of a majority of the voting power of the outstanding Company Stock present in person or represented by proxy at the special meeting and voting on the proposal, voting as a single class.
Proposal to Adjourn the Special Meeting, if Necessary or Appropriate in the Opinion of a Subcommittee of the Transaction Committee, to Solicit Additional Proxies if There Are Insufficient Votes at the Time of the Special Meeting to Approve the Proposal to Adopt the Merger Agreement
If a quorum is present at the special meeting, then approval of this proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding Company Stock present in person or represented by proxy at the special meeting and voting on the proposal, voting as a single class. If a quorum is not present at the special meeting, the stockholders entitled to vote at the meeting who are present, in person or represented by proxy, may adjourn the meeting until a quorum is present.
The directors and current executive officers of the Company have informed the Company that, as of the date of this proxy statement, they intend to vote their shares of Company Stock in favor of the proposal to adopt the Merger Agreement, the proposal to approve, on an advisory and non-binding basis, the compensation that may be paid or become payable to our named executive officers in connection with the Merger and the proposal to adjourn the special meeting, if necessary or appropriate in the opinion of a subcommittee of the Transaction Committee, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement. As of May 31, 2014, the directors and current executive officers owned 1,003,660 shares of Common Stock and 1,162,500 shares of Class B Common Stock entitled to vote at the special meeting.
In connection with the execution of the Original Merger Agreement, and as supplemented on April 18, 2014 in connection with the execution of the Merger Agreement, the Rollover Investors, Mr. Pemble and Ms. Silverberg entered into the Support Agreement with Parent and TPG, pursuant to which the Rollover Investors, Mr. Pemble and Ms. Silverberg have agreed, subject to certain conditions, to vote, or cause to be voted, all of the shares of Company Stock they beneficially own for the proposal to adopt the Merger Agreement, but such persons are Excluded Holders and their shares will not count with respect to the satisfaction of the Unaffiliated Company Stockholder Approval. See “Special Factors — Support Agreement” for additional information.

Voting; Proxies; Revocation
Attendance
All holders of shares of Company Stock as of the close of business on [__], 2014, the record date, including stockholders of record and beneficial owners of Company Stock registered in the “street name” of a bank, broker or other nominee, are invited to attend the special meeting. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares in “street name,” you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee, along with proper identification.
Voting in Person
Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record, but instead hold your shares in “street name” through a bank, broker or other nominee, you must provide a proxy executed in your favor from your bank, broker or other nominee in order to be able to vote in person at the special meeting.
Providing Voting Instructions by Proxy
To ensure that your shares are represented at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.
If you are a stockholder of record, you may provide voting instructions by proxy by completing, signing, dating and returning the enclosed proxy card. You may alternatively follow the instructions on the enclosed proxy card for Internet or telephone submissions. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” the proposal to adopt the Merger Agreement, “FOR” the proposal to approve, on an advisory and non-binding basis, the compensation that may be paid or become payable to our named executive officers in connection with the Merger, and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate in the opinion of a subcommittee of the Transaction Committee, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement, and in accordance with the recommendation of the Board of Directors on any other matters properly brought before the shareholders at the special meeting for a vote. If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting (unless you are a record holder as of the record date and attend the special meeting in person) and will have the same effect as a vote against the proposal to adopt the Merger Agreement. Failure to return your proxy card will not affect the vote regarding the proposal to approve, on an advisory and non-binding basis, the compensation that may be paid or become payable to our named executive officers in connection with the Merger, or the proposal to adjourn the special meeting, if necessary or appropriate in the opinion of a subcommittee of the Transaction Committee, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.
If your shares are held by a bank, broker or other nominee on your behalf in “street name,” your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your shares by proxy. Many banks and brokerage firms have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by proxy card.
In accordance with the rules of NYSE, banks, brokers and other nominees who hold shares of Company Stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the approval of the Merger Agreement. Accordingly, if banks, brokers or other nominees do not receive specific voting instructions from the beneficial owner of such shares they may not vote such shares with respect to the approval of the Merger Agreement. Under such circumstance, a “broker non-vote” would arise. Broker non-votes, if any, will be counted for purposes of determining whether a quorum is present at the special meeting, but will have the same effect as a vote against the proposal to adopt the Merger Agreement. Brokers also do not have discretionary authority to vote with respect to the proposal to approve, on an advisory and non-binding basis, the compensation that may be paid or become payable to our named executive officers in connection with the Merger. Broker non-votes, if any, will not affect the vote regarding the proposal to approve, on an advisory and non-binding basis, the compensation that may be paid or become payable to our named executive officers in connection with the proposed Merger, or the proposal to adjourn the special meeting, if necessary or appropriate in the opinion of a subcommittee of the Transaction Committee, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement. For shares of Company Stock held in “street name,” only shares of Company Stock affirmatively voted “FOR” the proposal to adopt the Merger Agreement and/or “FOR” the proposal to approve, on an advisory and non-binding basis, the compensation that may be paid or become payable to our named executive officers in connection with the Merger, will be counted as favorable vote(s) for such proposal(s).
Revocation of Proxies
Your proxy is revocable. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the special meeting by:
•
  submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described in the proxy card, or by completing, signing, dating and returning a new proxy card by mail to the Company;
•
  attending the special meeting and voting in person; or
•
  sending written notice of revocation to the Secretary of the Company at Chindex International, Inc., Attn: Corporate Secretary, 4340 East West Highway, Suite 1100, Bethesda, Maryland 20814.
Attending the special meeting in person without taking one of the actions described above will not in itself revoke a previously submitted proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the day of the special meeting.
If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee in order to revoke your proxy or submit new voting instructions.
Abstentions
Abstentions will be included in the calculation of the number of shares of Company Stock represented at the special meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote against the proposal to adopt the Merger Agreement, and will have no effect on the outcome of the proposal to approve, on an advisory and non-binding basis, the compensation that may be paid or become payable to our named executive officers in connection with the Merger or the proposal to adjourn the special meeting, if necessary or appropriate in the opinion of a subcommittee of the Transaction Committee, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.
Appraisal Rights
Stockholders are entitled to statutory appraisal rights under Delaware law in connection with the Merger. This means that if you comply with the requirements of Section 262 of the DGCL, you are entitled to have the “fair value” (as defined pursuant to Section 262 of the DGCL) of your shares of Company Stock determined by the Court of Chancery of the State of Delaware and to receive payment based on that valuation instead of receiving the Merger Consideration. The ultimate amount you would receive in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the Merger Agreement.
To exercise your appraisal rights, you must submit a written demand for appraisal to us before the vote is taken on the Merger Agreement, you must NOT vote in favor of the proposal to adopt the Merger Agreement and you must otherwise comply with the requirements of Section 262 of the DGCL. Your failure to follow exactly the procedures specified under Delaware law could result in the loss of your appraisal rights. See “Rights of Appraisal” and the text of the Delaware appraisal rights statute, Section 262 of the DGCL, which is reproduced in its entirety as Appendix C to this proxy statement.

Adjournments and Postponements
Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. In the event that there is present, in person or represented by proxy, sufficient favorable voting power to secure the vote of the stockholders of the Company necessary to approve the proposal to adopt the Merger Agreement, the Company does not anticipate that it will adjourn or postpone the special meeting unless it is advised by counsel that such adjournment or postponement is necessary under applicable law to allow additional time for any disclosure. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given, unless the adjournment is for more than 30 days. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.
Solicitation of Proxies
The Company will bear all costs of this proxy solicitation. Proxies may be solicited by mail, in person, by telephone, or by facsimile or by electronic means by officers, directors and regular employees of the Company. In addition, the Company will utilize the services of MacKenzie Partners, Inc., an independent proxy solicitation firm, and will pay approximately $25,000 plus reasonable expenses as compensation for those services. The Company may also reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses to forward proxy materials to beneficial owners.
Additional Assistance
If you have more questions about the Merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact MacKenzie Partners, Inc., which is acting as the Company’s proxy solicitation agent and information agent in connection with the Merger.

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com
If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

THE MERGER AGREEMENT
The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached to this proxy statement as Appendix A, and which we incorporate by reference into this proxy statement. This summary may not contain all of the information about the Merger Agreement that may be important to you. We encourage you to read carefully the Merger Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
Explanatory Note Regarding the Merger Agreement
The following summary of the Merger Agreement, and the copy of the Merger Agreement attached hereto as Appendix A to this proxy statement, are intended to provide information regarding the terms of the Merger Agreement. The Merger Agreement contains representations and warranties by the Company, Parent and Merger Sub that were made as of specified dates and for purposes of the Merger Agreement (notwithstanding that the Merger Agreement has been included in filings made with the SEC and the SEC has taken the position that the representations and warranties therefore constitute public disclosures), including establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, rather than establishing matters as facts. The representations, warranties and covenants in the Merger Agreement may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may apply contractual standards of materiality or material adverse effect that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, and subsequent information may have been included in this proxy statement or reflected in the Company’s other public disclosures. Moreover, the description of the Merger Agreement below does not purport to describe all of the terms of such agreement, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Appendix A and is incorporated herein by reference. Any material change to the terms of the Merger Agreement will be disclosed in subsequent filings by the Company with the SEC.
Additional information about the Company may be found elsewhere in this proxy statement and the Company’s other public filings. See “Where You Can Find Additional Information”.
Structure of the Merger
At the effective time of the Merger, Merger Sub will merge with and into the Company. The Company will survive the Merger and continue to exist after the Merger as a wholly-owned subsidiary of Parent. All of the Company’s and Merger Sub’s properties, rights, privileges, powers and franchises, and all of their debts, liabilities, and duties, will become those of the surviving corporation.
When the Merger Becomes Effective
The effective time of the Merger will occur at the time that the Company files a certificate of merger with the Secretary of State of the State of Delaware on the closing date of the Merger or such later time as provided in the certificate of merger and agreed to by Parent, Merger Sub and the Company. The closing date will occur on a date designated by the Company which is reasonably satisfactory to Parent, which will be as soon as practicable, but not later than 10 business days, after the satisfaction or waiver of all of the conditions set forth in Article VII of the Merger Agreement (other than those conditions that by their nature must be satisfied on the closing date but subject to the satisfaction or waiver of those conditions on the closing date), or such other date as the parties may agree.

Effect of the Merger on Company Stock
At the effective time of the Merger, each share of Company Stock issued and outstanding immediately prior to the effective time of the Merger will automatically be converted into the right to receive $24.00 in cash, without interest, and net of any taxes required to be withheld therefrom (see “Material U.S. Federal Income Tax Consequences” for additional information), other than the Merger Consideration Excluded Shares, which excluded shares consist of:
•
  shares of Company Stock issued and outstanding immediately prior to the effective time of the Merger and owned by any of Parent, Merger Sub and any other subsidiary of Parent (including shares contributed to Parent by the Rollover Investors and shares contributed to Parent by the Additional Rollover Stockholders, if any), which shares will automatically be canceled without conversion or consideration;
•
  shares of Company Stock held in the Company’s treasury or owned by any subsidiary of the Company immediately prior to the effective time of the Merger, which shares will automatically be canceled without conversion or consideration; and
•
  shares of Company Stock held by stockholders who have properly demanded their appraisal rights in accordance with Delaware law, which shares will not be converted and will be entitled to only such rights as are granted by Delaware law (see “Rights of Appraisal”).
All of the shares of Company Stock that convert into the right to receive the Merger Consideration described above will automatically be cancelled and cease to exist. After the effective time of the Merger, each outstanding stock certificate representing shares of Company Stock converted in the Merger will represent only the right to receive the Merger Consideration.
If, at any time during the period between April 18, 2014 and the effective time of the Merger, any change in the number of shares outstanding occurs as the result of a reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange or readjustment of shares, or any stock dividend or stock distribution (including any dividend or distribution of securities convertible into or exchangeable for shares of Company Stock), with a record date during such period, then the Merger Consideration will be equitably adjusted to reflect such change.
Treatment of Company Stock Options, Company Restricted Stock and PRSU Awards
Company Stock Options.   At the effective time of the Merger, each outstanding option to buy shares of Company Stock granted under the Company’s stock option plans (other than a Co-Invest Award), whether or not vested and exercisable, will be canceled, and the holder of each stock option will be entitled to receive from Parent (or Parent will cause the surviving corporation to pay to each such holder) promptly thereafter (and in any event on the same day as the effective time of the Merger) an amount in cash, without interest and net of any taxes required to be withheld therefrom, equal to the product of:
•
  the number of shares of Company Stock subject to each option as of the effective time of the Merger, multiplied by
•
  the excess, if any, of $24.00 over the exercise price per share of Company Stock subject to such option.
If the amount of such product is zero, no payment will be made.
Company Restricted Stock and PRSU Awards.   Restricted shares of Company Stock and PRSUs (other than Co-Invest Awards) granted under any of the Company’s equity plans to any individual who is or was an employee, officer or director of, or consultant or advisor to, the Company that are not vested immediately prior to the effective time of the Merger will fully vest (with unearned PRSUs vesting at target level), free of any forfeiture restrictions, immediately prior to the effective time of the Merger. At the effective time of the Merger, the shares represented thereby (net of any shares withheld to cover applicable withholding and excise taxes) will be converted into the right to receive, in cash, the Merger Consideration per share, without interest and net of any taxes required to be withheld therefrom, whereupon all such shares will be automatically canceled and will cease to exist, and the holders of such shares will cease to have any rights with respect thereto other than the right to receive the Merger Consideration.

Co-Invest Awards.   Ms. Lipson, Ms. Silverberg, Mr. Pemble and any Additional Rollover Stockholder may, with the consent of Parent, elect to have a percentage of their outstanding stock options, restricted stock, and/or PRSUs assumed by Parent and converted into Co-Invest Awards at the effective time of the Merger rather than being cashed out in the Merger. The percentage of each applicable individual’s Co-Invest Award is set forth in a section of the Company’s confidential disclosure schedule to the Merger Agreement (as such schedule may be updated from time to time by Parent with the consent of the applicable individual). As of May 31, 2014, the Co-Invest Award percentage for Ms. Lipson was 80%, the Co-Invest Award percentage for each of Ms. Silverberg and Mr. Pemble was 0% and the Co-Invest Award percentage for any Additional Rollover Stockholders was up to 50%. The Co-Invest Awards will become fully vested upon the Merger unless the applicable individual and Parent agree otherwise, and will be subject to the same terms and conditions as were applicable to them immediately prior to the effective time of the Merger and such additional terms and conditions as may be agreed upon by the applicable individual and Parent.
Payment for Company Stock in the Merger
At or prior to the effective time of the Merger, Parent is required to deposit or cause to be deposited with a bank or trust company (the “Paying Agent”), which is to be designated by Parent prior to the effective time of the Merger and is reasonably acceptable to the Company, funds that are sufficient to pay the aggregate Merger Consideration to each applicable holder of shares of Company Stock. Promptly after the effective time of the Merger, but in any event not more than three business days after the effective time of the Merger, the Paying Agent will mail, or otherwise deliver, a letter of transmittal and instructions to you and the other stockholders (other than holders of certificates representing Merger Consideration Excluded Shares). The letter of transmittal and instructions will explain how to effect the surrender of your Company Stock certificate or certificates in exchange for payment of the total amount of Merger Consideration that you are entitled to receive pursuant to the Merger Agreement.
You should not return your stock certificate or certificates with the enclosed proxy card, and you should not forward your stock certificate or certificates to the Paying Agent without a letter of transmittal.
You will not be entitled to receive the Merger Consideration until you surrender your stock certificate or certificates to the Paying Agent, together with a duly completed and executed letter of transmittal. The Merger Consideration will be mailed within five business days after receipt of such certificates and executed letter of transmittal. Such consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer. In addition, the person who surrenders such certificate must either pay any transfer or other applicable taxes or establish to the satisfaction of the surviving corporation that such taxes have been paid or are not applicable.
The Paying Agent, Parent and/or the surviving corporation will be entitled to deduct and withhold, and pay to the appropriate taxing authorities, any applicable taxes from the Merger Consideration. Any sum which is withheld and paid to a taxing authority by the Paying Agent, Parent and/or the surviving corporation will be deemed to have been paid to the person with regard to whom it is withheld.
After the effective time of the Merger, our stock transfer books will be closed, and there will be no further registration of transfers of shares on the records of the Company. If, after the effective time of the Merger, certificates are presented to the surviving corporation for transfer, they will be canceled and exchanged for the consideration due under the Merger Agreement.
Neither the Paying Agent nor the surviving corporation will be liable to any person for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Merger Consideration deposited with the Paying Agent that remains undistributed to the holders of certificates evidencing shares of Company Stock for 18 months after the effective time of the Merger will be delivered, upon demand, to the surviving corporation. Holders of certificates who have not surrendered their certificates prior to the delivery of such funds by the Paying Agent to the surviving corporation may only look to Parent and the surviving corporation, as general creditors, for the payment of the Merger Consideration under the Merger Agreement.
If your certificates have been lost, stolen or destroyed, upon making an affidavit of that fact, and if required by Parent or the surviving corporation, posting a bond as indemnity against any claim with respect to the certificates, the exchange agent will issue the total amount of Merger Consideration deliverable in respect thereof in exchange for your lost, stolen or destroyed stock certificates.
For information with respect to appraisal rights under the DGCL, see “Rights of Appraisal”.
Representations and Warranties
The Company makes various representations and warranties in the Merger Agreement that are subject, in some cases, to exceptions and qualifications. Our representations and warranties relate to, among other things:
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  the Company’s and its subsidiaries’ due incorporation, valid existence, good standing and qualification to do business;
•
  our certificate of incorporation and bylaws;
•
  our capitalization, including in particular the number of shares of Company Stock and stock options;
•
  our subsidiaries;
•
  the absence of outstanding contractual obligations relating to the repurchase, redemption, acquisition, or voting of equity interests in the Company or any of its subsidiaries (except that Parent and Merger Sub have agreed in the Merger Agreement to vote any shares of Company Stock they own in favor of the approval and adoption of the Merger Agreement);
•
  the absence of equity interests in other entities;
•
  our corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement to be consummated by us;
•
  the required vote of our stockholders in connection with the adoption of the Merger Agreement;
•
  the approval and recommendation by each of the Transaction Committee and the Board of Directors of the Merger Agreement, the Merger and the other transactions to be consummated by the Company, as contemplated by the Merger Agreement;
•
  the required consents and approvals of governmental entities in connection with the transactions contemplated by the Merger Agreement;
•
  the absence of certain specified violations of, or conflicts with, our governing documents, applicable law or certain agreements as a result of entering into the Merger Agreement and consummating the Merger;
•
  our SEC periodic reports required to be filed from December 31, 2010 through April 18, 2014, including the financial statements contained therein;
•
  our disclosure controls and procedures and internal controls over financial reporting;
•
  our compliance with the Sarbanes-Oxley Act of 2002;
•
  our maintenance of a standard system of accounting established and administered in accordance with GAAP in all material respects;
•
  our compliance with applicable listing and corporate governance rules and regulations of NASDAQ;
•
  the absence of certain undisclosed liabilities;
•
  the absence of a Company Material Adverse Effect and certain other changes or events related to the Company or its subsidiaries since January 1, 2013;
•
  legal proceedings and governmental orders;
•
  tangible personal property and real property;
•
  taxes;

•
  compliance with applicable laws and permits;
•
  employment and labor matters affecting the Company or its subsidiaries, including matters relating to the Company or its subsidiaries’ employee benefit plans;
•
  contracts;
•
  intellectual property;
•
  environmental matters;
•
  insurance policies;
•
  affiliate transactions;
•
  the inapplicability to the Merger Agreement and the Merger of restrictions imposed on business combinations by Section 203 of the DGCL, other state anti-takeover laws or the Rights Plan, including the Company having entered into an amendment to the Rights Plan in the form of Exhibit D to the Merger Agreement;
•
  the receipt by the Transaction Committee of a fairness opinion from Morgan Stanley;
•
  the absence of undisclosed broker and financial advisor fees; and
•
  our compliance with money laundering laws.
Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a “Company Material Adverse Effect” clause. For purposes of the Merger Agreement, “Company Material Adverse Effect” means any effect, event, development, fact, circumstance, occurrence or change (any such item, an “Effect”) that, individually or in the aggregate, (i) has had or would reasonably be expected to have a material adverse effect on the assets and liabilities (taken as a whole), business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) would or would reasonably be expected to prevent or delay in any material respect the Company and its subsidiaries from consummating the Merger or any of the other transactions contemplated by the Merger Agreement. However, solely with respect to clause (i) above, none of the following will be deemed, either alone or in combination, to constitute, and none of the following will be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect:
•
  any Effect after April 18, 2014 to the extent arising out of or relating to (x) (A) economic, credit, financial or securities market conditions in the United States, China or any other country in which the Company or any of its subsidiaries has business operations, including changes in prevailing interest rates or currency rates or (B) legal, tax, regulatory, political or business conditions in the United States, China or any other country in which the Company or any of its subsidiaries has business operations, or (y) acts of terrorism or sabotage, the outbreak, escalation or worsening of hostilities (whether or not pursuant to the declaration of a national emergency or war by a U.S., Chinese or other governmental entity), man-made disasters, natural disasters (including hurricanes, typhoons, cyclones, tornados, volcano eruptions, tsunamis, pandemics, earthquakes, floods and mudslides) or Acts of God;
•
  any adverse Effect after April 18, 2014 to the extent arising out of or relating to factors, conditions, trends or other circumstances generally affecting the operation of hospitals and clinics in China;
•
  any adverse Effect to the extent arising out of or resulting from the execution and delivery of the Original Merger Agreement, the Merger Agreement or the announcement, pendency or consummation of any of the transactions (including the identity of, or any facts or circumstances relating to, Parent or any of its affiliates or any communication by Parent or any of its affiliates regarding its or their plans or intentions with respect to the conduct of the business or assets of the Company or any of its subsidiaries), including (A) any loss of existing employees, consultants or independent contractors, (B) any loss of, or reduction in business by or revenue from, existing customers, (C) any disruption in or loss of suppliers, distributors, partners or similar third parties with whom the Company or any of its subsidiaries has any relationship, (D) any litigation brought or threatened to be brought by any stockholder(s) of the Company (or any of their respective affiliates) in connection with the Merger Agreement, any of the transactions contemplated by the Merger Agreement or any agreement or arrangement referred to in Section 5.8 of Parent’s confidential disclosure schedule to the Merger Agreement, or (E) the absence of any consents, waivers or approvals relating to any of the transactions contemplated by the Merger Agreement from any governmental entity or other person, or any other adverse Effect to the extent resulting from or relating to change of control or similar provisions contained in contracts to which the Company or any of its subsidiaries is a party (provided that the provisions of clauses (B) and (E) above will not apply to the representations and warranties set forth in Section 4.4 of the Merger Agreement or the satisfaction of the condition in Section 7.2(b) of the Merger Agreement insofar as it relates to Section 4.4 of the Merger Agreement);
•
  in and of itself, any change in the market price or trading volume of the Company’s securities (it being understood that any underlying facts or occurrences giving rise to or contributing to such change may be taken into account in determining whether there has been a Company Material Adverse Effect (taking into account the other exceptions set forth in this definition));
•
  any adverse Effect to the extent arising out of or relating to any change in law (including laws relating to the provision of healthcare services or the operation of hospitals or clinics), GAAP, regulatory accounting requirements or interpretations thereof that apply to the Company or any of its subsidiaries (including the proposal or adoption of any new law, statute, code, ordinance, rule or regulation, or any change in the interpretation or enforcement of any existing law, statute, code, ordinance, rule or regulation);
•
  in and of itself, any failure by the Company to meet analysts’ expectations or to meet any internal or published estimates, expectations, projections, forecasts, guidance or revenue or earnings predictions for any period ending prior to, on or after April 18, 2014, or any change or publicly announced prospective change in any financial strength rating or any other recommendation or rating as to the Company or any of its subsidiaries by analysts (it being understood that any underlying facts or occurrences giving rise to or contributing to such change may be taken into account in determining whether there has been a Company Material Adverse Effect (taking into account the other exceptions set forth in this definition);
•
  any reasonable costs or expenses incurred or accrued by the Company or any of its subsidiaries in connection with the Original Merger Agreement, the Merger Agreement or any of the transactions contemplated by the Merger Agreement;
•
  any adverse Effect arising out of or relating to any proceeding brought against the Company or any of its subsidiaries or any of their respective properties or assets or any of their respective officers or directors (in their capacity as officers or directors or the Company or any of its subsidiaries) by any stockholder(s) of the Company (or any of their respective affiliates or associates) before any governmental entity, or any judgment, disposition, development or other state of facts with respect to any such proceeding pending as of April 18, 2014;
•
  any adverse Effect to the extent arising out of or resulting from any action(s) taken, or failure(s) to take action, by Parent or Merger Sub in breach of the Merger Agreement;
•
  any adverse Effect to the extent arising out of or resulting from any action(s) taken by the Company or any of its subsidiaries that is expressly required to be taken by the Company or such Company subsidiary pursuant to the Merger Agreement, or failure(s) to take any action by the Company or any of its subsidiaries that is expressly prohibited by the Merger Agreement (provided that any Effect to the extent arising out of or resulting from the performance of, or compliance with, the Company’s or any Company subsidiary’s obligations under Section 6.1 of the Merger Agreement will not be considered for purposes of this bullet point, except to the extent such Effect arises out of or results from (x) any action taken by the Company or any of its subsidiaries that (a) is described in Section 6.1 of the Merger Agreement and (b) was taken at Parent’s written request or (y) the failure by the Company or any of its subsidiaries to take any action that is prohibited by Section 6.1 of the Merger Agreement if Parent fails to give its consent to such action after a written request therefor pursuant to Section 6.1 of the Merger Agreement was given by the Company a reasonable time in advance);

•
  any adverse Effect to the extent arising out of or resulting from any action(s) taken at the written request of Parent by the Company or any of its subsidiaries; and
•
  any adverse Effect to the extent arising out of or resulting from the restructuring (as defined in the Company’s confidential disclosure schedule to the Merger Agreement).
The Merger Agreement provides that any Effect referred to in the foregoing first, second, third and fifth bullet points will be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect to the extent such Effect has a disproportionate effect on the Company and its subsidiaries, taken as a whole, as compared to other companies in the healthcare industry (or more specifically, the operation of hospitals and clinics in China).
The Merger Agreement also contains various representations and warranties made by Parent and Merger Sub that are subject, in some cases, to exceptions and qualifications. The representations and warranties relate to, among other things:
•
  their due incorporation, valid existence and good standing;
•
  their corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;
•
  the required consents and approvals of governmental entities in connection with the transactions contemplated by the Merger Agreement;
•
  the absence of any certain specified violations of, or conflicts with, their governing documents, applicable law or certain agreements as a result of entering into the Merger Agreement and consummating the Merger;
•
  purpose and capitalization of Merger Sub;
•
  Parent’s financing for the Merger;
•
  the solvency of Parent and the surviving corporation as of the effective time of the Merger (and giving effect to the consummation of the Merger and the other transactions contemplated by the Merger Agreement);
•
  their ownership of Company Stock;
•
  the absence of any undisclosed agreements between Parent or Merger Sub and any officer or director of the Company;
•
  legal proceedings and governmental orders;
•
  the due diligence conducted by Parent and Merger Sub; and
•
  the absence of undisclosed broker and financial advisor fees.
The representations and warranties in the Merger Agreement of each of the Company, Parent and Merger Sub will expire upon the effective time of the Merger.
Conduct of Business Pending the Merger
Under the Merger Agreement, the Company has agreed that, subject to certain exceptions, between April 18, 2014 and the effective time of the Merger, unless Parent gives its prior written consent:
•
  the Company and its subsidiaries will conduct business in all material respects in the ordinary course of business consistent with past practice; and
•
  the Company and its subsidiaries will use commercially reasonable efforts to maintain and preserve substantially intact their business organizations and the goodwill of those having business relationships with them and retain the services of their present officers and key employees.

In particular, the Company has agreed that, during the same time period, subject to certain exceptions, neither the Company nor any of its subsidiaries will, among other things, take any of the following actions, unless Parent gives its prior written consent:
•
  issue, sell, grant, dispose of, pledge, or otherwise encumber, its capital stock or options or rights to acquire capital stock, other than, among other things, upon the exercise of options and vesting of restricted stock and PRSUs outstanding as of April 18, 2014 or permitted to be granted under the Merger Agreement;
•
  redeem, purchase or otherwise acquire outstanding shares of the capital stock of the Company or its subsidiaries;
•
  split, combine, subdivide or reclassify any shares of its capital stock, or declare, set aside for payment or pay any dividend or make any other distribution in respect of Company Stock (other than dividends declared or paid by any Company subsidiary to any wholly-owned Company subsidiary or to the Company);
•
  incur or guarantee any indebtedness for borrowed money (other than indebtedness incurred in 2014 in the ordinary course of business on market terms for the items contemplated by the Company’s capital expenditure budget for 2014), incur any liabilities under capital leases, individually for an amount in excess of RMB 500,000 and in the aggregate in an amount in excess of RMB 2,000,000 other than capital leases in the current fiscal year in connection with the items contemplated by the Company’s capital expenditure budget in the ordinary course of business consistent with past practice or make any loans or advances to any person (other than the Company or a wholly-owned Company subsidiary and other than advances to employees in the ordinary course of business consistent with past practice in an aggregate amount not in excess of RMB 650,000) or forgive any loans to any employees, officers or directors of the Company or any of its subsidiaries;
•
  sell, transfer, mortgage, encumber, grant a lien with respect to or otherwise dispose of any material intellectual property, or any of its properties or assets with a net book value in excess of $1,000,000 (other than dispositions in the ordinary course of business consistent with past practice or pursuant to agreements or plans disclosed in the Company’s confidential disclosure schedule to the Merger Agreement);
•
  cancel, release or assign any indebtedness in excess of $1,000,000 individually owed to the Company or any of its subsidiaries (other than dispositions in the ordinary course of business consistent with past practice or pursuant to agreements or plans disclosed in the Company’s confidential disclosure schedule to the Merger Agreement);
•
  make any material acquisition or investment other than:
◦
  in the ordinary course of business;
◦
  those expressly contemplated by the Company’s capital expenditure budget;
◦
  those pursuant to agreements or plans disclosed in the Company’s confidential disclosure schedule to the Merger Agreement; or
◦
  acquisitions and investments that do not exceed $1,000,000 individually and $5,000,000 in the aggregate;
•
  increase the rate or terms of compensation payable by the Company or its subsidiaries to any of their respective directors, officers or employees (except for certain exceptions listed in the Merger Agreement);
•
  grant or increase in any material respect the rate or terms of any bonus, pension, severance or other employee benefit plan, policy, agreement or arrangement with, for or in respect of any of the Company’s or a Company subsidiary’s respective directors, officers or employees or establish, adopt or enter into any new Company benefit plan or amend any Company equity plans (except for certain exceptions listed in the Merger Agreement);

•
  grant, settle, or amend any award under or enter into, adopt, amend (including acceleration of vesting), modify or terminate any bonus, profit sharing, compensation, option, restricted stock, restricted stock unit, stock appreciation right, performance unit, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the compensation, benefit or welfare of any director, officer, employee or consultant of the Company or any of its subsidiaries (except as set forth in the Company’s confidential disclosure schedule to the Merger Agreement or as may be required by the Merger Agreement, by law or by any benefit plan in effect as of April 18, 2014);
•
  amend or propose any amendments to the Company’s or any of its subsidiaries’ certificate of incorporation or bylaws (or equivalent organizational documents);
•
  adopt or enter into a plan of complete or partial liquidation or dissolution of the Company or any of its subsidiaries;
•
  change any material tax election, amend any material tax return, settle or resolve any material tax controversy or claim with respect to taxes, change any annual tax accounting period, or adopt or change any material method of tax accounting, except as required by GAAP or applicable law and certain other exceptions;
•
  make any change in accounting policies or procedures, except as required by GAAP or applicable law and certain other exceptions;
•
  settle or compromise (x) any governmental proceeding, (y) any proceeding brought by any current, former or purported holder of any capital stock of the Company concerning the transactions contemplated by the Merger Agreement or (z) any other proceeding against the Company or any of its subsidiaries, in each case, other than certain types of settlements or compromises listed in the Merger Agreement;
•
  other than in the ordinary course of business consistent with past practice or for any modification or amendment that is beneficial to or not materially less favorable to the Company, amend, modify or terminate or grant a waiver of any rights under any material contracts, or enter into any contract which would have been a material contract;
•
  establish any new Company subsidiary or joint venture;
•
  enter into any contract regarding the development or expansion of hospital properties, including commitments or understandings related to such development or expansion in an amount more than $5,000,000 individually or $10,000,000 in the aggregate; or
•
  commit to take any of the actions described above.
The Merger Agreement provides that (i) nothing in the Merger Agreement will give Parent, directly or indirectly, the right to control or direct the operations of the Company or any of its subsidiaries prior to the effective time of the Merger and (ii) prior to the effective time of the Merger, the Company will exercise, consistent with the terms and conditions of the Merger Agreement, complete control and supervision over its and its subsidiaries’ operations.
Other Covenants and Agreements
Access and Information
Until the Merger is effective, subject to the terms of our confidentiality agreement with an affiliate of TPG and certain exceptions, we have agreed under the Merger Agreement to afford Parent and its representatives access to our properties, books, contracts, commitments and records, and to our senior executives to answer questions with respect to the business, operations, financial performance, monthly key performance indicators and affairs of the Company and its subsidiaries, in each case, such access to be given at reasonable times and upon reasonable notice and Parent and its representatives will conduct any such activities in such a manner as not to interfere unreasonably with the business, operations or personnel of the Company and its subsidiaries.

Neither the Company nor its affiliates will be required to provide access to or disclose information if such access or disclosure would violate any confidentiality obligation, compromise the value of any trade secret, contravene any law, fiduciary duty or binding agreement, or jeopardize the work product privilege or the attorney-client privilege of the institution in possession or control of such information.
No Solicitation of Alternative Proposals
Under the terms of the Merger Agreement, in light of the expiration of the “go shop” period under the Original Merger Agreement, the Company, its subsidiaries and their respective representatives are prohibited from initiating, soliciting or knowingly encouraging any inquiries, discussions or proposals regarding any Alternative Proposal (described below) and, upon entry into the Merger Agreement, were required to cease any existing discussions or negotiations with respect to any Alternative Proposal. Except as described below (and in the Merger Agreement), the Company, its subsidiaries and their respective representatives are also prohibited from (i) continuing, proposing, entering into or participating in any way in negotiations or discussions with respect to any Alternative Proposal or (ii) entering into any letter of intent, agreement in principle, acquisition agreement or other agreement or understanding providing for any Alternative Proposal. For a discussion of the “go shop” process under the Original Merger Agreement, see “Special Factors — Background of the Merger — The Go Shop Process, the Merger and the Merger Agreement”.
For purposes of the Merger Agreement, an “Alternative Proposal” is any offer, proposal or indication of interest that relates to:
•
  a transaction or series of transactions (including any merger, consolidation, recapitalization, reorganization, liquidation or other direct or indirect business combination) involving the issuance or acquisition of shares of Company Stock or other equity securities of the Company representing 20% or more of the outstanding capital stock of the Company (other than the transactions contemplated by the Merger Agreement);
•
  any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any person, together with all affiliates thereof, becoming the beneficial owner of shares of Company Stock or other equity securities of the Company representing 20% or more of the outstanding capital stock of the Company;
•
  the acquisition, license or purchase by any person or group of persons (other than the Company and its subsidiaries), or any other disposition by the Company or any of its subsidiaries, of 20% or more (based on the fair market value thereof) of the consolidated assets of the Company (including the equity securities of any of its subsidiaries) and its subsidiaries, taken as a whole (other than the transactions contemplated by the Merger Agreement); or
•
  any combination of the foregoing.
Prior to the adoption of the Merger Agreement by our stockholders, we may, however, engage in substantive discussions or negotiations with a person that makes a bona fide Alternative Proposal (provided that such Alternative Proposal does not arise from a material breach of the Company’s non-solicitation obligations described above) and may furnish such person information concerning, and may afford it access to, the Company, its subsidiaries and their businesses, properties, assets, books and records if:
•
  the Transaction Committee determines in its good faith judgment, after consultation with the Transaction Committee’s financial advisor and outside counsel, that such Alternative Proposal is, or is reasonably likely to lead to, a Superior Proposal;
•
  prior to furnishing such information or access to, or entering into substantive discussions or negotiations with, such person, we receive an executed confidentiality agreement from such person with terms that are not less favorable in the aggregate to the Company than the confidentiality agreement we have entered into with an affiliate of TPG; and
•
  we promptly (and, in any event, within 48 hours) notify Parent of our intent to furnish information or access to, or intent to enter into substantive discussions or negotiations with, such person.

For purposes of the Merger Agreement, a “Superior Proposal” means any bona fide written Alternative Proposal (provided, that for purposes of this definition, the applicable percentages in the definition of Alternative Proposal are 50% rather than 20%) which the Transaction Committee and the Board of Directors (acting upon the recommendation of the Transaction Committee) determine in good faith, after consultation with the Company’s outside counsel and financial advisor, would constitute a transaction that is more favorable to the Company’s stockholders (other than Parent and its affiliates, Merger Sub and its affiliates, the Rollover Investors and the Additional Rollover Stockholders, if any), from a financial point of view, than the Merger, taking into account, among other things, the terms of such Alternative Proposal, any revisions to the terms of the Merger Agreement proposed by Parent in response to such Alternative Proposal or otherwise and any legal, financial, regulatory, timing, financing, conditionality (i.e., closing conditions), likelihood of enforcement issues, likelihood of consummation and other aspects of such Alternative Proposal (including the person(s) making such Alternative Proposal, any termination fee and expense reimbursement provisions and any stockholder litigation in connection with the Merger) which the Transaction Committee and the Board of Directors (acting upon the recommendation of the Transaction Committee) deem relevant.
Additionally, we may:
•
  comply with Rules 14e-2 and 14d-9 and Item 1012(a) of Regulation M-A under the Exchange Act with regard to a tender or exchange offer (after consultation with the Company’s outside counsel), and make a “stop-look-and-listen” communication to the Company’s stockholders of the nature contemplated by Rule 14d-9(f) under the Exchange Act; and
•
  make any other disclosure to the Company’s stockholders, if the Transaction Committee determines in good faith (after consultation with the Transaction Committee’s outside counsel) that the failure to make such disclosure would reasonably be expected to be inconsistent with applicable law.
The Transaction Committee and the Board of Directors may not (i) withdraw or modify, or publicly propose or resolve to withdraw or modify, in a manner adverse to Parent, or fail to include in this proxy statement, their approval or recommendation of the Merger or the Merger Agreement (subject to certain exceptions listed in the Merger Agreement), (ii) approve or recommend, or propose publicly to approve or recommend, to the stockholders of the Company an Alternative Proposal, (iii) fail to publicly reaffirm their approval or recommendation of the Merger or the Merger Agreement within five business days after Parent so requests in writing if an Alternative Proposal (or any material modification thereto) has been made public or sent or given to the stockholders of the Company (or any person has publicly announced an intention, whether or not conditional, to make an Alternative Proposal), (iv) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Alternative Proposal subject to Regulation 14D under the Exchange Act within 10 business days after the commencement of such Alternative Proposal (any action described in the foregoing clauses (i) through (iv), a “Change in Recommendation”) or (v) cause the Company or any of its subsidiaries to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Alternative Proposal (other than a confidentiality agreement pursuant to the terms of the Merger Agreement). Notwithstanding the foregoing, at any time prior to receipt of the Company Stockholder Approvals, if the Transaction Committee (after consultation with the Transaction Committee’s financial advisor and outside counsel) determines in good faith that any Alternative Proposal constitutes a Superior Proposal, the Transaction Committee and the Board of Directors (acting upon the recommendation of the Transaction Committee) may:
•
  withdraw or modify, or publicly propose or resolve to withdraw or modify, or fail to include in this proxy statement, its approval or recommendation of the Merger and the Merger Agreement;
•
  approve or recommend, or propose publicly to approve or recommend, such Superior Proposal;
•
  cause the Company or any of its subsidiaries to enter into a binding written agreement with respect to such Superior Proposal (a “Superior Proposal Agreement”) (and take the actions contemplated by the Merger Agreement in connection therewith); and
•
  terminate the Merger Agreement, in which case the Company may be required to pay Parent a termination fee. See “Termination Fees” below.

However, prior to taking such action, the Company is required to give Parent at least three business days’ notice thereof, describing in reasonable detail the reasons for such Change in Recommendation or termination and attaching the proposed Superior Proposal Agreement (or, if applicable, the latest draft thereof), including the identity of the person or group of persons making such Superior Proposal, if applicable, which notice need only be given once with respect to any Superior Proposal, unless such Superior Proposal is modified in any material respect. If, within such three business days period, Parent makes a bona fide offer that the Transaction Committee and the Board of Directors (acting upon the recommendation of the Transaction Committee) determine in good faith (after consultation with the Company’s financial advisor and outside counsel) is more favorable to the stockholders of the Company (other than Parent and its affiliates, Merger Sub and its affiliates, the Rollover Investors and the Additional Rollover Stockholders, if any), from a financial point of view, than such Superior Proposal, and Parent agrees in writing to all adjustments in the terms and conditions of the Merger Agreement as are necessary to reflect such offer, then the Company’s notice of Change in Recommendation or termination, as applicable, with respect to such Superior Proposal will be deemed to be rescinded and of no further force and effect. Notwithstanding the foregoing, in the event of any modification in any material respect to any Superior Proposal, the Company is required to deliver a new written notice to Parent and comply with the requirements of the Merger Agreement with respect to such written notice; provided, however, that any new notice of Change in Recommendation or termination given by the Company will require only at least two business days’ notice before taking effect and, accordingly, all references above to three business days will instead be deemed to be two business days.
Stockholders’ Meeting
The Merger Agreement requires us to give notice of and hold the special meeting to consider the proposal to adopt the Merger Agreement. The Transaction Committee and the Board of Directors is required to include in the proxy statement its recommendation that the Company’s stockholders vote in favor of the adoption of the Merger Agreement, except that:
•
  The Transaction Committee and the Board of Directors (acting upon the recommendation of the Transaction Committee) may withdraw, qualify or amend its recommendation in connection with the Transaction Committee’s and the Board of Directors’ approval of a Superior Proposal. See “The Merger Agreement — Other Covenants and Agreements — No Solicitation of Alternative Proposals” for additional information.
•
  The Transaction Committee and the Board of Directors may withdraw, modify or amend its recommendation other than in connection with an Alternative Proposal, if the Transaction Committee and the Board of Directors (acting upon the recommendation of the Transaction Committee) determine in good faith (after consultation with the Company’s outside counsel) that, as a result of a development or change in circumstances that occurs or arises after April 18, 2014 that was not known to the Transaction Committee prior to April 18, 2014, the failure to do so would reasonably be expected to be inconsistent with their fiduciary duties under applicable law, provided that the Company has provided Parent three business days’ prior written notice advising Parent that it intends to take such action and specifying in reasonable detail the reason for such action.
Employee Matters
Under the Merger Agreement, Parent has agreed that it will, and will cause the surviving corporation and its subsidiaries to:
•
  honor and perform in accordance with their terms all of the Company’s and its subsidiaries’ benefit plans;
•
  for 12 months following the closing of the Merger, provide the employees of the surviving corporation and its subsidiaries with base salary or wages, incentive compensation opportunities and employee benefits (excluding any equity or equity-based incentive plans or change of control agreements) which, in the aggregate, are no less favorable to such employees than the salary, wages, incentive compensation and employees benefits (excluding any equity or equity-based incentive plans or change of control agreements) in effect for such employees immediately prior to the closing of the Merger;

•
  credit all service with the Company and its subsidiaries for all purposes, with limited exceptions, under any employee benefit plan, policy or program applicable to employees of the surviving corporation or its subsidiaries after the closing of the Merger to the extent recognized by us under a comparable benefit plan as of the closing date of the Merger;
•
  pay severance benefits to persons who were employees of the Company or any of its subsidiaries as of the effective time of the Merger and whose employment is terminated other than for cause within 12 months following the effective time of the Merger in amounts no less favorable than the amount of severance benefits to which such persons would have been entitled under the terms of the relevant Company or Company subsidiary severance plan, program, policy or agreement;
•
  waive any waiting period, pre-existing condition or limitation or exclusion and any actively-at-work requirement with respect to the Company’s and its subsidiaries’ employees under any group health plan or other welfare benefit plan to the extent waived or satisfied under an analogous plan of the Company and its subsidiaries as of the closing date of the Merger; and
•
  to the extent a new replacement health plan is implemented during the plan year in which the closing of the Merger occurs, recognize the dollar amount of all expenses incurred by the Company’s and its subsidiaries’ employees and their dependents for purposes of deductibles, co-payments and maximum out-of-pocket limits under any group health plan.
The foregoing will not be deemed for the benefit of, or enforceable by, or give any legal rights to, any person not a party to the Merger Agreement, including any employee of the surviving corporation, and will not be deemed to be an amendment of any benefit plan covering employees of the Company and its subsidiaries.
Consents and Approvals
The Company, Parent and Merger Sub have agreed to cooperate with each other and use commercially reasonable efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply with legal requirements which may be imposed with respect to the Merger or the other transactions contemplated by the Merger Agreement and to consummate all such transactions as promptly as practicable, and (ii) to promptly prepare and file all necessary documentation to obtain all necessary permits, consents, approvals and authorizations of all governmental entities necessary or advisable in connection with consummating the transactions contemplated in the Merger Agreement.
Indemnification of Directors and Officers; Insurance
The Merger Agreement provides that, after the Merger, all rights to indemnification and advancement of expenses existing in favor of, and all exculpations and limitations of the personal liability of, the directors, officers, employees, fiduciaries and agents of any of the Company and its subsidiaries in the Company’s certificate of incorporation or bylaws (or comparable organizational documents of its subsidiaries) as in effect as of April 18, 2014 or in contracts as in effect as of April 18, 2014 in the form previously filed with the SEC with respect to acts or omissions occurring at or prior to the effective time of the Merger, including the Merger and the other transactions contemplated by the Merger Agreement, will survive the Merger and will continue in full force and effect thereafter, without any amendment thereto, for a period of six years.
The Merger Agreement also provides that, for a period of six years after the effective time of the Merger, the surviving corporation will, and Parent will cause the surviving corporation to, indemnify, defend and hold harmless (and Parent will advance expenses to) each individual who was on April 18, 2014, or has been at any time prior to April 18, 2014 or who becomes prior to the effective time of the Merger, a director or officer of the Company or any of its subsidiaries against all losses, claims, damages, costs, expenses (including attorneys’ fees and disbursements) obligations, fines, liabilities, judgments and amounts paid in settlement, paid or incurred in connection with any pending, threatened, asserted or completed claim, suit, action, proceeding or investigation (whether civil or criminal), arising out of (i) the fact that such person was an officer, director, employee, fiduciary or agent of the Company or a subsidiary of the

Company or (ii) matters occurring or existing at or prior to the effective time of the Merger (including acts or omissions occurring in connection with the Merger Agreement, any of the transactions contemplated by the Merger Agreement or any benefit plan), to the fullest extent permitted under Delaware law or any other applicable law.
Additionally, the Merger Agreement provides that the surviving corporation will, and Parent will cause the surviving corporation to, maintain in effect for a period of six years after the effective time of the Merger, the existing directors’ and officers’ liability insurance covering acts or omissions at or prior to the effective time of the Merger with respect to those individuals who are covered by policies as of the effective time of the Merger with respect to claims arising in whole or in part from matters occurring or allegedly occurring at or prior to the effective time of the Merger (provided that the surviving corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are at least as beneficial to the beneficiaries of the current policies and with reputable carriers having a rating comparable to the Company’s current carrier), subject to certain exceptions. The Company may, prior to the effective time of the Merger, purchase, for an annual premium not to exceed 300% of the annual premium as of April 18, 2014, a six-year prepaid “tail” policy with respect to such matters, and Parent will, and will cause the surviving corporation to, maintain such policies in effect and continue to honor the obligations of the Company thereunder.
The present and former directors and officers of the Company will have the right to enforce the provisions of the Merger Agreement relating to their indemnification.
Obligations of Parent and Merger Sub
Prior to the earlier of the effectiveness of the Merger or the termination of the Merger Agreement, Parent and Merger Sub have agreed that:
•
  Merger Sub will not, and Parent will cause Merger Sub not to, undertake any business activities other than in connection with the Merger Agreement and engaging in the Merger and the other transactions contemplated by the Merger Agreement;
•
  Parent will take all actions necessary to cause Merger Sub to perform its obligations under the Merger Agreement and to consummate the Merger and the other transactions contemplated by the Merger Agreement on the terms and conditions set forth in the Merger Agreement; and
•
  Parent and Merger Sub will not and Parent will cause its controlled affiliates, and will use its commercially reasonable efforts to cause its non-controlled affiliates, not to, acquire (whether via merger, consolidation, stock or asset purchase or otherwise), or agree to so acquire, substantially all of the assets or equity interests of any company or other person operating high-end hospitals of the same type as those operated by the Company and its subsidiaries in the cities in China where the Company and its subsidiaries operate their hospitals if such acquisition would reasonably be expected to have a material adverse effect on the obtaining of the AML approval for the Merger. See “Special Factors — Regulatory Approvals” for additional information regarding the AML filing.
Delisting and Deregistration of Company Stock
As a result of the Merger, there will no longer be any publicly held shares of Company Stock. Prior to the closing, the Company has agreed to cooperate with Parent in a commercially reasonable manner with respect to delisting Common Stock from NASDAQ and terminating the Company’s registration under the Exchange Act after the effective time of the Merger. As a result of such deregistration, the Company will no longer be required to file reports with the SEC or otherwise be subject to the United States federal securities laws applicable to public companies.

Other Covenants
The Merger Agreement contains additional agreements between the Company, Parent and Merger Sub relating to, among other matters:
•
  the filing of this proxy statement and the Rule 13E-3 transaction statement on Schedule 13E-3 with the SEC (and cooperation in response to any comments from the SEC with respect to either statement);
•
  any antitakeover statutes or regulations that become applicable to the transactions contemplated by the Merger Agreement;
•
  the coordination of press releases and other public announcements or filings relating to the Merger;
•
  the notification of certain matters and the defense of any stockholder litigation in connection with the Merger Agreement;
•
  actions to cause the disposition as a result of the transactions contemplated by the Merger Agreement of equity securities of the Company held by each individual who is a director or officer of the Company to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act;
•
  the treatment of certain outstanding indebtedness of the Company;
•
  the liquidation of certain investments and making of certain cash transfers by the Company or any of its subsidiaries; and
•
  the provision of certain information to, and consultation with, the Company’s or its subsidiaries’ works councils.
Conditions to the Merger
The obligations of the parties to complete the Merger are subject to the satisfaction or waiver of the following mutual conditions:
•
  Company Stockholder Approvals.   The adoption of the Merger Agreement by (i) the affirmative vote of the holders of a majority of the voting power of the outstanding Company Stock, voting as a single class, and (ii) the affirmative vote of the holders of a majority of the voting power of the outstanding Company Stock not owned, directly or indirectly, by any Excluded Holder, voting as a single class. See “The Special Meeting — Required Vote” for additional information.
•
  AML; Governmental Approvals.   All governmental approvals required to consummate the transactions contemplated by the Merger Agreement, including the AML approval, having been obtained, all such governmental approvals remaining in full force and effect, no appeal having been filed challenging such governmental approvals, and all statutory waiting periods in respect thereof having expired or been terminated or waived. See “Special Factors — Regulatory Approvals” for additional information.
•
  Statutes.   No statute, rule or regulation having been enacted or promulgated (and remaining in effect) by any governmental entity of competent jurisdiction that prohibits the completion of the Merger.
•
  Injunctions.   No judgment, order, writ, decree or injunction of any court of competent jurisdiction being in effect that precludes, restrains, enjoins or prohibits the completion of the Merger, and there being no proceeding initiated by any governmental entity with competent jurisdiction over the Company, Parent, Merger Sub or the transactions contemplated by the Merger Agreement that is reasonably likely to preclude, restrain, enjoin or prohibit consummation of the Merger.

The obligations of Parent and Merger Sub to complete the Merger are subject to the satisfaction or waiver of the following additional conditions:
•
  Performance of Obligations.   The performance, in all material respects, by the Company of its agreements and covenants in the Merger Agreement.
•
  Representations and Warranties.   The truth and correctness of the Company’s representations and warranties in the Merger Agreement, subject to the following qualifications:
◦
  our representations and warranties regarding the absence of certain changes or events since January 1, 2013, the Company Stockholder Approvals, authority and broker’s fees being true and correct in all respects on April 18, 2014 and the day of the closing of the Merger (except for representations and warranties that expressly speak only as of a specific date or time other than the day of the closing of the Merger, which need only be true and correct as of such date or time);
◦
  our representations and warranties regarding certain matters relating to our capitalization being true and correct in all respects on April 18, 2014, except for such inaccuracies that are de minimis; and
◦
  all of our other representations and warranties being true and correct on the day of the closing of the Merger, except where the failure of such representations and warranties to be so true and correct has not constituted and would not constitute, individually or in the aggregate, a Company Material Adverse Effect (disregarding any materiality qualifications or qualifications with respect to a Company Material Adverse Effect, other than provisions that require the listing of material items on the Company’s confidential disclosure schedule to the Merger Agreement and certain other specified uses of the term “material”).
•
  Closing Certificate.   Our delivery to Parent at the closing of the Merger of a certificate with respect to the satisfaction of the conditions relating to our representations, warranties, covenants and agreements.
Our obligation to complete the Merger is subject to the satisfaction or waiver of the following additional conditions:
•
  Performance of Obligations.   The performance, in all material respects, by Parent and Merger Sub of their agreements and covenants in the Merger Agreement, except for Parent’s agreement and covenant to fund the Paying Agent with amounts sufficient to pay the Merger Consideration, which must be performed in all respects.
•
  Representations and Warranties.   The truth and correctness of Parent’s and Merger Sub’s representations and warranties in the Merger Agreement, subject to the following qualifications:
◦
  Parent’s and Merger Sub’s representations and warranties regarding authority and broker’s fees being true and correct in all respects on April 18, 2014 and on the day of the closing of the Merger (except for representations and warranties that expressly speak only as of a specific date or time other than the day of the closing of the Merger, which need only be true and correct as of such date or time); and
◦
  all of Parent’s and Merger Sub’s other representations and warranties being true and correct on the day of the closing of the Merger, except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a “Parent Material Adverse Effect” (disregarding any qualifications with respect to materiality or qualifications with respect to a Parent Material Adverse Effect). A “Parent Material Adverse Effect” is defined in the Merger Agreement as a material adverse effect on Parent’s or Merger Sub’s ability to perform its obligations under the Merger Agreement or prevent or delay in any material respect the consummation of the transactions contemplated by the Merger Agreement.
•
  Closing Certificate.   The delivery by Parent at the closing of the Merger of a certificate with respect to the satisfaction of the conditions relating to Parent’s and Merger Sub’s representations, warranties, covenants and agreements.

Termination
The Merger Agreement may be terminated and the Merger and the other transactions contemplated thereby may be abandoned at any time prior to the effective time of the Merger, whether before or after the Company Stockholder Approvals have been obtained (unless specifically indicated otherwise), as follows:
•
  by mutual written consent of the Company and Parent;
•
  by either the Company or Parent, if:
◦
  any governmental entity has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is final and non-appealable, provided that the party seeking termination has used commercially reasonable efforts to challenge such order, decree, ruling or other action;
◦
  the effective time of the Merger has not occurred by November 18, 2014, which date will be automatically extended for 90 calendar days if all of the conditions of each of Parent, Merger Sub and the Company in order to effect the Merger have been satisfied as of such date, other than (i) AML and government approvals (see “Special Factors — Regulatory Approvals” for additional information) and (ii) conditions that by their nature are to be satisfied by actions taken at the closing of the Merger (the “End Date”); provided, however, that the right to terminate the Merger Agreement will not be available to a party whose failure to fulfill any obligation under the Merger Agreement or other intentional breach would have materially contributed to the failure of the effective time of the Merger to occur on or before such date (an “End Date Termination”);
◦
  any statute, rule or regulation is adopted or issued which has the effect of permanently prohibiting the Merger; or
◦
  the Company’s stockholders do not adopt, through the Requisite Company Stockholder Approval and the Unaffiliated Company Stockholder Approval, the Merger Agreement at the special meeting, including any postponement or adjournment thereof (a “No Approval Termination”);
•
  by the Company:
◦
  so long as it is not then in material breach of its obligations under the Merger Agreement, if (i) any of the representations or warranties of either of Parent or Merger Sub therein is or becomes untrue or inaccurate such that the closing condition with respect thereto becomes incapable of being satisfied, or (ii) there has been a breach on the part of either of Parent or Merger Sub of any of its covenants or agreements in the Merger Agreement such that the closing condition with respect thereto becomes incapable of being satisfied; provided that, in the case of clauses (i) or (ii) above, as applicable, (x) such breach cannot be cured by Parent or Merger Sub by the day prior to the End Date or (y) if capable of being cured, has not commenced to have been cured (1) within 30 calendar days following receipt of written notice from the Company of such breach or (2) any shorter period of time that remains between the date the Company provides written notice of such breach and the day prior to the End Date;
◦
  prior to obtaining the Company Stockholder Approvals, to enter into a Superior Proposal Agreement (see “The Merger Agreement — Other Covenants and Agreements — No Solicitation of Alternative Proposals” for additional information); provided that the procedures set forth in the Merger Agreement have been complied with by the Company in all material respects and concurrently with, or immediately after, such termination, the Company enters into the Superior Proposal Agreement and pays to Parent the applicable termination fee pursuant to the wire instructions provided by Parent (provided, that if Parent does not provide such wire instructions within 24 hours of a request for such wire instructions from the Company, the Company will not be required to pay the termination fee until Parent has provided such wire instructions) (a “Superior Proposal Termination”);

◦
  if (i) the conditions to Parent’s and Merger Sub’s obligations to effect the Merger (other than those conditions that by their nature are to be satisfied by actions taken at the closing of the Merger) have been satisfied on the date the closing of the Merger should have been consummated pursuant to the terms of the Merger Agreement, (ii) the Company has irrevocably confirmed by written notice to Parent that all conditions to the Company’s obligations to effect the Merger have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing of the Merger) or that it is willing to waive any such unsatisfied conditions and it stands ready, willing and able to consummate the closing of the Merger and (iii) the Merger has not been consummated within three business days following the date on which the closing of the Merger was required to have occurred (a “Parent Failure Termination”); or
◦
  so long as it is not then in material breach of its obligations under the Merger Agreement, if there has been a breach on the part of Fosun or TPG of certain of their respective covenants or agreements in the Support Agreement (see “Special Factors — Support Agreement” for additional information); provided that if such breach is capable of being cured, such breach has not been cured within (i) 30 calendar days following receipt of written notice from the Company of such breach or (ii) any shorter period of time that remains between the date the Company provides written notice of such breach and the day prior to End Date (a “Support Agreement Termination”); and
•
  by Parent:
◦
  so long as it is not then in material breach of its obligations under the Merger Agreement, if (i) any of the representations or warranties of the Company therein is or becomes untrue or inaccurate such that the closing condition with respect thereto becomes incapable of being satisfied, or (ii) there has been a breach on the part of the Company of any of its covenants or agreements in the Merger Agreement such that the closing condition with respect thereto becomes incapable of being satisfied; provided that, in the case of clauses (i) or (ii) above, as applicable, (x) such breach cannot be cured by the Company by the day prior to the End Date or (y) if capable of being cured, has not commenced to have been cured (1) within 30 calendar days following receipt of written notice from Parent of such breach or (2) any shorter period of time that remains between the date Parent provides written notice of such breach and the day prior to End Date (a “Company Material Breach Termination”);
◦
  if the Transaction Committee and the Board of Directors (acting upon the recommendation of the Transaction Committee) has effected a Change in Recommendation (with any “stop-look-and-listen” communication to our stockholders in compliance with the exemption contained in Rule 14d-9(f) under the Exchange Act not being deemed to constitute a Change in Recommendation) (See “The Merger Agreement — Other Covenants and Agreements — No Solicitation of Alternative Proposals” for additional information); provided, however, that this right to terminate the Merger Agreement is only exercisable within 30 calendar days immediately following such Change in Recommendation (a “Change in Recommendation Termination”); or
◦
  if there has been an intentional and material breach on the part of the Company or any subsidiary of the Company of the sections of the Merger Agreement related to the Company’s stockholders’ meeting or the solicitation prohibition prior to obtaining the Company Stockholder Approvals (see “The Special Meeting — Required Vote” and “The Merger Agreement — Other Covenants and Agreements — No Solicitation of Alternative Proposals” for additional information); provided, however, that this right to terminate the Merger Agreement is only exercisable within 30 calendar days immediately following Parent or Merger Sub having actual knowledge of all the material facts relating to such breach (a “Non-Solicitation Breach Termination”).
In some cases, termination of the Merger Agreement pursuant to the above conditions may require us to pay a termination fee to Parent, or require Parent to pay a termination fee to us, as described below under “— Termination Fees”.

Termination Fees
•
  We have agreed to pay to Parent a termination fee equal to $14,623,500 in cash in the event of:
◦
  a Superior Proposal Termination or a Change in Recommendation Termination;
◦
  a Company Material Breach Termination or a Non-Solicitation Breach Termination (in either case only if (i) between April 18, 2014 and the date of such termination a bona fide Alternative Proposal was publicly made or publicly disclosed and (ii) such Alternative Proposal is pending at the time of such termination); or
◦
  an End Date Termination or a No Approval Termination (in either case only if (i) between April 18, 2014 and the date of such termination a bona fide Alternative Proposal was publicly made or publicly disclosed and (ii) within 15 months after the date of such termination, the Company enters into a definitive agreement with respect to, recommends to its stockholders or the Company consummates, any Alternative Proposal);
provided, that for purposes of the second and third bullet points above, the applicable percentages in the definition of Alternative Proposal will be 50% rather than 20%.
We have agreed to pay the applicable termination fee to Parent (i) at or prior to the time of termination, in the case of such termination by the Company (other than in limited exceptions), (ii) as promptly as practicable (and in any event within two business days of receipt of Parent’s termination notice), in the case of such termination by Parent or (iii) (x) in an aggregate amount equal to 25% of the termination fee concurrently with the execution of the definitive agreement with respect to, or recommendation of, an Alternative Proposal and (y) in an aggregate amount equal to 75% of the termination fee concurrently with the consummation of the Alternative Proposal described in clause (iii)(y) of the second bullet point above, in each case subject to receipt of wire instructions from Parent.
•
  Parent has agreed to pay to the Company as promptly as practical (and in any event within two business days of receipt of the Company’s termination notice) a termination fee equal to $30,834,000 in cash in the event of:
◦
  a Parent Failure Termination; or
◦
  a Support Agreement Termination.
In the event that the Company fails to pay its termination fee, or Parent fails to pay its termination fee, when due and in accordance with the requirements of the Merger Agreement (or TPG fails to pay Parent’s termination fee, when due and in accordance with the requirements of the Limited Guarantee), and, in order to obtain the payment, the Company or Parent, as the case may be, commences a proceeding which results in a judgment against Parent (or against TPG) or the Company, as the case may be, for such payment, Parent or the Company, as the case may be, will reimburse the other party for all reasonable out-of-pocket costs and expenses actually incurred by such other party (including reasonable fees and expenses of counsel) in connection with such proceeding and the enforcement of the applicable section of the Merger Agreement.
Fees and Expenses
Except as expressly set forth in the Merger Agreement, whether or not the Merger is consummated, all fees, costs and expenses incurred by any party to the Merger Agreement or on its behalf in connection with the Merger Agreement and the transactions expressly contemplated by the Merger Agreement will be paid by the party incurring such expenses; provided, that (i) Parent has agreed to pay all filing fees for the filings required under the AML and (ii) the costs and expenses incurred in connection with the filing, printing and mailing of this proxy statement (including any SEC filing fees) will be borne equally by the Company and Parent.
Specific Performance
The parties to the Merger Agreement are each entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger

Agreement in certain specified circumstances in addition to any other remedy to which such party is entitled at law or in equity. The right of the Company to seek specific performance to cause Parent and/or Merger Sub, in connection with enforcing obligations under the TPG Equity Commitment Letter and Parent’s obligation to draw down the full proceeds of the equity financing contemplated by the TPG Equity Commitment Letter are subject to the requirements that (i) all of the mutual conditions and conditions to which Parent’s and Merger Sub’s obligation to complete the Merger are subject (other than those conditions that by their terms are to be satisfied at the closing of the Merger) are satisfied, (ii) the Company has delivered to Parent an irrevocable commitment in writing that it would be ready, willing and able to consummate the closing to the Merger if each equity financing is funded and (iii) Parent and Merger Sub fail to complete the closing by the date the closing is required to have occurred.
Amendment and Waiver
Subject to applicable law, the Merger Agreement may be amended, modified or supplemented by the written agreement of the parties at any time prior to the effective time of the Merger, whether before or after the adoption of the Merger Agreement by our stockholders; provided, however, that after adoption, no amendment, modification or supplement will be made that changes the consideration payable in the Merger, adversely affects the rights of the Company’s stockholders under the Merger Agreement or otherwise requires the approval of such stockholders under applicable law, in any such case without the prior approval of such stockholders; and, provided, further, that after the effective time of the Merger no covenant or agreement of the parties that contemplates performance after the effective time of the Merger may be amended, modified, waived or supplemented. The Merger Agreement also provides that, at any time prior to the effective time of the Merger, the parties may, by written agreement:
•
  extend the time for the performance of any of the obligations or other acts of any party to the Merger Agreement;
•
  waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; or
•
  waive compliance with any of the agreements or conditions contained in the Merger Agreement which may be legally waived.
Governing Law and Jurisdiction
The Merger Agreement, the Limited Guarantee, the TPG Equity Commitment Letter, the Fosun Equity Commitment Letter and the Support Agreement are governed by the laws of the State of Delaware that apply to agreements made and performed entirely within the State of Delaware, without regard to the conflicts of laws provisions thereof or of any other jurisdiction. The Merger Agreement, the Limited Guarantee, the TPG Equity Commitment Letter and the Support Agreement provide that any proceeding arising out of or relating to such agreements will be brought and determined in the Court of Chancery of the State of Delaware or, if exclusive jurisdiction over the matter is vested in the federal courts, any court of the United States located in the State of Delaware. The Fosun Equity Commitment Letter provides that any proceeding arising out of or relating to such agreement will be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under HKIAC’s Administered Arbitration Rules in force when the notice of arbitration is submitted.

PROVISIONS FOR UNAFFILIATED STOCKHOLDERS
No provision has been made (i) to grant the Company’s unaffiliated stockholders access to the corporate files of the Company, any other party to the Merger or any of their respective affiliates, or (ii) to obtain counsel or appraisal services for the Company’s unaffiliated stockholders at the expense of the Company, any other such party or affiliate.

IMPORTANT INFORMATION REGARDING CHINDEX
Company Background
The Company is a Delaware corporation. Co-founded by Ms. Lipson and Ms. Silverberg in 1981, the Company is an American health care company providing health care services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics. United Family Healthcare currently operates in Beijing, Shanghai, Tianjin and Guangzhou. The Company also provides medical capital equipment and products through CML. With more than 30 years of experience, the Company’s strategy is to continue its growth as a leading integrated health care provider in the Greater China region. Further Company information may be found at the Company’s website at http://www.chindex.com.
If the Merger is consummated, the Company will continue as a private company and a wholly-owned subsidiary of Parent. See “Special Factors — Certain Effects of the Merger” for additional information.
During the past 10 years, neither the Company nor any of the Company’s directors or executive officers listed below has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past 10 years, except as set forth below, neither the Company nor any of the Company directors or executive officers listed below has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Each of the individuals listed below is a citizen of the United States.
Directors and Executive Officers
The Board of Directors presently consists of seven members. The persons listed below are the directors and executive officers of Chindex as of the date of this proxy statement. Each executive officer will serve until a successor is elected by the Board of Directors or until the earlier of his or her resignation or removal. The business address and telephone number of each director and executive officer is: Chindex International, Inc., 4340 East West Highway, Suite 1100, Bethesda, Maryland, 20814, telephone number (301) 215-7777.
Directors
Roberta Lipson.   Ms. Lipson co-founded the Company in 1981. Ms. Lipson has served as the Chief Executive Officer and a director since 1981, and as the Chairman of the Board of Directors from 1981 until 2004. From 1979 until founding the Company in 1981, Ms. Lipson was employed in China by Sobin Chemical, Inc., a worldwide trading company, as Marketing Manager, coordinating marketing and sales of various equipment in China. Ms. Lipson was employed by Schering-Plough Corp. in the area of product marketing until 1979. Ms. Lipson received a B.A. degree in East Asian Studies from Brandeis University and an MBA degree from Columbia University Graduate School of Business.
Lawrence Pemble.   Mr. Pemble joined the Company in 1984 and has served as Executive Vice President and Chief Operating Officer since January 2012. He served as Executive Vice President and Chief Financial Officer from January 1996 through December 2011. He has also served as Chief Financial Officer of the Company’s joint venture, CML, since its formation in December 2010. From 1986 through April 1992 and September 1993 to the present, Mr. Pemble has also served as a director of the Company. Prior to joining the Company, Mr. Pemble was employed by China Books and Periodicals, Inc. as Manager, East Coast Center. Mr. Pemble holds a B.S. degree in Business and Accounting from the University of Phoenix, a B.A. degree in Chinese Studies and Linguistics from the State University of New York at Albany and an MBA degree from the University of Michigan.
Elyse Beth Silverberg.   Ms. Silverberg co-founded the Company in 1981. Ms. Silverberg has served as the Company’s Executive Vice President and Secretary and as a director since that time. She has also served as Chief Operating Officer of CML since its formation in December 2010. Prior to founding the Company, Ms. Silverberg worked with Ms. Lipson at Sobin Chemical, Inc. from 1980 to 1981 and was an intern in China with the National Council for U.S.-China Trade from 1979 to 1980. Ms. Silverberg received a B.A. degree in Chinese Studies and History from the State University of New York at Albany.

Holli Harris.    Ms. Harris has served as a director of the Company since August 2004. Ms. Harris worked for the U.S. State Department at the U.S. Embassy in Moscow, and has since served in financial and strategic management positions in the energy, banking, biotech and automotive industries. In 2003, Ms. Harris was a Financial Analyst with Amgen Inc., an international biotechnology and pharmaceutical firm. From 2004 to 2008, Ms. Harris was a Financial Manager at Corbis Corporation, an international visual and image solutions provider. Ms. Harris currently is a small business owner and an independent business strategy and process consultant. Ms. Harris has a dual degree in Russian Language and International Relations from the University of California - Davis and an MBA degree in Finance from the University of Michigan.
Carol R. Kaufman.   Ms. Kaufman has served as a director of the Company since November 2000. Ms. Kaufman has been an officer of The Cooper Companies, Inc., a medical device company, since October 1995, and currently serves as Executive Vice President, Secretary, Chief Administrative Officer and Chief Governance Officer. She has served as Executive Vice President since July 2012, Chief Governance Officer since March 2013, Vice President and Chief Administrative Officer since October 1995, and as Vice President of Legal Affairs and Secretary since March 1996. From January 1989 through September 1995, she served as Vice President, Secretary and Chief Administrative Officer of Cooper Development Company, a healthcare and consumer products company that was a former affiliate of The Cooper Companies, Inc. Beginning in 1971, she held a variety of financial positions, including Deputy Corporate Controller, with Cooper Laboratories, Inc., the former parent of The Cooper Companies, Inc. Ms. Kaufman also serves on the board of directors of Insperity, Inc., a publicly traded provider of human resources outsourcing options, and is a member of its nominating and corporate governance committee and its finance, risk management and audit committee. Ms. Kaufman received her undergraduate degree from Boston University.
Kenneth A. Nilsson.    Mr. Nilsson has served as a director of the Company since January 1996 and the Chairman of the Board of Directors of the Company since October 2004. Mr. Nilsson formerly served as President of Cooper Laboratories, Inc.; President of Cooper Lasersonics, Inc.; Managing Director of Pfizer Taito Ltd.; President of Max Factor, Japan; and Chairman of the Monterey Institute of International Studies. Mr. Nilsson also serves on the boards of AAA Club Partners and AAA of Northern California, Nevada and Utah. Mr. Nilsson received a B.A. degree from the University of Southern California and an M.A. degree from the University of California.
Julius Y. Oestreicher.    Mr. Oestreicher has served as a director of the Company since January 1996. Mr. Oestreicher has been a partner with the law firm of Oestreicher, Ennis, Dalrymple & Dalrymple, LLP and its predecessor firms for more than 30 years, engaging primarily in estate, tax and business law. Mr. Oestreicher received a B.B.A. degree in Business Administration from City College of New York and a J.D. degree from Fordham University School of Law. He is also a Certified Public Accountant.
Executive Officers
Roberta Lipson.   Ms. Lipson co-founded the Company in 1981. Ms. Lipson has served as the Chief Executive Officer and a director since 1981, and as the Chairman of the Board of Directors from 1981 until 2004. See “Important Information Regarding Chindex — Directors and Executive Officers — Directors” for additional biographical information regarding Ms. Lipson.
Lawrence Pemble.   Mr. Pemble joined the Company in 1984 and has served as Executive Vice President and Chief Operating Officer since January 2012. See “Important Information Regarding Chindex — Directors and Executive Officers — Directors” for additional biographical information regarding Mr. Pemble.
Robert C. Low.    Mr. Low joined the Company in September 2008 and has served as Senior Vice President, Finance, Chief Financial Officer and Corporate Controller since January 2012. He served as Vice President, Finance, Chief Accounting Officer and Controller from November 2008 through December 2011. Prior to joining the Company, Mr. Low was employed by Middlebrook Pharmaceuticals, Inc., which develops anti-infectious drug products, from 2006 to 2008 as Vice President, Chief Financial Officer and Treasurer and from 2003 to 2006 as Corporate Controller. In April 2010, Middlebrook Pharmaceuticals filed a voluntary petition for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. Prior to his employment at Middlebrook, Mr. Low worked in various capacities in public and private accounting. Mr. Low is a Certified Public Accountant, holding a B.A. degree in Economics from the University of Pennsylvania and an MBA degree in Finance from the University of Houston.
Elyse Beth Silverberg.   Ms. Silverberg co-founded the Company in 1981. Ms. Silverberg has served as the Company’s Executive Vice President and Secretary and as a director since that time. See “Important Information Regarding Chindex — Directors and Executive Officers — Directors” for additional biographical information regarding Ms. Silverberg.
Selected Summary Historical Consolidated Financial Data
Set forth below is certain selected historical consolidated financial information relating to the Company. The selected consolidated balance sheet data, consolidated statements of operations data, consolidated statements of comprehensive income data, consolidated statements of stockholders’ equity data and consolidated statements of cash flows data of the Company as of and for the quarter ended March 31, 2014, the years ended December 31, 2013, 2012 and 2011, the nine months ended December 31, 2010 and 2009 and the year ended March 31, 2010 have been derived from our consolidated financial statements, which have been audited by an independent registered public accounting firm. This information is only a summary and should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, which are incorporated by reference into this proxy statement. More comprehensive financial information is included in that report, including management’s discussion and analysis of financial condition and results of operations, and the following summary is qualified in its entirety by reference to such report and all of the financial information and notes contained therein. For additional information, see “Where You Can Find Additional Information”.

(in thousands, except for per share data)	Quarter ended March 31, 2014	Year ended December 31,			Nine months ended December 31,		Year ended March 31, 2010
		2013	2012	2011	2010	2009
Statement of Operations Data:
Revenue	$49,885	$179,388	$152,442	$114,397	$136,676	$129,934	$171,191
Net (loss) income	(3,514)	(6,133)	4,092	3,201	5,814	7,689	8,204
Note: Periods prior to 2011 included results of both healthcare services and medical products divisions.
Net (loss) income per common share − basic	(0.20)	(0.36)	0.25	.20	.38	.53	.56
Net (loss) income per common share − diluted	(0.20)	(0.36)	0.24	.20	.36	.48	.52
Market closing price per share − end of period	19.08	17.43	10.50	8.52	16.49	14.13	11.81
Book value per share − end of period	8.93	9.17	8.79	8.47	8.02	7.18	7.30
Balance Sheet Data (at end of period):
Total assets	$241,636	$244,568	$222,450	$199,392	$174,173	$169,279	$170,843
Long term debt and capitalized leases	25,139	26,715	32,812	23,818	23,070	21,578	22,593
Total stockholders’ equity	162,944	166,019	150,066	142,501	132,072	106,882	108,911
Segment information:
Healthcare Services division − revenue	$49,885	$179,388	$152,442	$114,397	$74,224	$64,610	$85,778
Healthcare Services division − operating income	(1,468)	2,681	9,510	5,668	11,898	12,043	14,393
Medical Products division − revenue	—	—	—	—	62,452	65,324	85,413
Medical Products division − operating (loss) income	—	—	—	—	(1,806)	25	(366)

We have not provided any pro forma data giving effect to the proposed Merger as we do not believe such information is material to our stockholders in evaluating the proposal to adopt the Merger Agreement, since the proposed Merger Consideration is all cash and our Company Stock would cease to be publicly traded if the proposed Merger is completed.
We have also not provided any separate financial information for Parent or Merger Sub since each is a newly formed entity formed in connection with the Merger (and, prior thereto, the Original Merger) and has no independent operations.

Ratio of Earnings to Fixed Charges
The following table presents our ratio of earnings to fixed charges for the fiscal periods indicated.

(in thousands, except for ratio data)	Quarter ended March 31, 2014	Year ended December 31,
		2013	2012
Earnings
Pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees	$(1,582)	$372	$10,891
Fixed charges	1,475	5,855	3,458
Amortization of capitalized interest	16	60	46
Distributed income of equity investees	—	—	—
Share of pretax losses of equity investees for which charges arising from guarantees are included in fixed charges	—	—	—
	(91)	6,287	14,395
Fixed charges
Interest expensed, including amortization of premiums, discounts and capitalized expenses related to debt	$359	$2,252	$456
Interest capitalized	28	224	356
Amounts accrued for guarantees of other parties’ obligations	—	—	—
Estimated interest component of rental expense	1,088	3,379	2,646
	1,475	5,855	3,458
Ratio of earnings to fixed charges
Earnings	$(91)	$6,287	$14,395
Fixed Charges	1,475	5,855	3,458
Ratio of Earnings to Fixed Charges	N/A	1.1	4.2
	Note 1

Note 1:
  The earnings for the three-month period ended March 31, 2014 were inadequate to cover fixed charges by $1,566.
Book Value Per Share
Our net book value per share as of December 31, 2013 was approximately $9.17 (calculated based on 18,097,253 shares outstanding as of such date).
Market Price of Company Stock and Dividend Information
Common Stock is listed on NASDAQ under the symbol “CHDX”. There is no established public trading market for Class B Common Stock. The following table shows the high and low closing prices as quoted on NASDAQ for Common Stock during the periods indicated. Such quotations reflect interdealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	High	Low
Year Ended December 31, 2014:
First Quarter	$19.40	$15.83
Second Quarter (through June 24, 2014)	23.88	19.07
Year Ended December 31, 2013:
First Quarter	$13.78	$10.50
Second Quarter	16.74	12.73
Third Quarter	18.87	16.29
Fourth Quarter	17.43	14.70
Year Ended December 31, 2012:
First Quarter	$10.40	$7.90
Second Quarter	10.36	8.60
Third Quarter	11.08	10.03
Fourth Quarter	10.55	9.73

As of the [__], 2014 record date, there were [__] record holders of our Common Stock and six record holders of our Class B Common Stock. We have never declared or paid cash dividends on our Company Stock. We currently intend to retain all available funds and future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying dividends prior to the effective time of the Merger. Furthermore, pursuant to the Merger Agreement, no dividends can be paid prior to the effective time of the Merger without the consent of Parent.
On February 14, 2014, the last trading day before the announcement of the Original Merger, the closing sale price of Common Stock was $17.15 per share. The Merger Consideration represents an implied premium of approximately 40% to such closing sale price. On June 24, 2014, the latest practicable trading date before the filing of this proxy statement, the closing sale price of Common Stock was $23.73 and the number of shares of Common Stock outstanding was 17,103,389.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information as to the ownership of shares of Common Stock and Class B Common Stock as of May 31, 2014 with respect to (i) holders known to the Company to beneficially own more than 5% of the outstanding Common Stock or Class B Common Stock, (ii) each director of the Company, (iii) each named executive officer of the Company and (iv) all directors and executive officers of the Company as a group:

	Amount and Nature Of Beneficial Ownership(2)(3)				Percent of:
Name and Address of Beneficial Stockholder(1)	Common Stock(4)		Class B Common Stock(4)		Common Stock	Class B Common Stock	Combined(5)
Roberta Lipson	476,401	(6)	660,000	(7)(8)	2.8%	56.8%	18.3%
Elyse Beth Silverberg	446,147	(9)	390,750	(8)	2.6%	33.6%	11.5%
Lawrence Pemble	319,467	(10)	111,750	(8)	1.8%	9.6%	4.1%
Julius Y. Oestreicher	153,698	(11)	0		Less than 1%	0%	Less than 1%
Carol R. Kaufman	33,027		0		Less than 1%	0%	Less than 1%
Kenneth A. Nilsson	118,636	(12)	0		Less than 1%	0%	Less than 1%
Holli Harris	69,207		0		Less than 1%	0%	Less than 1%
Robert C. Low	44,076	(13)	0		Less than 1%	0%	Less than 1%
TPG Asia Advisors VI, Inc. c/o TPG Global, LLC 301 Commerce Street, Suite 3300 Fort Worth, TX 76102	3,709,377	(14)	1,162,500	(14)	21.7%	100.0%	44.4%
JPMorgan Chase & Co. 270 Park Avenue New York, NY 10017	2,653,016	(15)	0		15.5%	0%	11.0%
Fosun Industrial Co., Limited. Level 28, Three Pacific Place 1 Queen’s Road East Hong Kong, China	3,157,163	(16)	0		18.5%	0%	13.1%
Archon Capital Management LLC 1301 Fifth Avenue, Suite 3008 Seattle, WA 98101-2662	874,362	(17)	0		5.1%	0%	3.6%
All Executive Officers and Directors as a Group (8 persons)	1,660,659	(18)	1,162,500	(8)	9.4%	100.0%	34.9%

(1)
  Unless otherwise indicated, the business address of each person named in the table is c/o Chindex International, Inc., 4340 East West Highway, Suite 1100, Bethesda, Maryland 20814.
(2)
  Except as otherwise indicated, each of the parties listed has sole voting and investment power with respect to all shares reported in the table. The indicated party has voting but not investment power with respect to shares identified as unvested shares of restricted stock. Table does not include any unvested PRSUs, whether or not earned.
(3)
  Beneficial ownership is calculated in accordance with Item 403 of Regulation S-K as promulgated by the SEC.
(4)
  Common Stock is entitled to one vote per share and Class B Common Stock is entitled to six votes per share.
(5)
  Indicates percentage voting power represented by beneficial ownership when Common Stock and Class B Common Stock vote together, based on a total of 17,103,671 shares of Common Stock and 1,162,500 shares of Class B Common Stock outstanding as of May 31, 2014.

(6)
  Includes 243,152 shares which are included in the total shown for TPG Asia Advisors VI, Inc. (“TPG Asia Advisors”). Includes 20,000 unvested shares of restricted stock, 213,249 shares underlying options that are currently exercisable or will become exercisable within 60 days and 10,800 shares held by the Benjamin Lipson Plafker Trust, of which Ms. Lipson is a trustee. Does not include 31,423 PRSUs that have been earned by achievement of performance criteria but are subject to time-based vesting or any unearned PRSUs.
(7)
  Includes 30,000 shares held by each of the Ariel Benjamin Lee Trust, Daniel Lipson Plafker Trust and Jonathan Lipson Plafker Trust, of each of which Ms. Lipson is a trustee.
(8)
  These shares are included in the total Class B Common Stock ownership shown for TPG Asia Advisors.
(9)
  Includes 225,106 shares which are included in the total shown for TPG Asia Advisors. Includes 17,500 unvested shares of restricted stock and 187,750 shares underlying options that are currently exercisable or will become exercisable within 60 days. Does not include 31,423 PRSUs that have been earned by achievement of performance criteria but are subject to time-based vesting or any unearned PRSUs.
(10)
  Includes 83,956 shares which are included in the total shown for TPG Asia Advisors. Includes 17,500 unvested shares of restricted stock and 217,750 shares underlying options that are currently exercisable or will become exercisable within 60 days. Does not include 31,423 PRSUs that have been earned by achievement of performance criteria but are subject to time-based vesting or any unearned PRSUs.
(11)
  Includes 27,000 shares underlying options that are currently exercisable.
(12)
  Includes 2,000 shares owned by Mr. Nilsson’s wife, as to which shares Mr. Nilsson disclaims beneficial ownership.
(13)
  Includes 7,500 unvested shares of restricted stock and 11,250 shares underlying options that are currently exercisable or will become exercisable within 60 days. Does not include 10,773 PRSUs that have been earned by achievement of performance criteria but are subject to time-based vesting or any unearned PRSUs.
(14)
  The amount and nature of beneficial ownership of the shares held by TPG Asia Advisors is based solely on a Schedule 13D/A filed with the SEC on April 21, 2014. The Schedule 13D/A indicates that TPG Asia Advisors and David Bonderman and James G. Coulter as officers and sole stockholders of TPG Asia Advisors have shared voting and dispositive power with respect to 3,709,377 shares of Common Stock and 1,162,500 shares of Class B Common Stock, consisting of (i) 3,157,163 shares of Common Stock beneficially owned by Fosun, (ii) 243,152 shares of Common Stock and 660,000 shares of Class B Common Stock beneficially owned by Roberta Lipson and her affiliated trusts, (iii) 225,106 shares of Common Stock and 390,750 shares of Class B Common Stock beneficially owned by Elyse Beth Silverberg, and (iv) 83,956 shares of Common Stock and 111,750 shares of Class B Common Stock beneficially owned by Lawrence Pemble. The Schedule 13D/A also states that TPG Asia Advisors and Messrs. Bonderman and Coulter disclaim beneficial ownership of such shares and do not affirm membership in a “group” with the holders of such shares.
(15)
  The amount and nature of beneficial ownership of 2,653,016 of the shares held by JPMorgan Chase & Co. is based on a Schedule 13G/A filed with the SEC on February 2, 2009. The Schedule 13G/A indicates that such number of shares includes 808,190 shares owned by Magenta Magic Limited c/o JPMorgan Chase Bank, N.A., 26/F Chater House, 8 Connaught Road, Central, Hong Kong.
(16)
  The amount and nature of beneficial ownership of the shares held by Fosun is based solely on the Schedule 13D/A filed with the SEC on April 21, 2014. These shares are included in the total shown for TPG Asia Advisors. Under the Stockholder Agreement (the “Stockholder Agreement”), dated June 14, 2010, by and among the Company, Fosun and Fosun Parent, until the first to occur of (i) Fosun holds 5% or less of the outstanding shares of Common Stock, (ii) there was a change of control of the Company (as defined in the Stockholder Agreement), and (iii) the seventh anniversary of the initial closing, Fosun has agreed to vote its shares in accordance with the recommendation of the Board of Directors on any matters submitted to a vote of the stockholders of the Company relating to the election of directors and compensation matters and with respect to certain proxy or consent solicitations.

(17)
  The amount and nature of beneficial ownership is based solely on the Schedule 13G filed with the SEC on February 14, 2014 by Archon Capital Management LLC and Constantinos Christofilis reporting shared voting and dispositive power with respect to these shares.
(18)
  Includes 552,214 shares which are included in the total shown for TPG Asia Advisors. Includes 62,500 unvested shares of restricted stock and 652,499 shares underlying options that are currently exercisable or will become exercisable within 60 days. Does not include 105,042 PRSUs that have been earned by achievement of performance criteria but are subject to time-based vesting or any unearned PRSUs.
Transactions in Company Stock
Transactions in Company Stock During the Past 60 Days
None of the Company’s directors or executive officers, the Rollover Investors, TPG, Parent, Merger Sub or any of the directors or executive officers of Parent or Merger Sub have purchased or sold shares of Company Stock within 60 days of the date of this proxy statement, except that (1) Ms. Silverberg acquired 37,500 shares of Common Stock at an exercise price of $8.3333 per share upon the exercise of her stock options on March 19, 2014, and sold 16,400 shares of Common Stock at a price of $19.1985 per share on the same date to cover the purchase price, and (2) Mr. Oestreicher acquired 22,500 shares of Common Stock at an exercise price of $8.3333 per share upon the exercise of stock options on March 28, 2014, and sold (x) 22,500 shares of Common Stock at a price of $23.579 per share on May 15, 2014, (y) 5,000 shares of Common Stock at a price of $23.6845 on June 13, 2014, and (z) 53 shares of Common Stock at a price of $23.6900 on June 16, 2014.
Transactions in Company Stock by the Company During the Past Two Years
The Company has not purchased or sold shares of Company Stock during the past two years (other than acquiring shares upon the cashless exercise of employee stock options and shares withheld by the Company or surrendered by employees for tax withholding and payroll).
Transactions in Company Stock by Members of the Buyer Consortium During the Past Two Years
None of TPG, Parent and Merger Sub has purchased or sold any shares of Company Stock during the past two years.
Fosun has not purchased or sold any shares of Company Stock during the past two years.
Ms. Silverberg acquired 37,500 shares of Common Stock at an exercise price of $8.3333 per share upon the exercise of her stock options on March 19, 2014, and sold 16,400 shares of Common Stock at a price of $19.1985 per share on the same date to cover the purchase price.

RIGHTS OF APPRAISAL
Holders of record of shares of Company Stock who do not vote in favor of the adoption of the Merger Agreement, who properly demand appraisal of their shares, and who otherwise comply with the requirements of Section 262 of the DGCL will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL. In order to exercise and perfect appraisal rights, the holder of shares must follow the steps summarized below properly and in a timely manner.
The following summary is a description of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL (“Section 262”), which is attached to this proxy statement as Annex C and incorporated by reference herein. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.
Under Section 262, holders of record of shares of Company Stock who do not vote in favor of the proposal to adopt the Merger Agreement and who otherwise follow the procedures set forth in Section 262 will be entitled to have the “fair value” (as defined pursuant to Section 262) of their shares determined by the Delaware Court of Chancery and to receive payment in cash of the fair value of those shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.
Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement shall constitute such notice, and the full text of Section 262 is attached to this proxy statement as Annex C.
ANY HOLDER OF SHARES OF COMPANY STOCK WHO WISHES TO EXERCISE APPRAISAL RIGHTS, OR WHO WISHES TO PRESERVE SUCH HOLDER’S RIGHT TO DO SO, SHOULD CAREFULLY REVIEW THE FOLLOWING DISCUSSION AND ANNEX C BECAUSE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED COULD RESULT IN THE LOSS OF APPRAISAL RIGHTS. MOREOVER, BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL OF SHARES OF COMPANY STOCK, THE COMPANY BELIEVES THAT, IF A STOCKHOLDER CONSIDERS EXERCISING SUCH RIGHTS, SUCH STOCKHOLDER SHOULD CONSIDER SEEKING THE ADVICE OF LEGAL COUNSEL.
Filing Written Demand
Any holder of shares of Company Stock wishing to exercise appraisal rights must deliver to the Company, before the vote on the proposal to adopt the Merger Agreement at the special meeting, a written demand for the appraisal of the stockholder’s shares. A holder of Company Stock wishing to exercise appraisal rights must be the holder of record of the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the Merger. Appraisal rights will be lost if the shares are transferred prior to the effective time of the Merger. The holder must not vote in favor of the proposal to adopt the Merger Agreement. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the Merger Agreement, and such voting of the proxy will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the proposal to adopt the Merger Agreement or abstain from voting on the proposal to adopt the Merger Agreement.
Neither voting against the proposal to adopt the Merger Agreement, nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the Merger Agreement. The demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the holder and the intention of the holder to demand an appraisal of the fair value of the shares held by the holder. A stockholder’s failure to make the written demand prior to the taking of the vote on the proposal to adopt the Merger Agreement at the special meeting of stockholders will constitute a waiver of appraisal rights.
Only a holder of record of shares of Company Stock, or a person duly authorized and explicitly purporting to act on such holder’s behalf, will be entitled to demand an appraisal of the shares registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the holder’s stock certificates, should specify the holder’s name and must state that the person intends thereby to demand appraisal of the holder’s shares in connection with the Merger. If the shares are owned of record by a person other than the beneficial owner, such as by a broker, fiduciary, depository or other nominee, execution of the demand should be made in that capacity and must identify the record owner(s), and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy-in-common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. If a stockholder holds shares of Company Stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.
A record holder, such as a broker, dealer, commercial bank, trust company, fiduciary or other nominee who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Company Stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners. In such case, the written demand should set forth the number of shares as to which appraisal is sought. If the number of shares of Company Stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in an account with a broker, dealer, commercial bank, trust company or other nominee and wish to exercise your appraisal rights, you are urged to consult with your broker, dealer, commercial bank, trust company, fiduciary or other nominee to determine the appropriate procedures for the making of a demand for appraisal.
All written demands for appraisal pursuant to Section 262 should be sent or delivered to Chindex at:
Chindex International, Inc.
4340 East West Highway, Suite 1100
Bethesda, Maryland 20814
Attn: Corporate Secretary
At any time within 60 days after the effective time of the Merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to Chindex, as the surviving corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the Merger will require written approval of Chindex, as the surviving corporation. If Chindex, as the surviving corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who properly withdraws or ceases such stockholder’s right to appraisal in accordance with the first sentence of this paragraph, if the Delaware Court of Chancery does not approve the dismissal of the stockholder to an appraisal proceeding, or if rights to appraisal otherwise cease, the stockholder will be entitled to receive only the appraised fair value determined in any such appraisal proceeding plus interest, which fair value could be less than, equal to or more than the consideration being offered pursuant to the Merger Agreement. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Court of Chancery, and such approval may be conditioned upon such terms as the Court of Chancery deems just, provided however, that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Merger within 60 days.

Notice by the Surviving Corporation
Within 10 days after the effective time of the Merger, Chindex, as the surviving corporation, must notify each holder of Company Stock who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the proposal to adopt the Merger Agreement, of the date that the Merger became effective.
Filing a Petition for Appraisal
Within 120 days after the effective time of the Merger, but not thereafter, Chindex, as the surviving corporation, or any holder of Company Stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all dissenting holders. If no such petition is filed within that 120-day period, appraisal rights will be lost for all holders of Company Stock who had previously demanded appraisal of their shares. Chindex, as the surviving corporation, is under no obligation to and has no present intention to file a petition and holders should not assume that Chindex, as the surviving corporation, will file a petition or that Chindex will initiate any negotiations with respect to the fair value of the shares. Accordingly, it is the obligation of the holders of Company Stock to initiate all necessary action to perfect their appraisal rights in respect of shares of Company Stock within the period prescribed in Section 262.
Within 120 days after the effective time of the Merger, any holder of Company Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from Chindex as the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the proposal to adopt the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within 10 days after a written request therefor has been received by Chindex as the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. Notwithstanding the foregoing requirement that a demand for appraisal must be made by or on behalf of the record owner of the shares, a person who is the beneficial owner of shares of Company Stock held either in a voting trust or by a nominee on behalf of such person, and as to which demand has been properly made and not effectively withdrawn, may, in such person’s own name, file a petition for appraisal or request from Chindex as the surviving corporation the statement described in this paragraph.
Upon the filing of such petition by any such holder of shares of Company Stock, service of a copy thereof shall be made upon Chindex, which as the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list (the “Verified List”) containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to Chindex and all of the stockholders shown on the Verified List. Such notice also shall be published at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or in another publication determined by the Delaware Court of Chancery. The costs of these notices are borne by Chindex.
After notice to the stockholders as required by the Delaware Court of Chancery, the Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with the direction, the Court of Chancery may dismiss the proceedings as to that stockholder.
Determination of Fair Value
After the Delaware Court of Chancery determines which stockholders are entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court of Chancery shall determine the fair value of the shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the Merger and the date of payment of the judgment.
In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the Court of Chancery must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger[.]” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion that does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, is not an opinion as to, and does not otherwise address, “fair value” under Section 262. Although Chindex believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither any of Parent nor Chindex anticipates offering more than the applicable Merger Consideration to any stockholder of Chindex exercising appraisal rights, and reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the fair value of a share of Company Stock is less than the applicable Merger Consideration. In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.
Upon application by Chindex or by any Chindex stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any Chindex stockholder whose name appears on the Verified List and who has submitted such stockholder’s certificates of stock to the Delaware Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he or she is not entitled to appraisal rights. The Court of Chancery shall direct the payment of the fair value of the shares, together with interest, if any, by Chindex to the stockholders entitled thereto. Payment shall be so made to each such stockholder upon the surrender to Chindex of his or her certificates in the case of a holder of certificated shares. Payment shall be made forthwith in the case of holders of uncertificated shares. The Court of Chancery’s decree may be enforced as other decrees in such Court may be enforced.
If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the action (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable. Upon application of a stockholder, the Court of Chancery may order all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, to be charged pro rata against the value of all the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expense.
Any stockholder who has duly demanded and perfected appraisal rights in compliance with Section 262 of the DGCL will not, after the effective time of the Merger, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of Company Stock as of a date prior to the effective time of the Merger.
If any stockholder who demands appraisal of shares of Company Stock under Section 262 fails to perfect, successfully withdraws or loses such holder’s right to appraisal, such stockholder’s shares of Company Stock will be deemed to have been converted at the effective time of the Merger into the right to receive the Merger Consideration pursuant to the Merger Agreement. A stockholder will fail to perfect, or effectively lose, the stockholder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the Merger. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 and accept the Merger Consideration offered pursuant to the Merger Agreement.

ADVISORY VOTE ON MERGER-RELATED COMPENSATION
In accordance with SEC rules, the Company is providing its stockholders with the opportunity to cast an advisory and non-binding vote on the compensation that may be paid or become payable to our “named executive officers” (as defined in SEC rules) in connection with the Merger.
Merger-Related Compensation
The information below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each named executive officer of the Company that is based on or otherwise relates to the Merger. The information below assumes the following:
•
  the Merger had occurred on May 31, 2014, and each named executive officer’s employment was terminated on such date; and
•
  the per share Merger Consideration is $24.00.

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)	Total ($)
Roberta Lipson	1,958,739	2,218,602	230,577	1,428,332	5,836,250
Elyse Beth Silverberg	1,803,305	2,158,602	269,391	1,412,835	5,644,133
Lawrence Pemble	1,769,120	2,158,602	322,614	1,931,126	6,181,462
Robert C. Low	281,700	762,822	0	0	1,044,522

(1)
  Pursuant to the terms of their employment agreements, the named executive officers are entitled to receive severance upon the executive’s termination of employment by the Company without “cause” or by the executive for “good reason” (as such terms are described below) (such a termination is referred to below as a “qualifying termination”).
In the case of Ms. Lipson, Ms. Silverberg, and Mr. Pemble, the severance is an amount equal to (1) three times the sum of (i) the salary the executive would have been entitled to receive had he or she continued working for the Company for an additional 12-month period following the termination date, (ii) the annual bonus paid to the executive for the prior fiscal year, and (iii) the executive’s annual housing or remote office facility allowance, plus (2) a pro rated bonus for the year of termination determined based on the greater of (i) the average annual bonus paid to the executive for the two most recently completed fiscal years, and (ii) 30% of the executive’s annual salary as of the last day of the most recently completed fiscal year. All of these payments are to be made in a cash lump sum within 60 days after termination of employment or such later time as required by Internal Revenue Code Section 409A (in which case any deferred payments will be credited with interest at the prime rate in effect on the date of termination of employment, compounded daily). Amounts in the table do not reflect interest payable on such deferred payments.
Mr. Low is entitled to receive as severance (i) continued payment of his base salary for a period of 12 months after his termination paid in accordance with the Company’s normal payroll practices (or such later time as required by Internal Revenue Code Section 409A), and (ii) a pro rated bonus for the year of termination based on the amount of bonus actually earned by achievement of the performance goals established for such bonus, paid at the same time as bonuses are paid to active employees, but no later than six months after the end of the fiscal year for which the bonus was paid. Amount shown for Mr. Low’s pro rated bonus assumes bonus was earned at target level.
(2)
  Amounts in the table reflect the value of PRSUs and restricted stock and the option spread of stock options whose vesting is accelerated upon the Merger, in each case based on the per share Merger Consideration. In accordance with the terms of the applicable award letters, for PRSUs granted in 2012, the table reflects the actual number of PRSUs earned, and for PRSUs granted in 2013 and 2014, the table reflects vesting at target levels of performance. Amounts in the table assume that all equity awards of the named executive officers are accelerated, including Ms. Lipson’s Co-Invest Awards.

Set forth below are the values of each type of equity award whose vesting will be accelerated in connection with the Merger, assuming that all of Ms. Lipson’s Co-Invest Awards become fully vested upon the Merger.

Name	Stock Options ($)	Restricted Stock ($)	Earned PRSUs ($)	Unearned PRSUs (vesting at Target) ($)
Roberta Lipson	24,450	480,000	754,152	960,000
Elyse Beth Silverberg	24,450	420,000	754,152	960,000
Lawrence Pemble	24,450	420,000	754,152	960,000
Robert C. Low	14,670	180,000	258,552	309,600

For information with respect to Ms. Lipson’s Co-Invest Awards, see “Special Factors — Interests of Company’s Directors and Executive Officers in the Merger — Co-Invest Awards”.
(3)
  Pursuant to the terms of their employment agreements, the named executive officers (other than Mr. Low) are entitled to receive, upon a qualifying termination, group or individual health insurance, substantially similar to that which the executive was receiving immediately prior to the termination, from the date of termination of employment until the earliest of the time that the executive qualifies for Medicare, attains age 65, dies, or becomes eligible for corresponding benefits in connection with new employment. The amounts in the table include the following estimated amounts for this continued health insurance: Ms. Lipson $110,577; Ms. Silverberg $149,391; and Mr. Pemble $128,081. These estimates are based on the current cost of such insurance with annual increases until the executive attains age 65 using an assumed inflation rate of 3% per year.
In addition, the Company is required to deliver to each such executive, on the 60th day after his or her termination of employment (or such later date as required by Internal Revenue Code Section 409A) an annuity policy which will provide the executive with payments of $500 per month from the date he or she attains age 65 until his or her death, which can be used to purchase supplemental health insurance. The amounts in the table include the following estimated amounts for this deferred annuity: Ms. Lipson $120,000; Ms. Silverberg $120,000; and Mr. Pemble $120,000. These estimates are calculated by applying $500 per month (without calculating the present value of the stream of payments) for the 20-year period starting at age 65, which assumes a life expectancy of 85 years.
Ms. Lipson and Mr. Pemble are also entitled to receive, upon a qualifying termination, reimbursement for tuition costs paid for their dependent children attending primary or secondary school for the remainder of the calendar year of termination and three additional calendar years, in an amount not exceeding $90,000 per year. The amounts in the table include estimated tuition reimbursement payments of $0 for Ms. Lipson and $74,533 for Mr. Pemble. These amounts reflect a current estimate of these executives’ reimbursable tuition expenses for the contractual period, which in the case of Ms. Lipson is $0 and in the case of Mr. Pemble is $20,800 per calendar year. Tuition reimbursements paid in 2013 were $0 for Ms. Lipson and $15,345 for Mr. Pemble.
Under the employment agreements, “cause” is generally defined as (i) the executive’s willful misconduct or gross negligence in the performance of his or her obligations under the employment agreement, (ii) dishonesty or misappropriation by the executive relating to the Company or any of its funds, properties or other assets, (iii) inexcusable repeated or prolonged absence from work by the executive (other than as a result of, or in connection with, a disability), (iv) any unauthorized disclosure by the executive of confidential or proprietary information of the Company which is reasonably likely to result in material harm to the Company, (v) a conviction of the executive (including entry of a guilty or nolo contendere plea) involving fraud, dishonesty, or moral turpitude, or involving a violation of federal or state securities laws (and in the case of Mr. Low also conviction of a felony), or (vi) a failure by the executive to attempt to perform faithfully his or her duties under the employment agreement, or other material breach by the executive of the employment agreement, if such failure or breach is not cured (to the extent cure is possible) by the executive within 30 days after written notice from the Company, in each case subject to notice by the Company and an opportunity for the executive to appear before the Board of Directors of the Company to present arguments on his or her behalf.

Under the employment agreements, “good reason” is generally defined as (i) any reduction in the executive’s authority, functions, duties or responsibilities, (ii) any adverse change in the executive’s positions, titles or reporting responsibilities, (iii) the assignment of duties to the executive that are inconsistent with his or her position and status (except in the case of clauses (i), (ii), and (iii), for changes solely by virtue of the Company being acquired by another entity), (iv) a reduction in annual salary or a material reduction in bonus opportunity, (v) any other material breach of the employment agreement by the Company, or (vi) the executive’s relocation by the Company or a successor thereto without the executive’s written consent, all but the last of which events are subject to cure by the Company within 30 days following written notice from the executive.
The employment agreements have non-competition, confidentiality and non-solicitation provisions, which generally provide that (i) the executive will not compete with the Company through the end of one year after cessation of employment, (ii) the executive will maintain the confidential information of the Company in confidence during and after employment, and (iii) for a period of one year (two years, in the case of Mr. Low) after cessation of employment, the executive will not solicit for employment or hire any person who was employed by the Company during the term of such executive’s employment.
Vote Required and Board of Directors Recommendation
The Company is asking you to approve, on an advisory and non-binding basis, the compensation that may be paid or become payable to our named executive officers in connection with the Merger and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed above in this section of the proxy statement under the heading “Merger-Related Compensation”.
Approval of the proposal to approve, on an advisory and non-binding basis, the compensation that may be paid or become payable to our named executive officers in connection with the Merger requires the affirmative vote of the holders of a majority of the voting power of the outstanding Company Stock, present in person or represented by proxy at the special meeting and voting on the proposal, voting as a single class. Each share of Class B Common Stock has six votes and each share of Common Stock has one vote. Any signed proxies received by the Company in which no voting instructions are provided on such proposal will be voted “FOR” the proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal.
The vote on the proposal to approve, on an advisory and non-binding basis, the compensation that may be paid or become payable to our named executive officers in connection with the proposed Merger is a vote separate and apart from the vote to adopt the Merger Agreement. Because the vote on this proposal is advisory in nature, it will not be binding on the Company. Approval of this proposal is not a condition to completion of the Merger, and failure to approve this advisory proposal will have no effect on the vote to adopt the Merger Agreement. Because the Merger-related compensation that may be paid or become payable to our named executive officers is based on contractual arrangements with the executives, our named executive officers will be eligible to receive the various payments as described above, subject to the terms of their contractual arrangements, regardless of the outcome of this advisory vote.
The Board of Directors recommends that stockholders vote “FOR” the proposal to approve, on an advisory and non-binding basis, the compensation that may be paid or become payable to our named executive officers in connection with the Merger.

ADJOURNMENT OF THE SPECIAL MEETING
As discussed above, the Board of Directors recommends a vote for the proposal to adopt the Merger Agreement. If we do not have sufficient votes to adopt the Merger Agreement at the special meeting, we may ask our stockholders to vote on a proposal to adjourn the special meeting, if necessary and appropriate in the opinion of a subcommittee of the Transaction Committee, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement. We currently do not intend to propose adjournment at our special meeting if there are sufficient votes to adopt the Merger Agreement.
If a quorum is present at the special meeting, then approval of the proposal to adjourn the special meeting requires the affirmative vote of the holders of a majority of the voting power of the outstanding Company Stock present in person or represented by proxy at the special meeting and voting on the proposal, voting as a single class. Each share of Class B Common Stock has six votes and each share of Common Stock has one vote. If a quorum is not present at the special meeting, the stockholders entitled to vote at the meeting who are present, in person or represented by proxy, may adjourn the meeting until a quorum is present. Any signed proxies received by the Company in which no voting instructions are provided on such proposal will be voted “FOR” the proposal to adjourn the special meeting. Abstentions and broker non-votes will have no effect on the outcome of the proposal. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.
The Board of Directors recommends that stockholders vote “FOR” the approval of the proposal to adjourn the special meeting, if necessary and appropriate in the opinion of a subcommittee of the Transaction Committee, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS
In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to multiple stockholders sharing an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly upon written or oral request a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of this proxy statement was delivered. Requests for additional copies of this proxy statement should be directed to Chindex International, Inc., Investor Relations, 4340 East West Highway, Suite 1100, Bethesda, MD 20814 or call us at (301) 215-7777. In addition, stockholders who share a single address, but receive multiple copies of this proxy statement, may request that in the future they receive a single copy of proxy statements by contacting the Company at the address and phone number set forth in the prior sentence.

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS
If the Merger is completed, the Company may elect not to hold an annual meeting of stockholders in 2015 (the “Annual Meeting”). If the Merger is not completed, stockholders will continue to be entitled to attend and vote their shares in connection with the Annual Meeting and the Company will provide notice of or otherwise publicly disclose the date on which the Annual Meeting will be held. If the Annual Meeting is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for the Annual Meeting in accordance with Rule 14a-8 under the Exchange Act (the “Rule”) and our bylaws, as described below.
Any proposal that a stockholder wishes to include in proxy materials for the Annual Meeting pursuant to the Rule must be received by the Company’s Secretary (at Chindex International, Inc., 4340 East West Highway, Suite 1100, Bethesda, MD 20814) no later than the close of business on December 31, 2014 and must otherwise comply with the Rule.
Under our bylaws, for any nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing (containing certain information specified in our bylaws regarding the stockholder and the proposed action) to the Company’s Secretary and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the Company’s Secretary at our principal executive offices no earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting. With respect to the Annual Meeting, a stockholder must send advance written notice of such nominations or proposal of other business such that the notice is delivered to the Company’s Secretary at the address listed above no earlier than the close of business on January 28, 2015, nor later than the close of business on February 27, 2015. The stockholder must also be a stockholder of record at the time the notice is delivered to the Company’s Secretary. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.
If our Secretary receives at the address listed above any such nominations or proposal of other business intended to be presented at the Annual Meeting without inclusion in the proxy statement for the meeting after the deadline specified in the Company’s bylaws, SEC Rule 14a-4(c) provides that the proxies designated by the Board of Directors will have discretionary authority to vote on such proposal. The proxies designated by the Board of Directors also will have such discretionary authority, notwithstanding the stockholder’s compliance with the deadlines described above, if we advise stockholders in the proxy statement for the meeting about the nature of the matter and how management intends to vote on such matter, and the stockholder does not comply with specified provisions of the SEC’s rules.

IMPORTANT INFORMATION REGARDING THE BUYER CONSORTIUM
Parent
Healthy Harmony Holdings, L.P.
c/o TPG Capital, L.P.
345 California Street, Suite 3300
San Francisco, CA 94104
Telephone: (415) 743-1500
Parent is a Cayman Islands limited partnership. Parent was organized solely for the purpose of entering into the Merger Agreement (and, prior thereto, the Original Merger Agreement) and consummating the transactions contemplated by the Merger Agreement (and, prior thereto, the Original Merger Agreement). It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement (and, prior thereto, the Original Merger Agreement). The registered address of Parent is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
The sole limited partner of Parent as of the date of this proxy statement is TPG Healthy, L.P., a Cayman Islands limited partnership. The general partner of Parent as of the date of this proxy statement is Healthy Harmony GP, Inc., a Cayman Islands exempted company. TPG Healthy, L.P. and Healthy Harmony GP, Inc. were organized solely for the purpose of the transactions contemplated by the Merger Agreement (and, prior thereto, the Original Merger Agreement). They have not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement (and, prior thereto, the Original Merger Agreement). The registered address of each of TPG Healthy, L.P. and Healthy Harmony GP, Inc. is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and the telephone number of each of TPG Healthy, L.P. and Healthy Harmony GP, Inc. is (415) 743-1500.
The sole limited partner of TPG Healthy, L.P. as of the date of this proxy statement is TPG and the general partner of TPG Healthy, L.P. as of the date of this proxy statement is TPG Asia Advisors VI, Inc., a Cayman Islands exempted company. The registered address of TPG Asia Advisors VI, Inc. is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and the telephone number of TPG Asia Advisors VI, Inc. is (415) 743-1500.
Merger Sub
Healthy Harmony Acquisition, Inc.
c/o TPG Capital, L.P.
345 California Street, Suite 3300
San Francisco, CA 94104
Telephone: (415) 743-1500
Merger Sub is a Delaware corporation wholly-owned by Parent. Merger Sub was organized solely for the purpose of entering into the Merger Agreement (and, prior thereto, the Original Merger Agreement) and consummating the transactions contemplated by the Merger Agreement (and, prior thereto, the Original Merger Agreement) . It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement (and, prior thereto, the Original Merger Agreement). The registered address of Merger Sub is the Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
TPG Asia VI, L.P. (“TPG”) and its affiliates
TPG is a Cayman Islands limited partnership principally engaged in the business of investment. The registered address of TPG is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and the telephone number is (415) 743-1500.
As of the date of this proxy statement, the general partner of TPG is TPG Asia GenPar VI, L.P., a Cayman Islands limited partnership and the general partner of TPG Asia GenPar VI, L.P. is TPG Asia GenPar VI Advisors, Inc., a Cayman Islands exempted company. The registered address of each of TPG

Asia GenPar VI, L.P. and TPG Asia GenPar VI Advisors, Inc. is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and the telephone number of each of TPG Asia GenPar VI, L.P. and TPG Asia GenPar VI Advisors, Inc. is (415) 743-1500.
TPG Asia, Inc. is an exempted company incorporated in the Cayman Islands and a wholly-owned subsidiary of TPG. The registered address of TPG Asia, Inc. is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and the telephone number is (415) 743-1500.
TPG Capital, L.P. (“TPG Capital”) is a Delaware limited partnership. As of the date of this proxy statement, the general partner of TPG Capital is TPG Capital, LLC, a Delaware limited liability company. TPG Capital, TPG Asia, Inc. and TPG are under common control.
The name and present principal employment of each director and officer of each of Healthy Harmony GP, Inc., Merger Sub, TPG Asia GenPar VI Advisors, Inc. and TPG Asia Advisors VI, Inc. are set forth below. The business address of each individual set forth below is 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, (except Ronald Cami, whose business address is 345 California Street, Suite 3300, San Francisco, CA 94104). Each individual set forth below is a United States citizen.

Name	Position with Healthy Harmony GP, Inc., Merger Sub, TPG Asia GenPar VI Advisors, Inc. and TPG Asia Advisors VI, Inc.	Present Principal Employment
David Bonderman	President	Founding Partner of TPG (a private investment firm)
James G. Coulter	Senior vice president	Founding Partner of TPG (a private investment firm)
John E. Viola	Vice president, treasurer and director	Partner of TPG (a private investment firm)
Ronald Cami	Vice president, secretary and director	Partner and General Counsel of TPG (a private investment firm)
David C. Reintjes	Chief compliance officer and assistant secretary	Chief Compliance Officer and Deputy General Counsel of TPG (a private investment firm)
Clive Bode	Assistant treasurer	Partner of TPG (a private investment firm)
Steven A. Willmann	Assistant treasurer	Treasurer of TPG (a private investment firm)

The name and present principal employment of each director and officer of TPG Asia, Inc. are set forth below. The business address of each individual set forth below is 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, (except Ronald Cami, whose business address is 345 California Street, Suite 3300, San Francisco, CA 94104, and Stephen M. Peel, whose business address is P.O Box 309, Ugland House, Grand Cayman, KY 1-1104 Cayman Islands). Each individual set forth below is a United States citizen.

Name	Position with TPG Asia, Inc.	Present Principal Employment
David Bonderman	President and Chairman of the Board	Founding Partner of TPG (a private investment firm)
Stephen M. Peel	Vice president	Partner of TPG (a private investment firm)
John E. Viola	Vice president, treasurer and director	Partner of TPG (a private investment firm)
Ronald Cami	Vice president, secretary and director	Partner and General Counsel of TPG (a private investment firm)

Name	Position with TPG Asia, Inc.	Present Principal Employment
David C. Reintjes	Chief compliance officer and assistant secretary	Chief Compliance Officer and Deputy General Counsel of TPG (a private investment firm)
Clive Bode	Assistant treasurer	Partner of TPG (a private investment firm)
Steven A. Willmann	Assistant treasurer	Treasurer of TPG (a private investment firm)

Fosun Industrial Co., Limited (“Fosun”) and its affiliates
Fosun is a corporation organized under the laws of Hong Kong principally engaged in investment, selling and providing consulting services for Chinese and Western medicines, diagnostic reagents and devices as well as import and export business. The principal business address of Fosun is Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong SAR and the telephone number of Fosun’s principal executive office is +(86) 21 2313-8185.
The name, business address, present principal employment and citizenship of each director and executive officer of Fosun is set forth below.

Name	Business Address	Present Principal Employment	Citizenship
Qiyu Chen	No.2 East Fuxing Road, Shanghai, China	Chairman of the Board of Directors	China
Fang Yao	No.2 East Fuxing Road, Shanghai, China	Director	China
Xiaohui Guan	No.2 East Fuxing Road, Shanghai, China	Director	China

Fosun is a wholly owned subsidiary of Fosun Parent. Fosun Parent is a corporation organized under the laws of the PRC and listed on both the Shanghai Stock Exchange and The Stock Exchange of Hong Kong Limited with its principal business address at No. 2 East Fuxing Road, Shanghai, China. The telephone number of Fosun Parent’s principal executive office is +(86) 21 2313-8000. Fosun Parent is principally focused on pharmaceutical manufacturing and research and development, pharmaceutical distribution and retail, healthcare services and medical diagnosis and medical devices.
The name, business address, present principal employment and citizenship of each director and executive officer of Fosun Parent is set forth below.

Name	Business Address	Present Principal Employment	Citizenship
Qiyu Chen	No.2 East Fuxing Road, Shanghai, China	Chairman of the Board of Directors and Executive Director	China
Fang Yao	No.2 East Fuxing Road, Shanghai, China	Vice Chairman of the Board of Directors, Executive Director and President	China
Qunbin Wang	No.2 East Fuxing Road, Shanghai, China	Non-executive Director	China
Guangchang Guo	No.2 East Fuxing Road, Shanghai, China	Non-executive Director	China
Guozheng Zhang	No.2 East Fuxing Road, Shanghai, China	Non-executive Director	China

Name	Business Address	Present Principal Employment	Citizenship
Pinliang Wang	No.2 East Fuxing Road, Shanghai, China	Non-executive Director	China
Lan Kang	No.2 East Fuxing Road, Shanghai, China	Non-executive Director	China
Jiong Han	19F, One Lujiazui, 68 Yin Cheng Road Middle, Shanghai, China	Independent Non-executive Director	China
Weijiong Zhang	Room 305, the First Teaching Building, No.699, Hongfeng Road, Shanghai, China	Independent Non-executive Director	China
Li Man-Kiu Adrian David	18/F, 10 Des Voeux Road Central, Hong Kong	Independent Non-executive Director	U.K.
Huimin Cao	No. 2800 Wenxiang Road, Shanghai, China	Independent Non-executive Director	China

Fosun Parent is beneficially owned approximately 39.83% by Shanghai Fosun High Technology (Group) Co., Ltd. (“Fosun High Technology”). Fosun High Technology is a corporation organized under the laws of the PRC with its principal business address at No.2 East Fuxing Road, Shanghai, China. The telephone number of Fosun High Technology’s principal executive office is +(86) 21 2315-6666. Fosun High Technology is principally engaged in insurance, industrial operations, investment and asset management in China.
The name, business address, present principal employment and citizenship of each director and executive officer of Fosun High Technology is set forth below.

Name	Business Address	Present Principal Employment	Citizenship
Guangchang Guo	No.2 East Fuxing Road, Shanghai, China	Chairman of the Board	China
Xinjun Liang	No.2 East Fuxing Road, Shanghai, China	Vice Chairman of the Board and Chief Executive Officer	China
Qunbin Wang	No.2 East Fuxing Road, Shanghai, China	Director and President	China
Wei Fan	No.2 East Fuxing Road, Shanghai, China	Director	China
Guoqi Ding	No.2 East Fuxing Road, Shanghai, China	Director, Chief Financial Officer and Senior Vice President	China
Xuetang Qin	No.2 East Fuxing Road, Shanghai, China	Director and Senior Vice President	China
Ping Wu	No.2 East Fuxing Road, Shanghai, China	Director and Senior Vice President	China

Fosun High Technology is a subsidiary of Fosun International Limited (“Fosun International”). Fosun International is a corporation organized under the laws of Hong Kong with its principal business address at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong. Fosun International’s ordinary shares are listed on the main board of The Stock Exchange of Hong Kong Limited. The telephone number of Fosun International’s principal executive office is 852-25093228. Fosun International is principally engaged in businesses including insurance, industrial operations, investment and asset management.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun International is set forth below.

Name	Business Address	Present Principal Employment	Citizenship
Guangchang Guo	No.2 East Fuxing Road, Shanghai, China	Executive Director, Chairman of the Board	China
Xinjun Liang	No.2 East Fuxing Road, Shanghai, China	Executive Director, Vice Chairman of the Board and Chief Executive Officer	China
Qunbin Wang	No.2 East Fuxing Road, Shanghai, China	Executive Director and President	China
Wei Fan	No.2 East Fuxing Road, Shanghai, China	Non-executive Director	China
Guoqi Ding	No.2 East Fuxing Road, Shanghai, China	Executive Director, Senior Vice President and Chief Financial Officer	China
Xuetang Qin	No.2 East Fuxing Road, Shanghai, China	Executive Director and Senior Vice President	China
Ping Wu	No.2 East Fuxing Road, Shanghai, China	Executive Director and Senior Vice President	China
Shengman Zhang	50/F Citibank Tower, Citibank Plaza, 3 Garden Road, Hong Kong	Independent Non-executive Director of Fosun International; Chairman of Asia Pacific of Citigroup	Hong Kong
Andrew Y. Yan	Rooms 2516-2520, Two Pacific Place, Hong Kong	Independent Non-executive Director of Fosun International; Managing partner of SAIF Partners	Hong Kong
Huaqiao Zhang	Room 805, Diamond Business Building (North Tower), 23 Gongyi Road, Huadu District, Guangzhou, China	Independent Non-executive Director of Fosun International; Director of Guangzhou Huadu Wansui Micro Credit Co, Ltd.	Hong Kong
David T. Zhang	26th Floor, Gloucester Tower, The Landmark 15 Queen’s Road Central, Hong Kong	Independent Non-executive Director of Fosun International; Partner of Kirkland & Ellis LLP	Hong Kong

Fosun International is a subsidiary of Fosun Holdings Limited (“Fosun Holdings”). Fosun Holdings is a corporation organized under the laws of Hong Kong with its principal business address at Room 808, ICBC Tower, 3 Garden Road, Central, Hong Kong. The telephone number of Fosun Holdings’ principal executive office is 852-25093228. Fosun Holdings is principally engaged in investment holding.
The name, business address, present principal employment and citizenship of each director and executive officer of Fosun Holdings is set forth below.

Name	Business Address	Present Principal Employment	Citizenship
Guangchang Guo	No.2 East Fuxing Road, Shanghai, China	Director	China

Fosun Holdings is a subsidiary of Fosun International Holdings Ltd. (“Fosun International Holdings”). Fosun International Holdings is a corporation organized under the laws of British Virgin Islands with its principal business address at Akara Building, 24 De Castro Street, Wickhams Cay I, Road Town, Tortola, British Virgin Islands. The telephone number of Fosun International Holdings’ principal executive office is 852-25093228. Fosun International Holdings is principally engaged in investment holding.

The name, business address, present principal employment and citizenship of each director and executive officer of Fosun International Holdings is set forth below.

Name	Business Address	Present Principal Employment	Citizenship
Guangchang Guo	No.2 East Fuxing Road, Shanghai, China	Director	China

Fosun International Holdings is owned 58% by Guangchang Guo with the remaining shares owned 22% by Xinjun Liang, 10% by Qunbin Wang and 10% by Wei Fan. Guangchang Guo’s principal business address is No. 2 East Fuxing Road, Shanghai, China. He is a citizen of the PRC. His present principal employment includes executive director and chairman of Fosun International, director of Nanjing Nangang Iron & Steel United Co., Ltd., Shanghai Forte Land Co., Ltd., Peak Reinsurance Company Limited and Club Méditerranée S.A. and non-executive director of Fosun Pharma and China Minsheng Banking Corp., Ltd.
Roberta Lipson
Ms. Roberta Lipson is, and has been for the last five years, the Chief Executive Officer of the Company. The business address of Ms. Lipson is 4340 East West Highway, Suite 1100, Bethesda, MD 20814. Her business telephone number is 301-215-7777. Ms. Lipson is a citizen of the United States.
During the last five years, (i) none of the members of the Buyer Consortium or the respective directors or executive officers of the members of the Buyer Consortium and (ii) neither Fosun nor, to Fosun’s knowledge, any executive officer or director of Fosun, any person controlling Fosun, or any executive officer or director of any corporation or other person ultimately in control of Fosun, has been (a) convicted in a criminal proceeding (excluding misdemeanors similar to traffic violations) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:
Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549
Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.
The Company will make available a copy of its public reports through the “SEC Filings” section of its website at www.chindex.com, free of charge, as soon as reasonably practicable after the Company files the reports electronically with the SEC. In addition, you may obtain a copy of the reports, without charge, upon written request to Chindex International, Inc., Investor Relations, 4340 East West Highway, Suite 1100, Bethesda, MD 20814 or call us at (301) 215-7777. Each such request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of Company Stock entitled to vote at the special meeting. In order to ensure timely delivery of such documents prior to the special meeting, any such request should be made at least five business days before the special meeting. A copy of any exhibit may be obtained upon written request by a stockholder (for a fee limited to the Company’s reasonable expenses in furnishing such exhibit) to Investor Relations, 4340 East West Highway, Suite 1100, Bethesda, MD 20814.
Because the Merger is a “going private” transaction under SEC rules, the Company has filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material change in the information set forth in the most recent Schedule 13E-3 filed with the SEC.
The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement and, with respect to this proxy statement but not with respect to the Schedule 13E-3, later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed shall not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below, and, with respect to this proxy statement but not with respect to the Schedule 13E-3, any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and prior to the date of the special meeting:
•
  annual report on Form 10-K for the fiscal year ended December 31, 2013;
•
  quarterly report on Form 10-Q for the quarter ended March 31, 2014;
•
  the portions of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2014 that are incorporated by reference in our annual report on Form 10-K for the fiscal year ended December 31, 2013; and
•
  current reports on Form 8-K filed with the SEC on February 18, 2014 (with respect to Items 1.01, 3.03 and 5.03), March 24, 2014, April 21, 2014 (with respect to Items 1.01 and 3.03) and May 30, 2014.
We will amend the Schedule 13E-3 to incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting to the extent required to fulfill our obligations under the Exchange Act.
No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [__],

2014. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

APPENDIX A
Execution Version
AMENDED AND RESTATED
AGREEMENT AND PLAN OF MERGER
by and among
CHINDEX INTERNATIONAL, INC.,
HEALTHY HARMONY HOLDINGS, L.P.
and
HEALTHY HARMONY ACQUISITION, INC.
Dated as of April 18, 2014

A-i

A-ii

A-iii

EXHIBITS
Exhibit A-1 — Rollover Investors
Exhibit A-2 — Form of Side Letter to Support Agreement
Exhibit A-3 — Form of Guarantee
Exhibit B — Certificate of Incorporation of the Surviving Corporation
Exhibit C — By-Laws of the Surviving Corporation
Exhibit D — Form of Amendment to Rights Plan

A-iv

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of April 18, 2014, by and among Chindex International, Inc., a Delaware corporation (the “Company”), Healthy Harmony Holdings, L.P., a Cayman Islands limited partnership (“Parent”), and Healthy Harmony Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).
RECITALS
WHEREAS, on February 17, 2014, the Company, Parent and Merger Sub entered into an Agreement and Plan of Merger (the “Original Merger Agreement”), pursuant to which Parent agreed to acquire the Company by means of the merger of Merger Sub with and into the Company, with the Company continuing as a wholly-owned subsidiary of Parent (the “Original Merger”), on the terms and subject to the conditions set forth in the Original Merger Agreement and the General Corporation Law of the State of Delaware, as amended (“DGCL”);
WHEREAS, a transaction committee (the “Transaction Committee”) of the Company Board (as defined in Section 1.1), the Company Board (acting upon the affirmative recommendation of the Transaction Committee) and the respective Boards of Directors of Parent and Merger Sub have determined the merger of the Merger Sub with and into the Company, with the Company continuing as a wholly-owned subsidiary of Parent, on the terms and subject to the conditions set forth in this Agreement and the DGCL (the “Merger”) to be advisable and fair to, and in the best interests of, their respective stockholders;
WHEREAS, the Transaction Committee, the Company Board (acting upon the affirmative recommendation of the Transaction Committee) and the respective Boards of Directors of Parent and Merger Sub have approved and declared advisable this Agreement, including all the terms and conditions set forth herein, all the Transactions (as defined in Section 1.1.), including the Merger, and have approved the agreements and arrangements referred to in Section 5.8 of the Parent Disclosure Schedule (as defined below) (in the case of the Transaction Committee and the Company Board for purposes of Section 203 of the DGCL);
WHEREAS, the Transaction Committee and the Company Board (acting upon the affirmative recommendation of the Transaction Committee), prior to the execution of the Original Merger Agreement, approved Parent, Merger Sub and the other Affiliates of Parent each becoming an “interested stockholder” (as defined in Section 203 of DGCL) of the Company in connection with the Support Agreement (as defined below);
WHEREAS, the Transaction Committee and the Company Board (acting upon the affirmative recommendation of the Transaction Committee) have resolved to recommend that the Company’s stockholders adopt this Agreement;
WHEREAS, each of the Company, Parent and Merger Sub desires to make certain representations, warranties, covenants and agreements in connection with the Transactions and also to prescribe various conditions to the consummation thereof;
WHEREAS, concurrently with the execution of the Original Merger Agreement, each stockholder of the Company whose name is set forth on Exhibit A-1 hereto (the “Rollover Investors”) entered into a support agreement in respect of such percentage of the Shares (as defined in Section 4.2(a)) beneficially owned by such stockholder as indicated on Exhibit A-1 hereto, which is supplemented in connection with the execution of this Agreement by a letter agreement in the form attached as Exhibit A-2 hereto (as so supplemented, and as may be amended and restated from time to time in accordance with Section 17(c) thereof, the “Support Agreement”); and
WHEREAS, concurrently with the execution of the Original Merger Agreement, (a) TPG Asia VI, L.P., a Cayman Islands limited partnership (“Sponsor”), executed a limited guarantee in favor of the Company with respect to certain of the obligations of Parent and Merger Sub under this Agreement, which is amended and restated in connection with the execution of this Agreement in the form attached as Exhibit A-3 hereto (as so amended and restated, the “Guarantee”), and (b) Sponsor executed an equity financing commitment letter in favor of Parent, which is amended and restated in connection with the execution of this Agreement (as so amended and restated, the “Equity Commitment Letter”), pursuant to which, subject to the terms and conditions therein, Sponsor has committed to invest in Parent the amount set forth therein.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree to amend and restate the Original Merger Agreement in its entirety and agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1. Certain Definitions.   As used in this Agreement, the following terms have the following meanings:
“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (it being understood and agreed that such confidentiality agreement need not prohibit the making or amendment of any Alternative Proposal).
“Affiliate” has the meaning assigned to that term in Rule 12b-2 under the Exchange Act. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, as trustee or executor, by Contract or credit arrangement or otherwise; provided, however, that (i) Fosun Industrial Co., Limited, a corporation organized under the laws of Hong Kong (“Significant Stockholder”), and its Affiliates shall not be deemed to be Affiliates of the Company and (ii) Sponsor and Significant Stockholder and their respective Affiliates shall be deemed Affiliates of Parent and Merger Sub.
“Alternative Proposal” means any offer, proposal or indication of interest, as the case may be, by any Person (or group of Persons) (other than Parent and Merger Sub) that relates to (i) a transaction or series of transactions (including any merger, consolidation, recapitalization, reorganization, liquidation or other direct or indirect business combination) involving the issuance or acquisition of Shares or other equity securities of the Company representing twenty percent (20%) or more of the outstanding capital stock of the Company (other than the Transactions), (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person, together with all Affiliates thereof, becoming the beneficial owner of Shares or other equity securities of the Company representing twenty percent (20%) or more of the outstanding capital stock of the Company, (iii) the acquisition, license or purchase by any Person or group of Persons (other than the Company and the Company Subsidiaries), or any other disposition by the Company or any Company Subsidiary, of twenty percent (20%) or more (based on the fair market value thereof) of the consolidated assets of the Company (including the equity securities of any Company Subsidiary) and the Company Subsidiaries, taken as a whole (other than the Transactions) or (iv) any combination of the foregoing.
“AML” means the Anti-Monopoly Law of China of August 1, 2008, as amended.
“Associate” has the meaning assigned to that term in Rule 12b-2 under the Exchange Act.
“Business Day” means a day other than Saturday or Sunday or any other day on which banks in New York City or Beijing, China are required to or may be closed.
“Certificate of Merger” means the certificate of merger with respect to the Merger to be filed with the Secretary of State.
“China” means the People’s Republic of China, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Board” means the Board of Directors of the Company.
“Company Credit Agreements” means (i) that certain Amendment and Restatement Agreement to RMB Loan Agreement, dated as of November 30, 2011, which amended and restated the RMB Loan Agreement dated as of October 10, 2005 by and among Beijing United Family Health Center and Shanghai

United Family Hospital, Inc., as borrowers, and International Finance Corporation, as lender (including each transaction document referenced therein), (ii) that certain Loan Agreement, dated as of March 7, 2013, by and between Beijing United Family Hospital Co., Ltd., as borrower, and International Finance Corporation, as lender (including each transaction document referenced therein), and (iii) that certain Loan Agreement dated as of March 7, 2013, by and between Beijing United Family Hospital Co., Ltd., as borrower, and DEG – Deutsche Investitions und Entwicklungsgesellschaft mbH, as lender (including each transaction document referenced therein).
“Company Equity Plans” means, collectively, the Chindex International, Inc. 1994 Stock Option Plan, the Chindex International, Inc. 2004 Stock Incentive Plan and the Chindex International, Inc. 2007 Stock Incentive Plan, each as amended to date.
“Company Material Adverse Effect” means any effect, event, development, fact, circumstance, occurrence or change (any such item, an “Effect”) that, individually or in the aggregate, (i) has had or would reasonably be expected to have a material adverse effect on the assets and liabilities (taken as a whole), business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (ii) would or would reasonably be expected to prevent or delay in any material respect the Company and the Company Subsidiaries from consummating the Merger or any of the other Transactions; provided, however, solely with respect to clause (i) above, that none of the following, either alone or in combination, shall be deemed to constitute or be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect: (1) any Effect after the date of this Agreement to the extent arising out of or relating to (x) (A) economic, credit, financial or securities market conditions in the United States of America, China or any other country in which the Company or any of the Company Subsidiaries has business operations, including changes in prevailing interest rates or currency rates or (B) legal, tax, regulatory, political or business conditions in the United States of America, China or any other country in which the Company or any of the Company Subsidiaries has business operations, or (y) acts of terrorism or sabotage, the outbreak, escalation or worsening of hostilities (whether or not pursuant to the declaration of a national emergency or war by a U.S., Chinese or other Governmental Entity), man-made disasters, natural disasters (including hurricanes, typhoons, cyclones, tornados, volcano eruptions, tsunamis, pandemics, earthquakes, floods and mudslides) or Acts of God, (2) any adverse Effect after the date of this Agreement to the extent arising out of or relating to factors, conditions, trends or other circumstances generally affecting the operation of hospitals and clinics in China, (3) any adverse Effect to the extent arising out of or resulting from the execution and delivery of the Original Merger Agreement, this Agreement or the announcement, pendency or consummation of any of the Transactions (including the identity of, or any facts or circumstances relating to, Parent or any of its Affiliates or any communication by Parent or any of its Affiliates regarding its or their plans or intentions with respect to the conduct of the business or assets of the Company or any of the Company Subsidiaries), including (A) any loss of existing employees, consultants or independent contractors, (B) any loss of, or reduction in business by or revenue from, existing customers, (C) any disruption in or loss of suppliers, distributors, partners or similar third parties with whom the Company or any of the Company Subsidiaries has any relationship, (D) any litigation brought or threatened to be brought by any stockholder(s) of the Company (or any of their respective Affiliates) in connection with this Agreement, any of the Transactions or any agreement or arrangement referred to in Section 5.8 of the Parent Disclosure Schedule or (E) the absence of any consents, waivers or approvals relating to any of the Transactions from any Governmental Entity or other Person, or any other adverse Effect to the extent resulting from or relating to change of control or similar provisions contained in Contracts to which the Company or any Company Subsidiary is a party (provided that the provisions of clauses (B) and (E) shall not apply to the representations and warranties set forth in Section 4.4 or the satisfaction of the condition in Section 7.2(b) insofar as it relates to Section 4.4), (4) in and of itself, any change in the market price or trading volume of the Company’s securities (it being understood that any underlying facts or occurrences giving rise to or contributing to such change may be taken into account in determining whether there has been a Company Material Adverse Effect (taking into account the other exceptions set forth in this definition)), (5) any adverse Effect to the extent arising out of or relating to any change in Law (including Laws relating to the provision of healthcare services or the operation of hospitals or clinics), GAAP, regulatory accounting requirements or interpretations thereof that apply to the Company or any of the Company Subsidiaries (including the proposal or adoption of any new law, statute, code, ordinance, rule or regulation, or any change in the interpretation or enforcement of any existing law, statute, code, ordinance, rule or regulation), (6) in and of itself, any failure by the Company to meet analysts’ expectations or to meet any internal or published estimates, expectations, projections, forecasts, guidance or revenue or earnings predictions for any period ending prior to, on or after the date of this Agreement, or any change or publicly announced prospective change in any financial strength rating or any other recommendation or rating as to the Company or any of the Company Subsidiaries by analysts (it being understood that any underlying facts or occurrences giving rise to or contributing to such change may be taken into account in determining whether there has been a Company Material Adverse Effect (taking into account the other exceptions set forth in this definition)), (7) any reasonable costs or expenses incurred or accrued by the Company or any of the Company Subsidiaries in connection with the Original Merger Agreement, this Agreement or any of the Transactions, (8) any adverse Effect arising out of or relating to any Proceeding brought against the Company or any of the Company Subsidiaries or any of their respective properties or assets or any of their respective officers or directors (in their capacity as officers or directors or the Company or any Company Subsidiary) by any stockholder(s) of the Company (or any of their respective Affiliates or Associates) before any Governmental Entity, or any judgment, disposition, development or other state of facts with respect to any such Proceeding pending as of the date of this Agreement, (9) any adverse Effect to the extent arising out of or resulting from any action(s) taken, or failure(s) to take action, by Parent or Merger Sub in breach of this Agreement, (10) any adverse Effect to the extent arising out of or resulting from any action(s) taken by the Company or any Company Subsidiary that is expressly required to be taken by the Company or such Company Subsidiary pursuant to this Agreement, or failure(s) to take any action by the Company or any Company Subsidiary that is expressly prohibited by this Agreement (provided that any Effect to the extent arising out of or resulting from the performance of, or compliance with, the Company’s or any Company Subsidiary’s obligations under Section 6.1 shall not be considered for purposes of this clause (10), except to the extent such Effect arises out of or results from (x) any action taken by the Company or any Company Subsidiary that (a) is described in Section 6.1 and (b) was taken at Parent’s written request or (y) the failure by the Company or any Company Subsidiary to take any action that is prohibited by Section 6.1 if Parent fails to give its consent to such action after a written request therefor pursuant to Section 6.1 was given by the Company a reasonable time in advance), (11) any adverse Effect to the extent arising out of or resulting from any action(s) taken at the written request of Parent by the Company or any Company Subsidiary and (12) any adverse Effect to the extent arising out of or resulting from the Restructuring (as defined in the Company Disclosure Schedule); provided that any Effect referred to in the foregoing clauses (1), (2), (3) and (5) shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect to the extent such Effect has a disproportionate effect on the Company and the Company Subsidiaries, taken as a whole, as compared to other companies in the healthcare industry (or more specifically, the operation of hospitals and clinics in China).
“Company Subsidiary” means any Subsidiary of the Company.
“Company’s Knowledge” or “Company Knowledge” means the actual knowledge, without investigation, of Roberta Lipson, Lawrence Pemble, Robert Low, Ming Xie, Brent Johnson, David Rutstein, Sylvia Pan, Emery Brautigan and Walter Xue.
“Confidentiality Agreement” means the Confidentiality Agreement, dated March 18, 2013, between the Company and TPG Global, LLC.
“Contract” means any oral or written contract, agreement, lease, instrument or other legally binding contractual commitment.
“Disclosure Schedule” means the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be.
“Environmental Law” means any and all applicable China or non-China Law relating to (i) environmental matters, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials or (iii) occupational safety and health, industrial hygiene, handling and disposal of medical waste or the protection of human health or safety, in any manner applicable to any Company Subsidiary as related to exposure to Hazardous Materials.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean with respect to any entity, any other entity that, together with such first entity, would be treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the Code.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, including all rules and regulations promulgated thereunder.
“Excluded Holder” shall mean (i) holders of shares of Class B Common Stock, (ii) Parent or Merger Sub, (iii) any officers or directors of the Company (other than the members of the Transaction Committee), (iv) the Rollover Investors, any Additional Rollover Stockholders and any other Persons who have an equity interest in, or any right to acquire an equity interest in, Parent or Merger Sub, and (v) any Affiliates or Associates of any of the foregoing. The Transaction Committee shall make any and all determinations regarding the identity of Excluded Holders, which determinations shall be binding, absent manifest error.
“Excluded Person” shall mean any Person or group of Persons that was an “Excluded Person” under the Original Merger Agreement as of 11:59 p.m., New York City time, on April 3, 2014.
“GAAP” means United States generally accepted accounting principles.
“Governmental Approvals” means Company Required Governmental Approvals and Parent Required Governmental Approvals.
“Governmental Entity” means any foreign, federal, state, provincial, county or local court, administrative or regulatory agency or commission or any other governmental authority or instrumentality.
“Government Official” means any (i) employee or official of a national or local government, instrumentality of government (e.g., state-owned or state-controlled enterprise, government agency or government advisor) or public international organization (e.g., the World Bank); (ii) political party or party official; or (iii) candidate for political office.
“Hazardous Materials” means (i) any petroleum, hazardous or toxic petroleum-derived substance or petroleum product, flammable or explosive material, radioactive materials, asbestos in any form that is or is reasonably likely to become friable, urea formaldehyde foam insulation, or polychlorinated biphenyls (PCBs); or (ii) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, medical waste, biohazardous or infectious waste, special waste, or solid waste under any Laws.
“Intellectual Property” means all trade secrets, know-how and inventions and all patents and patent applications with respect thereto, all trademarks and service marks and all registrations and applications for registration thereof, all copyrights and registrations and applications for registration thereof, and all Internet domain name registrations.
“Law” means (i) any federal, state, local, provincial, foreign, multinational or international law, statute, constitution, treaty, code, ordinance, rule, regulation, principle of common law or civil law; (ii) any interpretation, notice or measure published by regulatory authorities which are generally applicable; or (iii) any judgment, order, writ, decree or injunction.
“Lien” means any lien, pledge, mortgage, deed of trust, encumbrance, claim, security interest, transfer restriction and, with respect to securities, in addition to the foregoing, rights of first offer or refusal, limitation on voting rights or similar restrictions.
“Material Company Subsidiary” means any Company Subsidiary that is a “significant subsidiary” (as such term is defined in Section 1-02 of Regulation S-X under the Exchange Act) of the Company.
“MOFCOM” means the Ministry of Commerce of China.
“Parent’s Knowledge” means the actual knowledge, without investigation, of John Viola and Ronald Cami.
“Permits” means all authorizations, licenses, approvals, certificates, franchises, registrations and permits granted by or obtained from any Governmental Entity or pursuant to any Law.

“Permitted Liens” means (i) Liens for Taxes or other charges by Governmental Entities not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been made in accordance with GAAP to the extent required, (ii) mechanics’, carriers’, workers’, repairers’, and similar Liens arising or incurred in the ordinary course of business, (iii) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations, (iv) purchase money Liens arising in the ordinary course of business, (v) zoning, planning, entitlement and other land use and environmental regulations by Governmental Entities, (vi) with respect to real property owned by the Company or any Company Subsidiary, any matters disclosed in title reports (or other reports with respect to title insurance) delivered or made available to Parent prior to the date of this Agreement in the electronic data room prepared by the Company or otherwise delivered or made available by the Company to Parent, and all Liens of record, (vii) with respect to leasehold interests, Liens incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without the consent of the lessee, (viii) Liens in favor of the Company or any Company Subsidiary securing intercompany borrowing by any Company Subsidiary, (ix) non-exclusive licenses of Intellectual Property, (x) Liens set forth on Section 4.8 of the Company Disclosure Schedule, (xi) Liens disclosed in the SEC Documents, (xii) Liens (other than Liens securing indebtedness for borrowed money) that are not, individually or in the aggregate, material in amount or would not, individually or in the aggregate, reasonably be expected to materially impair the value, marketability or utility of or continued use and operation of the assets to which they relate, (xiii) Liens arising under the Company Credit Agreements, (xiv) Liens discharged prior to the Effective Time and (xv) such other Liens for amounts not in excess of $200,000 individually or in the aggregate.
“Person” shall be construed as broadly as possible and shall include an individual or natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Entity.
“Proceeding” means any action, claim, arbitration, audit, assessment, hearing, investigation, prosecution, litigation, mediation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity.
“Real Property Lease” means any agreement under which the Company or any Company Subsidiary is the landlord, sublandlord, tenant, subtenant or occupant.
“Release” means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials into the environment.
“Representatives”, when used with respect to any Person, means such Person’s officers, directors, employees, agents, advisors and other representatives (including any investment banker, financial advisor, attorney or accountant retained by or on behalf of such Person or any of the foregoing).
“Rights Plan” means the Rights Agreement, dated as of June 7, 2007, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent, as amended by Amendment No. 1 to Rights Agreement, dated as of November 4, 2007, Amendment No. 2 to Rights Agreement, dated as of June 8, 2010, and Amendment No. 3 to Rights Agreement, dated as of February 17, 2014, and as the same may be further amended in accordance with its terms.
“RMB” means Renminbi, the lawful currency of China.
“SEC” means the United States Securities and Exchange Commission.
“Secretary of State” means the Secretary of State of the State of Delaware.
“Securities Act” means the Securities Act of 1933, as amended, including all rules and regulations promulgated thereunder.
“Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership, joint venture or other organization, whether incorporated or unincorporated, (i) of which at least a majority of the securities or other ownership interests having by their terms voting power to elect a majority of the board of directors, or others performing similar functions with respect to such corporation or other organization, is beneficially owned or controlled, directly or indirectly, by such Person or by any one or more of its Subsidiaries (as defined in the preceding clause), or by such Person and one or more of its Subsidiaries or (ii) of which such Person controls through Contracts. For the avoidance of doubt, all of the Persons listed in Section 4.2(b) of the Company Disclosure Schedule shall be deemed to constitute Subsidiaries of the Company.
“Superior Proposal” means any bona fide written Alternative Proposal (provided, that for purposes of this definition, the applicable percentages in clauses (i), (ii) and (iii) of the definition of Alternative Proposal shall be fifty percent (50%) rather than twenty percent (20%)), which (on its most recently amended or modified terms, if amended or modified) the Transaction Committee and the Company Board (acting upon the recommendation of the Transaction Committee) determine in good faith (after consultation with the Company’s financial advisor and outside counsel), would constitute a transaction that is more favorable to the Company’s stockholders (other than Parent and its Affiliates, Merger Sub and its Affiliates, the Rollover Investors and the Additional Rollover Stockholders), from a financial point of view, than the Merger, taking into account, among other things, (i) the terms of such Alternative Proposal, (ii) any revisions to the terms of this Agreement proposed by Parent in response to such Alternative Proposal or otherwise, and (iii) any legal, financial, regulatory, timing, financing, conditionality (i.e., closing conditions), likelihood of enforcement issues, likelihood of consummation and other aspects of such Alternative Proposal and the Merger (including the Person(s) making such Alternative Proposal, any termination fee and expense reimbursement provisions and any stockholder litigation in connection with the Merger) which the Transaction Committee and the Company Board (acting upon the recommendation of the Transaction Committee) deem relevant.
“Tax” means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, social security, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, imposed by any Governmental Entity, together with any interest, penalty or addition to tax imposed with respect thereto.
“Tranche C Convertible Notes” means the Company’s Tranche C Convertible Notes due 2017 that were issued pursuant to the Securities Purchase Agreement, dated November 7, 2007, between the Company and Magenta Magic Limited.
“Transactions” means, collectively, all of the transactions contemplated hereby, including the Merger. For the avoidance of doubt, references herein to the Transactions or to any of the Transactions shall not be deemed to include or mean any agreement or arrangement (if any) referred to in Section 5.8 of the Parent Disclosure Schedule.
Section 1.2. Certain Other Definitions.   The following terms are defined in the respective Sections of the Agreement indicated:

Term	Section
Additional Rollover Agreements	Section 3.1(f)
Additional Rollover Stockholders	Section 3.1(f)
Agreement	Preamble
Anti-Corruption Laws	Section 4.10(a)
Balance Sheet Date	Section 4.5(b)
Benefit Plan	Section 4.11(b)
Benefit Plans	Section 4.11(b)
Capital Expenditure Budget	Section 6.1(b)
Certificate	Section 3.1(c)
Change in Recommendation	Section 6.2(d)
Closing	Section 2.2
Closing Date	Section 2.2
Co-Invest Awards	Section 3.4(c)
Company	Preamble

Term	Section
Company By-Laws	Section 4.1(b)
Company Certificate	Section 4.1(b)
Company Disclosure Schedule	Article IV
Company Option	Section 3.4(a)
Company Required Governmental Approvals	Section 4.4(a)
Company Stockholder Approvals	Section 4.3(a)
Company Termination Fee	Section 8.3(a)(y)
DGCL	Recitals
Dissenting Shares	Section 3.3
Effect	Section 1.1
Effective Time	Section 2.3
End Date	Section 8.1(b)(ii)
Environmental Claim	Section 4.14(a)
Equity Commitment Letter	Recitals
Equity Financing	Section 5.5
FCPA	Section 4.10(a)
Guarantee	Recitals
Indemnified Liabilities	Section 6.7(a)
Indemnified Parties	Section 6.7(a)
Indemnified Party	Section 6.7(a)
Indemnifying Party	Section 6.7(f)
Indemnity Proceeding	Section 6.7(a)
Insurance Policies	Section 4.15
Intervening Event	Section 2.6(a)(ii)
Leased Real Property	Section 4.8(a)
Material Contracts	Section 4.12(a)
Merger	Recitals
Merger Consideration	Section 3.1(c)
Merger Sub	Preamble
MOFCOM Filing	Section 8.1(k)
Money Laundering Laws	Section 4.20
Morgan Stanley	Section 4.18
NASDAQ	Section 4.4(a)
Operating Subsidiary	Section 4.12(a)(xii)
Parent	Preamble
Parent Disclosure Schedule	Article V
Parent Material Adverse Effect	Section 5.1
Parent Required Governmental Approvals	Section 5.3(a)
Parent Termination Fee	Section 8.3(c)
Paying Agent	Section 3.2(a)
Preferred Shares	Section 4.2(a)
Proxy Statement	Section 2.6(a)(i)
Requisite Company Stockholder Approval	Section 4.3(a)

Term	Section
Restricted Stock	Section 3.4(b)
Returns	Section 4.9(a)
Rollover Investors	Recitals
RSUs	Section 3.4(b)
Sarbanes-Oxley Act	Section 4.5(d)
Schedule 13E-3	Section 2.6(c)
SEC Documents	Section 4.5(a)
SEC Financial Statements	Section 4.5(b)
Shares	Section 4.2(a)
Significant Stockholder	Section 1.1
Social Insurance	Section 4.11(k)
Specific Agreements	Section 4.12(a)(xii)
Sponsor	Recitals
Stockholders’ Meeting	Section 2.6(a)(iii)
Superior Proposal Agreement	Section 6.2(c)(y)
Support Agreement	Recitals
Surviving Corporation	Section 2.1
Takeover Statutes	Section 4.17(a)
Transaction Committee	Recitals
Transaction Litigation	Section 6.12
Transfer Taxes	Section 6.14
Unaffiliated Company Stockholder Approval	Section 4.3(a)

ARTICLE II
THE MERGER
Section 2.1. The Merger.   Subject to the terms and conditions of this Agreement, at the Effective Time, (i) Merger Sub shall be merged with and into the Company in accordance with the provisions of Section 251 of the DGCL, and the separate existence of Merger Sub shall cease and (ii) the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall continue its corporate existence under the DGCL. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property, rights, powers, privileges and franchises of Merger Sub shall vest in the Company as the Surviving Corporation, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or Merger Sub in order to carry out and effectuate the Transactions. The Surviving Corporation shall thereafter be responsible and liable for all the liabilities and obligations of the Company and Merger Sub.
Section 2.2. Closing.   The closing of the Merger (the “Closing”) shall take place at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004, at 10:00 a.m., local time, on a date designated by the Company which is reasonably satisfactory to Parent, which shall be as soon as practicable, but not later than ten (10) Business Days, after the satisfaction or waiver of all of the conditions set forth in Article VII (other than those conditions that by their nature must be satisfied on the Closing Date but subject to the satisfaction or waiver of those conditions on the Closing Date), or at such other place, time and date as the parties hereto shall agree. The date on which the Closing occurs is hereinafter referred to as the “Closing Date”).
Section 2.3. Effective Time.   Subject to the terms and conditions of this Agreement, as soon as practicable during the Closing, Merger Sub and the Company shall cause the Merger to be consummated by filing all necessary documentation, including the filing by the Company of the Certificate of Merger with the Secretary of State as provided in Sections 103 and 251 of the DGCL. The Merger shall become effective at the time that the Certificate of Merger is duly filed with the Secretary of State, or such later time as is agreed upon by the parties hereto and specified in the Certificate of Merger in accordance with the DGCL. The time when the Merger becomes effective is hereinafter referred to as the “Effective Time”.
Section 2.4. Certificate of Incorporation and By-Laws of the Surviving Corporation.   At the Effective Time, the Certificate of Incorporation and By-Laws of the Company shall be amended in their entirety to read as set forth in Exhibit B and Exhibit C hereto, respectively, and as so amended, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation, until thereafter duly amended as provided therein or by applicable Law (subject to Section 6.7(b) of this Agreement).
Section 2.5. Directors and Officers of the Surviving Corporation.   The directors of Merger Sub and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DGCL and the Certificate of Incorporation and By-Laws of the Surviving Corporation.
Section 2.6. Stockholders’ Meeting.
(a) Subject to the terms and conditions of this Agreement (including the rights of the Company under Sections 6.2 and 8.1(c)), the Company shall:
    (i) as soon as reasonably practicable following the date of this Agreement, prepare and file with the SEC, a preliminary proxy statement (such proxy statement, as amended and supplemented, the “Proxy Statement”) relating to the Transactions and this Agreement and use its commercially reasonable efforts to (x) obtain and furnish the information required to be included by the Exchange Act in the Proxy Statement and, after consultation with Parent, Merger Sub and their counsel, to respond promptly to any comments received from the SEC with respect to the preliminary Proxy Statement and request that the SEC staff confirm that it has no further comments, (y) cause to be mailed to the Company’s stockholders a definitive Proxy Statement, a copy of this Agreement or a summary thereof and a copy of Section 262 of the DGCL (relating to appraisal rights) no later than the fifth (5th) Business Day after the date that the SEC staff confirms that it has no further comments and (z) subject to the proviso in Section 2.6(a)(ii), obtain the requisite vote of its stockholders in favor of the adoption of this Agreement;
    (ii) include in the Proxy Statement the recommendation referred to in Section 4.3(b); provided, however, that such recommendation may be withdrawn, modified or amended, in each case (x) in accordance with the provisions of Section 6.2(c) or (y) other than in connection with an Alternative Proposal, if the Transaction Committee and the Company Board (acting upon the recommendation of the Transaction Committee) shall have determined in good faith (after consultation with the Company’s outside counsel) that, as a result of a development or change in circumstances that occurs or arises after the date of this Agreement that was not known to the Transaction Committee prior to the date of this Agreement (an “Intervening Event”), the failure to do so would reasonably be expected to be inconsistent with their fiduciary duties under applicable Law; provided that the Company shall have provided the Parent three (3) Business Days’ prior written notice advising Parent that it intends to take such action and specifying in reasonable detail the reason for such action; and
    (iii) as soon as reasonably practicable following the clearance of the Proxy Statement by the SEC, duly call, give notice of, convene and hold a special meeting of its stockholders (the “Stockholders’ Meeting”) for the purpose of considering and voting on the adoption of this Agreement; provided, however, that, notwithstanding any provision of this Agreement to the contrary, the Company shall be permitted to delay or postpone convening the Stockholders’ Meeting, or adjourn the Stockholders’ Meeting beyond the time that the Stockholders’ Meeting would otherwise be held, (v) with the consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned), (w) for the absence of a quorum, (x) to allow reasonable additional time for any supplemental or amended disclosure which the Company has determined in good faith (after consultation with the Company’s outside counsel) is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Stockholders’ Meeting or (y) to allow additional solicitation of votes in order to obtain the Company Stockholder Approvals.

(b) The Company, Parent and Merger Sub shall cooperate with each other in the preparation of the Proxy Statement. The Company shall give Parent, Merger Sub and their counsel a reasonable opportunity to review and comment upon the Proxy Statement prior to each filing of any version thereof with the SEC (including any preliminary version thereof), and the Company shall reasonably consider in good faith all comments reasonably proposed by Parent and its counsel; provided, that Parent, Merger Sub and their counsel shall provide any comments thereon as soon as practicable. The Company shall provide Parent, Merger Sub and their counsel, promptly after receipt thereof, with copies of any written comments, requests or other material communications the Company or its counsel receives from time to time from the SEC or its staff with respect to the Proxy Statement, and with copies of any written responses to and telephonic notification of any material verbal responses received from the SEC or its staff by the Company or its counsel with respect to the Proxy Statement. The Company shall give Parent a reasonable opportunity to review and comment on any amendments or supplements to the Proxy Statement in response to such comments, requests or other communications from the SEC or its staff, and on any other proposed amendments or supplements, and the Company shall reasonably consider in good faith all comments reasonably proposed by Parent with respect thereto; provided, that Parent, Merger Sub and their counsel shall provide any comments thereon as soon as practicable. If, at any time prior to the adoption of this Agreement by the Company’s stockholders, the Company shall become aware of the occurrence of any event or other circumstance relating to it or any of the Company Subsidiaries as to which an amendment or supplement to the Proxy Statement shall be required, the Company shall promptly prepare and mail to its stockholders such amendment or supplement. The Company shall not mail the Proxy Statement, or any amendment or supplement thereto, without (i) reasonable advance consultation with Parent, Merger Sub and their counsel, (ii) giving Parent, Merger Sub and their counsel a reasonable opportunity to review and comment thereon and (iii) considering in good faith all comments reasonably proposed by them.
(c) In connection with the filing of the Proxy Statement, the Company, Parent and Merger Sub will cooperate to (A) concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC the Rule 13e-3 Transaction Statement on Schedule 13E-3 relating to the Merger and the other Transactions (the “Schedule 13E-3”), and furnish to each other all information concerning such party as may be reasonably requested in connection with the preparation of the Schedule 13E-3, (B) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings and will consult with each other prior to providing such response, (C) as promptly as reasonably practicable after consulting with each other, prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (D) use their respective reasonable best efforts to have cleared by the SEC the Schedule 13E-3, and (E) to the extent required by applicable Law, as promptly as reasonably practicable prepare, file and distribute to the stockholders of the Company any supplement or amendment to the Schedule 13E-3 if any event shall occur which requires such action at any time prior to the Stockholders’ Meeting.
(d) The Company agrees that the information relating to the Company and the Company Subsidiaries contained in the Proxy Statement or the Schedule 13E-3 (to the extent such information was provided by the Company for inclusion therein), at the respective times that the applicable document is filed with the SEC and (if applicable) first mailed or otherwise disseminated to stockholders of the Company and, in addition, in the case of the Proxy Statement and the Schedule 13E-3, at the date it or any amendment or supplement thereto is mailed to the Company’s stockholders and at the time of the Stockholders’ Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
(e) Parent shall provide the Company with the information concerning Parent, Merger Sub and their respective Affiliates required to be included in the Proxy Statement and the Schedule 13E-3 and shall update or supplement any information provided by it for use in the Proxy Statement which shall have become false or misleading. Parent agrees that the information relating to Parent, Merger Sub and their respective Affiliates contained in the Proxy Statement or the Schedule 13E-3 (to the extent such information was provided by Parent or Merger Sub for inclusion therein, as updated or supplemented), at the respective times that the applicable document is filed with the SEC and first mailed or otherwise disseminated to stockholders of the Company and at the date it or any amendment or supplement thereto is mailed to the Company’s stockholders and at the time of the Stockholders’ Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
(f) Parent and Merger Sub shall, at the Stockholders’ Meeting, vote, or cause to be voted, all Shares owned by any of Parent, Merger Sub and any other controlled Affiliate of Parent as well as all Shares for which Parent or Merger Sub have voting power under the Support Agreement (as executed on the date of the Original Merger Agreement and as may be amended and restated from time to time in accordance with Section 17(c) thereof) in favor of the approval and adoption of this Agreement.
Section 2.7. FIRPTA Certificate.   Immediately prior to the Closing, the Company shall deliver a certificate signed by an authorized officer of the Company to the effect that that the Company is not, and has not been at any time during the five years preceding the Closing Date, a United States real property holding corporation, as defined in Section 897(c)(2) of the Code, conforming to the requirements of Treasury Regulations Section 1.1445-2(c)(3) and 1.897-2(h).
ARTICLE III
CONVERSION OF SECURITIES; TREATMENT OF COMPANY OPTIONS AND
RESTRICTED STOCK
Section 3.1. Conversion of Capital Stock.   At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or any holder of any share of capital stock of the Company, Parent or Merger Sub:
(a) Common Stock of Merger Sub.   Each share of common stock, par value $1.00 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.
(b) Cancellation of Certain Shares.   All Shares that are issued and outstanding immediately prior to the Effective Time and owned by any of Parent, Merger Sub and any other Subsidiary of Parent, including each Share contributed to Parent by the Rollover Investors in accordance with the Support Agreement and each Share contributed to Parent by the Additional Rollover Stockholders in accordance with the Additional Rollover Agreements (if any), and all Shares held in the treasury of the Company or owned by any Company Subsidiary shall automatically be cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor.
(c) Conversion of Shares.   Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled in accordance with Section 3.1(b) and any Dissenting Shares) shall be converted into the right to receive $24.00 in cash, payable to the holder thereof in accordance with this Article III without interest (the “Merger Consideration”), upon surrender and exchange of a Certificate. All such Shares when so converted, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate (a “Certificate”) that immediately prior to the Effective Time represented any such outstanding Share (other than any Dissenting Share) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such Certificate in accordance with Section 3.2.
(d) Certain Adjustments.   Without limiting the other provisions of this Agreement, if, at any time during the period between the date of this Agreement and the Effective Time, any change in the number of Shares shall occur as a result of a reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange or readjustment of shares, or any stock dividend or stock distribution (including any dividend or distribution of securities convertible into or exchangeable for Shares) with a record date during such period, then the Merger Consideration shall be equitably adjusted to reflect such change.
(e) Rollover.   Immediately prior to the Effective Time, it is contemplated that the Rollover Investors shall contribute the Shares owned by them to Parent pursuant to the Support Agreement and the Additional Rollover Stockholders shall contribute the Shares owned by them to Parent pursuant to the Additional Rollover Agreements (if any), as the case may be. Subsequent to the receipt by Parent of the Shares from the Rollover Investors or the Additional Rollover Stockholders (if any), such Shares shall be automatically cancelled, by virtue of the Merger, in accordance with Section 3.1(b).

(f) Additional Rollover Shares.   From the date of this Agreement until the date that is two (2) Business Days prior to the date of the Stockholders’ Meeting, Parent may from time to time enter into one or more rollover agreements, on the same terms and conditions as the terms and conditions set forth in the Support Agreement (other than any terms and conditions set forth in Sections 9, 10 and 16 or as otherwise agreed by the Company (the “Additional Rollover Agreements”), pursuant to which no more than fifty (50) employees of the Company as agreed between Parent and the Company (the “Additional Rollover Stockholders”) agree to contribute to Parent, subject to the terms and conditions therein, the number of Shares set forth in such agreements.
Section 3.2. Exchange of Certificates.
(a) Paying Agent.   Prior to the Effective Time, Parent shall designate a bank or trust company (the “Paying Agent”) reasonably acceptable to the Company to act as paying agent for the payment of the Merger Consideration in accordance with this Article III, pursuant to an agreement providing for the matters set forth in this Section 3.2 and such other matters as may be appropriate and the terms of which shall be mutually acceptable to Parent and the Company. At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent, for the benefit of holders of Certificates, funds sufficient to pay the aggregate Merger Consideration payable upon conversion of Shares pursuant to Section 3.1(c). For purposes of determining the aggregate amount to be so deposited, Parent shall assume that no stockholder of the Company shall perfect any right to appraisal of his, her or its Shares. If for any reason (including losses) such funds are inadequate to pay all amounts to which holders of Shares shall be entitled under Section 3.1(c), Parent shall promptly deposit or cause the Surviving Corporation promptly to deposit additional cash with the Paying Agent sufficient to make all payments required under this Agreement, and Parent and the Surviving Corporation shall in any event be liable for payment thereof. Such funds shall not be used for any purpose other than as set forth in this Article III, and shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation solely in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rated at least P-1 by Moody’s Investors Service, Inc. or A-1 by Standard & Poor’s Corporation, (iv) money market funds substantially all assets of which consist of cash and the foregoing securities or obligations or (v) a combination of any of the foregoing. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or Parent, as Parent directs.
(b) Exchange Procedures.   Promptly after the Effective Time, but in any event not more than three (3) Business Days after the Effective Time, Parent shall cause the Paying Agent to mail or otherwise deliver to each holder of record of a Certificate representing Shares which were converted pursuant to Section 3.1(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to each Certificate shall pass, only upon delivery of such Certificate to the Paying Agent and shall be in such form and have such other customary provisions as Parent and the Company shall mutually agree) and (ii) instructions for use in effecting the surrender of each such Certificate in exchange for payment of the total amount of Merger Consideration that such holder is entitled to receive pursuant to this Agreement. Upon proper surrender of a Certificate to the Paying Agent, together with the related letter of transmittal, duly executed, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration (subject to subsection (e) of this Section 3.2) for each Share formerly represented by such Certificate, to be mailed within five (5) Business Days of receipt of such Certificate and letter of transmittal by the Paying Agent, and the Certificate so surrendered shall forthwith be cancelled. No interest shall be paid or accrue on the cash payable upon surrender of any Certificate. If payment of any Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment of such Merger Consideration that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid to the Paying Agent in advance any Tax required by reason of the payment of such Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Tax either has otherwise been paid or is not applicable. Subject to Section 3.3, until surrendered as contemplated by this Section 3.2, each Certificate representing one or more Shares that were converted pursuant to Section 3.1(c) shall at all times after the Effective Time represent only the right to receive, in cash, the Merger Consideration (subject to subsection (e) of this Section 3.2) for each Share formerly represented by such Certificate as contemplated by this Section 3.2.

(c) Transfer Books; No Further Ownership Rights in Shares.   After the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares on the records of the Company. After the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable Law and, without limitation of the foregoing, subject to the Surviving Corporation’s obligation to pay any and all dividends with a record date prior to the Effective Time which may have been declared by the Company on Shares prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article III.
(d) Termination of Fund; No Liability.   At any time following eighteen (18) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent for the payment of Merger Consideration and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled (subject to abandoned property, escheat or other similar Law) to look only to Parent and the Surviving Corporation, which shall thereafter act as the Paying Agent, as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificate, as determined pursuant to this Agreement. Notwithstanding any provision of this Agreement to the contrary, neither Parent, the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any abandoned property, escheat or similar Law.
(e) Withholding Taxes.   The right of any Person to receive payment or consideration payable upon surrender of a Certificate pursuant to the Merger will be subject to any applicable requirements with respect to the withholding of any Tax. To the extent amounts are so withheld by Parent, the Surviving Corporation or the Paying Agent, (i) such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificate(s) in respect of which the deduction and withholding was made and (ii) Parent shall, or shall cause the Surviving Corporation or the Paying Agent, as the case may be, to promptly pay over such withheld amounts to the appropriate Governmental Entity.
(f) Lost, Stolen or Destroyed Certificates.   In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact, reasonably acceptable to the Paying Agent, by the Person claiming such Certificate to be lost, stolen or destroyed and, if requested by Parent or the Surviving Corporation, the delivery by such Person of a bond (in such amount as Parent or the Surviving Corporation may reasonably direct) as indemnity against any claim that may be made against the Paying Agent, Parent or the Surviving Corporation on account of the alleged loss, theft or destruction of such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the total amount of Merger Consideration deliverable in respect thereof as determined in accordance with this Article III.
Section 3.3. Dissenting Shares.   Notwithstanding any provision of this Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled pursuant to Section 3.1(b)) and which are held by holders who shall have complied with the provisions of Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares shall only be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL, unless and until the applicable holder fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or otherwise loses such holder’s rights to receive payment of the fair value of such holder’s Shares under Section 262 of the DGCL or if a court of competent jurisdiction determines that such holder is not entitled to the appraisal provided by Section 262 of the DGCL. If, after the Effective Time, any such holder fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or loses such right or if a court of competent jurisdiction determines that such holder is not entitled to the appraisal provided by Section 262 of the DGCL, such Dissenting Shares shall thereupon be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration, without interest thereon. The Company shall give Parent prompt written notice of any written demands for appraisal of Shares received by the Company under Section 262 of the DGCL, any withdrawal of any such demand and any other written demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to DGCL that relates to such demand, and shall give Parent the opportunity to participate in negotiations and Proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.
Section 3.4. Treatment and Satisfaction of Company Options and Unvested Restricted Stock.
(a) Stock Options.   At the Effective Time, each outstanding option (“Company Option”) to buy Shares (other than a Co-Invest Award) granted under any of the Company Equity Plans to any individual who is or was an employee, officer or director of, or consultant or advisor to, the Company, whether or not such Company Option is then exercisable and vested, shall be cancelled and, in consideration of such cancellation, Parent shall, or shall cause the Surviving Corporation to, pay to the holder of such Company Option or the agent designated by the holder, whether or not such Company Option is then exercisable and vested, an amount in cash (without interest) in respect thereof equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price per Share of such Company Option and (y) the number of Shares subject thereto (such payment, if any, to be net of applicable withholding and excise taxes). The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) make all payments in accordance with this Section 3.4(a) promptly after (and in any event on the same Business Day as) the Effective Time. All Company Options with a per Share exercise price greater than the Merger Consideration will be cancelled at the Effective Time and the holders of such Company Options will not have any right to receive any consideration in respect thereof.
(b) Restricted Stock and RSUs.   Restricted stock (“Restricted Stock”) and restricted stock units (“RSUs”) (other than Co-Invest Awards) granted under any of the Company Equity Plans to any individual who is or was an employee, officer or director of, or consultant or advisor to the Company that are not vested immediately prior to the Effective Time shall be fully vested and free of any forfeiture restrictions immediately prior to the Effective Time, whereupon the Shares represented thereby (net of any Shares withheld to cover applicable withholding and excise taxes) shall be converted into the right to receive in cash the Merger Consideration per Share in accordance with Section 3.1(c). For the avoidance of doubt, for purposes of the immediately preceding sentence with respect to performance-based Restricted Stock and RSUs as to which the performance period has not yet been completed, the number of Shares represented thereby shall be equal to the number of Shares that the holder would have been eligible to receive had performance criteria applicable thereto been achieved at target levels.
(c) Co-Investment Awards.   Section 3.4(c) of the Company Disclosure Schedule designates the percentage and name of the applicable individual, as such schedule may be updated from time to time by Parent with the written consent of the applicable individual, of each tranche of Company Options, Restricted Stock and/or RSUs granted under any of the Company Equity Plans to a listed employee award holder and any Additional Rollover Stockholders (subject to the written consent of the applicable individual) that shall not be treated in accordance with Sections 3.4(a) and (b) of this Agreement, which percentage shall be rounded up to the nearest round number (collectively, “Co-Invest Awards”) and may be updated from time to time by Parent with the written consent of the applicable individual to identify the specific Company Options, Restricted Stock and/or RSUs that will be Co-Invest Awards. As soon as reasonably practicable following the date of this Agreement, the Company (or any committee thereof administering the Company Equity Plans), shall adopt such resolutions or take such other actions as may be required to provide that, at the Effective Time, each Co-Invest Award that is outstanding and unexercised, if applicable, immediately prior to the Effective Time shall as of the Effective Time, except as otherwise agreed by an individual employee award holder and Parent, become fully vested and free of any forfeiture restrictions, if applicable, and cease to represent a right to Shares of the Company and be eligible to be assumed by Parent. Parent shall assume all such Co-Invest Awards as of the Effective Time and convert each such Co-Invest Award as of the Effective Time into Parent awards. It is intended that such conversion satisfy the requirements of Section 409A of the Code. After the Effective Time, the Co-Invest Awards will otherwise continue to be subject to the same terms and conditions as were applicable to them immediately prior to the effective time and such additional terms and conditions as the Surviving Corporation and the holders of the Co-Invest Awards may agree in writing and as are permitted under the requirements of Section 409A of the Code.
Section 3.5. Tax Effect.   The parties agree that (a) the reverse subsidiary merger of Merger Sub with and into the Company pursuant to this Article III shall be treated for Tax purposes as the acquisition of

Shares by Parent for cash, and (b) the conversion or exchange of Shares held by the Rollover Investors for or into shares in Parent shall be treated as a contribution of such Shares pursuant to Section 721 of the Code.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (i) as set forth in the corresponding section or subsection of the disclosure schedule delivered by the Company to Parent and Merger Sub simultaneously with the execution and delivery of this Agreement (the “Company Disclosure Schedule”), and (ii) as disclosed in the SEC Documents filed or furnished prior to the date of this Agreement (excluding “risk factors” and “forward-looking statements” sections); provided, that in no event shall any disclosure in such SEC Documents qualify or limit the representations and warranties in Sections 4.2(a), 4.3, 4.4(a) or 4.19 of this Agreement, the Company represents and warrants to Parent and Merger Sub as follows:
Section 4.1. Corporate Organization.
(a) The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each Company Subsidiary is a corporation duly incorporated (or formed, as the case may be), validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except for the failure to have such power and authority or be in good standing as would not constitute, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and the Material Company Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not constitute, individually or in the aggregate, a Company Material Adverse Effect. The Company has furnished to Parent a true and complete copy of the joint venture agreement or other organizational documents of each of the Company Subsidiaries organized and existing under the laws of China and such joint venture agreements or other organizational documents are valid and have been duly approved or registered (as required) by competent Governmental Entities of China.
(b) The Company has furnished to Parent true and complete copies of the Company’s Certificate of Incorporation, as amended (the “Company Certificate”), and By-Laws, as amended (the “Company By-Laws”), as in effect as of the date of this Agreement.
Section 4.2. Capitalization.
(a) The authorized capital stock of the Company consists of (i) 28,200,000 shares of Common Stock, par value $0.01 per share (the “Shares”), including 3,200,000 shares designated as Class B Common Stock, and (ii) 500,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Shares”). At the close of business on April 10, 2014, (i) 18,244,244 Shares, including 1,162,500 shares of Class B Common Stock, were issued and outstanding, (ii) no Preferred Shares were issued and outstanding and (iii) no Shares were held in the Company’s treasury. At the close of business on April 10, 2014, there were outstanding Company Options to acquire a total of 994,139 Shares, 489,636 unvested shares of Restricted Stock and 432,628 unvested shares subject to RSUs. All of the issued and outstanding Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of any preemptive rights. As of the date of this Agreement, except (i) as provided in this Agreement and (ii) for the Company Options, Restricted Stock, RSUs and the rights issued by the Company under the Rights Plan, there are no outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any security of the Company to which the Company or any Company Subsidiary is a party, including any securities representing the right to purchase or otherwise receive any Shares. Pursuant to the terms of the Tranche C Convertible Notes, all of the Tranche C Convertible Notes were converted into Shares prior to the date of this Agreement. There are no outstanding phantom stock rights or stock appreciation rights granted by the Company to any Person. There are no bonds, debentures, notes or other indebtedness of the Company with voting rights (or convertible into, or exchangeable for, securities with voting rights) on any matters to which stockholders of the Company may vote. From

April 10, 2014 up to and including the date of this Agreement, the Company has not issued any Shares, Preferred Shares, Restricted Shares, RSUs or Company Options, other than Shares issued in accordance with Company Options granted on or before April 10, 2014, and the Company has held no Shares in the Company’s treasury.
(b) Section 4.2(b) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, the name and jurisdiction of organization of each Material Company Subsidiary. The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of, or other equity interests in, each of the Material Company Subsidiaries, free and clear of any Liens, except for Liens imposed under federal, state or foreign securities Laws. All such shares of capital stock or other equity interests are duly authorized and validly issued and are fully paid, nonassessable and free of any preemptive rights. Neither the Company nor any of the Material Company Subsidiaries has any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any security of any of the Material Company Subsidiaries, including any securities representing the right to purchase or otherwise receive any shares of capital stock of, or other equity interests in, any of the Material Company Subsidiaries. There are no restrictions on the Company with respect to voting the stock of any Material Company Subsidiary.
(c) There are no outstanding contractual obligations to which the Company or any Company Subsidiary is a party (i) to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary or (ii) relating to the voting of any shares of capital stock of, or other equity interests in, the Company (except for Section 2.6(e)) or any Material Company Subsidiary.
(d) Except for the capital stock of the Company Subsidiaries, the Company does not own, directly or indirectly, any material amount of equity interests in any corporation, partnership, joint venture, trust or other Person.
Section 4.3. Authority.
(a) Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 5.7, the Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Transactions to be consummated by it, subject to the Company obtaining, prior to the Effective Time, approval of the (x) holders of a majority of the voting power of the outstanding Shares, voting as a single class (with each Share of Class B Common Stock entitled to six (6) votes and each other Share entitled to one (1) vote) (the “Requisite Company Stockholder Approval”), and (y) holders of a majority of the voting power of the outstanding Shares not owned, directly or indirectly, by any Excluded Holder, voting as a single class (the “Unaffiliated Company Stockholder Approval” and, together with the Requisite Company Stockholder Approval, the “Company Stockholder Approvals”), in the case of each of clauses (x) and (y), in accordance with Section 251 of the DGCL. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Transactions to be consummated by it, have been duly authorized and approved by the Transaction Committee and the Company Board (acting upon the recommendation of the Transaction Committee) and, except for the receipt of the Company Stockholder Approvals, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions to be consummated by it. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity.
(b) At meetings duly called and held, each of the Transaction Committee and the Company Board (acting upon the recommendation of the Transaction Committee) has determined that the Merger, on the terms and subject to the conditions set forth herein, is fair to, and in the best interests of, the Company and its stockholders, and has adopted resolutions (i) approving, and declaring to be advisable, this Agreement, the Merger and the other Transactions to be consummated by the Company, (ii) recommending that the Company’s stockholders vote in favor of the adoption of this Agreement at the Stockholders’ Meeting (it is understood that this clause (ii) is not intended to, and shall not, affect the Company’s rights under clause (y)

of the proviso in Section 2.6(a)(ii), Section 6.2 or Section 8.1(c)) and (iii) approving, prior to the execution of the Original Merger Agreement, the agreements and arrangements referred to in Section 5.8 of the Parent Disclosure Schedule delivered in connection with the Original Merger Agreement and, prior to the execution of this Agreement, the agreements and arrangements referred to in Section 5.8 of the Parent Disclosure Schedule, in each case for purposes of Section 203 of the DGCL.
Section 4.4. Consents and Approvals; No Violations.
(a) Except for (i) the consents and approvals set forth in Section 4.4(a) of the Company Disclosure Schedule, (ii) the filing with the SEC of the Proxy Statement and the Schedule 13E-3, (iii) the filing of the Certificate of Merger with the Secretary of State and (iv) such other filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the AML and the applicable requirements of the NASDAQ Global Select Market (“NASDAQ”) (all of the foregoing, collectively, the “Company Required Governmental Approvals”), no consent or approval of, or filing, declaration or registration with, any Governmental Entity, which has not been received or made, is required to be obtained or made by the Company for the consummation by the Company of the Transactions to be consummated by it, other than such consents, approvals, filings, declarations or registrations that, if not obtained or made, would not constitute, individually or in the aggregate, a Company Material Adverse Effect.
(b) None of the execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions to be consummated by it, and compliance by the Company with any of the terms and provisions of this Agreement, will (i) violate any provision of the Company Certificate or Company By-Laws or any of the similar organizational documents of any Material Company Subsidiary or (ii) assuming that the Company Stockholder Approvals and the Company Required Governmental Approvals are received or made, as the case may be, prior to the Effective Time, (x) violate any Law applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets or (y) violate, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of the Company Subsidiaries under, any Contract to which the Company or any Company Subsidiary is a party, or by which the Company or any of the Company Subsidiaries or any of their respective properties or assets is bound, except, in the case of clause (ii) above, for such violations, losses of benefits, defaults, events, terminations, rights of termination or cancellation, accelerations or Lien creations as would not constitute, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.5. SEC Documents; Financial Statements; Undisclosed Liabilities.
(a) The Company has filed all reports, schedules, forms, proxy statements and registration statements with the SEC required to be filed by it pursuant to the Securities Act or the Exchange Act, in each such case from December 31, 2010 through the date of this Agreement (collectively, the “SEC Documents”). As of their respective dates (or if subsequently amended or superseded by a filing prior to the date of this Agreement, on the date of such filing), the SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Company nor any Company Subsidiary has listed its securities on any stock exchange in any jurisdiction, other than the Shares listed by the Company on NASDAQ. No Company Subsidiary is separately subject to the periodic reporting requirements of the Exchange Act. As of the date of this Agreement, none of the SEC Documents are subject to outstanding comments in comment letters received by the Company from the SEC staff.
(b) The consolidated financial statements of the Company included in the SEC Documents (the “SEC Financial Statements”) have been prepared in accordance with GAAP (except as may be otherwise indicated therein or in the notes thereto and except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the Exchange Act), applied on a consistent basis during the periods involved, and (except as may be indicated therein or in the notes thereto or as subsequently amended or superseded by a filing prior to the date of this Agreement) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated statements of operations, statements of comprehensive income, stockholders’ equity and cash flows for the respective periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments and the absence of footnotes).
(c) Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations that would be required by GAAP to be reflected or reserved against in a consolidated balance sheet of the Company, except (i) for such liabilities and obligations reflected, reserved against or otherwise disclosed in the consolidated balance sheet of the Company and the Company Subsidiaries as of December 31, 2013 (the “Balance Sheet Date”) included in the SEC Documents (including the notes thereto), (ii) for such liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice, (iii) for such liabilities and obligations incurred under this Agreement or in connection with the Transactions (including, for the avoidance of doubt, the transactions pursuant to the “go shop” process under Section 6.2(a) of the Original Merger Agreement), (iv) for such liabilities and obligations addressed in any of the other representations or warranties made by the Company in this Agreement (disregarding any thresholds specified therein), (v) for such liabilities and obligations described in any Section of the Company Disclosure Schedule, and (vi) for such other liabilities and obligations as would not constitute, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, there are no off-balance sheet arrangements to which the Company or any Company Subsidiary is a party required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act that have not been disclosed in the SEC Documents.
(d) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations promulgated thereunder. The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the management of the Company as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The management of the Company completed its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2013, and such assessment concluded that as of December 31, 2013 such controls were effective. The Company’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company’s auditors and the Audit Committee of the Company Board (x) all significant deficiencies, if any, in the design or operation of internal control over financial reporting which are reasonably likely to materially adversely affect the Company’s ability to record, process, summarize and report financial data and have identified to such auditors any material weaknesses in internal controls and (y) any fraud, whether or not material, of which there is Company Knowledge and that involves management or other employees of the Company or any of the Company Subsidiaries who have a significant role in the Company’s internal control over financial reporting.
(e) Since January 1, 2011, the Company has maintained and maintains a standard system of accounting established and administered in accordance with GAAP in all material respects.
(f) Since January 1, 2011, the Company has been and is in compliance with applicable listing and corporate governance rules and regulations of NASDAQ.
Section 4.6. Absence of Certain Changes or Events.   Except as expressly contemplated by this Agreement, since January 1, 2013, no events have occurred which have constituted or would constitute, individually or in the aggregate, a Company Material Adverse Effect. From January 1, 2013 to the date of this Agreement, the Company and the Company Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice.
Section 4.7. Litigation.   There is no Proceeding (with respect to investigations, to the Company’s Knowledge) pending or, to the Company’s Knowledge, threatened in a writing delivered to the Company or any Company Subsidiary or their respective directors or officers, against the Company, any Company Subsidiary or any of their respective properties or assets or any of their respective officers or directors (in their capacity as officers or directors of the Company or any Company Subsidiary) before any Governmental Entity that would constitute, individually or in the aggregate, a Company Material Adverse Effect (excluding any Proceeding (or threatened Proceeding) concerning this Agreement, any of the Transactions or any agreement or arrangement referred to in Section 5.8 of the Parent Disclosure Schedule). Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is subject to any outstanding judgment, order, writ, injunction or decree of any Governmental Entity.
Section 4.8. Real Property; Personal Property.
(a) Neither the Company nor any of the Company Subsidiaries own any real property. The Company and/or one or more of the Company Subsidiaries, as applicable, enjoys peaceful and undisturbed possession of all real property leased, subleased, licensed or otherwise occupied (whether as tenant, subtenant or pursuant to other occupancy arrangements) by the Company or any Company Subsidiary (collectively, including the improvements thereon, the “Leased Real Property”), in each case free and clear of all Liens other than Permitted Liens.
(b) All Leased Real Property which is in use, or partly in use, as a medical institution is under written lease contracts, and, to the Knowledge of the Company, the lessor has legal title to and has the right to lease such assets to the relevant Company Subsidiary. Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, each Company Subsidiary has the lawful right to use the Leased Real Property for its business and the Leased Real Property is fit to be so used.
(c) Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, there are no zoning or other applicable Laws in effect that would prevent or limit any Company Subsidiary from conducting its operations on the Leased Real Property as they are currently conducted.
(d) Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, each Leased Real Property currently in use by any of the Company Subsidiaries has validly passed all relevant completion and acceptance tests necessary for the use of the relevant Leased Real Property by the relevant Company Subsidiary, including tests in respect of environmental protection, safety and fire control, and are capable of satisfying their intended operational purposes.
(e) There is no Proceeding (with respect to investigations, to the Company’s Knowledge), pending or, to the Company’s Knowledge, threatened in a writing delivered to the Company, any Company Subsidiary or their respective directors or officers that affects or is reasonably likely to affect any Leased Real Property or any part thereof, and no Company Subsidiary has, within the past two (2) years, received any notice, written or, to the Company’s Knowledge, oral, of the intention of any Governmental Entity to take or use all or any part thereof.
(f) Except (i) as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, (ii) for the Real Property Leases and (iii) for Permitted Liens, none of the Leased Real Properties is subject to any lease, sublease, license or other agreement granting to any Person (other than the Company or any Company Subsidiary) any right to the use or occupancy of such Leased Real Property or any part thereof.
(g) Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and the Company Subsidiaries has good title to, or a valid leasehold interest in, or with respect to licensed assets, a valid license to use, the tangible personal assets and properties used or held for use by it in connection with the conduct of its business as conducted on the date of this Agreement, free and clear of all Liens other than Permitted Liens.
(h) To the Company’s Knowledge, there does not exist any condemnation, eminent domain or taking proceeding that affects any Leased Real Property that would constitute, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.9. Taxes.   Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect:
(a) all Tax returns, reports, information disclosures and similar statements required to be filed by or on behalf of the Company or any of the Company Subsidiaries (collectively, the “Returns”) in accordance with applicable Law have been timely filed (taking into account any extensions);
(b) the Returns were prepared in accordance with applicable Law and, as of the times of filing, were true, correct and complete;
(c) the Company and the Company Subsidiaries have timely paid, withheld or made provision for all Taxes shown as due and payable on the Returns that have been filed or that are otherwise due and owing, other than Taxes that are being contested in good faith, which have not been finally determined, and have been adequately reserved against in accordance with GAAP on the Company’s most recent consolidated financial statements;
(d) as of the date of this Agreement, there are no pending claims or claims threatened in a writing delivered to the Company, any Company Subsidiary or their respective directors or officers, nor are there any federal, state, local or foreign audits, examinations, or other Proceedings (with respect to investigations, to the Company’s Knowledge) pending with regard to any Taxes of the Company or any Company Subsidiary;
(e) there are no Liens with respect to any Taxes against the assets of the Company or any Company Subsidiary, other than Permitted Liens;
(f) none of the Company or any of the Company Subsidiaries has been a “distributing corporation” or a “controlled corporation” in any distribution occurring during the last two (2) years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable;
(g) the Company and each Company Subsidiary have withheld and collected all amounts required by Law to be withheld or collected, including sales and use Taxes and amounts required to be withheld for Taxes of employees, independent contractors, creditors, stockholders or other third parties, and, to the extent required, have timely paid over such amounts to the proper Governmental Entities;
(h) no claim that remains unresolved has been made in writing by any Governmental Entity in a jurisdiction in which the Company or a Company Subsidiary does not file Returns that the Company or such Company Subsidiary is, or may be, subject to taxation by that jurisdiction;
(i) neither the Company nor any Company Subsidiary has entered into any “closing agreement” under section 7121 of the Code, or other agreement with a Governmental Entity in respect of Taxes that remains in effect, including an agreement to waive or extend the statute of limitations with respect to any material Taxes or material Tax returns, and no request for a ruling, relief, advice, or any other item that relates to the Taxes or Tax returns of the Company or any Company Subsidiary is currently pending with any Governmental Entity, and no such ruling, relief or advice has been obtained since 2008;
(j) Schedule 4.9(j) of the Company Disclosure Schedule identifies every election that has been made on behalf of any Company Subsidiary under Treasury Regulations Section 301.7701-3(a) to adopt a U.S. federal tax classification other than the default classification, as well as the date of such election and the classification so elected;
(k) neither the Company nor any Company Subsidiary participates or has “participated” in any “listed transaction” as defined under Treasury Regulations Section 1.6011-4 or any tax shelter transaction in any other jurisdiction;
(l) neither the Company nor any Company Subsidiary will be required to include any item of income in (or exclude any item of deduction from) taxable income (or to otherwise recognize income for payments received in prior years) for any taxable period ending after the Closing Date as a result of any gain recognition agreement or “domestic use election” (or similar elections or agreements under foreign laws); and
(m) since December 31, 2012, neither the Company nor any Company Subsidiary has incurred any liability for Taxes except in the ordinary course of business.

Section 4.10. Compliance with Laws; Permits.
(a) Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of the Company Subsidiaries is in violation of any Law as in effect as of the date of this Agreement applicable to the Company or any of the Company Subsidiaries. Each of the Company, the Company Subsidiaries and their respective directors, officers, employees and agents or other Persons acting under and with their express authorization have complied in all respects with the Foreign Corrupt Practices Act of 1977, as amended, and any rules and regulations promulgated thereunder (the “FCPA”), the Criminal Law of China, the Law on Anti-Unfair Competition of China or the Interim Rules on Prevention of Commercial Bribery of China, as amended (collectively, the “Anti-Corruption Laws”).
(b) Since January 1, 2009, none of the Company, any of the Company Subsidiaries or any of their respective directors, officers, employees and agents or other Persons acting under and with their express authorization have (a) established or maintained any fund of corporate monies or other properties not recorded on the Company’s books and records, (b) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature, or (c) violated or operated in noncompliance with any applicable money laundering Law, anti-terrorism Law, anti-boycott regulations, export restrictions or embargo Law. Without limiting the generality of the foregoing, since January 1, 2009, neither the Company, any of the Company Subsidiaries, nor their respective agents, employees or other Persons acting on their behalf, have taken any act in furtherance of a payment, offer, promise to pay, or authorization or ratification of a payment of any gift, money or anything of value to (i) a Government Official, or (ii) any Person or entity while knowing or having reasonable grounds to believe that all or a portion of that payment will be passed on to a Government Official, specifically to obtain or retain business or to secure an improper advantage in violation of the Anti-Corruption Laws. Since January 1, 2009, the Company has received no allegation, and has conducted no internal investigation, related to a violation or potential violation of the Anti-Corruption Laws. The Company does not have information that would lead a reasonable person to believe that there is a high likelihood that any Person has made any payment in violation of any Anti-Corruption Law on behalf of or for the benefit of the Company or any of the Company Subsidiaries since January 1, 2009. There is no investigation of, or request for information from, the Company or the Company Subsidiaries by law enforcement officials regarding the Anti-Corruption Laws. The Company has established and continues to maintain reasonable internal controls and procedures intended to ensure compliance with the Anti-Corruption Laws, including an anti-corruption compliance policy.
(c) None of the Company, any of the Company Subsidiaries or any of their respective directors, executives or, to the Company’s Knowledge, agents is currently the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department. Since January 1, 2009, the Company and the Company Subsidiaries have complied with all applicable Law regarding collecting, accessing, using, disclosing, electronically transmitting, securing, sharing, transferring and storing personal information which is protected under applicable Law. The Company and each Company Subsidiary have in place, and take steps reasonably designed to assure material compliance with its, privacy security policies and procedures. Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries incorporated in China have complied in all respects with all applicable Laws of China related to foreign exchange. Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries hold all Permits required for the conduct of their respective businesses as conducted on the date of this Agreement, (ii) such Permits are in full force and effect, (iii) none of the Company or any of the Company Subsidiaries is in material violation of any applicable Permit granted to it and (iv) no Proceeding (with respect to investigations, to the Company’s Knowledge) is pending by any Governmental Entity of which the Company or any Company Subsidiary has received written notice or, to the Company’s Knowledge, threatened in a writing delivered to the Company, any Company Subsidiary or their respective directors or officers by any Governmental Entity, seeking the revocation, limitation or nonrenewal of any such Permit. Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, none of the Company or any of the Company Subsidiaries is in breach of or default under any such Permit or has received any written notice of any such breach or default.

Section 4.11. Employee Benefits.
(a) As of the date of this Agreement, and since January 1, 2012, no employees of the Company or any of the Company Subsidiaries have been covered by a collective bargaining agreement, and, to the Company’s Knowledge, there have been no labor unions or other organizations representing or purporting to represent any employee of the Company or any of the Company Subsidiaries. There are no organizing activities involving the Company or any Company Subsidiary pending with any labor organization or group of employees of the Company or any Company Subsidiary. No collective bargaining agreement is being negotiated by the Company or any Company Subsidiary. There is no strike, lockout, slowdown, work stoppage or threat thereof against the Company or any Company Subsidiary pending.
(b) Set forth in Section 4.11(b) of the Company Disclosure Schedule is a complete and correct list as of the date of this Agreement of each “employee benefit plan” (within the meaning of Section 3(3) of ERISA), each material stock purchase, severance, retention, employment, consulting, change-in-control, deferred compensation, profit sharing, health, life insurance, cafeteria, flexibility spending, dependent care, fringe benefit, paid time off, disability, severance, termination, retirement, pension, or supplemental retirement agreement, program, policy or arrangement, and each material bonus, incentive, vacation or other material employee benefit plan, agreement, program, policy or arrangement, in each case which is maintained or sponsored by the Company or any of the Company Subsidiaries or with respect to which the Company or any of the Company Subsidiaries is obligated to make any contributions or pursuant to which the Company or any of the Company Subsidiaries has any liability, direct or indirect or otherwise, on behalf of current or former employees, directors or consultants of the Company or any of the Company Subsidiaries. All such plans, agreements, programs, policies and arrangements are hereinafter referred to collectively as the “Benefit Plans” and individually as a “Benefit Plan”. For the avoidance of doubt, “Benefit Plans” shall not (i) include any such agreement with respect to any former employee of the Company or any of the Company Subsidiaries if, as of the date of this Agreement, the Company or Company Subsidiary, as applicable, has no further obligations under such agreement, and (ii) any statutory non-U.S. plan or arrangement with respect to which the Company or any of the Company Subsidiaries are obligated to make contributions or comply with under applicable Law.
(c) With respect to each Benefit Plan, the Company has delivered or made available to Parent (i) a complete and correct copy of such plan or a summary of such plan (provided that for any employment agreements that are standard form agreements, the form, rather than each individual agreement, has been delivered or made available to Parent), (ii) the most recent unrevoked Internal Revenue Service determination letter, if applicable, (iii) the current summary plan description (including any amendments thereto), if applicable, (iv) the most recent actuarial valuation report, if applicable, (v) the most recent annual Form 5500, if applicable, (vi) any notices to or from any Governmental Entity relating to any compliance issues, and (vii) any related trust agreement, annuity or insurance contract or other funding instrument. (For all purposes of this Agreement, references to the Company having made a document “available” to Parent shall be deemed to include the Company having made such document publicly available by filing it (or incorporating it by reference) as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2012 or any subsequent SEC Document.)
(d) (i) Each Benefit Plan is and has been since January 1, 2012 operated and administered in accordance with its terms and the requirements of Law and (ii) to the Company’s Knowledge, no event has occurred and no condition exists with respect to any employee benefit plan or arrangement currently or previously maintained or contributed to by any ERISA Affiliate of the Company that could subject the Company, directly or indirectly, to a material liability under Code Section 412 or 430 or Title IV of ERISA, except for such noncompliance, event or condition that would not, individually or in the aggregate, constitute a Company Material Adverse Effect. Each Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received a favorable Internal Revenue Service determination letter as to its qualification or is a prototype plan that is the subject of a favorable opinion letter from the Internal Revenue Service and, to the Company’s Knowledge, there are no existing and have not been any circumstances or events that have resulted or are likely to result in the revocation of any such determination letter or disqualification of any such Benefit Plan.
(e) Neither the Company nor any of the Company Subsidiaries makes contributions to, is obligated to make contributions to or has any material liability with respect to a “single-employer plan” within the meaning of Section 4001(a)(15) of ERISA, a “multiple employer plan” (within the meaning of Section 413(c) of the Code) or a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.
(f) There are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to the Company’s Knowledge, threatened in a writing delivered to the Company, any Company Subsidiary or their respective directors or officers, with respect to any Benefit Plan, other than any such actions, suits or claims that would not constitute, individually or in the aggregate, a Company Material Adverse Effect.
(g) Except as otherwise contemplated under Section 3.4 of this Agreement, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Transactions (either alone or in conjunction with any other event) will: (i) increase any benefits otherwise payable under any Benefit Plan; (ii) result in any acceleration of the time of payment or vesting of any such benefits; or (iii) result in any payment (whether severance pay or otherwise) or benefit becoming due to, or with respect to, any current or former employee or director of the Company.
(h) No Benefit Plan is a “welfare benefit plan” within the meaning of Section 3(1) of ERISA that provides benefits to former employees of the Company, other than pursuant to Section 4980B of the Code or any other Law and there has been no written communication to any Person that would reasonably be expected to promise or guarantee any such retiree medical, health or life insurance or other retiree welfare benefits, except to the extent required by Section 4980B of the Code or any other Law.
(i) Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has violated any Law regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor related matters, including Law relating to discrimination, employee benefits, fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees.
(j) To the Company’s Knowledge, each of the Company Subsidiaries incorporated in China has entered into written labor Contracts with all of its employees. Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect, all Contracts relating to the employment of the employees of each Company Subsidiary are in accordance with all applicable Laws and on an arm’s length basis.
(k) Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect, each of the Company Subsidiaries incorporated in China is in compliance in all material respects with any applicable Laws relating to its provision of any form of social insurance (including medical care insurance, occupational injury insurance, unemployment insurance, maternity insurance and pension benefits) and housing fund contributions (collectively, “Social Insurance”), and has made full contribution and payment of the Social Insurance for all of its respective employees in full compliance with all applicable Laws.
(l) To the Company’s Knowledge, each current and former employee of any Company Subsidiary, and each current and former agent, consultant and contractor of any Company Subsidiary, is, and has during the three (3) years prior to the date of this Agreement (during the period he or she carried out activities on behalf of the Company Subsidiary) been, validly qualified and has held all licenses and Permits required by applicable Law to conduct the activities he or she carried out on behalf of the relevant Company Subsidiary. To the Company’s Knowledge, the employment of all the doctors or any other professionals engaging in the healthcare services by each of the Company Subsidiaries have been properly registered as required by all applicable Laws.
Section 4.12. Contracts.
(a) Section 4.12(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, each Contract in effect as of the date of this Agreement to which the Company or any Company Subsidiary is a party or is otherwise bound that is of a type described below:
    (i) any Contract (x) relating to indebtedness for borrowed money (other than intercompany indebtedness) or a standby letter of credit or similar facility, or a capitalized lease (determined in accordance with GAAP) in excess of $100,000, or (y) pursuant to which the Company or any Company Subsidiary is a guarantor of any indebtedness for borrowed money in excess of $100,000;

    (ii) any Contract (x) granting to any Person a right of first refusal, right of first offer or similar preferential right to purchase any of the Company’s or any Company Subsidiary’s capital stock or assets or (y) except in the ordinary course of business consistent with past practice, (A) obligating the Company or any Company Subsidiary to sell to any Person any capital stock or assets with a value of greater than $500,000 or (B) pursuant to which the Company or any Company Subsidiary sold to any Person any capital stock or assets with a value of greater than $500,000 and continues to have any ongoing obligations;
    (iii) any Contract limiting, restricting or prohibiting the Company or any Company Subsidiary from operating hospitals or clinics, or conducting other business activities, anywhere in China or elsewhere in the world;
    (iv) any Contract with respect to any partnership entity or other joint venture entity in which the Company or any Company Subsidiary has an ownership interest (other than a Contract solely between the Company or a Company Subsidiary, on the one hand, and one or more Company Subsidiaries, on the other hand);
    (v) any Contract pursuant to which the Company or any Company Subsidiary (x) has an option, right or obligation to purchase any other business or material portion of a business on an ongoing basis (including by purchasing the assets or capital stock of another Person) in each case with a value of greater than $500,000 or (y) purchased any such business or material portion of a business with a value of greater than $500,000 and continues to have any ongoing obligations;
    (vi) without limitation of clause (v), any Contract that obligates the Company or any Company Subsidiary to make any earn-out payments based on future performance of an acquired business or assets;
    (vii) any Contract that (x) obligates the Company or any Company Subsidiary to make a loan or capital contribution to, or investment in excess of $100,000 in, any Person other than loans to the Company or any Company Subsidiary and advances to employees in the ordinary course of business consistent with past practice or (y) obligates the Company or any Company Subsidiary to provide indemnification or a guarantee that would reasonably be expected to result in payments in excess of $100,000;
    (viii) any Real Property Lease for which annual base rental payments exceed $150,000;
    (ix) any Contract relating to the purchase or sale of materials, supplies, goods, services or medical consumables, pursuant to which the Company or any Company Subsidiary is required to pay to any Person, or any Person is required to pay to the Company or any Company Subsidiary, an aggregate amount in excess of $200,000 per annum, except for Contracts that may be terminated by any party thereto upon notice of ninety (90) calendar days or less;
    (x) any Contract relating to the purchase or sale of equipment, pursuant to which the Company or any Company Subsidiary is required to pay to any Person, or any Person is required to pay to the Company or any Company Subsidiary, an aggregate amount in excess of $600,000 per annum, except for Contracts that may be terminated by any party thereto upon notice of ninety (90) calendar days or less;
    (xi) any Contract pursuant to which the Company or any Company Subsidiary (x) receives a license or other right to Intellectual Property from any other Person, pursuant to which the Company or any Company Subsidiary is required to pay to any Person an aggregate amount in excess of $50,000 per annum, except for Contracts that may be terminated by any party thereto upon notice of ninety (90) calendar days or less or (y) grants a license or other rights to Intellectual Property to any other Person;
    (xii) any Contract which (x) provides the Company with effective control over any Company Subsidiary in respect of which it does not, directly or indirectly, own a majority of the equity interests (each, an “Operating Subsidiary”), (y) provides the Company or any Company Subsidiary the right or option to purchase the equity interests in any Operating Subsidiary or (z) transfers economic benefits from any Operating Subsidiary to any other Company Subsidiary (the Contracts described in (x), (y) and (z), collectively, the “Specific Agreements”);
    (xiii) any Contract with any Governmental Entity;
    (xiv) any Contract with respect to the cooperation or similar arrangement between any Company Subsidiary and any public medical institution in China;

    (xv) any Contract with respect to management services provided by any Company Subsidiary to any medical institution in China;
    (xvi) any Contract with any healthcare insurance company under which the annual aggregate settlement amounts exceed RMB 1,800,000; and
    (xvii) any Contract which commits the Company or any Company Subsidiary to enter into any of the foregoing.
As used in this Agreement, the term “Material Contracts” means, collectively, (x) the Contracts referred to in clauses (i) through (xvii) above and (y) each other Contract (including all amendments thereto) that (A) has been filed as a “material contract” by the Company with the SEC as an exhibit to the SEC Documents as of the date of this Agreement pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act and (B) remains in effect as of the date of this Agreement.
(b) With respect to each Contract to which the Company or any Company Subsidiary is a party or is otherwise bound by, (i) neither the Company nor any of the Company Subsidiaries has breached, or is in default under, nor has any of them received written notice of breach or default under (or of any condition which with the passage of time or the giving of notice would cause a breach or default under), such Contract, (ii) to the Company’s Knowledge, no other party to such Contract has breached or is in default of any of its obligations thereunder, and (iii) such Contract is in full force and effect and is the valid and binding obligation of the Company and/or each Company Subsidiary party thereto and, to the Company’s Knowledge, each other party thereto, except in the case of clauses (i), (ii) and (iii) for such breaches, defaults or failures to be in full force and effect or the valid and binding obligation of any party or parties thereto that would not constitute, individually or in the aggregate, a Company Material Adverse Effect. The Company has delivered or made available to Parent true and complete copies of all Material Contracts (including all amendments thereto) in effect as of the date of this Agreement.
Section 4.13. Intellectual Property.   Each of the Company and the Company Subsidiaries owns all right, title and interest in and to, or otherwise possesses adequate licenses or other rights to use, all Intellectual Property necessary to conduct its business as conducted on the date of this Agreement, except where the failure to own or possess such rights would not constitute, individually or in the aggregate, a Company Material Adverse Effect. Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, (i) no Proceeding (with respect to investigations, to the Company’s Knowledge) is pending or, to the Company’s Knowledge, threatened in a writing delivered to the Company, any Company Subsidiary or their respective officers or directors, claiming that (x) the Company or any Company Subsidiary has infringed, misappropriated or otherwise violated any Intellectual Property rights of any Person or (y) any Person has infringed, misappropriated or otherwise violated any Intellectual Property rights of the Company or any Company Subsidiary and (ii) to the Company’s Knowledge, there is no valid basis for any such Proceeding or position referred to in the foregoing clause (i)(x).
Section 4.14. Environmental Matters.
(a) There are no Proceedings (with respect to investigations, to the Company’s Knowledge) arising under any Environmental Law (each, an “Environmental Claim”) that (i) are pending before any Governmental Entity or, to the Company’s Knowledge, threatened in a writing delivered to the Company or any Company Subsidiary, against the Company, any Company Subsidiary or their respective directors or officers and (ii) seek to impose, or are reasonably expected to result in the imposition of, any liability or obligation on the Company or any of the Company Subsidiaries, with such exceptions as would not constitute, individually or in the aggregate, a Company Material Adverse Effect.
(b) Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Company and the Company Subsidiaries is, and has been since January 1, 2011, in compliance with all Environmental Laws, (ii) each of the Company and the Company Subsidiaries holds all Permits under Environmental Laws as required for the conduct of its business as conducted on this date of this Agreement, (iii) each of the Company and the Company Subsidiaries is in compliance with such Permits, (iv) such Permits are in full force and effect, and (v) no Proceeding (with respect to investigations, to the Company’s Knowledge) is pending by any Governmental Entity of which the Company or any Company Subsidiary has received written notice or, to the Company’s Knowledge, is threatened by any Governmental Entity, seeking the revocation, limitation or nonrenewal of any such Permit.

(c) Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, there has been since January 1, 2011, and there is currently, no Release or presence of or exposure to Hazardous Materials at, on, under or from any property leased or operated by the Company or any Company Subsidiary that violated and currently violates Environmental Law or is reasonably anticipated to result in an Environmental Claim or requirement for investigation or remediation.
(d) Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, none of the Company or any of the Company Subsidiaries, to the Knowledge of the Company, (i) owns any real property contaminated with any Hazardous Materials or (ii) is liable for any off-site disposal or contamination pursuant to any Environmental Law.
(e) Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, all of the Company Subsidiaries incorporated in China have completed (i) the environmental acceptance procedures and passed the inspection and acceptance of environmental protection facilities in connection with their construction projects and (ii) fire control acceptance procedures and passed the inspection and acceptance of fire control facilities in connection with their construction projects.
Section 4.15. Insurance.   Section 4.15 of the Company Disclosure Schedule contains a complete and correct list as of the date of this Agreement of all insurance policies (by policy number and insurer) covering the Company or any Company Subsidiary, including self-insurance, held by the Company and each Company Subsidiary, and any other Person (the “Insurance Policies”). Each of the Company and the Company Subsidiaries maintains insurance coverage against such risks and in such amounts as the Company believes to be customary for companies of similar size, in its geographic regions and in the respective businesses in which it operates. Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries, and to the Company’s Knowledge any other party to the Insurance Policies acquired by or on behalf of the Company or any Company Subsidiary, are in compliance with the terms and provisions of the Insurance Policies and all premiums due and payable with respect thereto have been paid, (ii) neither the Company nor any Company Subsidiary, nor to the Company’s Knowledge any other Person, has received a notice of cancellation or termination of any Insurance Policy, other than such notices which are received in the ordinary course of business and (iii) there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by the Company or any Company Subsidiary thereunder.
Section 4.16. Affiliate Transactions.   As of the date of this Agreement, there are no agreements, arrangements or understandings between the Company or any of the Company Subsidiaries, on the one hand, and any officer, director, stockholder who, to the Company’s Knowledge, owns ten percent (10%) or more of any class or series of the Company’s capital stock, or Affiliate of the Company (other than the Company Subsidiaries), on the other hand, that has not been disclosed in the SEC Documents and are of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.
Section 4.17. Restrictions on Business Combinations; Rights Plan.
(a) Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 5.7, the Transaction Committee and the Company Board (acting upon the recommendation of the Transaction Committee) have taken all necessary action such that the restrictions imposed on business combinations by Section 203 of the DGCL are inapplicable to this Agreement, the Support Agreement, the Merger, the other Transactions and the agreements and arrangements referred to in Section 5.8 of the Parent Disclosure Schedule. To the Company’s Knowledge, other than Section 203 of the DGCL, no so-called “moratorium”, “control share acquisition”, “fair price” or other state anti-takeover laws (“Takeover Statutes”) apply to this Agreement, the Transactions and the agreements and arrangements referred to in Section 5.8 of the Parent Disclosure Schedule.
(b) The Company has duly entered into an amendment to the Rights Plan in the form of Exhibit D hereto. The Company Board has taken all necessary action so that (i) none of the execution or delivery of this Agreement or the Support Agreement, or the consummation of the Transactions will result in (A) Parent or Merger Sub being deemed to be an Acquiring Person (as defined in the Rights Plan), (B) the occurrence of a Distribution Date (as defined in the Rights Plan), or (C) the distribution of Right

Certificates (as defined in the Rights Plan) separate from the certificates representing the Shares, (ii) the Rights will be rendered inapplicable to this Agreement, the Support Agreement and the Transactions, and (iii) the Rights Plan will expire pursuant to the terms of the Rights Plan immediately prior to the Effective Time.
Section 4.18. Opinion of Financial Advisor.   The Transaction Committee has received the opinion of Morgan Stanley & Co. LLC. (“Morgan Stanley”), the Transaction Committee’s financial advisor, to the effect that, as of the date of such opinion, the Merger Consideration is fair from a financial point of view to the holders of Shares (other than Parent, Merger Sub, the Rollover Investors, the Additional Rollover Stockholders, the respective Affiliates of all of the foregoing, holders of shares of Class B Common Stock and holders of Shares as to which dissenter’s rights have been perfected or with respect to Shares held in treasury). A signed copy of such opinion will promptly after the date of this Agreement be made available to Parent for information purposes only.
Section 4.19. Broker’s Fees.   Except for Morgan Stanley (which was engaged by the Transaction Committee) and the fees and expenses payable to it (including amounts payable to it at the Closing), neither the Company nor any of the Company Subsidiaries nor any of their respective officers or directors on behalf of the Company or any of the Company Subsidiaries has employed any financial advisor, broker or finder in a manner that would result in any liability for any broker’s fees, commissions or finder’s fees in connection with any of the Transactions. The Company has delivered or made available to Parent prior to or simultaneously with the execution of this Agreement a copy of the Company’s engagement letter with Morgan Stanley.
Section 4.20. Money Laundering Laws.   The operations of the Company and the Company Subsidiaries are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable Governmental Entity (collectively, the “Money Laundering Laws”) and no action, suit, claim or proceeding by or before any Governmental Entity involving the Company or any of the Company Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.
Section 4.21. No Other Representations or Warranties.   Except for the representations and warranties expressly contained in this Article IV (giving effect to the Company Disclosure Schedule and the SEC Documents), neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company, the Company Subsidiaries, their respective assets, liabilities, properties, business, operations, condition (financial or otherwise) or prospects of any of them. The Company hereby disclaims any such other representation or warranty, whether by the Company, any Company Subsidiary, any of their respective Representatives or Affiliates, or any other Person, notwithstanding the delivery or disclosure to Parent, Merger Sub or any other Person of any documentation or other written or oral information by the Company, any Company Subsidiary or any of their respective Representatives or any other Person, and, except in the case of fraud, neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to Parent, Merger Sub or any other Person resulting from such delivery or disclosure, or Parent’s or Merger Sub’s use, of any such documentation or other information (including any information, documents, projections, forecasts, budgets, business plans or other material made available to Parent or Merger Sub in certain “data rooms”, confidential information memoranda (including supplements thereto), management presentations or other written materials provided or made available to Parent, Merger Sub, any of their respective Representatives or Affiliates, or any other Person in connection with the Transactions, whether provided or made available prior to, on or after the date of this agreement).

ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB
Except as set forth in the corresponding section or subsection of the amended and restated disclosure schedule delivered by Parent to the Company simultaneously with the execution and delivery of this Agreement (the “Parent Disclosure Schedule”), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:
Section 5.1. Organization.   Each of Parent and Merger Sub is (i) in the case of Parent, an exempted limited partnership duly formed, validly existing and in good standing under the laws of Cayman Islands or (ii) in the case of Merger Sub, a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and each has the requisite power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not constitute, individually or in the aggregate, a material adverse effect on Parent’s or Merger Sub’s ability to perform its obligations under this Agreement or prevent or delay in any material respect the consummation of the Transactions (a “Parent Material Adverse Effect”).
Section 5.2. Authority.   Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement and to consummate the Transactions to be consummated by it. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by each of Parent and Merger Sub of the Transactions to be consummated by it, have been duly authorized and approved by Parent and Merger Sub, and no other action on the part of Parent, Merger Sub or their respective partners or stockholders is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the Transactions to be consummated by it. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due and valid authorization, execution and delivery of this Agreement by the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity.
Section 5.3. Consents and Approvals; No Violations.
(a) Except for (i) the consents and approvals set forth in Section 5.3(a) of the Parent Disclosure Schedule, (ii) the filing of the Schedule 13E-3, (iii) the filing of the Certificate of Merger with the Secretary of State and (iv) such other filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the AML (all of the foregoing collectively, the “Parent Required Governmental Approvals”), no consent or approval of, or filing, declaration or registration with, any Governmental Entity which has not been received or made is required to be obtained by or made by Parent, Merger Sub or any other Affiliate of Parent for the consummation by each of Parent and Merger Sub of the Transactions to be consummated by it, other than such consents, approvals, filings, declarations or registrations that, if not obtained or made, would not constitute, individually or in the aggregate, a Parent Material Adverse Effect.
(b) None of the execution and delivery by Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the Transactions to be consummated by it, and compliance by Parent and Merger Sub with any of the terms and provisions of this Agreement, will (i) violate any provision of the Certificate of Incorporation or By-Laws (or similar organizational documents with different names) of Parent or Merger Sub or (ii) assuming that the Parent Required Governmental Approvals are received or made, as the case may be, prior to the Effective Time, (x) violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets or (y) violate, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or Merger Sub under any Contract to which Parent or Merger

Sub is a party, or by which either of them or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii) above, for such violations, losses of benefits, defaults, events, terminations, rights of termination or cancellation, accelerations or Lien creations as would not constitute, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.4. Merger Sub.
(a) Merger Sub was formed solely for the purpose of engaging in the Merger (including the Original Merger) and the other Transactions (including for the avoidance of doubt, as that term was used in the Original Merger Agreement) and has not engaged in any business activities or conducted any operations, in each case since the date of its incorporation other than in connection with the Merger and the other Transactions (including for the avoidance of doubt, as that term was used in the Original Merger Agreement).
(b) The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $1.00 per share, of which one share is issued and outstanding. All such issued and outstanding shares are owned beneficially and of record by Parent.
Section 5.5. Sufficient Funds.   Parent and Merger Sub collectively have, and Parent will make available to Merger Sub, sufficient funds to consummate the Transactions (including sufficient funds (a) to pay the aggregate Merger Consideration pursuant to Article III, (b) to make all required payments in respect of the Company Options and Restricted Stock pursuant to Section 3.4, (c) to perform Parent’s and Merger Sub’s other payment obligations required to be performed prior to and including the Effective Time under this Agreement and (d) to pay all fees, expenses and other amounts related to the Transactions payable by either of them). Prior to the execution and delivery of this Agreement, Parent has delivered to the Company a complete, correct and executed copy of the Equity Commitment Letter to provide equity financing for the Transactions in an aggregate amount set forth therein (the “Equity Financing”), including all exhibits, schedules or amendments thereto, which have not been amended or modified (and no such amendment or modification is contemplated) as of the date of this Agreement. As of the date of this Agreement, the commitment contained in the Equity Commitment Letter has not been withdrawn or rescinded in any respect. As of the date of this Agreement, the Equity Commitment Letter is in full force and effect, constitutes legal, valid and binding obligations of Parent and, to Parent’s Knowledge, the other parties thereto, and is enforceable in accordance with its terms against Parent and Merger Sub, as applicable, and, to Parent’s Knowledge, the other parties thereto (in each case, as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditors’ rights generally and general principles of equity). As of the date of this Agreement, neither Parent or Merger Sub nor, to Parent’s Knowledge, any other party to the Equity Commitment Letter is in breach of any of the terms or conditions set forth in the Equity Commitment Letter, and no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a breach, default or failure to satisfy any condition precedent set forth therein. There is no fact or occurrence existing on the date of this Agreement that, with or without notice, lapse of time or both, could reasonably be expected to (a) make any of the assumptions or any of the statements set forth in the Equity Commitment Letter inaccurate, (b) result in any of the conditions in the Equity Commitment Letter not being satisfied, (c) cause the Equity Commitment Letter to be ineffective or (d) otherwise result in the Equity Commitment Letter not being available on a timely basis in order to consummate the Transactions. As of the date of this Agreement, Sponsor has not notified Parent of its intention to terminate the Equity Commitment Letter. Parent has paid in full any and all commitment or other fees required by the Equity Commitment Letter that are due as of the date of this Agreement, and will pay, after the date of this Agreement, all such commitments and fees as they become due. There are no side letters, understandings or other agreements or arrangements relating to the Equity Commitment Letter to which Parent or any of its Affiliates is a party other than as set forth in the Equity Commitment Letter. The Equity Commitment Letter contains all of the conditions precedent or other contingencies to the obligations of the parties thereunder to make Equity Financing available to Parent and Merger Sub on the terms therein. Subject to the satisfaction of the conditions contained in Sections 7.1 and 7.2, as of the date of this Agreement Parent and Merger Sub have no reason to believe that any of the conditions precedent to the Equity Financing as set forth in the Equity Commitment Letter will not be satisfied in connection with the consummation of the Transactions or that the Equity Financing will not be available to Parent on the Closing Date; provided, however, that it is agreed that it is not a condition to Closing under this Agreement, for Parent to obtain the financing pursuant to the Equity Commitment Letter or any alternative financing. Parent and Merger Sub have obtained the consent of the other parties under the Equity Commitment Letter to publicly file the Equity Commitment Letter with the SEC if requested by the SEC or required by Law.
Section 5.6. Solvency.   Neither Parent nor Merger Sub is entering into the Transactions with the intent to hinder, delay or defraud either present or future creditors. As of the Effective Time and immediately after the consummation of the Transactions, assuming (a) the accuracy in all material respects of the representations and warranties of the Company contained in Article IV as if made as of the Effective Time and (b) the performance in all material respects by the Company of its obligations hereunder, and giving effect to all of the Transactions, the payment of the aggregate Merger Consideration pursuant to Article III, the payments in respect of the Company Options and Restricted Stock pursuant to Section 3.4, and payment of all fees, expenses and other amounts related to the Transactions, each of Parent and the Surviving Corporation (i) will be able to pay its debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay its debts and other liabilities (including a reasonable estimate of the amount of all contingent liabilities) as they become due; and (ii) shall not have an unreasonably small amount of capital to carry on the businesses in which is it engaged or proposed to be engaged. For all purposes of this Agreement, clauses (i) and (ii) shall mean that each of Parent and the Surviving Corporation will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.
Section 5.7. Ownership of Shares.   Other than as a result of (a) the Stock Purchase Agreement, dated June 14, 2010, among the Company, Significant Stockholder and Significant Stockholder Parent, which was approved by the Company Board, and (b) this Agreement, the Support Agreement and the Additional Rollover Agreements (if any) or any agreement, arrangement or understanding between Parent or Merger Sub, on the one hand, and any of the Rollover Investors, on the other hand, in the form approved by the Transaction Committee, none of Parent, Merger Sub or any of their Affiliates is, or at any time during the period beginning three (3) years prior to the date of the Original Merger Agreement and ending on the date hereof, has been, an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company.
Section 5.8. Other Agreements.   Except as set forth in Section 5.8 of the Parent Disclosure Schedule, neither Parent, Merger Sub nor any other Affiliate of Parent has entered (or committed to enter) into any agreement or arrangement with (i) any officer or director of the Company in connection with any of the Transactions or otherwise or (ii) pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company agrees to vote to adopt this Agreement or agrees to vote against (or refrain from voting in favor of) any Superior Proposal. Parent has, prior to the date of this Agreement, delivered or made available to the Company a complete and correct copy (or, in the case of any oral agreement or arrangement, a written summary) of any agreement or arrangement required to be disclosed on the Parent Disclosure Schedule pursuant to the preceding sentence.
Section 5.9. Litigation.   Except (i) as would not constitute, individually or in the aggregate, a Parent Material Adverse Effect and (ii) for any Proceeding (or threatened Proceeding) concerning this Agreement, any of the Transactions, or any agreement or arrangement referred to in Section 5.8 of the Parent Disclosure Schedule, there is no Proceeding (with respect to investigations, to the Parent’s Knowledge) pending or, to Parent’s Knowledge, threatened in a writing delivered to Parent, Merger Sub or any of their respective Subsidiaries, against Parent or Merger Sub or any of their respective Subsidiaries or any of their respective properties or assets or any of their respective officers or directors (in their capacity as officers or directors of Parent or Merger Sub or any of their respective Subsidiaries) before any Governmental Entity. Except as would not constitute, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent nor Merger Sub is subject to any outstanding judgment, order, writ, injunction or decree of any Governmental Entity.
Section 5.10. Acknowledgments of Parent and Merger Sub.   Each of Parent and Merger Sub acknowledges, understands and agrees to Section 4.21 and acknowledges and agrees that (i) Parent has conducted its own independent investigation and analysis of the business, assets, condition and operations of the Company and its Subsidiaries and (ii) in entering into this Agreement, it has relied solely upon Parent’s own investigation and analysis and the representations and warranties, covenants and agreements of the Company contained in this Agreement. Without limitation of the foregoing, in connection with the due diligence investigation of the Company by Parent and Merger Sub and their respective Representatives, Parent and Merger Sub and their respective Representatives have received and may continue to receive after the date of this Agreement from the Company and its Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. Accordingly, each of Parent and Merger Sub acknowledges and agrees that (i) there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which Parent and Merger Sub are familiar, (ii) Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), (iii) Parent and Merger Sub will have no claim against the Company or any of the Company Subsidiaries, or any of their respective Representatives with respect thereto and (iv) none of the Company or any of the Company Subsidiaries, nor any of their respective Representatives, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plans).
Section 5.11. Broker’s Fees.   Except for Goldman, Sachs & Co. (whose fees shall be paid by Parent), neither Parent nor Merger Sub nor any of their Affiliates, nor any of their respective officers or directors on behalf of Parent or Merger Sub or any of their Affiliates, has employed any financial advisor, broker or finder in a manner that would result in any liability for any broker’s fees, commissions or finder’s fees in connection with any of the Transactions.
Section 5.12. No Other Representations or Warranties.   Except for the representations and warranties expressly contained in this Article V (giving effect to the Parent Disclosure Schedule), neither Parent nor Merger Sub nor any other Person makes any express or implied representation or warranty on behalf of Parent or Merger Sub with respect to Parent, Merger Sub, their respective assets, liabilities, properties, business, operations, condition (financial or otherwise) or prospects of any of them. Parent and Merger Sub hereby disclaim any such other representation or warranty, whether by Parent, Merger Sub, or any of their respective Representatives or Affiliates, or any other Person.
ARTICLE VI
COVENANTS
Section 6.1. Conduct of Businesses Prior to the Effective Time.   Except as (x) set forth in Section 6.1 of the Company Disclosure Schedule, (y) expressly contemplated, required or permitted by this Agreement, or (z) required by Law, during the period from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.1, without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned), the Company shall, and shall cause each of the Company Subsidiaries to, (i) conduct its business in all material respects in the ordinary course of business consistent with past practice and (ii) use commercially reasonable efforts to maintain and preserve substantially intact its business organization and the goodwill of those having business relationships with it and retain the services of its officers and key employees in service as of the date of this Agreement. Without limiting the generality of the foregoing, and except as (x) set forth in Section 6.1 of the Company Disclosure Schedule, (y) expressly contemplated, required or permitted by this Agreement, or (z) required by Law, during the period from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.1, the Company shall not, and shall not permit any of the Company Subsidiaries to, without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood and agreed that if any action is permitted by any of the following subsections, such action shall be permitted under the first sentence of this Section 6.1):
(a) (i) issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, grant, disposition or pledge or other encumbrance of, (x) any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock, other than (A) upon exercise of Company Options and vesting of Restricted Stock and RSUs outstanding as of the date of this Agreement; (B) as set forth in Section 6.1(a)(i) of the Company Disclosure Schedule and (C) with respect to any such shares of capital stock or other securities of the Company Subsidiaries, in connection with Liens required to be granted pursuant to the terms of the Company Credit Agreements, or (y) any other securities in respect of, in lieu of, or in substitution for, any shares of its capital stock outstanding on the date of this Agreement, (ii) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding shares of capital stock, other than (A) purchases or other acquisitions (including holdbacks for tax withholding) pursuant to the terms of Benefit Plans in effect on the date of this Agreement and (B) pursuant to agreements in force on the date of this Agreement set forth in Section 6.1(a)(ii) of the Company Disclosure Schedule, or (iii) split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other distribution in respect of any Shares, or otherwise make any payments to stockholders in their capacity as such, other than dividends declared or paid by any Company Subsidiary to any wholly-owned Company Subsidiary or to the Company;
(b) other than (x) borrowings in the ordinary course of business under the Company Credit Agreements as in effect on the date of this Agreement, or (y) pursuant to plans disclosed in Section 6.1(b) of the Company Disclosure Schedule, (i) incur or guarantee any indebtedness for borrowed money other than indebtedness incurred in 2014 in the ordinary course of business for the items contemplated by the Company’s capital expenditure budget for 2014, a copy of which has been delivered to Parent prior to the date of this Agreement (the “Capital Expenditure Budget”) on market terms, (ii) incur any liabilities under capital leases, individually for an amount in excess of RMB 500,000 and in the aggregate in an amount in excess of RMB 2,000,0000 other than capital leases in the current fiscal year in connection with the items contemplated by the Capital Expenditure Budget in the ordinary course of business consistent with past practice or (iii) make any loans or advances to any Person (other than the Company or a wholly-owned Company Subsidiary and other than advances to employees in the ordinary course of business consistent with past practice in an aggregate amount not in excess of RMB 650,000) or forgive any loans to any employees, officers or directors of the Company or any Company Subsidiary;
(c) (i) sell, transfer, mortgage, encumber, grant a Lien with respect to or otherwise dispose of any of its properties or assets which individually or in the aggregate have a net book value in excess of $1,000,000 to any Person (other than the Company or a wholly-owned Company Subsidiary), or (ii) cancel, release or assign any indebtedness in excess of $1,000,000 owed to the Company or any Company Subsidiary, except in any such case (x) in the ordinary course of business consistent with past practice, (y) pursuant to agreements in force at the date of this Agreement set forth in Section 6.1(c) of the Company Disclosure Schedule or (z) pursuant to plans disclosed in Section 6.1(c) of the Company Disclosure Schedule;
(d) make any acquisition or investment, whether by purchase of stock or securities, merger or consolidation, contributions to capital, property transfers, or purchases of any property or assets, of or in any Person (other than a wholly-owned Company Subsidiary as of the date of this Agreement), except in any such case (i) in the ordinary course of business, (ii) to the extent expressly contemplated by the Capital Expenditure Budget, (iii) pursuant to agreements in force at the date of this Agreement set forth in Section 6.1(d) of the Company Disclosure Schedule, (iv) pursuant to plans disclosed in Section 6.1(d) of the Company Disclosure Schedule or (v) such other acquisitions and investments (other than in newly formed Company Subsidiaries or joint ventures) as do not exceed $1,000,000 individually and $5,000,000 in the aggregate;
(e) increase the rate or terms of compensation payable by the Company or any of the Company Subsidiaries to any of their respective directors, officers or employees, or grant or increase in any material respect the rate or terms of any bonus, pension, severance or other employee benefit plan, policy, agreement or arrangement with, for or in respect of any of their respective directors, officers or employees, or establish, adopt or enter into any new Company benefit plan or amend any Company Equity Plans, except in any such case for grants or increases (i) required pursuant to the terms of plans or agreements in effect on the date of this Agreement, (ii) other than with respect to cash or equity-based bonuses or incentives, occurring in the ordinary course of business consistent with past practice with respect to directors, officers or employees who are not the CEO, the COO, the CFO, the CMO or the managers who directly report to the CEO, (iii) bonuses as set forth in Section 6.1(e) of the Company Disclosure Schedule; provided that the foregoing clauses (ii) and (iii) shall not apply to any bonus based on the performance of Chindex Medical Limited or any bonus paid by the Company to the employees and/or directors of Chindex Medical Limited or (iv) required by Law;
(f) except (w) as set forth in Section 6.1(f) of the Company Disclosure Schedule, (x) as may be required by Section 3.4, (y) as may be required by Law or (z) as required by the terms of any Benefit Plan as in effect as of the date of this Agreement, but subject to Section 6.1(a), grant, settle, or amend any award under or enter into, adopt, amend (including acceleration of vesting), modify or terminate any bonus, profit sharing, compensation, option, restricted stock, restricted stock unit, stock appreciation right, performance unit, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the compensation, benefit or welfare of any director, officer, employee or consultant of the Company or any Company Subsidiary;
(g) amend or propose any amendments to the Company Certificate or Company By-Laws or any Material Company Subsidiary’s certificate of incorporation or by-laws or equivalent organizational documents;
(h) adopt or enter into a plan of complete or partial liquidation or dissolution of the Company or any Material Company Subsidiary;
(i) except as required by GAAP or applicable Law, change any material Tax election, amend any material Tax Return, settle or resolve any material Tax controversy or claim with respect to Taxes, change any annual Tax accounting period, or adopt or change any material method of Tax accounting;
(j) other than (x) in the ordinary course of business or (y) as required by GAAP or applicable Law, make any change in accounting policies or procedures;
(k) settle or compromise (x) any governmental Proceeding, (y) any Proceeding brought by any current, former or purported holder of any capital stock of the Company concerning the transactions contemplated by this Agreement or (z) any other Proceeding against the Company or any Company Subsidiary, in each case, other than settlements or compromises (i) pursuant to which the amounts paid or payable by the Company or any Company Subsidiary in settlement or compromise do not exceed RMB 1,000,000 in the aggregate, (ii) that do not create obligations that would impose any material restrictions on the business of the Company or any Company Subsidiary and (iii) that do not involve the admission of wrongdoing by the Company or any Company Subsidiary (provided, however, that the requirement set forth in this clause (iii) shall not apply to settlements or compromises of Proceedings (other than those relating to Anti-Corruption Laws) in the ordinary course of business);
(l) amend, modify or terminate or grant a waiver of any rights under any Material Contract or enter into any Contract which if entered into prior to the date of this Agreement would have been a Material Contract, except (x) for any modification or amendment that is beneficial to or not materially less favorable to the Company or (y) in the ordinary course of business consistent with past practice;
(m) establish any new Company Subsidiary or joint venture;
(n) enter into any Contract regarding the development or expansion of hospital properties; provided that entering into any commitment or understanding, whether legally binding or not, involving capital expenditure, leases or payment relating to the development or expansion of hospital properties in an amount more than $5,000,000 individually or $10,000,000 in the aggregate, shall be subject to the prior written consent of Parent; or
(o) make any commitment to take any of the actions prohibited by this Section 6.1.
Without in any way limiting the rights or obligations of any party hereto under this Agreement, the parties hereto acknowledge and agree that (i) nothing in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company or any of the Company Subsidiaries prior to the Effective Time and (ii) prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Company Subsidiaries’ operations.

Section 6.2. No Solicitation.
(a) Except as permitted by this Section 6.2, from and after the date of this Agreement, the Company and the Company Subsidiaries shall, and the Company shall cause its Representatives to, immediately cease any discussions or negotiations with any Person or group that may be ongoing with respect to any Alternative Proposal. With respect to any Person or group with whom such discussions or negotiations have been terminated, the Company shall use its reasonable best efforts to promptly require such Person or group to promptly return or destroy in accordance with the terms of the applicable confidentiality agreement any information furnished by or on behalf of the Company. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.1, the Company agrees that the Company and the Company Subsidiaries shall not, and the Company and the Company Subsidiaries shall instruct their respective Representatives not to, directly or indirectly, (i) initiate or solicit or knowingly encourage any inquiries, discussions or proposals regarding any Alternative Proposal (including by providing non-public information to any Person for the purpose of making, evaluating, or determining whether to make or pursue, any inquiries or proposals with respect to any Alternative Proposal), (ii) continue, propose, enter into or participate in any way in negotiations or discussions with respect to any Alternative Proposal, or (iii) enter into any letter of intent, agreement in principle, acquisition agreement or other agreement or understanding providing for any Alternative Proposal.
(b) Notwithstanding anything in this Agreement to the contrary, after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.1, the Company (directly or through its Representatives) may:
    (i) until receipt of the Company Stockholder Approvals, engage in substantive discussions or negotiations with a Person or group of Persons that makes a bona fide Alternative Proposal that did not result from any material breach of this Section 6.2 and may furnish to such Person(s) and its/their Representatives information concerning, and may afford such Person(s) and its/their Representatives access to, the Company and the Company Subsidiaries and their businesses, properties, assets, books and records, if (x) in the good faith judgment of the Transaction Committee (after consultation with the Transaction Committee’s financial advisor and outside counsel), such Alternative Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal, and (y) prior to furnishing such information or access to, or entering into substantive discussions (except as to the existence of this Section 6.2 or to ask such Person(s) to clarify the terms and conditions of such Alternative Proposal) or negotiations with, such Person(s), (A) the Company receives from such Person(s) an executed Acceptable Confidentiality Agreement (or such Person(s) is/are subject to a confidentiality agreement with the Company entered into prior to the date of this Agreement; it being understood that the Company shall have the right to waive any provision prohibiting the making of Alternative Proposals or amendments thereto in effect as of the date of this Agreement) and (B) the Company notifies Parent promptly (and, in any event, within forty-eight (48) hours) to the effect that it intends to furnish information or access to, or intends to enter into substantive discussions or negotiations with, such Person(s); provided, however, that the Company shall promptly make available to Parent and Merger Sub any material non-public information concerning the Company or the Company Subsidiaries that is made available to such Person(s) which was not previously made available to Parent and Merger Sub;
    (ii) comply with Rules 14e-2(a) and 14d-9 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act with regard to a tender or exchange offer (after consultation with the Company’s outside counsel); provided, that neither the Company Board nor any committee thereof shall effect a Change in Recommendation unless the applicable requirements in Section 6.2(d) shall have been satisfied;
    (iii) make “stop-look-and-listen” communications with respect to an Alternative Proposal in compliance with the exemption contained in Rule 14d-9(f) under the Exchange Act; and
    (iv) make any other disclosure to the Company’s stockholders if the Transaction Committee determines in good faith (after consultation with the Transaction Committee’s outside counsel) that the failure to make such disclosure would reasonably be expected to be inconsistent with applicable Law.
(c) The Transaction Committee and the Company Board may not (i) withdraw or modify, or publicly propose or resolve to withdraw or modify, in a manner adverse to Parent, or fail to include in the Proxy Statement, their approval or recommendation of the Merger or this Agreement (except as set forth in clause

(y) of the proviso in Section 2.6(a)(ii) or as set forth below in this Section 6.2(c)), (ii) approve or recommend, or propose publicly to approve or recommend, to the stockholders of the Company an Alternative Proposal, (iii) fail to publicly reaffirm their approval or recommendation of the Merger or this Agreement within five (5) Business Days after Parent so requests in writing if an Alternative Proposal (or any material modification thereto) shall have been made public or sent or given to the stockholders of the Company (or any Person shall have publicly announced an intention, whether or not conditional, to make an Alternative Proposal), (iv) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Alternative Proposal subject to Regulation 14D under the Exchange Act within ten (10) Business Days after the commencement of such Alternative Proposal (any action described in the clauses (i) to (iv), a “Change in Recommendation”) or (v) cause the Company or any of the Company Subsidiaries to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Alternative Proposal (other than an Acceptable Confidentiality Agreement). Notwithstanding the foregoing, at any time prior to receipt of the Company Stockholder Approvals, if the Transaction Committee (after consultation with the Transaction Committee’s financial advisor and outside counsel) determines in good faith that any Alternative Proposal referred to in clause (i) of Section 6.2(b) constitutes a Superior Proposal, the Transaction Committee and the Company Board (acting upon the recommendation of the Transaction Committee) may:
(w) withdraw or modify, or publicly propose or resolve to withdraw or modify, or fail to include in the Proxy Statement, its approval or recommendation of the Merger and this Agreement;
(x) approve or recommend, or propose publicly to approve or recommend, such Superior Proposal;
(y) cause the Company or any of the Company Subsidiaries to enter into a binding written agreement with respect to such Superior Proposal (a “Superior Proposal Agreement”) (and take the actions contemplated by Section 4.17 in connection therewith); and
(z) terminate this Agreement in accordance with Section 8.1(e);
provided, however, that (A) prior to taking such action, the Company shall give Parent at least three (3) Business Days’ notice thereof (except as provided in the final sentence of this Section 6.2(c)), describing in reasonable detail the reasons for such Change in Recommendation or termination and attaching the proposed Superior Proposal Agreement (or, if applicable, the latest draft thereof), including the identity of the Person or group of Persons making such Superior Proposal, if applicable, which notice need only be given once with respect to any Superior Proposal, unless such Superior Proposal is modified in any material respect, and (B) if, within such three (3) Business Days period, Parent makes a bona fide offer that the Transaction Committee and the Company Board (acting upon the recommendation of the Transaction Committee) determine in good faith (after consultation with the Company’s financial advisor and outside counsel) is more favorable to the stockholders of the Company (other than Parent and its Affiliates, Merger Sub and its Affiliates, the Rollover Investors and the Additional Rollover Stockholders), from a financial point of view, than such Superior Proposal (taking into account, among other things, (I) the terms of such offer and (II) such legal, financial, regulatory, timing, financing, conditionality (i.e., closing conditions), likelihood of consummation and other aspects of such offer (including the Person(s) making such offer and any termination fee and expense reimbursement provisions) and the Merger which the Transaction Committee and the Company Board (acting upon the recommendation of the Transaction Committee) deem relevant (including any stockholder litigation in connection with the Merger), and Parent agrees in writing to all adjustments in the terms and conditions of this Agreement as are necessary to reflect such offer, then the Company’s notice of Change in Recommendation or termination, as applicable, with respect to such Superior Proposal shall be deemed to be rescinded and of no further force and effect. Notwithstanding the foregoing, in the event of any modification in any material respect to any Superior Proposal, the Company shall deliver a new written notice to Parent and comply with the requirements of this Section 6.2(c) with respect to such written notice; provided, however, that any new notice of Change in Recommendation or termination given by the Company under this Section 6.2(c) shall require only at least two (2) Business Days’ notice before taking effect and, accordingly, all references above in this Section 6.2(c) to three (3) Business Days shall instead be deemed to be two (2) Business Days.
(d) After the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.1, the Company shall promptly (and, in any event within three (3) calendar days) advise Parent in writing of the receipt of any Alternative Proposal, and any inquiry or request for information from, or any negotiations sought to be initiated or continued with, the Company or its Representatives concerning an Alternative Proposal. The Company’s notice shall include a written summary of the material terms and conditions (including the basic financial terms) of such Alternative Proposal, inquiry or request, including the identity of the Person making any such Alternative Proposal, inquiry or request. The Company shall use commercially reasonable efforts to keep Parent reasonably informed of the status and material terms and conditions (including any change agreed to in writing to the financial terms or any other material term thereof) or developments of any such Alternative Proposal, inquiry or request.
Section 6.3. Publicity.   The initial press release with respect to the execution of this Agreement shall be a joint press release reasonably acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, none of the Company, Parent or any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or any of the other Transactions without the prior written approval of the Company and Parent, except as may be required by Law or by the rules of any applicable securities exchange as determined in the good faith judgment of the party wanting to make such release or announcement, in which event such party shall, to the extent practicable under the circumstances, use its reasonable best efforts to provide a meaningful opportunity to the other party to review and comment upon such press release or announcement prior to making it. For the avoidance of doubt, the Company shall not be required to obtain the prior written approval of Parent in connection with any press release or public announcement that the Transaction Committee or the Company Board has taken any action in accordance with (a) clause (y) of the proviso in Section 2.6(a)(ii), (b) the proviso in Section 2.6(a)(iii) or (c) Section 6.2(c).
Section 6.4. Access to Information.
(a) During the period prior to the Effective Time, the Company shall afford to the officers, employees, accountants, counsel and other Representatives of Parent access to senior executives of the Company to answer Parent’s questions concerning the business, operations, financial performance, monthly key performance indicators and affairs of the Company and the Company Subsidiaries and access to the Company’s and each of the Company Subsidiaries’ properties, books, Contracts, commitments and records, in each case, as reasonably requested by Parent; provided, that in each case, such access shall be given at reasonable times and upon reasonable notice, and Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business, operations or personnel of the Company or the Company Subsidiaries (it being agreed that such access shall in no way include any Phase II environmental investigation or other invasive procedure or investigation, including any sampling, testing or the removal of materials from the offices and properties of the Company). Notwithstanding any provision of this Agreement to the contrary, neither the Company nor any of the Company Subsidiaries shall be required to provide access to or to disclose information if such access or disclosure would violate or infringe on a third-party confidentiality obligation, jeopardize the work product privilege or the attorney-client privilege of the institution in possession or control of such information, compromise the value of any trade secret, or contravene any Law (including antitrust laws), fiduciary duty or binding agreement entered into prior to the date of this Agreement; provided, however, that in each such case the Company shall use commercially reasonable efforts to minimize the effects of such restriction or, to the extent feasible and practical to provide a reasonable alternative to such access.
(b) Without limitation of the foregoing, all requests for access shall be made to such Representatives of the Company as it shall designate, who shall be solely responsible for coordinating all such requests and access thereunder. Prior to the Effective Time, each of Parent and Merger Sub shall not, and shall cause their respective Representatives and Affiliates not to, contact or otherwise communicate with the respective employees of the Company and the Company Subsidiaries regarding the businesses of the Company and the Company Subsidiaries, this Agreement or any of the Transactions without first obtaining the consent of the Company in writing (such consent not be unreasonably withheld, delayed or conditioned).
(c) No investigation pursuant to this Section 6.4 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.
(d) The Company makes no representation or warranty as to the accuracy of any information provided pursuant to Section 6.4(a), and neither Merger Sub nor Parent may rely on the accuracy of any such information, other than as expressly set forth in the Company’s representations and warranties in Article IV.

(e) The information provided pursuant to Section 6.4(a) will be used solely for the purpose of effecting the Transactions and will be governed by the terms of the Confidentiality Agreement.
Section 6.5. Further Assurances; Regulatory Matters.
(a) Subject to the terms and conditions of this Agreement, each of Parent, Merger Sub and the Company shall, and Parent shall cause Merger Sub to, cooperate with each other and use (and shall cause its Subsidiaries to use) commercially reasonable efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger or the other Transactions and, subject to the conditions set forth in Article VII, to consummate the Transactions as promptly as practicable and (ii) promptly to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use commercially reasonable efforts to obtain, as soon as practicable after the date of this Agreement, all necessary permits, consents, approvals and authorizations of all Governmental Entities necessary or advisable in connection with consummating the Transactions, including the Company Required Governmental Approvals and Parent Required Governmental Approvals. Without limiting the generality of the foregoing provisions of this Section 6.5(a), Parent shall, or shall cause its Affiliates to, (i) as soon as reasonably practicable after the date of this Agreement, submit to MOFCOM a draft of the requisite filing for the Transactions pursuant to the AML and (ii) as promptly as practicable, file all necessary documentation required pursuant to additional requests for information to obtain termination of applicable waiting periods for the Transactions under the AML. The Company shall, and shall cause its Affiliates to, provide all information and necessary assistance reasonably requested by Parent for completion of AML filing as required by the PRC Law.
(b) In furtherance and not in limitation of the covenants of the parties hereto contained in Section 6.5(a), each of the parties hereto shall use (and Parent shall cause its Affiliates to use) commercially reasonable efforts to resolve all objections, if any, to the Transactions by any Governmental Entity under the AML and ensure the expiration of all waiting periods under the AML. In connection with the foregoing, if any Proceeding, including any Proceeding by a private Person, is instituted (or threatened to be instituted) challenging any of the Transactions as violative of the AML or any other antitrust Law or other Law in any jurisdiction, the parties hereto shall cooperate with each other and use (and Parent shall cause its Affiliates to use) their respective commercially reasonable efforts to contest and resist any such Proceeding and to have vacated, lifted, reversed or overturned any judgment or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of any of the Transactions, including defending through litigation on the merits any claim asserted in any such Proceeding by any Person.
Section 6.6. Employee Benefit Plans.
(a) Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, honor and perform in accordance with their terms all the Benefit Plans.
(b) Notwithstanding any provision of this Agreement to the contrary, for at least twelve (12) months following the Closing, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, provide employees of the Surviving Corporation and its Subsidiaries considered as a group with base salary or wages, incentive compensation opportunities and employee benefits (other than equity or equity-based incentive plans or change of control agreements) which, in the aggregate, are no less favorable to such employees than the salary, wages, incentive compensation and employee benefits (other than equity or equity-based incentive plans or change of control agreements) in effect for such employees of the Company or any of the Company Subsidiaries immediately prior to the Closing.
(c) Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, (i) credit all service with the Company and any of the Company Subsidiaries (including service recognized by the Company or any of the Company Subsidiaries for service with other Persons) for all purposes (other than benefit accrual under a “defined benefit plan” within the meaning of Section 3(35) of ERISA) under any employee benefit plan, policy or program applicable to employees of the Surviving Corporation or any of its Subsidiaries after the Closing, (ii) waive any waiting period, pre-existing condition or limitation or exclusion and any actively-at-work requirement with respect to employees of the Company or any of the Company Subsidiaries and their dependents under any group health plan or other welfare benefit plan, and

(iii) recognize the dollar amount of all expenses incurred by employees of the Company or any of the Company Subsidiaries and their dependents in the plan year in which the Closing occurs for purposes of deductibles, co-payments and maximum out-of pocket limits under any group health plan.
(d) Without limiting the foregoing provisions of this Section 6.6, Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, pay severance benefits to persons who were employees of the Company or any of the Company Subsidiaries prior to the Effective Time and whose employment with the Company, the Surviving Corporation or any of their respective Subsidiaries is terminated other than for cause, by the Company, the Surviving Corporation or any of their respective Subsidiaries within twelve (12) months following the Effective Time in amounts no less favorable than the amount of severance benefits to which such persons would have been entitled under the terms of the Company’s or the Company Subsidiaries’ severance plans, programs, policies and agreements in effect immediately prior to the Effective Time.
(e) Nothing herein expressed or implied is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Section 6.6, including any right to benefits or employment, or continued benefits or employment, for any specified period, of any nature or kind whatsoever by reason of this Agreement or shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement.
Section 6.7. Indemnification and Insurance.
(a) All rights to indemnification and advancement of expenses existing in favor of, and all exculpations and limitations of the personal liability of, the directors, officers, employees, fiduciaries and agents of any of the Company and the Company Subsidiaries in the Company Certificate or Company By-Laws (or comparable organizational documents of the Company Subsidiaries) as in effect as of the date of this Agreement or Contracts as in effect as of the date of this Agreement in the form previously filed with the SEC with respect to acts or omissions occurring at or prior to the Effective Time, including the Merger and the other Transactions, shall survive the Merger and shall continue in full force and effect thereafter, without any amendment thereto, for a period of six (6) years. For a period of six (6) years after the Effective Time, the Surviving Corporation shall not, and Parent shall cause the Surviving Corporation not to, transfer substantially all of its assets (other than pursuant to Section 6.7(f)), or voluntarily liquidate the Surviving Corporation, in a manner that would render the Surviving Corporation unable to satisfy any of its obligations pursuant to this Section 6.7. For a period of six (6) years after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) indemnify, defend and hold harmless, to the fullest extent authorized or permitted under the DGCL or other applicable Law, each Person who is now, or has been at any time prior to the date of this Agreement or who becomes such prior to the Effective Time, an officer or director of the Company or any of the Company Subsidiaries (individually, an “Indemnified Party” and, collectively, the “Indemnified Parties”) against any and all losses, claims, damages, costs, expenses (including attorneys’ fees and disbursements), obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges), fines, liabilities, judgments, and amounts that are paid in settlement (collectively, “Indemnified Liabilities”), paid or incurred in connection with investigating, defending, serving as a witness with respect to or otherwise participating in (and including preparation for any of the foregoing) any pending, threatened, asserted or completed Proceeding (including any Proceeding brought by an Indemnified Party under this Section 6.7, any action on appeal, or any arbitration or other alternative dispute resolution mechanism), whether civil or criminal, and whether instituted by the Company, the Surviving Corporation, any Governmental Entity or any other party (each, an “Indemnity Proceeding”), based in whole or in part on, or arising in whole or in part out of, or pertaining in whole or in part to (i) the fact that such Person is or was an officer, director, employee, fiduciary or agent of the Company or any of the Company Subsidiaries (or served at the request of the Company or any Company Subsidiary as a director, officer, employee, fiduciary, agent or trustee of another Person (including any employee benefit plan)) or (ii) matters occurring or existing at or prior to the Effective Time (including acts or omissions occurring in connection with this Agreement, any of the Transactions or any Benefit Plan), whether asserted or claimed prior to, at or after, the Effective Time. Parent shall, or shall cause the Surviving Corporation to, promptly advance all out-of-pocket expenses of each Indemnified Party in connection with any Indemnity Proceeding as such expenses (including attorneys’ fees and disbursements) are incurred upon receipt from such Indemnified Party of a request therefor (accompanied by invoices or other relevant documentation), provided (if and to the extent required by the DGCL or other applicable Law) that such Indemnified Party undertakes to repay such amount if it is ultimately determined that such Indemnified Party is not entitled to be indemnified under the DGCL or other applicable Law with respect to such Indemnity Proceeding. In the event any Indemnity Proceeding is brought against any Indemnified Party (and in which indemnification could be sought by such Indemnified Party hereunder), Parent and the Surviving Corporation shall each use commercially reasonable efforts to cooperate in the vigorous defense of such Indemnity Proceeding, provided that neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in such Indemnity Proceeding without the prior written consent of such Indemnified Party if and to the extent the terms of the proposed settlement, compromise or judgment involve any non-monetary relief from such Indemnified Party.
(b) For a period of six (6) years after the Effective Time, the Surviving Corporation shall, and shall cause its Subsidiaries to, and Parent shall cause the Surviving Corporation and its Subsidiaries to, maintain in effect the existing directors’ and officers’ liability insurance policies maintained by or for the Company and/or the Company Subsidiaries for the benefit of those Persons who are covered by such policies as of the Effective Time with respect to claims arising in whole or in part from matters occurring or allegedly occurring at or prior to the Effective Time (provided that the Surviving Corporation and its Subsidiaries may substitute therefor policies of at least the same coverage containing terms and conditions that are at least as beneficial to the beneficiaries of the current policies and with reputable carriers having a rating comparable to the Company’s current carrier); provided, however, that each of Parent and the Surviving Corporation and its Subsidiaries shall, and Parent shall cause the Surviving Corporation and its Subsidiaries to, first use commercially reasonable efforts to obtain a “tail” policy on substantially the same terms and conditions for claims arising out of acts or conduct occurring at or prior to the Effective Time and effective for claims asserted prior to or during the six (6) year period referred to above (and, with respect to claims made prior to or during such period, until final resolution thereof), and only if Parent and the Surviving Corporation and its Subsidiaries are unable, after exerting commercially reasonable efforts, to obtain such a “tail” policy, then Parent or the Surviving Corporation and its Subsidiaries will be required to obtain such coverage from such carriers in annual policies; and, provided, further that (i) if the existing policies expire or are terminated or cancelled during such six (6)-year period, each of Parent and the Surviving Corporation and its Subsidiaries shall, and Parent shall cause the Surviving Corporation and its Subsidiaries to, use commercially reasonable efforts to obtain policies of at least the same coverage containing terms and conditions that are at least as beneficial to the beneficiaries of the current policies with reputable carriers having a rating comparable to the Company’s current carrier, (ii) Parent or the Surviving Corporation and its Subsidiaries, as the case may be, shall not be required to spend as an annual premium therefor an amount in excess of three hundred percent (300%) of the annual premium therefor as of the date of this Agreement and (iii) if, during such six (6)-year period, such insurance coverage cannot be obtained at all or can be obtained only for an amount in excess of three hundred percent (300%) of the current annual premium therefor, Parent or the Surviving Corporation and its Subsidiaries, as the case may be, shall use commercially reasonable efforts to cause to be obtained as much directors’ and officers’ liability insurance coverage as can be obtained for an amount equal to three hundred percent (300%) of the current annual premium therefor, on terms and conditions substantially similar to the Company’s and the Company Subsidiaries’ existing directors’ and officers’ liability insurance.
(c) Notwithstanding any provision of this Agreement to the contrary, prior to the Effective Time the Company shall be permitted to purchase prepaid “tail” policies in favor of the individuals referred to in Section 6.7(b) with respect to the matters described therein (provided that the annual premium therefor shall not exceed three hundred percent (300%) of the annual premium therefor as of the date of this Agreement). If and to the extent such policies have been obtained prior to the Effective Time, Parent shall, and shall cause the Surviving Corporation to, maintain such policies in effect and continue to honor the obligations of the Company thereunder.
(d) The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, honor and perform in accordance with their terms all indemnification agreements in effect as of the date of this Agreement between the Company, on the one hand, and any director or officer of the Company, on the other hand.

(e) The provisions of this Section 6.7 (i) are intended to be for the benefit of, and shall be enforceable by, each Person who is now, or who has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an Indemnified Party, his or her heirs and his or her personal representatives, (ii) shall be binding on Parent and the Surviving Corporation and their respective successors and assigns, (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have, whether pursuant to Law, Contract, any Benefit Plan, the Company Certificate or Company By-Laws (or comparable organizational documents of the Company Subsidiaries or the Surviving Corporation), or otherwise and (iv) shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party without the consent of such Indemnified Party.
(f) In the event that Parent or the Surviving Corporation or any of their respective successors or permitted assigns (each, an “Indemnifying Party”) (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of such Indemnifying Party assume all the obligations of such Indemnifying Party pursuant to this Section 6.7. In addition, if upon or following any merger, consolidation or sale of assets any Indemnifying Party is or becomes a direct or indirect Subsidiary of another Person, the ultimate parent entity of such Indemnifying Party shall guarantee the obligations of such Indemnifying Party pursuant to this Section 6.7.
Section 6.8. Obligations of Parent and Merger Sub.   Prior to the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.1:
(a) Merger Sub shall not, and Parent shall cause Merger Sub not to, undertake any business or activities other than in connection with this Agreement and the Support Agreement, and engaging in the Merger and the other Transactions.
(b) Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger and the other Transactions on the terms and conditions set forth in this Agreement.
(c) Parent and Merger Sub shall not and Parent shall cause its controlled Affiliates, and shall use its commercially reasonable efforts to cause its non-controlled Affiliates, not to, acquire (whether via merger, consolidation, stock or asset purchase or otherwise), or agree to so acquire, substantially all of the assets or equity interests of any company or other Person operating high-end hospitals of the same type as those operated by the Company and the Company Subsidiaries in the cities in China where the Company and the Company Subsidiaries operate their hospitals if such acquisition would reasonably be expected to have a material adverse effect on the obtaining of the AML approval for the Merger.
Section 6.9. Section 16 Matters.   Prior to the Effective Time, the Company Board shall take all such steps as may be required to cause any dispositions of Shares (including any derivative securities with respect thereto) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 6.10. Resignation of Directors.   At the Closing, if requested by Parent, the Company shall use commercially reasonable efforts to deliver evidence reasonably satisfactory to Parent of the resignation of any or all the members of the Company Board and the directors of the Company Subsidiaries, effective as of the Effective Time.
Section 6.11. Bank Consent.   The Company shall use commercially reasonable efforts to, prior to the Closing, obtain the consents set forth in Section 6.11 of the Company Disclosure Schedule.
Section 6.12. Stockholder Actions.   In the event that any stockholder litigation related to this Agreement or the Transactions is brought or, to the Company’s Knowledge or Parent’s Knowledge (as applicable), threatened in a writing delivered to any party hereto (or any of the Subsidiaries of such party), against any party hereto or any of such party’s respective Subsidiaries or any of the directors of the foregoing (“Transaction Litigation”), such party shall promptly notify the other parties in writing of such Transaction Litigation and shall keep the other parties informed on a reasonably current basis with respect to the status thereof, in each case, only to the extent that providing such information would not, in the reasonable judgment of such party, jeopardize any privilege with respect thereto regarding any such Transaction Litigation. The Company and Parent shall give each other a reasonable opportunity to participate in the defense, settlement and prosecution of any Transaction Litigation (in each case, at such party’s own expense), and neither the Company nor Parent shall settle any Transaction Litigation without the prior written consent of Parent or the Company, as the case may be (such consent not to be unreasonably withheld, delayed or conditioned).
Section 6.13. Delisting.   Prior to the Closing, the Company agrees to cooperate with Parent in a commercially reasonable manner with respect to the delisting of the Shares from NASDAQ and the termination of the Company’s registration under the Exchange Act after the Effective Time.
Section 6.14. Tax Matters.   All transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes and real property transfer gains Taxes and including any filing and recording fees) and related amounts (including any penalties, interest and additions to Tax) and all such reasonable costs (including accounting and legal fees) associated with filing all Tax returns related to transfer Taxes incurred by the Company or any of the Company Subsidiaries in connection with this Agreement and the other Transactions (“Transfer Taxes”) shall be paid by Parent. Parent shall be responsible for filing all Tax returns related to Transfer Taxes. All parties hereto shall use commercially reasonable efforts to avail themselves of any available exemptions from any such Transfer Taxes, and to cooperate with the other Parties hereto in providing any information and documentation that may be necessary to obtain such exemptions.
Section 6.15. Notification of Certain Matters.
(a) From and after the date of this Agreement until the earlier to occur of the Effective Time or termination of this Agreement in accordance with its terms, the Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event of which such party’s Board of Directors has actual knowledge and which, if not cured, would reasonably be expected to cause any condition to the obligation of such party to effect the Transactions not to be satisfied, or (ii) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement of which such party’s Board of Directors has actual knowledge and which, if not cured, would reasonably be expected to cause any condition to the obligation of any party to effect the Transactions not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.15 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. This Section 6.15(a) shall not constitute an agreement or covenant for purposes of Sections 7.2(a), 7.3(a), or 8.2.
(b) From and after the date of this Agreement until the earlier to occur of the Effective Time or termination of this Agreement in accordance with its terms, the Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any written notice or other written communication of which such party’s Board of Directors has actual knowledge from any Governmental Entity in connection with the Transactions, or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, or (ii) any Proceedings commenced or, to the Company’s Knowledge or Parent’s Knowledge, threatened against the Company or any Company Subsidiary or Parent or any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed by such Person pursuant to any of such Person’s representations and warranties contained herein, or that relate to such Person’s ability to consummate the Transactions. This Section 6.15(b) shall not constitute an agreement or covenant for purposes of Sections 7.2(a), 7.3(a) or 8.2.
Section 6.16. Takeover Statutes.   If any Takeover Statute is or may become applicable to the Merger or any of the Transactions after the date of this Agreement, each of Parent, the board of directors of Parent, the Company and the Company Board shall use its respective commercially reasonable efforts to grant such approvals and take such actions as are reasonably necessary so that such Transaction may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize, to the extent possible, the effects of such statute or regulation on such Transaction.

ARTICLE VII
CONDITIONS
Section 7.1. Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (which may be waived in whole or in part by such party):
(a) Company Stockholder Approvals.   The Company Stockholder Approvals shall have been obtained.
(b) AML; Governmental Approvals.   All Governmental Approvals required to consummate the Transactions, including the AML approval, shall have been obtained, all such Governmental Approvals shall remain in full force and effect, no appeal shall have been filed challenging such Governmental Approvals, and all statutory waiting periods in respect thereof shall have expired or been terminated or waived.
(c) Statutes.   No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity of competent jurisdiction and remain in effect that prohibits the consummation of the Merger.
(d) Injunctions.   There shall be no judgment, order, writ, decree or injunction of any court of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger. There shall be no Proceeding initiated by any Governmental Entity with competent jurisdiction over the Company, Parent, Merger Sub or the Transactions that is reasonably likely to preclude, restrain, enjoin or prohibit consummation of the Merger.
Section 7.2. Additional Conditions to Obligation of Parent and Merger Sub to Effect the Merger in Certain Cases.   The obligation of each of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction at or prior to the Closing of each of the following conditions (which may be waived in whole or in part by Parent and Merger Sub):
(a) Performance of Obligations of the Company.   The Company shall have performed or complied with in all material respects its agreements and covenants contained in this Agreement which are required to be performed or complied with by the Company at or prior to the Closing pursuant to the terms of this Agreement.
(b) Representations and Warranties.   (1) The representations and warranties of the Company set forth in the first sentence of Section 4.6 and in Sections 4.3(a) and 4.19 shall be true and correct in all respects as of the date of this Agreement and on the Closing Date as if made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the Closing Date, which need only be true and correct in all respects as of such other date or time), (2) the representations and warranties of the Company set forth in the second, third and last sentences of Section 4.2(a) shall be true and correct in all respects as of the date of this Agreement, except for such inaccuracies that are de minimis; it being understood that, for purposes of this clause (2), “de minimis” shall mean that the actual number of any of outstanding Shares, outstanding Preferred Shares, Shares held in the Company’s treasury, Shares subject to outstanding Company Options, unvested shares of Restricted Stock or unvested shares subject to RSUs does not differ from the corresponding number as represented and warranted by the Company in the second and third sentences of Section 4.2(a) by more than 0.5% or, for the last sentence of Section 4.2(a), by more than 1,000 Shares (or RSUs or Company Options equivalent to, or exercisable for, 1,000 Shares), and (3) the other representations and warranties of the Company set forth in Article IV shall be true and correct on the Closing Date as if made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the Closing Date, which need only be true and correct as of such other date or time), except where the failure of such representations and warranties to be so true and correct has not constituted and would not constitute, individually or in the aggregate, a Company Material Adverse Effect (disregarding any qualifications with respect to materiality or “Company Material Adverse Effect” contained therein, other than (x) provisions to the extent that they merely require the listing of material items on the Company Disclosure Schedule or delivering (or making available) to Parent copies of material items and (y) any such qualifications contained in Section 4.6 (second sentence)).

(c) Closing Certificate.   Parent shall have received a certificate signed by an executive officer of the Company, dated the Closing Date, to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.
Section 7.3. Additional Conditions to Obligation of the Company to Effect the Merger in Certain Cases.   The obligation of the Company to effect the Merger shall be further subject to the satisfaction at or prior to the Closing of each of the following conditions (which may be waived in whole or in part by the Company):
(a) Performance of Obligations of Parent.   Parent and Merger Sub each shall have performed or complied with in all material respects its agreements and covenants contained in this Agreement which are required to be performed or complied with by Parent and Merger Sub, respectively, at or prior to the Closing pursuant to the terms of this Agreement; provided, however, that Parent shall have performed in all respects the covenant set forth in the second sentence of Section 3.2(a).
(b) Representations and Warranties.   (1) The representations and warranties of Parent and Merger Sub set forth in Sections 5.2 and 5.11 shall be true and correct in all respects as of the date of this Agreement and on the Closing Date as if made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the Closing Date, which need only be true and correct in all material respects as of such other date or time) and (2) the other representations and warranties of Parent and Merger Sub set forth in Article V shall be true and correct on the Closing Date as if made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the Closing Date, which need only be true and correct as of such other date or time), except where the failure of such representations and warranties to be so true and correct has not constituted and would not constitute, individually or in the aggregate, a Parent Material Adverse Effect (disregarding any qualifications with respect to materiality or “Parent Material Adverse Effect” contained therein).
(c) Closing Certificate.   The Company shall have received a certificate signed by an executive officer of Parent, dated the Closing Date, to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
ARTICLE VIII
TERMINATION
Section 8.1. Termination.   Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, by action taken or authorized by the general partner of Parent (in the case of a termination by Parent) or the Company Board acting upon the affirmative recommendation of the Transaction Committee (in the case of a termination by the Company), whether before or after the Company Stockholder Approvals have been obtained:
(a) By the mutual written consent of the Company and Parent;
(b) By either the Company or Parent:
    (i) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (b)(i) shall have used commercially reasonable efforts to challenge such order, decree, ruling or other action;
    (ii) if the Effective Time has not occurred by November 18, 2014, which date shall be automatically extended for ninety (90) calendar days if all conditions under Article VII, other than the conditions under Section 7.1(b) and those conditions that by their nature are to be satisfied by actions taken at the Closing, have been satisfied as of such date (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to a party whose failure to fulfill any obligation under this Agreement or other intentional breach shall have materially contributed to the failure of the Effective Time to occur on or before such date;

    (iii) if any statute, rule or regulation is adopted or issued which has the effect of permanently prohibiting the Merger; or
    (iv) if upon a vote thereon taken at the Stockholders’ Meeting (including any adjournment(s) or postponement(s) thereof) the Company Stockholder Approvals shall not have been obtained;
(c) By Parent, so long as it is not then in material breach of its obligations under this Agreement, if (i) any of the representations or warranties of the Company herein is or becomes untrue or inaccurate such that the condition set forth in Section 7.2(b) becomes incapable of being satisfied, or (ii) there has been a breach on the part of the Company of any of its covenants or agreements herein such that the condition set forth in Section 7.2(a) becomes incapable of being satisfied; provided that, in the case of clauses (i) or (ii) above, as applicable, (x) such breach cannot be cured by the Company by the day prior to the End Date or (y) if capable of being cured, shall not have commenced to have been cured (1) within thirty (30) calendar days following receipt of written notice from Parent of such breach or (2) any shorter period of time that remains between the date Parent provides written notice of such breach and the day prior to End Date;
(d) By the Company, so long as it is not then in material breach of its obligations under this Agreement, if (i) any of the representations or warranties of either of Parent or Merger Sub herein is or becomes untrue or inaccurate such that the condition set forth in Section 7.3(b) becomes incapable of being satisfied, or (ii) there has been a breach on the part of either of Parent or Merger Sub of any of its covenants or agreements herein such that the condition set forth in Section 7.3(a) becomes incapable of being satisfied; provided that, in the case of clauses (i) or (ii) above, as applicable, (x) such breach cannot be cured by Parent or Merger Sub by the day prior to the End Date or (y) if capable of being cured, shall not have commenced to have been cured (1) within thirty (30) calendar days following receipt of written notice from the Company of such breach or (2) any shorter period of time that remains between the date the Company provides written notice of such breach and the day prior to the End Date;
(e) By the Company, prior to obtaining the Company Stockholder Approvals, to enter into a Superior Proposal Agreement in accordance with Section 6.2(c); provided that the applicable provisions of Section 6.2 have been complied with by the Company in all material respects and concurrently with, or immediately after, such termination, the Company enters into the Superior Proposal Agreement and pays to Parent the Company Termination Fee in accordance with Section 8.3(a) and pursuant to the wire instructions provided by Parent (provided, that if Parent does not provide such wire instructions within twenty-four (24) hours of a request for such wire instructions from the Company, the Company shall not be required to so pay the Company Termination Fee until Parent shall have provided such wire instructions);
(f) By Parent, if the Transaction Committee and the Company Board (acting upon the recommendation of the Transaction Committee) has effected a Change in Recommendation (it being understood and agreed that any “stop-look-and-listen” communication to the Company’s stockholders in compliance with the exemption contained in Rule 14d-9(f) under the Exchange Act shall not be deemed to constitute a Change in Recommendation); provided, however, that Parent’s right to terminate this Agreement pursuant to this Section 8.1(f) is only exercisable within thirty (30) calendar days immediately following such Change in Recommendation;
(g) By Parent, if there shall have been an intentional and material breach on the part of the Company or any Company Subsidiary of Section 2.6 or Section 6.2 prior to obtaining the Company Stockholder Approvals; provided, however, that Parent’s right to terminate this Agreement pursuant to this Section 8.1(g) is only exercisable within thirty (30) calendar days immediately following Parent or Merger Sub having actual knowledge of all the material facts relating to such breach;
(h) By the Company, if (i) the conditions in Sections 7.1 and 7.2 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) have been satisfied on the date the Closing should have been consummated pursuant to the terms of this Agreement, (ii) the Company has irrevocably confirmed by written notice to Parent that all conditions set forth in Section 7.3 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) or that it is willing to waive any unsatisfied conditions in Section 7.3 and it stands ready, willing and able to consummate the Closing and (iii) the Merger shall not have been consummated within three (3) Business Days following the date on which the Closing was required to have occurred pursuant to Section 2.2;

(i) By the Company, if, after the Company shall have provided all information reasonably requested by Parent in connection with the preparation of the requisite filing for the Transactions pursuant to the AML required under Section 6.5 of this Agreement with MOFCOM (the “MOFCOM Filing” ), Significant Stockholder and Sponsor have not submitted to MOFCOM the MOFCOM Filing as soon as reasonably practicable thereafter (provided that the Company shall have provided such assistance in connection with such MOFCOM Filing as Parent shall reasonably request); and
(j) By the Company, so long as it is not then in material breach of its obligations under this Agreement, if there has been a breach on the part of Significant Stockholder or Sponsor of any of their respective covenants or agreements set forth in Sections 9(c)(ii) and 9(c)(iii) of the Support Agreement (as executed on the date of the Original Merger Agreement and as may be amended and restated from time to time in accordance with Section 17(c) thereof); provided that if such breach is capable of being cured, such breach shall not have been cured within (i) thirty (30) calendar days following receipt of written notice from the Company of such breach or (ii) any shorter period of time that remains between the date the Company provides written notice of such breach and the day prior to the End Date.
Section 8.2. Effect of Termination.   The party desiring to terminate this Agreement pursuant to Section 8.1 shall deliver written notice (pursuant to Section 9.4) of such termination to the other party or parties specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement (other than this Section 8.2, Section 8.3 (if applicable) and the applicable Sections of Articles I and IX (and any other definitions of terms contained in any such Sections or Articles under this Agreement), which shall survive any termination of this Agreement) shall immediately become null and void, and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company under this Agreement; provided, however, that, in the case of any termination pursuant to Section 8.1, none of the parties shall be relieved from liability for any willful material breach of any of its covenants contained in this Agreement. For the avoidance of doubt, the Confidentiality Agreement shall survive any termination of this Agreement in accordance with the terms set forth therein.
Section 8.3. Termination Fees.
(a) If (i) the Company terminates this Agreement pursuant to Section 8.1(e) or Parent terminates this Agreement pursuant to Section 8.1(f), (ii) if Parent terminates this Agreement pursuant to Section 8.1(c) or Section 8.1(g), and, in the case of this clause (ii), (x) after the date of this Agreement and prior to the date of such termination, a bona fide Alternative Proposal shall have been publicly made or publicly disclosed and (y) such Alternative Proposal is pending at the time of such termination, or (iii) subject to Section 8.3(b)(iii), the Company or Parent terminates this Agreement pursuant to Section 8.1(b)(ii) or Section 8.1(b)(iv) and, in the case of this clause (iii), (1) after the date of this Agreement and prior to the date of such termination, a bona fide Alternative Proposal shall have been publicly made or publicly disclosed, and (2) within fifteen (15) months after the date of such termination, the Company enters into a definitive agreement with respect to, recommends to its stockholders, or the Company consummates, any Alternative Proposal (provided, that for purposes of clauses (ii) and (iii) above, the applicable percentages in clauses (i), (ii) and (iii) of the definition of Alternative Proposal shall be fifty percent (50%) rather than twenty percent (20%)):
(x) if such termination under clause (i) above results from or is in connection with the Company’s approval of (or recommendation to stockholders, or entry into a Superior Proposal Agreement, with respect to) a Superior Proposal that was first received by the Company at or prior to 11:59 p.m., New York City time, on April 3, 2014 or, with respect to an Excluded Person, 11:59 p.m., New York City time, on April 18, 2014 (and not subsequently rescinded or withdrawn), the Company shall pay to Parent the amount of $4,610,000 in cash; and
(y) if the foregoing clause (x) does not apply, the Company shall pay to Parent the amount of $14,623,500 in cash (the amount set forth in clause (x) or (y), as applicable, the “Company Termination Fee”).
(b) The Company shall pay the Company Termination Fee to Parent, by wire transfer of same day funds, (i) at or prior to the time of termination, in the case of such termination by the Company (other than pursuant to clause (a)(iii)), (ii) as promptly as practicable (and in any event within two (2) Business Days of receipt of Parent’s termination notice pursuant to Section 8.2), in the case of such termination by Parent or

(iii) (x) in an aggregate amount equal to twenty-five percent (25%) of the Company Termination Fee concurrently with the execution of the definitive agreement with respect to, or recommendation of, the Alternative Proposal described in clause (a)(iii)(2) and (y) in an aggregate amount equal to seventy-five percent (75%) of the Company Termination Fee concurrently with the consummation of the Alternative Proposal described in clause (a)(iii)(2), in each case subject to receipt of wire instructions from Parent.
(c) If (i) the Company terminates this Agreement pursuant to Section 8.1(h) or Section 8.1(j) Parent shall pay to the Company the amount of $30,834,000 in cash (such amount, the “Parent Termination Fee”). Parent shall pay the Parent Termination Fee to the Company, by wire transfer of same day funds, as promptly as practicable (and in any event within two (2) Business Days of receipt of the Company’s termination notice pursuant to Section 8.2).
(d) In the event that the Company shall fail to pay the Company Termination Fee, or Parent shall fail to pay the Parent Termination Fee, when due and in accordance with the requirements of this Agreement (or Sponsor shall fail to pay the Parent Termination Fee, when due and in accordance with the requirements of the Guarantee), and, in order to obtain the payment, the Company or Parent, as the case may be, commences a Proceeding which results in a judgment against Parent (or against Sponsor) or the Company, as the case may be, for such payment, Parent or the Company, as the case may be, shall reimburse the other party for all reasonable out-of-pocket costs and expenses actually incurred by such other party (including reasonable fees and expenses of counsel) in connection with such Proceeding and the enforcement of this Section 8.3.
(e) The Company acknowledges and agrees that the agreements contained in Sections 8.3(a) and 8.3(b) are integral parts of the Transactions, and that without these agreements, Parent and Merger Sub would not have entered into this Agreement and that the Company’s obligations under Sections 8.3(a) and 8.3(b) are not subject to, or conditioned upon, any approval or adoption of this Agreement by the stockholders of the Company. Parent and Merger Sub acknowledge and agree that the agreements contained in Section 8.3(c) are integral parts of the Transactions, and that without these agreements, the Company would not have entered into this Agreement and that the obligations of Parent and Merger Sub are not subject to, or conditioned upon, any approval or adoption of this Agreement by the stockholders of Parent or Merger Sub. Except to the extent required by applicable Law, neither the Company nor Parent shall withhold any withholding taxes from any payment made pursuant to this Section 8.3. Notwithstanding any provision of this Agreement to the contrary, but subject to the rights of the parties under Sections 9.12(c) and 9.13, (i) (x) payment of the Company Termination Fee, if such payment is payable and actually paid, shall be the sole and exclusive remedy of Parent and Merger Sub against the Company, any of the Company Subsidiaries or any of the Company’s and the Company Subsidiaries’ respective former, current or future Representatives, stockholders or Affiliates, and (y) none of the Company, any of the Company Subsidiaries or any of the Company’s and the Company Subsidiaries’ respective former, current or future Representatives, stockholders or Affiliates shall have any liability or obligation, in any such case (clause (x) or (y)) relating to, arising out of or with respect to this Agreement or any of the Transactions (whether relating to, arising out of or with respect to any matter(s) forming the basis for such termination or otherwise) and (ii) (x) payment of the Parent Termination Fee, if such payment is payable and actually paid, shall be the sole and exclusive remedy of the Company against Parent, any of its Subsidiaries or any of their respective former, current or future Representatives, stockholders or Affiliates, and (y) none of Parent, any of its Subsidiaries or any of their respective former, current or future Representatives, stockholders or Affiliates shall have any liability or obligation, in any such case (clause (x) or (y)) relating to, arising out of or with respect to this Agreement or any of the Transactions (whether relating to, arising out of or with respect to any matter(s) forming the basis for such termination or otherwise). Without limitation of the foregoing, (A) none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any proceeding, claim, suit or action against, or seek damages from, the Company, any of the Company Subsidiaries or any other Person referred to in clause (i) above, in contravention of the preceding sentence and (B) none of the Company, any Company Subsidiary or any of their respective Affiliates or any other Person shall be entitled to bring or maintain any proceeding, claim, suit or action against, or seek damages from, Parent, any Subsidiary of Parent or any other Person referred to in clause (ii) above, in contravention of the preceding sentence. Under no circumstances shall the Company Termination Fee or the Parent Termination Fee be payable more than once. In no event shall the Company’s aggregate liability for its liabilities under this Agreement exceed $30,834,000.

ARTICLE IX
MISCELLANEOUS
Section 9.1. Amendment and Modification.   Subject to applicable Law, this Agreement may be amended, modified or supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto by action taken or authorized by their respective Boards of Directors (in the case of the Company, acting upon the affirmative recommendation of the Transaction Committee) at any time prior to the Effective Time; provided, however, that after the adoption of this Agreement by the stockholders of the Company, no amendment, modification or supplement shall be made that changes the consideration payable in the Merger, adversely affects the rights of the Company’s stockholders under this Agreement or otherwise requires the approval of such stockholders under applicable Law, in any such case without the prior approval of such stockholders; and provided, further, that after the Effective Time no covenant or agreement of the parties hereto that contemplates performance after the Effective Time may be amended, modified, waived or supplemented.
Section 9.2. Extension; Waiver.   At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of any party, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (iii) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise of any such rights preclude any other or further exercise thereof.
Section 9.3. Nonsurvival of Representations and Warranties.   None of the representations and warranties contained in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.3 shall not limit any covenant or agreement of the parties hereto that contemplates performance after the Effective Time.
Section 9.4. Notices.   Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail and receipt is confirmed, at the facsimile telephone number or email address specified in this Section 9.4, prior to 5:00 p.m., New York City time, on a Business Day, (ii) the first Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 9.4 (x) at or after 5:00 p.m., local time of the receiving party, on a Business Day or (y) on a day that is not a Business Day, (iii) when received, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required or permitted to be given. The address for such notices and communications (unless changed by the applicable party by like notice) shall be as follows:
(a)
  if to the Company, to:

  Chindex International, Inc.
  4340 East West Highway
  Bethesda, MD 20814
  Attention: Chief Executive Officer and Corporate Secretary
  Facsimile No.: 310-215-7777
with a copy to:

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004-1482
Attention: Gary J. Simon
Telephone No.: (212) 837-6000
Facsimile No.: (212) 422-4726
Email address: simon@hugheshubbard.com

(b)
  if to Parent or Merger Sub, to it at:
Healthy Harmony Holdings, L.P.
c/o TPG Capital, L.P.
345 California Street, Suite 3300
San Francisco, CA 94104
Attention: Ronald Cami, Esq.
Telephone No.: (415) 743-1532
Facsimile No.: (415) 743-1501
Email address: rcami@tpg.com
with a copy to:
Cleary Gottlieb Steen & Hamilton LLP
Twin Towers - West (23Fl), Jianguomenwai Da Jie
Chaoyang District
Beijing 100022, China
Attention: Ling Huang
Telephone No.: (86) 10 5920-1000
Facsimile No: (852) 2160-1087
Email address: lhuang@cgsh.com
and
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Victor Lewkow
Telephone No.: (212) 225-2000
Facsimile No: (212) 225-3999
Email address: vlewkow@cgsh.com
Section 9.5. Counterparts.   This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when each party has received counterparts signed by each of the other parties, it being understood and agreed that delivery of a signed counterpart of this Agreement by facsimile transmission or by email shall constitute valid and sufficient delivery thereof.
Section 9.6. Entire Agreement; Third Party Beneficiaries.   This Agreement (including the documents and the instruments referred to herein), the Guarantee, the Equity Commitment Letter, the Support Agreement and the Confidentiality Agreement: (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, and (ii) are not intended to confer upon any Person other than the parties hereto any rights or remedies whatsoever, except if the Effective Time occurs, with respect to Article III and Section 6.7 (which shall inure to, and may be enforced by, the Persons benefiting therefrom as intended third party beneficiaries thereof). In any successful Proceeding to enforce any provision of this Agreement referred to in clause (x) of the preceding sentence, and without limiting any other remedies, each third party beneficiary commencing or participating in such Proceeding shall be entitled to recover from Parent all costs and reasonable attorneys’ fees incurred by it in connection therewith. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 9.7. Severability.   If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall nevertheless remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term, provision, covenant or restriction is invalid, illegal, void, unenforceable or against regulatory policy, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.
Section 9.8. Governing Law.   This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware that apply to agreements made and performed entirely within the State of Delaware, without regard to the conflicts of laws provisions thereof or of any other jurisdiction.
Section 9.9. Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any purported assignment in violation of the provisions of this Agreement shall be null and void ab initio.
Section 9.10. Schedules.
(a) Notwithstanding any provision of this Agreement to the contrary, a disclosure set forth under one Section of a Disclosure Schedule shall be deemed to be disclosed in any other Section or Sections of such Disclosure Schedule to the extent that it is reasonably apparent from a reading of such disclosure that it is relevant or applicable to such other Section(s). Cross-references have been added for convenience and do not waive or diminish the Company’s rights. It is understood and agreed that (i) nothing in any Disclosure Schedule is intended to broaden the scope of any representation or warranty of any party contained in this Agreement and (ii) the fact that any information is disclosed in a Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Without limiting the foregoing, the information set forth in a Disclosure Schedule, and the dollar thresholds set forth in this Agreement, shall not be used as a basis for interpreting the terms “material” or “Company Material Adverse Effect” or other similar terms in this Agreement.
(b) The inclusion of, or the reference to, any item within any particular Section of a Disclosure Schedule does not constitute an admission by Parent, Merger Sub or the Company that such item meets any or all of the criteria set forth in the Agreement for inclusion in such Section. The disclosure of any matter in any Section of a Disclosure Schedule shall expressly not be deemed to constitute a waiver by Parent, Merger Sub or the Company of any attorney-client privilege, any protection afforded by the work-product doctrine or any similar privileges and protections. Nothing disclosed in a Disclosure Schedule constitutes an admission of liability or obligation of Parent, Merger Sub, the Company or any Company Subsidiary or is an admission against the interest of Parent, Merger Sub, the Company or any of their respective Subsidiaries. All section headings are inserted for convenience of reference only and will not affect the meaning or interpretation of the Disclosure Schedules.
Section 9.11. Expenses.   Except as expressly set forth in this Agreement, whether or not the Merger is consummated, all fees, costs and expenses incurred by any party to this Agreement or on its behalf in connection with this Agreement and the Transactions expressly contemplated by this Agreement shall be paid by the party incurring such expenses; provided, that (i) Parent shall pay all filing fees for the filings required under the AML and (ii) the costs and expenses incurred in connection with the filing, printing and mailing of the Proxy Statement (including any SEC filing fees) shall be borne equally by the Company and Parent.
Section 9.12. Submission to Jurisdiction; Waivers.
(a) Each of the Company, Parent and Merger Sub irrevocably agrees that any Proceeding arising out of or relating to this Agreement or any of the Transactions shall be brought and determined in the Court of Chancery of the State of Delaware or, if exclusive jurisdiction over the matter is vested in the federal courts, any court of the United States located in the State of Delaware (and each such party shall not bring any Proceeding arising out of or relating to this Agreement or any of the Transactions in any court other than the aforesaid courts), and each of the Company, Parent and Merger Sub hereby irrevocably submits with regard to any such Proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the Company, Parent and Merger Sub hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Proceeding, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (ii) that it or its property is exempt or immune from jurisdiction of such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) that (x) such Proceeding in any such court is brought in an inconvenient forum, (y) the venue of such Proceeding is improper and (z) this Agreement, the Transactions or the subject matter hereof or thereof, may not be enforced in or by such courts.
(b) Each party hereto acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each party hereto irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Proceeding arising out of or relating to this Agreement or any of the Transactions. Each party hereto certifies and acknowledges that (i) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of any such Proceeding, (ii) such party has considered the implications of this waiver, (iii) such party makes this waiver voluntarily, and (iv) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.12(b).
(c) Each party agrees that the prevailing party shall be entitled to reimbursement of all costs and expenses, including all attorney’s fees, in connection with any Proceeding arising out of or relating to a willful breach of this Agreement or the Guarantee on the part of the other party (or, in the case of the Guarantee, Sponsor).
Section 9.13. Specific Performance.
(a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereto (i) agrees that it shall not oppose the granting of any such relief; and (ii) hereby irrevocably waives any requirement for the security or posting of any bond in connection with any such relief (it is understood that clause (i) of this sentence is not intended to, and shall not, preclude any party hereto from litigating on the merits the substantive claim to which such remedy relates). If, prior to the End Date, any party brings any action to enforce specifically the performance of the terms and provisions of this Agreement, the Equity Commitment Letter or the Support Agreement by any other party hereto or thereto, the End Date shall automatically be extended by such time period established by the court, presiding over such action (it being agreed that any such court is hereby expressly authorized to establish such extension period as it may deem appropriate). Without limitation of the foregoing and subject to the second sentence immediately following this sentence, the parties hereby further acknowledge and agree that prior to the earlier of the consummation of the Closing or the valid termination of this Agreement, the Company shall be entitled to seek specific performance to cause Parent and/or Merger Sub to draw down the full proceeds of each Equity Financing, only if (A) all conditions in Sections 7.1 and 7.2 (other than those conditions that by their nature are to be satisfied at the Closing have been satisfied, (B) the Company has delivered to Parent an irrevocable commitment in writing that it would be ready, willing and able to consummate the Closing if each Equity Financing is funded and (C) Parent and Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 2.2. For the avoidance of doubt, under no circumstances will the Company be entitled to money damages from Parent, Merger Sub, any of its Subsidiaries or any of their respective former, current or future Representatives, stockholders or Affiliates in excess of the amount of the Parent Termination Fee in cash. In addition, under no circumstances shall the Company be permitted or entitled to receive both (x) a grant of specific performance of the type contemplated by this Section 9.13 and (y) any money damages (or, if applicable, the Parent Termination Fee). In the event that the Company Termination Fee becomes payable to Parent after Parent has received money damages due to a breach of this Agreement by the Company, Parent shall continue to be entitled to receive the Company Termination Fee (net of any money damages previously received by Parent for such breach) and Parent shall not be obligated to return any money damages previously received for such breach in the event the money damages are in excess of the Company Termination Fee. In the event that the Parent Termination Fee becomes payable to the Company after the Company has received money damages due to a breach of this Agreement by Parent or Merger Sub, the Company shall continue to be entitled to receive the Parent Termination Fee (net of any money damages previously received by the Company for such breach) and the Company shall not be obligated to return any money damages previously received for such breach in the event the money damages are in excess of the Parent Termination Fee. Each of the Company, Parent and Merger Sub acknowledges that (1) the agreements contained in this Section 9.13 are an integral part of the transactions contemplated by this Agreement, (2) the Parent Termination Fee is not a penalty, and constitutes liquidated damages, in a reasonable amount that will compensate the Company in the circumstances in which such Parent Termination Fee is payable and (3) without these agreements, the parties would not enter into this Agreement.
(b) Notwithstanding any provision of this Agreement to the contrary, but subject to the Company’s right under Section 9.13(a), the Equity Commitment Letter and the Guarantee to seek specific performance, the Company agrees that payment of the Parent Termination Fee, if such payment is payable and actually paid, shall be the sole and exclusive remedy of the Company against Parent, Merger Sub, any of their respective former, current or future Representatives, stockholders or Affiliates, and none of Parent, Merger Sub or any of their respective former, current or future Representatives, stockholders or Affiliates shall have any further liability or obligation relating to, arising out of or with respect to this Agreement or any of the Transactions (whether relating to, arising out of or with respect to any matter(s) forming the basis for such termination or otherwise).
(c) The parties hereto further agree that (x) by seeking the specific performance provided for in this Section 9.13, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including damages) in the event that this Agreement has been terminated or in the event that the specific performance provided for in this Section 9.13 is not available or otherwise is not granted, and (y) nothing set forth in this Agreement shall require any party hereto to institute any Proceeding for (or limit any party’s right to institute any Proceeding for) specific performance under this Section 9.13 prior or as a condition to exercising any termination right under Article VIII (and pursuing damages, fees or expenses after such termination).
Section 9.14. Construction of Agreement.
(a) The terms and provisions of this Agreement represent the results of negotiations among the parties hereto, each of which has been represented by counsel of its own choosing, and none of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and each of the parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any Law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the party whose attorney prepared the executed draft or any earlier draft of this Agreement.
(b) All references in this Agreement to Sections, Articles and Schedules without further specification are to Sections and Articles of, and Schedules to, this Agreement.
(c) The Table of Contents and the captions in this Agreement are for convenience only and shall not in any way affect the meaning, interpretation or construction of any provisions of this Agreement.
(d) Unless the context otherwise requires, “or” is not exclusive.
(e) Unless the context otherwise requires, “including” means “including but not limited to”.
(f) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such term.
(g) Time is of the essence in the performance of the parties’ respective obligations under this Agreement.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

CHINDEX INTERNATIONAL, INC.
By:	/s/ Kenneth A. Nilsson
	Name:	Kenneth A. Nilsson
	Title:	Chairman of the Board of Directors

[Signature Page to Merger Agreement]

HEALTHY HARMONY HOLDINGS, L.P.
By:   Healthy Harmony GP, Inc., its general partner

By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President

HEALTHY HARMONY ACQUISITION, INC.

By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President

[Signature Page to Merger Agreement]

Exhibit A-1
Rollover Investors

Stockholder	Rollover Percentage
Roberta Lipson	80%
Benjamin Lipson Plafker Trust	80%
Daniel Lipson Plafker Trust	80%
Jonathan Lipson Plafker Trust	80%
Ariel Benjamin Lee Trust	100%
Significant Stockholder	100%

A-A-1-1

Exhibit A-2
Form of Side Letter to Support Agreement

Fosun Industrial Co., Limited
c/o Shanghai Fosun Pharmaceutical Group Co., Ltd.
9th Floor, No.2 East Fuxing Road,
Shanghai 200010, PRC
Attention: Qiao Yang
Roberta Lipson
c/o Chindex International, Inc.
4340 East West Highway
Bethesda, MD 20814
Attention: Chief Executive Officer and Corporate Secretary
April 18, 2014
Ladies and Gentlemen:
Reference is made to the Support Agreement (as may be amended, supplemented and restated from time to time, the “Support Agreement”), dated as of February 17, 2014, by and among Healthy Harmony Holdings, L.P., a Cayman Islands limited partnership (“Parent”), TPG Asia VI, L.P. (“Sponsor”) and the existing shareholders of Chindex International, Inc., a Delaware corporation (the “Company”), named therein. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Support Agreement.
Whereas, pursuant to Section 9(a) of the Support Agreement, Sponsor, Ms. Roberta Lipson and Significant Stockholder agree to promptly following the date of the Support Agreement use their reasonable best efforts to negotiate and enter into a shareholders agreement (the “Shareholders Agreement”) which shall reflect the terms set forth in the Term Sheet attached as Exhibit B to the Support Agreement.
Whereas, Sponsor, Ms. Roberta Lipson and Significant Stockholder agree to amend the Shareholders Agreement to reflect the terms set forth in the term sheet attached hereto as Exhibit A.
NOW, THEREFORE, Sponsor, Ms. Roberta Lipson and Significant Stockholder hereby agree as follows:
1. Amendment of the Shareholders Agreement. Promptly following the execution of the Shareholders Agreement, Sponsor, Ms. Roberta Lipson and Significant Stockholder shall amend the Shareholders Agreement to reflect the terms set forth in the term sheet attached hereto as Exhibit A.
A-A-2-1

Please indicate your agreement to the foregoing by signing and returning to the undersigned a copy of this letter agreement.
Very truly yours,
TPG ASIA VI, L.P.
By: TPG Asia GenPar VI, L.P., its general partner
By: TPG Asia GenPar VI Advisors, Inc., its general partner

By:
Name: Ronald Cami Title: Vice President

Accepted and agreed:
Fosun Industrial Co., Limited

By:
Name: Qiyu Chen Title: Chairman of the Board of Directors

Roberta Lipson

By:

A-A-2-2

EXHIBIT A
Term Sheet
Project Healthy
Shareholder Rights Term Sheet
This is a non-binding outline of the principal terms relating to the corporate governance, transfer restrictions and exit options of Parent after the closing of the acquisition of Healthy by Ms. Roberta Lipson, Ms. Elyse Silverberg and Mr. Lawrence Pemble (such individuals, the “Management Shareholders”), TPG Asia VI, L.P. (“Sponsor”) and Fosun Industrial Co., Limited (“Significant Shareholder”, and together with Sponsor and Management Shareholders, the “LP Holders”) and does not constitute an offer or proposal capable of acceptance. It is for discussion purposes only.

Post-Closing Capital Structure

•
  Sponsor will own 47.6%, Management Shareholders will own 4.3%[1] and Significant Shareholder will own 48.1% of the limited partnership interests (“LP Interests”) of Parent post-closing, and Sponsor will own 48.1%, Management Shareholders will own 3.3% and Significant Shareholder will own 48.6% of the LP Interests of Parent after the completion of the “Primary Financing Commitment” described below.[2]

Board of Directors

•
  The board of directors of Parent (the “Board”) will be comprised of 9 directors, including 3 appointed by Sponsor, 3 appointed by Significant Shareholder, and 3 appointed by Management Shareholders (which three shall initially be Ms. Lipson, Ms. Silverberg and Mr. Pemble); provided that (i) each of Sponsor, Significant Shareholder and Roberta Lipson, on behalf of the Management Shareholders, shall have the right to (A) remove any director appointed by it or them, and (B) appoint the replacement for any retiring or removed director it or they initially appointed, subject to the approval of the Board, and (ii) any of the Sponsor, Significant Shareholder and Management Shareholders shall lose its or their rights to appoint (A) 1 director when it or they (as a group) no longer own at least 67% of the post-closing LP Interests owned by it or them, (B) 2 directors when it or they (as a group) no longer own at least 33% of the post-closing LP Interests owned by it or them and (C) any directors when it or they (as a group) no longer own any LP Interests.
◦
  Each director shall be entitled to one vote on all matters that come before the Board and all decisions of the Board will require the approval of a majority of the directors, except as otherwise provided below under “Reserved Matters”.
◦
  The quorum for any meeting of the Board shall be a simple majority of the directors, with at least 1 director appointed by each of Sponsor, Significant Shareholder and Management Shareholders present; provided that with respect to the enforcement of any right of the Company against any shareholder that would require the Board’s approval, the quorum requirement for the presence of such shareholder’s Board representative(s) shall be waived.
•
  1 director appointed by Sponsor and 1 director appointed by Significant Shareholder will be co-chair of the Board. If Ms. Lipson is removed as CEO for any reason other than a Violation of Law Removal, she will be appointed as sole chair of the Board as long as she remains a director of the Board.

1
  Share count information based on the Equity Incentive Plan and Shareholder Register as of February 7, 2014, respectively. Existing options are calculated based on treasury method. Significant Stockholder will own 0.5% more LP Interests than Sponsor upon closing.
2
  The parties shall have the same ownership at the GP level as well as the LP level. The Board arrangements will be adopted at the GP level. Assumes Primary Financing Commitments of US$130mm in total.
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The rights of board designation will be replicated for Healthy and each wholly-owned direct subsidiary of Healthy, including Chindex Healthcare Holdings, Chindex Healthcare Holdings (Maritius), Chindex Medical Holdings (BVI) Ltd. and Chindex China Healthcare Finance LLC. Each of Sponsor and Significant Shareholder shall have the right to appoint an observer to the board of each of the indirect subsidiaries of Parent and receive a copy of all relevant board materials, subject to the approval of other shareholders in such indirect subsidiaries (if required); provided, however, that CEO shall use reasonable best efforts to secure such approval. Each director of the indirect subsidiaries of Parent appointed by a Group Company (as defined below) shall take all actions in accordance with the Board’s decisions and shall not take any action that is inconsistent with a resolution of the Board.

Board Committees

•
  The Board will form an Executive Committee with 3 members, consisting of 1 director appointed by Management Shareholders (which initially shall be Ms. Lipson), 1 director appointed by Sponsor and 1 director appointed by Significant Shareholder.
◦
  The Executive Committee will meet at least once a month to discuss the management of Parent and its direct and indirect subsidiaries (collectively, the “Group” and each a “Group Company”) and will be responsible for implementing decisions and matters approved by the Board, including without limitation the following matters:
■
  Monthly review of operational and financial performance / key performance indicators
■
  Capital expenditures
■
  Financing
■
  IPO
■
  Mergers, acquisitions and other fundamental transactions.

•
  Any transaction between any Group Company and CML that involves payment by or to any Group Company in an amount equal to or in excess of 10% of the aggregate payment made in the previous fiscal year by or to the Group in each of the loan, equipment and consumables categories will require the unanimous approval of the Executive Committee. The Board will form an Audit Committee with 3 members, consisting of 1 director appointed by Management Shareholders (which initially shall be Mr. Pemble), 1 director appointed by Sponsor and 1 director appointed by Significant Shareholder. The Audit Committee will be responsible for overseeing financial reporting of the Group and approving the financial statements of any Group Company. All decisions of the Audit Committee will require the approval of a majority of the members thereof.
•
  The Board will form a Remuneration Committee with 3 members, consisting of the co-chairmen of the Board and 1 director appointed by Management Shareholders (which initially shall be Ms. Silverberg). The Remuneration Committee will be responsible for determining or modifying the compensation of, or any significant changes to the terms of appointment of, the CEO, the CFO and the COO. It will also be responsible for determining the size and composition of the pool of compensation available for distribution to eligible managers (the composition of such eligible managers at and following the closing of the acquisition of Healthy shall be proposed by the CEO, subject to approval by the Remuneration

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Committee). The allocations of such pool among the eligible managers shall be solely the decision of the CEO. All decisions of the Remuneration Committee will require the approval of a majority of the members thereof.

Management
The CEO, Sponsor and Significant Shareholder shall have the sole right to jointly nominate (i) the COO of the Company after the 1st anniversary of the closing of the proposed transaction and (ii) the CFO of the Company, in each case subject to the approval of the CEO (so long as Ms. Lipson is the CEO). The CEO, Sponsor and Significant Shareholder shall jointly nominate the COO of the Company as soon as possible after the 1st anniversary of the closing of the proposed transaction.
The CEO shall have the right to nominate any manager or officer who directly reports to the CEO; provided that the Board shall have the right, by majority vote, to remove any manager or officer who directly reports to the CEO if Underperformance has occurred.
The Board shall have the right, by majority vote, to remove the general manager of each of the Qingdao, Guangzhou, Haidian, Puxi and Pudong projects if Underperformance has occurred.
The Board shall be responsible for setting the overall strategy of the Company, which shall be based on an overarching value of commitment to the quality of care, and for oversight of the management of the Company. Other than matters that are reserved for the Board set forth in the section entitled “Reserved Matters” below, all decisions regarding day-to-day management of the Group shall be delegated to the senior management team, subject to the oversight of the Board and as delegated by it to the Executive Committee, Audit Committee and Remuneration Committee as set forth above.

Post-Closing Matters
Upon the closing of the proposed transaction:
•
  The Board will create a new employee incentive program; such plan will include, without limitation, cash and equity incentive programs at such levels and on such terms that are no less favorable to employees than the current programs;
•
  The Board shall appoint a CFO within 100 days after the closing; and
•
  The Board shall appoint one of the Big Four audit firms as the Company’s independent auditor.

Monitoring Fees
In consideration of services to be provided by Sponsor and Significant Shareholder to the Group, Parent, affiliates of Sponsor and affiliates of Significant Shareholder will enter into an agreement at the closing of the proposed transaction providing for the payment by Parent of a periodic monitoring fee in an aggregate annual amount equal to US$250,000 per year plus reasonable out-of-pocket expenses (not to exceed US$25,000 in the aggregate per year) to each of (i) Sponsor or its affiliates and (ii) Significant Shareholder or its affiliates in consideration of services to be provided to the Group. No fees for additional services to be provided by Sponsor and Significant Shareholder or its affiliates to the Group will be charged, unless agreed to in advance in writing by the CEO.

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Reserved Matters
The following matters with respect to the Group will require unanimous approval of the Board:
•
  Any amendment, alteration or modification of the constitutional documents of any Group Company.
•
  Any change of the rights, preferences or privileges of the LP Interest or securities of any Group Company.
•
  Any alteration of the country of incorporation, registration or corporate form of any Group Company.
•
  Change of Ms. Roberta Lipson as CEO during the three-year period beginning January 1, 2014, unless (i) Underperformance has occurred, (ii) Ms. Lipson directly or indirectly transfers more than 20% of her post-closing LP Interests prior to an IPO or (iii) Ms. Lipson (A) has violated, or caused any Group Company to violate, any applicable law or regulations or (B) has committed fraud (in each case of (A) and (B), as finally adjudicated by a court of competent jurisdiction); provided that in the case of (A), such violation has resulted in or would reasonably be expected to result in (x) a material adverse effect to any Group Company whose revenue, profit or assets represent no less than 10% of the Group’s consolidated revenue, profit or assets or (y) a material adverse effect to the Group, taken as a whole. (For the avoidance, of doubt, this means that if (i) Underperformance has occurred, (ii) Ms. Lipson sells more than 20% of the post closing LP Interests prior to an IPO or (iii) Ms. Lipson has violated, or caused the Group to violate, any applicable law, regulation or regulations or has committed fraud as set forth above, she can be removed as CEO with a simple majority vote of the Board (“Violation of Law Removal”).)
•
  Any capital expenditure for a category[3] in each market 10% below or in excess of the annual budget for such category in such market approved by the Board.
•
  Any merger or consolidation, or sale of all or substantially all of the assets of any Group Company, other than pursuant to the exercise of drag along rights described under “Exit Provisions” below.
•
  Instituting any proceeding in connection with re-organization, insolvency, winding up, liquidation, bankruptcy, administration, receivership, dissolution or similar event of any Group Company.
•
  Adopting or amending any equity incentive plan.
•
  Redeeming or repurchasing the LP Interest of Parent.
•
  Any transaction with any shareholder or a party affiliated with a shareholder, other than transactions (i) set forth in “Monitoring Fees” above, (ii) between Parent and any other Group Company or (iii) between any Group Company and CML that involve payment by or to any Group Company for any fiscal year in an aggregate amount not in excess of 110% of the aggregate payment made in the previous fiscal year by or to the Group in any of the loan, equipment and consumables categories.
•
  Any issuance of LP Interests or other equity securities, other than (i) pursuant to equity incentive plans approved by the Board and (ii) as described under “Primary Capital Financing” below.

3
  Category to include maintenance, construction, equipment, new clinic and IT.
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•
  Any agreement or understanding reached within 12 months after the closing of the proposed transaction regarding the spin-off of CML; provided that Sponsor, Significant Shareholder and Management Shareholders shall negotiate in good faith regarding the terms and conditions of such spin off during such 12 month period. For the avoidance of doubt, agreements or understandings reached after the date that is 12 months after the closing of the proposed transaction regarding the spin-off of CML shall not require unanimous approval of the Board.
For the avoidance of doubt, with respect to the enforcement of any right of the Company against any shareholder that would require the Board’s approval, the Board representatives of such shareholder shall recuse themselves from board deliberations of such enforcement actions.

Voting	Each LP Holder and other holders of LP Interests and GP Interests will vote their interests in accordance with the decisions of the Board.
Transfer Restrictions
No LP Holder shall directly or indirectly transfer any of its, his or her LP Interests prior to an IPO, unless (i) it, he or her has first complied with the requirements described under “Right of First Offer” below or (ii) such transfer is pursuant to an employee incentive repurchase program established by the Board to provide liquidity for management members and doctors and approved by the Board.
If Mr. Pemble or Ms. Silverberg directly or indirectly transfers more than 20% of his or her post-closing LP Interests prior to an IPO, he or she can be removed as a director of any Group Company with a simple majority vote of the Board.

Right of First Offer
Prior to an IPO, any valid direct or indirect transfer of LP Interests by Sponsor, Management Shareholders or Significant Shareholder (other than permitted transfers, transfers in connection with an IPO or consequent upon the exercise of drag along rights described under “Exit Provisions” below) shall be subject to a customary right of first offer by the other parties on a pro rata basis; provided that in the event of a valid direct or indirect transfer of LP Interests by a Management Shareholder, the transferring Management Shareholder’s LP Interests shall first be subject to a right of first offer by the other Management Shareholders on a pro rata basis, and any LP Interests with respect to which such right was not exercised will then be subject to the customary right of first offer by the other parties on a pro rata basis.
In the event any of Sponsor, Management Shareholders or Significant Shareholder does not wish to exercise its, his or her full pro rata share of the right of first offer, the other parties may take up the unacquired allocation of each non-purchasing party, on a pro rata basis.

Pre-Emptive Rights
In connection with any direct or indirect issuances of LP interests, equity-linked or voting securities by Parent or the Company (“New Interests”), each LP Holder shall have the right to subscribe for such New Interests in proportion to its ownership of Parent, subject to exceptions for issuances in an IPO, issuances to employees pursuant to any employee stock ownership plan or other incentive or profit sharing program approved by the Board, issuances to sellers or partners in connection with acquisitions or strategic partnership by any Group Company, and other customary exceptions.
In the event that Sponsor or Significant Shareholder does not wish to exercise its full pro rata share of pre-emptive rights, the other party may take up the unacquired allocation of such non-subscribing party.

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Repurchase of Employee Shares
Prior to an IPO, the Board shall consider in good faith for the Parent to purchase (i) up to 25% of the LP Interests and/or options held by each management member and doctor (other than Ms. Roberta Lipson, Ms. Elyse Silverberg and Mr. Lawrence Pemble) at the time of such purchase, upon such management member’s or doctor’s written request and (ii) with respect to any management member (other than Ms. Roberta Lipson, Ms. Elyse Silverberg and Mr. Lawrence Pemble) who has rolled more than 50% of his or her equity in connection with the proposed transaction (the amount by which the percentage of his or her equity interest rolled over in connection with the proposed transaction in the total equity interest owned by such person immediately before the consummation of the proposed transaction exceeds 50%, the “Excess Amount”), up to the Excess Amount of his or her LP Interests and/or options, in the case of (i) and (ii), at a price equal to the fair market value of such LP Interests or options as determined in good faith by the Board; provided that, in the case of (i), the Board shall only consider for Parent to purchase over a five-year period up to an aggregate of 25% of all of the outstanding LP Interests and/or options held by such management member or doctor; provided, further, that, in the case of (i) and (ii), the Board shall, in no event, be required to consider for Parent to purchase any such LP Interests and/or options if such purchase would reasonably be expected to adversely impact the future cash flow or operations of the business of Parent.

Exit Provisions
If an IPO of the Company on an internationally recognized stock exchange does not occur by the 3rd anniversary of the closing of the proposed transaction, Sponsor shall have the right from such 3rd anniversary (as may be suspended by the proviso below, the “Sponsor Drag Initiation Date”) to require Management Shareholders and Significant Shareholder to transfer all of their LP Interests to any third party to whom Sponsor wishes to transfer all of its LP Interests at the same price and on the same terms; provided that such 3 year period shall be suspended if good faith preparation for a bona fide IPO on an internationally recognized stock exchange has commenced, including that the Company has appointed underwriter(s) of international reputation for such IPO, by such time until the earlier of (i) the termination or abandonment of such IPO and (ii) the date that is 9 months after the 3rd anniversary of the closing of the proposed transaction; provided, further, that Management Shareholders and Significant Shareholder shall have a right of first offer to purchase the LP Interests proposed to be sold by Sponsor. Sponsor shall have the right to transfer its LP Interests to a third party at terms more favorable to Sponsor than those offered by Management Shareholders or Significant Shareholder, in which case, the drag along right of Sponsor shall apply; provided that, prior to the 5th anniversary of the closing of the proposed transaction, the drag along right of Sponsor shall only apply if the per LP Interest price in such drag along sale is at least equal to 2.0 times the per LP Interest price paid in the proposed transaction.
If an IPO of the Company on an internationally recognized stock exchange does not occur by the 5th anniversary of the Sponsor Drag Initiation Date (such date, the “Significant Shareholder Drag Initiation Date”), Significant Shareholder shall have the right to require Management Shareholders and Sponsor to transfer all of their LP Interests to any third party to whom Significant Shareholder wishes to transfer all of its LP Interests at the same price and on the same terms; provided that Management Shareholders and Sponsor shall have a right of first offer to purchase the LP Interests proposed to be sold by Significant Shareholder. Significant Shareholder shall have the right to transfer its LP Interests to a third party at terms more favorable to Significant Shareholder than those offered by Management Shareholders or Sponsor, in which case, the drag along right of Significant Shareholder shall apply.

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Exit Acknowledgement
Sponsor, Management Shareholders and Significant Shareholder acknowledge that Sponsor will be looking for medium-term liquidity and each of Sponsor, Management Shareholders and Significant Shareholder shall use its reasonable best efforts to facilitate (i) an IPO of the Company within 5 years after the closing of the proposed transaction, and (ii) if an IPO is not achieved within such 5 years, a sale of the Company that maximizes shareholder value for all Sponsor and the other shareholders of Parent.

Tag-Along Right
Prior to an IPO, Sponsor, Management Shareholders and Significant Shareholder shall each have the right to sell its LP Interests to any third party or other LP Holder to whom any other of them wishes to transfer LP Interests at the same price and on the same terms on a pro rata basis.

Primary Financing Commitment
Concurrently with the execution of the merger agreement providing for the acquisition of Healthy, Sponsor and Significant Shareholder are providing separate equity commitment letters in respect of their respective commitment, on the terms and subject to the conditions set forth in the relevant equity commitment letter and the form subscription agreement attached thereto, to purchase additional LP interests of Parent (i) initially in an aggregate amount equal to US$90 million at the valuation of $19.50 per LP Interest and (ii) subsequently in an aggregate amount equal to US$40 million on the same valuation of $19.50 per LP Interest or, if the definitive agreement for such subscription is executed more than 6 months after the closing of the proposed transaction, on fair market valuation at such time.
Notwithstanding anything herein to the contrary, all rollover management shareholders shall have the right to participate in the Primary Financing Commitment, on a pro rata basis (on the basis of the intended capital structure immediately upon closing, as reflected on page 1 of this term sheet), with respect to any LP interests issued at a price of $19.50 per unit (i.e., the initial subscription and the subsequent subscription effected within 6 months after the closing date of the proposed transaction). Sponsor and Significant Stockholder shall use commercially reasonable efforts to help arrange financing for such subscription by such rollover management shareholders.
Concurrently with the consummation of the Primary Financing Commitment, Parent shall issue options to the rollover management shareholders to purchase additional LP Interests, such that their pro rata ownership of Parent’s equity shall not be diluted by the difference between the issuance price and the fair market valuation of such LP Interests, not taking into account any participation by such rollover management shareholders in the Primary Financing Commitment. The LP Holders hereby acknowledge that the fair market valuation of per LP Interest within 6 months after the closing of the proposed transaction equals to the Merger Consideration.

Information Rights
Each LP Holder will have customary information and inspection rights, including reasonable access to the Company’s senior management team, premises and books and records, subject to such LP Holder holding at least 5% of the outstanding LP Interests. In principle this access will occur at the monthly executive review meeting. If additional access is necessary, appointments will be booked with reasonable advance notice through the CEO’s administrative assistant which shall not be unreasonably delayed or withheld.

Independent Investigation
Each party is an informed and sophisticated participant in the transactions contemplated hereby and has undertaken such investigation as it has deemed necessary in connection the transactions contemplated hereby.

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Each party acknowledges that it is relying on its own investigation and analysis in entering the transactions contemplated hereby and has consulted its own legal, tax, financial and accounting advisors to determine the merits and risks thereof.

Confidentiality
The provisions of this term sheet and the fact of its existence are confidential and, except as required by applicable law, regulation or rule of applicable securities exchange, no party shall directly or indirectly, disclose, reveal, divulge, publish or otherwise make known to any person any of the provisions of this term sheet or the fact of its existence save that each party may make disclosure to those of its officers, employees and advisers who need to be aware of the provisions of this term sheet in order to facilitate the matters contemplated herein; provided that the party relying on this exception shall be and remain responsible for the failure by any such person to whom disclosure is to be made to maintain the confidentiality of this term sheet and the fact of its existence.

Governing Law	This term sheet shall be governed by the laws of Delaware.
Legal and Binding
This term sheet is not intended, and shall not be deemed, to create any binding obligation between the parties to this term sheet. Except for sections entitled “Confidentiality” and “Governing Law” and this section, which shall constitute a legally binding and enforceable contract between the parties to this term sheet, none of the parties shall be bound in any way in connection with this term sheet unless and until the parties execute a definitive agreement, and then shall be bound only in accordance with the terms of such agreement.

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Schedule I
Underperformance
“Underperformance” means:
(i) with respect to the CEO, that the Company has missed its operating EBITDA4 thresholds on a cumulative basis over any two successive years from January 1, 2014 by more than 25% in the aggregate other than due to Force Majeure. The parties agree that the operating EBITDA thresholds shall be set based on the lower of (i) the management five-year plan provided to Sponsor and Significant Shareholder and (ii) the Company’s annual budget approved by the Board;
(ii) with respect to the managers or officers who directly report to the CEO, that the Company has missed the individual cash bonus key performance indicator thresholds set by the CEO as part of the bonus program pursuant to discussions with the Remuneration Committee on a cumulative basis over any two successive years from January 1, 2014 by more than 25% in the aggregate other than due to Force Majeure; and
(iii) with respect to the general manager of each of the Qingdao, Guangzhou, Haidian, Puxi and Pudong projects, the project for which such general manager is responsible has missed its Revenue threshold on a cumulative basis over any two successive years from January 1, 2014 by more than 25% in the aggregate other than due to Force Majeure. The parties agree that the Revenue thresholds shall be set based on the lower of (i) the management five-year plan with respect to such project provided to Sponsor and Significant Shareholder and (ii) the Company’s annual budget with respect to such project approved by the Board.
“Force Majeure” means the missing of operating EBITDA, key performance indicator thresholds or Revenue threshold, as applicable, solely due to any effect, event, circumstance, occurrence or change arising out of acts or terrorism or sabotage, the outbreak, escalation or worsening of hostilities, man-made disasters, natural disasters or other acts of god, including disease outbreaks that keep patients away from the hospital, and change in government policies or enforcement thereof that did not have a disproportionate effect on the Company as compared to other companies in the operation of premium private or VIP and International departments of Class IIIA hospitals and/or clinics in markets in which the Group has hospitals or clinics.

4
  Operating EBITDA excludes one-time items.
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Exhibit A-3
Form of Guarantee

AMENDED AND RESTATED LIMITED GUARANTEE
AMENDED AND RESTATED LIMITED GUARANTEE, dated as of April 18, 2014 (this “Guarantee”), by TPG Asia VI, L.P. a Cayman Islands limited partnership (the “Guarantor”), in favor of Chindex International, Inc., a Delaware corporation (the “Guaranteed Party”). This Guarantee amends and restates the limited guarantee entered into between the Guarantor and the Guaranteed Party on February 17, 2014.
GUARANTEE.   To induce the Guaranteed Party to enter into an Amended and Restated Agreement and Plan of Merger, dated as of the date hereof (as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement) among Healthy Harmony Holdings, L.P., a Cayman Islands limited partnership (“Parent”), Healthy Harmony Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Guaranteed Party, pursuant to which Merger Sub will merge with and into the Guaranteed Party (the “Merger”), the Guarantor, intending to be legally bound, as primary obligor and not merely as surety, hereby absolutely, irrevocably and unconditionally guarantees to the Guaranteed Party the due and punctual payment, performance and discharge of (A) the payment obligations of Parent and Merger Sub to the Guaranteed Party under Sections 8.2 and 8.3(c), and (B) the reimbursement obligations of Parent and Merger Sub under Sections 8.3(d), 9.11 and 9.12(c) (the “Enforcement Expense Obligations”) of the Merger Agreement strictly in accordance therewith (the obligations described in foregoing clauses (A) and (B), collectively, subject to the Cap (as defined below), the “Guaranteed Obligations”); provided, that in no event shall the Guarantor’s aggregate liability for the Guaranteed Obligations exceed the sum of (x) the Parent Termination Fee and (y) the Enforcement Expense Obligations that have been paid or are payable by Parent (such limitation on the liability the Guarantor may have for the Guaranteed Obligations being herein referred to as the “Cap”), and this Guarantee may not be enforced against the Guarantor without giving effect to the Cap (and to the provisions of Sections 8 and 9 hereof). This Guarantee may be enforced for the payment of money only. All payments hereunder shall be made in lawful money of the United States, in immediately available funds. The Guarantor acknowledges that the Guaranteed Party entered into the transactions contemplated by the Merger Agreement in reliance upon the execution of this Guarantee.
If Parent fails to discharge any Guaranteed Obligations when due, then the Guarantor shall, on the Guaranteed Party’s demand, forthwith pay, perform and discharge, or cause to be paid, performed and discharged, all of the Guaranteed Obligations, and the Guaranteed Party may at any time and from time to time, at the Guaranteed Party’s option, and so long as Parent has failed to pay, perform and discharge the Guaranteed Obligations, take any and all actions available hereunder to collect the Guarantor’s liabilities hereunder in respect of such Guaranteed Obligations.
The Guaranteed Party hereby agrees that the Guarantor shall not have any obligation or liability to any Person relating to, arising out of or in connection with this Guarantee or the Merger Agreement other than expressly set forth in this Guarantee, the Support Agreement and the Equity Commitment Letter to which the Guarantor is a party. The Guaranteed Party further agrees that in the event that Parent has any unsatisfied Guaranteed Obligations, payment by the Guarantor of the unsatisfied Guaranteed Obligations shall constitute satisfaction in full of the Guarantor’s obligations under this Guarantee.
In furtherance of the foregoing, the Guarantor acknowledges that the Guaranteed Party may, in its sole discretion, bring and prosecute a separate action or actions against the Guarantor for the unsatisfied Guaranteed Obligations, regardless of whether any such action is brought against Parent, or whether Parent is joined in any such action or actions.
NATURE OF GUARANTEE.   The Guarantor’s liability hereunder is absolute, unconditional, irrevocable and continuing irrespective of any modification, amendment or waiver of or any consent to departure from the Merger Agreement that may be agreed to by Parent or Merger Sub (except in the case where this Guarantee is terminated in accordance with Section 8 hereof). Without limiting the foregoing, the Guaranteed Party shall not be obligated to file any claim relating to the Guaranteed Obligations in the event that Parent or Merger Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment hereunder is rescinded or must otherwise be, and is, returned to the Guarantor for any reason whatsoever, this Guarantee shall continue to be effective or be reinstated, as the case may be,
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and the Guarantor shall remain liable hereunder as if such payment had not been made. This Guarantee is a guarantee of payment and not of collection.
CHANGES IN OBLIGATIONS, CERTAIN WAIVERS.   The Guarantor agrees that the Guaranteed Party may, in its sole discretion, at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of any of the Guaranteed Obligations, and may also enter into any agreement with Parent or Merger Sub for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms of the Merger Agreement, without in any way impairing or affecting the Guarantor’s obligations under this Guarantee or affecting the validity or enforceability of this Guarantee. The liability of the Guarantor under this Guarantee shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (except in the case where this Guarantee is terminated in accordance with Section 8 hereof): (a) the failure or delay on the part of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Parent, Merger Sub or the Guarantor; (b) the invalidity or unenforceability of the Merger Agreement, but only to the extent resulting from any lack of corporate power or authority of Parent or Merger Sub, or any officer of Parent or Merger Sub who executes the merger agreement; (c) any change in the time, place or manner of payment of any of the Guaranteed Obligations, or any extension, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement made in accordance with the terms thereof; (d) any change in the legal existence, structure or ownership of Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement; (f) the addition, substitution or release of any Person now or hereafter liable with respect to the Guaranteed Obligations, to or from this Guarantee, the Merger Agreement or any related agreement or document; (g) the existence of any claim, set-off or other right that the Guarantor may have at any time against Parent, Merger Sub or the Guaranteed Party, whether in connection with the Guaranteed Obligations or otherwise (other than defenses to the payment of the Guaranteed Obligations that are available to Parent or Merger Sub under the Merger Agreement); or (h) the adequacy of any means the Guaranteed Party may have of obtaining payment related to the Guaranteed Obligations. To the fullest extent permitted by Law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Guaranteed Party. The Guarantor waives promptness, diligence, notice of the acceptance of this Guarantee and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Guaranteed Obligations incurred and all other notices of any kind (other than notices to Parent pursuant to the Merger Agreement and notices to Guarantor pursuant to this Guarantee), all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of Parent, Merger Sub or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Merger Agreement and all suretyship defenses generally (other than defenses to the payment of Guaranteed Obligations that are available to Parent or Merger Sub under the Merger Agreement or breach by the Guaranteed Party of this Guarantee or fraud or willful misconduct of the Guaranteed Party). The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits.
The Guarantor hereby unconditionally and irrevocably waives, and agrees not to exercise, any rights that it may now have or hereafter acquire against Parent, Merger Sub or any other Person interested in the transactions contemplated by the Merger Agreement that arise from the existence, payment, performance, or enforcement of the Guarantor’s obligations under or in respect of this Guarantee (subject to the Cap), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Parent, Merger Sub or such other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common Law, including, without limitation, the right to take or receive from Parent, Merger Sub or such other Person, directly or indirectly, in cash or other property or by set-off or in
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any other manner, payment or security on account of such claim, remedy or right, and the Guarantor shall not exercise any such rights unless and until the Guaranteed Obligations shall have been paid in full. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in immediately available funds of all amounts payable by the Guarantor under this Guarantee (which shall be subject to the Cap), such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of the Guarantor and shall forthwith be promptly paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to all amounts payable by the Guarantor under this Guarantee, whether matured or unmatured, or to be held as collateral for Guaranteed Obligations thereafter arising.
Notwithstanding anything to the contrary contained in this Guarantee or otherwise, the Guaranteed Party hereby agrees that: (i) to the extent Parent and Merger Sub are relieved of any of their obligations under Sections 8.2, 8.3(c), 8.3(d), 9.11 and 9.12(c) of the Merger Agreement, the Guarantor shall be similarly relieved of its obligations under this Agreement, and (ii) the Guarantor shall have all defenses to the payment of its obligations under this Guarantee that would be available to Parent or Merger Sub under the Merger Agreement with respect to the Guaranteed Obligations, as well as any defenses in respect of any fraud or willful misconduct of the Guaranteed Party or its Affiliates, or breach by the Guaranteed Party of any of the terms or provisions hereof.
NO WAIVER: CUMULATIVE RIGHTS.   No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by Law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time. The Guaranteed Party shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Guaranteed Party’s rights against Parent, Merger Sub or any other Person liable for any Guaranteed Obligations prior to proceeding against the Guarantor hereunder, and the failure by the Guaranteed Party to pursue rights or remedies against Parent, Merger Sub or any other Person shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as matter of Law, of the Guaranteed Party. Nothing in this Guarantee shall affect or be construed to affect any liability of Parent or Merger Sub to the Guaranteed Party.
REPRESENTATIONS AND WARRANTIES.
The Guarantor hereby represents and warrants that:
it is an exempted limited partnership duly formed, validly existing and in good standing under the Laws of Cayman Islands, it has the requisite power and authority to execute, deliver and perform this Guarantee and the execution, delivery and performance of this Guarantee have been duly authorized and approved by all necessary action and do not contravene any provision of the Guarantor’s partnership agreement or any Law, decree, order, judgment or contractual restriction binding on the Guarantor or its assets;
all consents or approvals of, or filings, declarations or registrations with, any Governmental Entity necessary for the due execution, delivery and performance of this Guarantee by the Guarantor have been obtained or made;
assuming due execution and delivery of the Merger Agreement and this Guarantee by the Guaranteed Party, this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to: (A) the effects of bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditors’ rights generally, and (B) general equitable principles (whether considered in a proceeding in equity or at Law); and
the Guarantor has the financial capacity to pay and perform its obligations under this Guarantee, and all funds necessary for the Guarantor to fulfill its obligations under this Guarantee shall be available to the Guarantor for so long as this Guarantee shall remain in effect in accordance with Section 0 hereof.
A-A-3-3

The Guaranteed Party hereby represents and warrants that:
(a)   it is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, it has the requisite corporate or other power and authority to execute, deliver and perform this Guarantee, and the execution, delivery and performance of this Guarantee have been duly authorized by all necessary action and do not contravene any provision of the Guaranteed Party’s charter, bylaws, or any Law, decree, order, judgment or contractual restriction applicable to or binding on the Guaranteed Party or its assets;
all consents or approvals of, or filings, declarations or registrations with, any Governmental Entity necessary for the due execution, delivery and performance of this Guarantee by the Guaranteed Party have been obtained or made; and
assuming due execution and delivery of the Merger Agreement by all parties thereto and of this Guarantee by the Guarantor, this Guarantee constitutes a legal, valid and binding obligation of the Guaranteed Party enforceable against the Guaranteed Party in accordance with its terms, subject to: (A) the effects of bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditors’ rights generally, and (B) general equitable principles (whether considered in a proceeding in equity or at Law).
NO ASSIGNMENT.   Neither the Guarantor nor the Guaranteed Party may assign its rights, interests or obligations hereunder, in whole or in part, to any other Person (whether by operation of Law or otherwise) without the prior written consent of the Guaranteed Party (in the case of an assignment by the Guarantor) or the Guarantor (in the case of an assignment by the Guaranteed Party); provided, however, that the Guarantor may assign all or part of its rights, interests and obligations hereunder, without the prior written consent of the Guaranteed Party, to any other Person to which it has allocated all or a portion of its investment commitment to Parent; provided, further, that no such assignment shall relieve the Guarantor of its obligations hereunder as a primary obligor. Any purported assignment in violation of the provisions of this Guarantee shall be null and void ab initio.
NOTICES.   Any notice, request, instruction or other document to be given hereunder by any party hereto to the other shall be in writing and delivered personally or sent by overnight courier, delivery fees prepaid, or by facsimile:
if to the Guarantor:
c/o TPG Capital, L.P.
345 California Street, Suite 3300, San Francisco, CA 94104
Attention: Ronald Cami, Esq.
Telephone No.: (415) 743-1532
Facsimile No.: (415) 743-1501
Email address: rcami@tpg.com
with a copy (which shall not constitute notice) to:
Cleary Gottlieb Steen & Hamilton LLP
Twin Towers - West (23Fl), Jianguomenwai Da Jie
Chaoyang District
Beijing 100022, China
Attention: Ling Huang
Telephone No.: (86) 10 5920-1000
Facsimile No: (852) 2160-1087
Email address: lhuang@cgsh.com
and
A-A-3-4

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Victor Lewkow
Telephone No.: (212) 225-2000
Facsimile No: (212) 225-3999
Email address: vlewkow@cgsh.com
if to the Guaranteed Party, as provided in the Merger Agreement, or, in each case, to such other Persons or addresses as may be designated in writing by the party hereto to receive such notice as provided above. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail and receipt is confirmed, at the facsimile telephone number or email address specified in this Section 7, prior to 5:00 p.m., New York City time, on a Business Day, (ii) the first Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 7 (x) at or after 5:00 p.m., local time of the receiving party, on a Business Day or (y) on a day that is not a Business Day, (iii) when received, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required or permitted to be given.
CONTINUING GUARANTEE.   Unless terminated pursuant to this Section 8, this Guarantee may not be revoked or terminated and shall remain in full force and effect until the Guaranteed Obligations have been indefeasibly paid in full. Notwithstanding the foregoing, or anything express or implied in this Guarantee or otherwise, this Guarantee shall terminate and the Guarantor shall have no further obligations under or in connection with this Guarantee as of the earliest of: (i) the Effective Time, if the Closing is consummated and all amounts to be paid by Parent at the Closing pursuant to the Merger Agreement are so paid; (ii) termination of the Merger Agreement in accordance with its terms under circumstances where no Parent Termination Fee or any other amount is payable, (iii) the three (3) month anniversary after the termination of the Merger Agreement in accordance with its terms and (iv) the fifteen (15) month anniversary of the date of this Guarantee (unless, in the case of clauses (iii) and (iv) above, the Guaranteed Party shall have commenced litigation against the Guarantor under and pursuant to this Guarantee prior to such termination, in which case this Guarantee shall terminate upon the final, non-appealable resolution of such action and satisfaction by the Guarantor of any obligations finally determined or agreed to be owed by the Guarantor, consistent with the terms hereof). Notwithstanding the foregoing, or anything express or implied in this Guarantee or otherwise, in the event that the Guaranteed Party or its Affiliates asserts in any litigation or other proceeding that the provisions of Section 0 hereof limiting the Guarantor’s liability to the Cap or the provisions of this Section 8 or Section 9 hereof are illegal, invalid or unenforceable in whole or in part, asserts that the Guarantor is liable in respect of Guaranteed Obligations in excess of or to a greater extent than the Cap, or asserts any theory of liability against any Non-Recourse Party (as defined in Section 9 hereof) with respect to this Guarantee, the equity commitment letter by and between Guarantor and Parent, dated as of the date hereof (the “Equity Commitment Letter”), the Merger Agreement, any other agreement or instrument delivered in connection with this Guarantee, the Equity Commitment Letter, the Merger Agreement or the transactions contemplated hereby or thereby, in each case, other than Retained Claims (as defined in Section 9 hereof) asserted by the Guaranteed Party against the Non-Recourse Party(ies) against which such Retained Claims may be asserted pursuant to Section 9, then: (i) the obligations of the Guarantor under or in connection with this Guarantee shall terminate ab initio and be null and void; (ii) if the Guarantor has previously made any payments under or in connection with this Guarantee, it shall be entitled to recover and retain such payments; and (iii) neither the Guarantor nor any other Non-Recourse Parties shall have any liability whatsoever (whether at law or in equity, whether sounding in contract, tort, statute or otherwise) to the Guaranteed Party or any other Person in any way under or in connection with this Guarantee, the Equity Commitment Letter, the Merger Agreement, any other agreement or instrument delivered in connection with this Guarantee, the Merger Agreement or the transactions contemplated hereby or thereby.
NO RECOURSE.   The Guaranteed Party acknowledges and agrees that, as of the date of this Guarantee, the sole assets of Parent are cash in a de minimis amount (less than $1,000) and its rights under the Merger Agreement, and that no additional funds are expected to be contributed to Parent unless and
A-A-3-5

until the Closing occurs under the Merger Agreement. Notwithstanding anything that may be expressed or implied in this Guarantee, the Merger Agreement, the Equity Commitment Letter, the Confidentiality Agreement or in any agreement or instrument delivered or contemplated thereby (collectively, the “Transaction Agreements”) or statement made or action taken in connection with, or that otherwise in any manner relates to, the transactions contemplated by any of the Transaction Agreements or the negotiation, execution, performance or breach of any Transaction Agreement (this Guarantee, the other Transaction Agreements and such agreements, instruments, statements and actions collectively, “Transaction-Related Matters”), and notwithstanding any equitable, common law or statutory right or claim that may be available to the Guaranteed Party or any of its Affiliates, and notwithstanding the fact that the Guarantor may be a partnership, by its acceptance of the benefits of this Guarantee, the Guaranteed Party covenants, acknowledges and agrees, on behalf of itself and its Affiliates, that:
no Non-Recourse Party (as hereinafter defined) has or shall have any obligations (whether of an equitable, contractual, tort, statutory or other nature) under, in connection with or in any manner related to any Transaction-Related Matter, other than (i) Parent’s and Merger Sub’s obligations under and pursuant to Sections 8.2, 8.3(c), 8.3(d), 9.11 and 9.12(c) of the Merger Agreement to pay the Parent Termination Fee to the Guaranteed Party and/or reimburse the costs and expenses of the Guaranteed Party if, as and when those obligations become payable and due under the Merger Agreement, and, without duplication, the Guarantor’s obligation to make cash payments to the Guaranteed Party under and pursuant to the terms of this Guarantee (subject to the Cap) and to otherwise comply with the terms of this Guarantee, (ii) Parent’s and Merger Sub’s obligation to cause the Equity Commitment Letter to be funded when and if the Guaranteed Party seeks specific performance of such obligation pursuant to the Merger Agreement and the Equity Commitment Letter, (iii) the obligations of Parent, Sponsor and the Rollover Investors to comply with the terms of the Support Agreement, (iv) certain Non-Recourse Parties’ obligations under, and pursuant to the terms of, the Confidentiality Agreement and the Equity Commitment Letter and (v) for fraud, against any Non-Recourse Party (any claim described in clauses (i), (ii), (iii), (iv) and (v) against any of the Persons specified in clauses (i), (ii), (iii), (iv) and (v) or any of their respective permitted successors or assigns, collectively, the “Retained Claims”);
in the absence of fraud, no recourse (whether under an equitable, contractual, tort, statutory or other claim or theory) under, in connection with or in any manner related to any Transaction-Related Matter shall be sought or had against (and, without limiting the generality of the foregoing, no liability shall attach to) any Non-Recourse Party, whether through Parent or any other Person interested in the transactions contemplated by any Transaction Agreement or otherwise, whether by or through theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or any other attempt to avoid or disregard the entity form of any Non-Recourse Party, by or through a claim by or on behalf of the Guaranteed Party or any of its Affiliates, Parent or any other Person against any Non-Recourse Party, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any applicable Law, or otherwise, except, in each case, for Retained Claims; provided, however, that in the event the Guarantor (i) consolidates with or merges with any other Person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or a substantial portion of its properties and other assets to any Person such that the sum of the Guarantor’s remaining net assets plus uncalled capital is less than the Cap, then, and in each such case, the Guaranteed Party may seek recourse, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any applicable Law, against such continuing or surviving entity or such Person, as the case may be, but only if the Guarantor fails to satisfy its payment obligations hereunder and only to the extent of the liability of the Guarantor hereunder (subject to the Cap); and
neither the Guaranteed Party nor any of its Affiliates has relied on any statement, representation or warranty or assurance made by, or any action taken by, any Person in connection with or in any manner related to a Transaction-Related Matter, other than those made by (i) the Guarantor in this Guarantee and (ii) Parent, Merger Sub, Guarantor and the Rollover Investors in the Transaction Agreements.
The Retained Claims shall be the sole and exclusive remedy (whether at law or in equity, whether sounding in contract, tort, statute or otherwise) of the Guaranteed Party, all of its Affiliates and any Person
A-A-3-6

purporting to claim by or through any of them or for the benefit of any of them against any or all of the Non-Recourse Parties, in respect of any claims, liabilities or obligations arising in any way under, in connection with or in any manner related to any Transaction-Related Matter. To the fullest extent permitted by Law, the Guaranteed Party, on behalf of itself and its security holders and Affiliates, hereby releases, remises and forever discharges all claims (other than Retained Claims) that the Guaranteed Party or any of its Affiliates has had, now has or might in the future have against any Non-Recourse Party arising in any way under, in connection with or in any manner related to any Transaction-Related Matter. The Guaranteed Party hereby covenants and agrees that, other than with respect to the Retained Claims, it shall not, and it shall cause its Affiliates not to, institute any proceeding or bring any claim in any way under, in connection with or in any manner related to any Transaction-Related Matter (whether at law or in equity, whether sounding in contract, tort, statute or otherwise) against any Non-Recourse Party. Other than the Non-Recourse Parties, no Person other than the Guarantor and the Guaranteed Party shall have any rights or remedies under, in connection with or in any manner related to this Guarantee or the transactions contemplated hereby.
As used herein, the term “Non-Recourse Parties” means the Guarantor and any and all former, current or future, direct or indirect general or limited partners, equity holders, stockholders, controlling persons, directors, officers, employees, agents, members, managers, management companies, assignees, Affiliates, subsidiaries or portfolio companies of the Guarantor (including but not limited to Parent and Merger Sub) and any and all former, current or future, direct or indirect general or limited partners, equity holders, stockholders controlling persons, directors, officers, employees, agents, members, managers, management companies, assignees, Affiliates, subsidiaries or portfolio companies of any of the foregoing, and any and all former, current or future heirs, executors, administrators, trustees, successors, assigns or agents of any of the foregoing).
GOVERNING LAW; JURISDICTION.   THIS GUARANTEE, THE RIGHTS OF THE PARTIES UNDER OR IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATED TO ANY OF THE FOREGOING, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE that apply to agreements made and performed entirely within the State of Delaware, WITHOUT REGARD TO the conflicts of laws provisions thereof or of any other jurisdiction. Each party hereto irrevocably agrees that any Proceeding arising out of or relating to this Guarantee shall be brought and determined in the Court of Chancery of the State of Delaware or, if exclusive jurisdiction over the matter is vested in the federal courts, any court of the United States located in the State of Delaware (and each such party shall not bring any Proceeding arising out of or relating to this Guarantee in any court other than the aforesaid courts), and each of the Guarantor and the Guaranteed Party hereby irrevocably submits with regard to any such Proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of Guarantor and the Guaranteed Party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Proceeding, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (ii) that it or its property is exempt or immune from jurisdiction of such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) that (x) such Proceeding in any such court is brought in an inconvenient forum, (y) the venue of such Proceeding is improper and (z) this Guarantee or the subject matter hereof, may not be enforced in or by such courts. Such courts are hereby expressly authorized to establish such extension period as referred to in the fourth sentence of Section 9.13(a) of the Merger Agreement as they may deem appropriate.
2.   WAIVER OF JURY TRIAL.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY controversy which may arise under this Guarantee IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING arising out of or relating to this Guarantee. EACH PARTY hereto CERTIFIES AND ACKNOWLEDGES THAT: (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS
A-A-3-7

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF any SUCH PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.
COUNTERPARTS.   This Guarantee may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when each party has received counterparts signed by each of the other parties, it being understood and agreed that delivery of a signed counterpart of this Guarantee by facsimile transmission or by email shall constitute valid and sufficient delivery thereof.
THIRD PARTY BENEFICIARIES.   This Guarantee shall be binding upon, inure solely to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns, and nothing express or implied in this Guarantee is intended to, or shall, confer upon any other Person any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Guaranteed Party to enforce, the obligations set forth herein; except that as a material aspect of this Guarantee the parties intend that all Non-Recourse Parties other than the Guarantor shall be, and such Non-Recourse Parties are, intended third party beneficiaries of this Guarantee who may rely on and enforce the provisions of this Guarantee that bar the liability, or otherwise protect the interests, of such Non-Recourse Parties.
CONFIDENTIALITY.
This Guarantee shall be treated as confidential and is being provided to the Guaranteed Party solely in connection with the transactions contemplated by the Transaction Agreement. This Guarantee may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of the Guarantor; provided that no such written consent is required for any disclosure of the existence or content of this Guarantee by the Guaranteed Party: (i) to its Affiliates and its representatives; or (ii) to the extent required by Law, the rules of any applicable securities exchange, or in connection with any SEC filing relating to the Merger (provided, that the Guaranteed Party will provide the Guarantor an opportunity to review such required disclosure in advance of such public disclosure being made) or (iii) in connection with any Proceeding related to the enforcement of the terms of this Guarantee, the Equity Commitment Letter or the Merger Agreement or seeking the specific performance of the obligations of the Guarantor under the Equity Commitment Letter.
MISCELLANEOUS.
This Guarantee, the Merger Agreement, the Equity Commitment Letter and the Confidentiality Agreement: (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Guarantee, and (ii) are not intended to confer upon any Person other than the parties hereto any rights or remedies whatsoever. No amendment, modification or supplement of this Guarantee or any provision hereof shall be enforceable unless approved by the Guaranteed Party and the Guarantor in writing. The Guaranteed Party and its Affiliates are not relying upon any prior or contemporaneous statement, undertaking, understanding, agreement, representation or warranty, whether written or oral, made by or on behalf of the Guarantor or any other Non-Recourse Party in connection with this Guarantee except as expressly set forth herein by the Guarantor. The Guarantor and its Affiliates are not relying upon any prior or contemporaneous statement, undertaking, understanding, agreement, representation or warranty, whether written or oral, made by or on behalf of the Guaranteed Party in connection with this Guarantee except as expressly set forth herein by the Guaranteed Party.
If any term, provision, covenant or restriction of this Guarantee is held by a court of competent jurisdiction to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Guarantee shall nevertheless remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that this Guarantee may not be enforced without giving effect to the limitation of the amount payable by the Guarantor hereunder to the Cap provided in Section 0 hereof and to the provisions of Sections 8 and 9 hereof. Upon such determination that any term, provision, covenant or restriction is invalid, illegal, void, unenforceable or
A-A-3-8

against regulatory policy, the parties hereto shall negotiate in good faith to modify this Guarantee so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible. Each party hereto covenants and agrees that it shall not assert, and shall cause its respective Affiliates and representatives not to assert, that this Guarantee or any part hereof is invalid, illegal or unenforceable in accordance with its terms.
The descriptive headings herein are inserted for convenience of reference only and will not affect the meaning or interpretation of this Guarantee.
All parties acknowledge that each party and its counsel have reviewed this Guarantee and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Guarantee.
[Remainder of page intentionally left blank]
A-A-3-9

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed and delivered as of the date first written above by its officer or representative thereunto duly authorized.
TPG ASIA VI, L.P.
By: TPG Asia GenPar VI, L.P., its general partner
By: TPG Asia GenPar VI Advisors, Inc., its general partner

By:
Name: Ronald Cami Title: Vice President

[GUARANTEE SIGNATURE PAGE]
A-A-3-10

IN WITNESS WHEREOF, the Guaranteed Party has caused this Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.
CHINDEX INTERNATIONAL, INC.

By:
Name: Roberta Lipson Title: Chief Executive Officer

A-A-3-11

Exhibit B
Certificate of Incorporation of the Surviving Corporation

CERTIFICATE OF INCORPORATION
OF
CHINDEX INTERNATIONAL, INC.
I, the undersigned natural person acting as an incorporator of a corporation, (the “Company”) under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), do hereby adopt the following Certificate of Incorporation (the “Certificate”) for the Company:
Article One
The name of the Company is Chindex International, Inc.
Article Two
The registered office of the Company in the State of Delaware is located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of the registered agent whose office address will be the same as the registered office is The Corporation Trust Company.
Article Three
The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.
Article Four
The total number of shares of capital stock that the Company has authority to issue is 100 shares, which will be designated Common Stock, par value $1.00 per share.
Article Five
The name and mailing address of the Incorporator are as follows:

Name	Address
Ronald Cami	301 Commerce Street, Suite 3300 Fort Worth, TX 76102

Article Six
Unless, and except to the extent that, the Bylaws of the Company (the “Bylaws”) so require, the election of directors need not be by written ballot.
Article Seven
The board of directors of the Company (the “Board of Directors”) may from time to time adopt, amend or repeal the Bylaws, subject to the power of the stockholders to adopt any Bylaws or to amend or repeal any Bylaws adopted, amended or repealed by the Board of Directors.
Article Eight
The personal liability of the directors of the Company is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of the Delaware General Corporation Law, as the same may be amended and supplemented from time to time.
Article Nine
The directors shall have powers without the assent or vote of the stockholders to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Company; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.
A-B-1

Article Ten
The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Company which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Company and upon all the stockholders as though it had been approved or ratified by every stockholder of the Company, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.
Article Eleven
In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any bylaws from time to time made by the stockholders; provided, however, that no bylaws so made shall invalidate any prior act of the directors which would have been valid if such bylaw had not been made.
Article Twelve
The Company shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.
Article Thirteen
Section 203 of the General Corporation Law of the State of Delaware shall not apply to the Company.
A-B-2

THE UNDERSIGNED INCORPORATOR, for the purposes of forming the corporation, does make and file this Certificate of Incorporation, hereby declaring and certifying that the facts here stated are true and accordingly has set his hand on August 20, 2013.
By: /s/ Ronald Cami
Name: Ronald Cami
Title:    Sole Incorporator
A-B-3

Exhibit C
Bylaws of the Surviving Corporation

BYLAWS
OF
CHINDEX INTERNATIONAL, INC.
A Delaware Corporation

Page
Article One: OFFICES
1.1 Registered Office and Agent	A-C-1
1.2 Other Offices	A-C-1
Article Two: STOCKHOLDERS
2.1 Annual Meeting	A-C-1
2.2 Special Meeting	A-C-1
2.3 Place of Meetings	A-C-1
2.4 Notice	A-C-1
2.5 Voting List	A-C-1
2.6 Voting of Shares	A-C-2
2.7 Quorum	A-C-2
2.8 Required Vote; Withdrawal of Quorum	A-C-2
2.9 Method of Voting; Proxies	A-C-2
2.10 Record Date	A-C-2
2.11 Conduct of Meeting	A-C-3
2.12 Consent of Stockholders in Lieu of Meeting	A-C-3
Article Three: DIRECTORS
3.1 Management	A-C-3
3.2 Number; Election; Term; Qualification	A-C-3
3.3 Change in Number	A-C-4
3.4 Removal and Resignation	A-C-4
3.5 Vacancies	A-C-4
3.6 Place of Meetings	A-C-4
3.7 First Meeting	A-C-4
3.8 Regular Meetings	A-C-4
3.9 Special Meetings; Notice	A-C-4
3.10 Quorum; Majority Vote	A-C-5
3.11 Order of Business	A-C-5
3.12 Presumption of Assent	A-C-5
3.13 Compensation	A-C-5
3.14 Action Without a Meeting	A-C-5
Article Four: COMMITTEES
4.1 Designation	A-C-5
4.2 Number; Qualification; Term	A-C-5
4.3 Authority	A-C-6
4.4 Committee Changes	A-C-6
4.5 Regular Meetings	A-C-6
4.6 Special Meetings	A-C-6
4.7 Quorum; Majority Vote	A-C-6
4.8 Minutes	A-C-6
4.9 Compensation	A-C-6
4.10 Responsibility	A-C-6

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Page
Article Five: GENERAL PROVISIONS RELATING TO MEETINGS
5.1 Notice	A-C-6
5.2 Waiver of Notice	A-C-6
5.3 Telephone and Similar Meetings	A-C-7
Article Six: OFFICERS
6.1 Number; Titles; Election; Term of Office	A-C-7
6.2 Removal and Resignation	A-C-7
6.3 Vacancies	A-C-7
6.4 Authority	A-C-7
6.5 Compensation	A-C-7
6.6 Chairman of the Board	A-C-7
6.7 President	A-C-7
6.8 Vice Presidents	A-C-7
6.9 Treasurer	A-C-7
6.10 Assistant Treasurers	A-C-8
6.11 Secretary	A-C-8
6.12 Assistant Secretaries	A-C-8
Article Seven: CERTIFICATES AND SHAREHOLDERS
7.1 Certificates for Shares	A-C-8
7.2 Consideration for Shares	A-C-8
7.3 Replacement of Lost or Destroyed Certificates	A-C-9
7.4 Transfer of Shares	A-C-9
7.5 Registered Stockholders	A-C-9
7.6 Regulations	A-C-9
7.7 Legends	A-C-9
Article Eight: INDEMNIFICATION OF DIRECTORS AND OFFICERS
8.1 Right to Indemnification	A-C-9
8.2 Advancement of Expenses	A-C-9
8.3 Nonexclusivity of Right to Indemnification	A-C-10
8.4 Insurance	A-C-10
Article Nine: MISCELLANEOUS PROVISIONS
9.1 Dividends	A-C-10
9.2 Reserves	A-C-10
9.3 Books and Records	A-C-10
9.4 Fiscal Year	A-C-10
9.5 Seal	A-C-10
9.6 Securities of Other Corporations	A-C-10
9.7 Invalid Provisions	A-C-10
9.8 Attestation by the Secretary	A-C-10
9.9 Headings; Table of Contents	A-C-10
9.10 References	A-C-11
9.11 Amendments	A-C-11

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BYLAWS

OF

CHINDEX INTERNATIONAL, INC.

A Delaware Corporation
PREAMBLE
The bylaws of the Company (“Bylaws”) are subject to, and governed by, the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) and the certificate of incorporation of Chindex International, Inc., a Delaware corporation (the “Company”). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the certificate of incorporation of the Company (the “Certificate of Incorporation”), such provisions of the Delaware General Corporation Law or the Certificate of Incorporation, as the case may be, will be controlling.
ARTICLE ONE: OFFICES
1.1 Registered Office and Agent.   The registered office and registered agent of the Company will be as designated from time to time by the appropriate filing by the Company in the office of the Secretary of State of the State of Delaware.
1.2 Other Offices.   The Company may also have offices elsewhere, both within and without the State of Delaware, as the board of directors of the Company (the “Board of Directors”) may from time to time determine or as the business of the Company may require.
ARTICLE TWO: STOCKHOLDERS
2.1 Annual Meeting.   An annual meeting of stockholders of the Company (the “Stockholders”) will be held each calendar year on the date and at the time and place as designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. If the date chosen for the meeting is a legal holiday, then the meeting will be held on the following business day, at the time specified in the notice or waiver of notice of the meeting. At such meeting, the Stockholders will elect directors and transact such other business as may properly be brought before the meeting.
2.2 Special Meeting.   A special meeting of the Stockholders may be called at any time by the chairman of the board of the Company (the “Chairman of the Board”), the president of the Company (the “President”), the Board of Directors, or the Stockholders of not less than ten percent of all shares entitled to vote at such meeting. The date, time and place of the special meeting are to be designated by the person(s) calling the meeting and must be stated in the notice of the special meeting or in a duly executed waiver of notice of such meeting. Only the business stated or indicated in the notice of the special meeting or in a duly executed waiver of notice of the meeting may be conducted at the special meeting.
2.3 Place of Meetings.   Meetings of Stockholders will be held at the principal office of the Company unless another place, within or outside the state of Delaware, is designated for meetings in the manner provided in Sections 2.1 and 2.2.
2.4 Notice.   Except as otherwise provided by law, written or printed notice stating the place, day and time of each meeting of the Stockholders and, in case of a special meeting, the purpose(s) for which the meeting is called, must be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the secretary of the Company (the “Secretary”) or the officer or person(s) calling the meeting, to each Stockholder of record entitled to vote at the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the Stockholder at his address as it appears on the Company records.
2.5 Voting List.   At least ten days before each meeting of Stockholders, the secretary or other officer of the Company who has charge of the Company’s stock ledger must prepare a complete list of Stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each
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Stockholder and number of shares registered in the name of each Stockholder. For a period of ten days prior to such meeting, the list must be kept on file at a place within the city where the meeting is to be held, which place must be specified in the notice of meeting or a duly executed waiver of notice of such meeting or, if not specified in the notice, at the place where the meeting is to be held. The voting list will be open to examination by any Stockholder during ordinary business hours. The list must also be produced at the meeting and kept there at all times during the meeting and may be inspected by any Stockholder present. The stock ledger is the only evidence as to who are the Stockholders entitled to examine the list.
2.6 Voting of Shares.   Treasury shares, shares of the Company’s own capital stock belonging to it or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Company, are neither entitled to vote nor be counted for quorum purposes. Nothing in this section is to be construed as limiting the right of the Company to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. All persons holding Company stock in a fiduciary capacity are entitled to vote the shares so held. Persons whose stock is pledged are entitled to vote, unless in the transfer by the pledgor on the books of the Company, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.
2.7 Quorum.   The holders of a majority of the outstanding shares entitled to vote on a matter, present in person or by proxy, will constitute a quorum at any meeting of Stockholders, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. If a quorum is not present, in person or by proxy, at any meeting of Stockholders, the Stockholders entitled to vote at the meeting and who are present, in person or by proxy, may adjourn the meeting. If no Stockholder entitled to vote is present, any officer of the Company may adjourn the meeting without notice other than announcement at the meeting (unless the Board of Directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum is present, in person or by proxy. At any adjourned meeting at which a quorum is present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each Stockholder of record entitled to vote at the adjourned meeting.
2.8 Required Vote; Withdrawal of Quorum.   Directors of the Company are to be elected at a Stockholders meeting at which a quorum is present, by a plurality of the votes of the shares entitled to vote on the election of directors and present in person or represented by proxy. In all other matters, except the election of directors and those otherwise provided by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority of shares present in person or represented by proxy at a meeting at which a quorum is present, and entitled to vote on the subject matter, will be the act of the Stockholders. The Stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.
2.9 Method of Voting; Proxies.   Except as otherwise provided in the Certificate of Incorporation or by law, each outstanding share is entitled to one vote on each matter submitted to a vote at a Stockholders meeting. Elections of directors need not be by written ballot. At any Stockholders meeting, every Stockholder having the right to vote or to express consent or dissent to corporate action in writing without a meeting may do so either in person or by a proxy executed in writing by the Stockholder or by his duly authorized attorney-in-fact, or any other means permitted by law. No proxy will be valid after three years from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy will be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy will be revocable unless it expressly provides that it is irrevocable and is coupled with an interest sufficient in law to support an irrevocable power or is otherwise made irrevocable by law.
2.10 Record Date.
(a) Meetings of Stockholders.   In order that the Company may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date may not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date may not be more than 60 nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders will
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be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders will apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(b) Action Without a Meeting.   In order that the Company may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date may not precede the date upon which the resolution fixing the record is adopted by the Board of Directors, and which date may not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in this State, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of Stockholders are recorded. Delivery made to the Company’s registered office must be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors, and prior action by the Board of Directors is required by law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting will be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
(c) Dividends, Distributions, Other Actions.   In order for the Company to determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date may not precede the date upon which the resolution fixing the record date is adopted, and which record date may not be more than 60 days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose will be at the close of business on the day of which the Board of Directors adopts the resolution relating thereto.
2.11 Conduct of Meeting.   The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the President will preside at all meetings of Stockholders. The Secretary will keep the records of each meeting of Stockholders. In the absence or inability to act of any such officer, the officer’s duties must be performed by the officer given the authority to act for the absent or non-acting officer under these Bylaws or by some person(s) appointed at the meeting.
2.12 Consent of Stockholders in Lieu of Meeting.   Except as otherwise provided by law or by the Certificate of Incorporation, any action required to be taken, or which may be taken, by law, the Certificate of Incorporation or these Bylaws, at any annual or special meeting of Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent(s) in writing, setting forth the action taken, is signed by the holders of shares of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted, provided that (a) such consent is executed and delivered in a manner consistent with Delaware law and (b) prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent is given to those Stockholders who have not consented in writing.
ARTICLE THREE: DIRECTORS
3.1 Management.   The business and affairs of the Company will be managed by and under the Board of Directors. Subject to the restrictions imposed by law, the Certificate of Incorporation or these Bylaws, the Board of Directors may exercise all the powers of the Company.
3.2 Number; Election; Term; Qualification.   The number of directors which constitutes the entire Board of Directors may not be less than one. The first Board of Directors will consist of the number of directors named in the Certificate of Incorporation or, if no directors are so named, will consist of the number of directors elected by the incorporator(s) at an organizational meeting or by unanimous written
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consent in lieu of the organizational meeting. Thereafter, within the limits above specified, the number of directors which constitutes the entire Board of Directors will be determined by resolution of the Board of Directors or by resolution of the Stockholders at the annual meeting or at a special meeting called for that purpose. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the directors will be elected at an annual meeting of Stockholders at which a quorum is present and in accordance with the provisions for election of directors set forth in Section 2.8, supra. Each director chosen in this manner will hold office until the first annual meeting of Stockholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation, or removal from office. No director need be a Stockholder of the Company or a Delaware resident. Acceptance of the office of director may be expressed orally or in writing.
3.3 Change in Number.   A decrease in the number of directors constituting the entire Board of Directors will not have the effect of shortening the term of any incumbent director.
3.4 Removal and Resignation.   At any meeting of Stockholders or, whenever permitted by law and the Certificate of Incorporation, without a meeting by their written consents thereto, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors; provided, however, that if the Stockholders have the right to cumulate votes in the election of directors pursuant to the Certificate of Incorporation, if less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.
Any director may resign at any time. The resignations must be made in writing and will take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Chairman of the Board, if any, the President or the Secretary. The acceptance of a resignation will not be necessary to make it effective, unless expressly so provided in the resignation.
3.5 Vacancies.   Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen will hold office until the first annual meeting of Stockholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation or removal from office. If there are no directors in office, an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly-created directorship, the directors then in office constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any Stockholder(s) holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly-created directorships or to replace the directors chosen by the directors then in office. Except as otherwise provided in these Bylaws, when one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, will have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation(s) become effective, and each director so chosen will hold office as provided in these Bylaws with respect to the filling of other vacancies.
3.6 Place of Meetings.   The Board of Directors may hold its meetings and may have an office(s) in such place(s), within or outside the State of Delaware, as the Board of Directors may from time to time determine or as is specified in the notice of such meeting or duly executed waiver of notice of such meeting.
3.7 First Meeting.   Each newly elected Board of Directors may hold its first organizational meeting, if a quorum is present, immediately after and at the same place as the annual meeting of Stockholders. Notice of such meeting is not necessary.
3.8 Regular Meetings.   Regular meetings of the Board of Directors may be held without notice at such times and places as designated from time to time by resolution of the Board of Directors and communicated to all directors.
3.9 Special Meetings; Notice.   Special meetings of the Board of Directors will be held whenever called by the Chairman of the Board, the President or any director. The Secretary must give notice or the person calling the special meeting must cause notice to be given of each special meeting to each director at least one
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day before the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Unless limited by law, by the Certificate of Incorporation or by the Bylaws, any and all business may be transacted at any special meeting of directors.
3.10 Quorum; Majority Vote.   At all meetings of the Board of Directors, a majority of the directors fixed in the manner provided in these Bylaws will constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the directors present or any director solely present may adjourn the meeting, without further notice other than an announcement at the meeting until a quorum is present. Unless the act of a greater number is required by law, the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is in attendance will be the act of the Board of Directors. At any time that the Certificate of Incorporation provides that directors elected by the holders of a class or series of stock will have more or less than one vote per director on any matter, every reference in these Bylaws to a majority or other proportion of directors will refer to a majority or other proportion of the votes of such directors.
3.11 Order of Business.   At meetings of the Board of Directors, business shall be transacted in such order as the Board of Directors may determine. The Chairman of the Board, if any, and, if none or if the Chairman of the Board is absent or otherwise unable to act, the President is to preside at all meetings of the Board of Directors. In the absence or inability to act of either officer, a chairman is to be chosen by the Board of Directors from among the directors present. The Secretary is to act as the secretary of each meeting of the Board of Directors unless the Board of Directors appoints another person to act as secretary of the meeting. The regular minutes of the proceedings must be placed in the minute book of the Company.
3.12 Presumption of Assent.   A director of the Company who is present at any meeting of the Board of Directors at which action on any Company matter is taken will be presumed to have assented to the action unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or forwards any dissent by certified or registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action.
3.13 Compensation.   The Board of Directors has the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the Board of Directors or any committee thereof; provided, however, that nothing contained herein be construed to preclude any director from serving the Company in any other capacity or receiving compensation therefor.
3.14 Action Without a Meeting.   Unless otherwise restricted by the Certificate of Incorporation or Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing(s) are filed with the minutes of proceedings of the Board, or committee.
ARTICLE FOUR: COMMITTEES
4.1 Designation.   The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate one or more committees.
4.2 Number; Qualification; Term.   Each committee will consist of one or more directors appointed by resolution adopted by a majority of the entire Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each alternate committee member is absent or disqualified, the member(s) of the committee present at any meeting and not disqualified from voting, whether or not a quorum is present, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The number of committee members may be increased or decreased by resolution adopted by a majority of the entire Board of Directors. Each committee member shall serve as such until the earliest of (a) the expiration of his term as director, (b) his resignation as a committee member or as a director, or (c) his removal as a committee member or as a director.
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4.3 Authority.   Each committee, to the extent expressly provided in the resolution establishing such committee, will have and may exercise all of the authority of the Board of Directors in the management of the business and property of the Company except to the extent expressly restricted by law, the Certificate of Incorporation or these Bylaws. A committee of the Board of Directors may be given the power and authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to the Delaware General Corporation Law.
4.4 Committee Changes.   The Board of Directors will have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.
4.5 Regular Meetings.   Regular meetings of any committee may be held without notice at such time and place as may be designated by the committee and communicated to all its members.
4.6 Special Meetings.   Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting must cause notice of such special meeting, including the time and place of such special meeting, to be given to each committee member at least one day before the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of the special meeting.
4.7 Quorum; Majority Vote.   At meetings of any committee, a majority of the number of members designated by the Board of Directors will constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting, without notice, other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance will be the act of the committee, unless the act of a greater number is required by law, the Certificate of Incorporation or these Bylaws.
4.8 Minutes.   The minutes of the proceedings of each committee must be prepared and the committee must report the minutes to the Board of Directors upon the request of the Board of Directors. The minutes of the proceedings of each committee must be delivered to the Secretary for placement in the Company’s minute books.
4.9 Compensation.   Committee members may, by resolution of the Board of Directors, be allowed a stated salary or a fixed sum and expenses of attendance, if any, for attending any committee meetings.
4.10 Responsibility.   The designation of any committee and the delegation of authority to it will not operate to relieve the Board of Directors or any director of any responsibility imposed upon it or any director by law.
ARTICLE FIVE: GENERAL PROVISIONS RELATING TO MEETINGS
5.1 Notice.   Whenever by law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any committee member, director or Stockholder and no provision is made as to how such notice must be given, any such notice may be given (a) in person, (b) in writing, by mail, postage prepaid, addressed to such committee member, director or Stockholder at his address as it appears on the books or, in the case of a Stockholder, the stock transfer records of the Company or (c) by any other method permitted by law. Any notice required or permitted to be given by mail will be deemed to be given at the time it is deposited in the United States mail. Any notice required or permitted to be given by overnight courier service will be deemed to be given at the time delivered to such service with all charges prepaid and properly addressed. Any notice required or permitted to be given by telegram, telex or telefax will be deemed to be given at the time transmitted with all charges prepaid and properly addressed.
5.2 Waiver of Notice.   Whenever by law, the Certificate of Incorporation or these Bylaws, any notice is required to be given to any Stockholder, director or committee member, a waiver thereof in writing signed by the person(s) entitled to such notice, whether before or after the time notice should have been given, will be equivalent to the giving of such notice. Attendance of a Stockholder, director or committee member at a meeting will constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
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5.3 Telephone and Similar Meetings.   Stockholders, directors or committee members may participate in meetings and hold meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meetings can hear each other. Participation in such a meeting will constitute presence in person at the meeting, except where a person participates for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE SIX: OFFICERS
6.1 Number; Titles; Election; Term of Office.   The officers of the Company will be a President, a Secretary and any other officers as the Board of Directors may from time to time elect or appoint, including, but not limited to, a Chairman of the Board, one or more vice presidents (the “Vice President(s)”) and a treasurer (the “Treasurer”). Unless otherwise specified by these Bylaws or by resolution of the Board of Directors, at the first meeting of the Board of Directors after each annual meeting of Stockholders at which a quorum is present, the Board of Directors shall elect the officers. Each officer will hold office until his successor has been duly elected and qualified, until his death or until he resigns or has been removed in the manner provided here. Any two or more offices may be held by the same person. None of the officers need be a Stockholder or Company director.
6.2 Removal and Resignation.   Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby, but such removal will be without prejudice to the contract rights, if any, of the person removed. Election or appointment of an officer or agent will not of itself create contract rights. An officer may resign at any time upon written notice to the Company. The acceptance of a resignation will not be necessary to make it effective unless so provided in the resignation.
6.3 Vacancies.   Any vacancy occurring in any office of the Company may be filled by the Board of Directors.
6.4 Authority.   Officers will have the authority and perform such duties in the management of the Company as provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.
6.5 Compensation.   The compensation, if any, of officers and agents will be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may by resolution delegate to any one or more officers the authority to fix such compensation.
6.6 Chairman of the Board.   The Chairman of the Board, if one is elected by the Board of Directors, will have those powers and duties as prescribed by the Board of Directors.
6.7 President.   Unless and to the extent that such powers and duties are expressly delegated to a Chairman of the Board by the Board of Directors, the President will be the chief executive officer of the Company and, subject to the supervision of the Board of Directors, will have general management and control of the business and property of the Company in the ordinary course of its business with all powers with respect to general management and control reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge or suspend employees and agents, to fix the compensation of employees and agents and to suspend, with or without cause, any officer pending final action by the Board of Directors with respect to continued suspension, removal or reinstatement of such officer.
6.8 Vice Presidents.   Each Vice President, if any, will have those powers and duties assigned to him by the Board of Directors, or delegated by the Chairman of the Board or the President. The Vice Presidents, in the order designated by the Board of Directors or, in the absence of such a designation, as determined by the length of time each has held the office of Vice President, will exercise the powers of the President during the President’s absence or inability to act.
6.9 Treasurer.   The Treasurer will have the care and custody of all the Company funds and must deposit them in such banks or other depositories as the Board of Directors or any officer(s), or any officer and agent jointly, duly authorized by the Board of Directors, direct or approve. He must keep a full and accurate account of all monies received and paid on account of the Company and must render a statement of his accounts whenever the Board of Directors so requires. Except as otherwise provided by the Board of Directors, he must perform all other necessary acts and duties in connection with the administration of the
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Company’s financial affairs and generally perform all the duties usually appertaining to the office of the Treasurer. Whenever required by the Board of Directors, he must give bonds for the faithful discharge of his duties in such sums and with such securities as the Board of Directors may approve. In the absence of the Treasurer, the person designated by the Chairman of the Board, if any, or the President will perform his duties.
6.10 Assistant Treasurers.   Each assistant treasurer, if any, of the Company (“Assistant Treasurer”) will have those powers and duties assigned to him by the Board of Directors, or delegated by the Chairman of the Board or the President. The Assistant Treasurers, in the order as designated by the Board of Directors or, in the absence of such a designation, as designated by the length of time they have held the office of Assistant Treasurer, will exercise the powers of the Treasurer during the Treasurer’s absence or inability to act.
6.11 Secretary.   Except as otherwise provided in these Bylaws, the Secretary must keep the minutes of all meetings of the Board of Directors, of any committee and of the Stockholders, or consents in lieu of such meetings in the Company’s minute books and must cause notice of the meetings to be given when requested by any person authorized to call a meeting. The Secretary may sign with the Chairman of the Board or the President, in the name of the Company, all contracts of the Company and affix the Company seal (if any) thereto. The Secretary may sign with the Chairman of the Board or the President all Company Stock certificates, and he is in charge of the certificate books, share transfer records, stock ledgers and any other stock books and papers as the Board of Directors may direct, all of which must, at all reasonable times, be open to inspection by any director at the Company office during business hours. The Secretary, will in general, perform such other duties incident to the office of the Secretary, or as assigned by the Board of Directors or delegated by the Chairman of the Board or the President.
6.12 Assistant Secretaries.   Each assistant secretary, if any, of the Company (“Assistant Secretary”) will have those powers and duties assigned to him by the Board of Directors or delegated by the Chairman of the Board or the President. The Assistant Secretaries, in the order as designated by the Board of Directors or, in the absence of such a designation, as determined by the length of time they have held the office of Assistant Secretary, will exercise the powers of the Secretary during the Secretary’s absence or inability to act.
ARTICLE SEVEN: CERTIFICATES AND SHAREHOLDERS
7.1 Certificates for Shares.   Certificates for shares of stock of the Company will be in the form approved by the Board of Directors. The certificates must be signed by the Chairman of the Board or the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on the certificates may be a facsimile and may be sealed with the Company seal or a facsimile thereof. If any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be an officer, transfer agent or registrar before the certificate is issued, the certificate may be issued by the Company with the same effect as if he were an officer, transfer agent or registrar at the date of issue. The certificates must be consecutively numbered and entered in the Company books as they are issued and must exhibit the holder’s name and the number of shares. The Board of Directors may provide by resolution(s) that some or all of any or all classes or series of its stock will be uncertificated shares. However, any such resolution will not apply to shares represented by a certificate until that certificate is surrendered to the Company. Notwithstanding the adoption of such a resolution, every holder of uncertificated shares is entitled, upon request, to have a certificate signed as prescribed above.
7.2 Consideration for Shares.   The consideration for subscriptions to, or the purchase of shares of capital stock to be issued by the Company, must be paid in the form and in the manner that the Board of Directors determines. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration will be conclusive. Capital stock so issued will be considered fully paid and nonassessable so long as the par value or stated value allocated to capital is paid in full by consideration in the form of cash, services rendered, personal or real property, leases of real property or a combination thereof. The balance or surplus in the subscription or purchase price of the stock, if the directors so determine, may be supplied by a binding obligation of the subscriber or purchaser to pay the balance of the price.
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7.3 Replacement of Lost or Destroyed Certificates.   The Board of Directors may issue a new certificate of stock or uncertificated shares in place of any certificate issued by it, alleged to have been lost) stolen or destroyed, and the Board of Directors may require the owner of the lost, stolen or destroyed certificate, or his legal representative to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of the certificate or the issuance of a new certificate of stock or uncertificated shares.
7.4 Transfer of Shares.   Upon surrender to the Company or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it will be the duty of the Company to issue a new certificate to the person entitled to the new certificate, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares will be cancelled and issuance of new equivalent uncertificated shares or certificated shares will be made to the person entitled thereto and the transaction will be recorded upon the books of the Company.
7.5 Registered Stockholders.   The Company will be entitled to treat the holder of record of any share(s) of stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to such share(s) on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.
7.6 Regulations.    he Board of Directors will have the power and authority to make all rules and regulations as they deem expedient concerning the issue, transfer, registration or the replacement of certificates for shares of Company stock.
7.7 Legends.   The Board of Directors will have the power and authority to provide that certificates representing shares of stock bear those legends that the Board of Directors deems appropriate to assure that the Company complies with applicable federal or state securities laws or other laws.
ARTICLE EIGHT: INDEMNIFICATION OF DIRECTORS AND OFFICERS
8.1 Right to Indemnification.   Reference is made to Section 145 and any other relevant provisions of the Delaware General Corporation Law. Particular reference is made to the class of persons, hereinafter called “Indemnitees”, who may be indemnified by a Delaware corporation pursuant to the provisions of such Section 145, namely, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or the heirs, executors, or administrators of such person. The Company shall, and is hereby obligated to, indemnify the Indemnitees, and each of them, in each and every situation where the Company is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Company shall indemnify the Indemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Company is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification with respect to any situation covered under this sentence, (i) the Company shall promptly make or cause to be made, by any of the methods referred to in Subsection (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful, and (ii) no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.
8.2 Advancement of Expenses.   The Company may advance the expenses (including reasonable attorneys’ fees) incurred by an officer or director in defending any Proceeding prior to the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Company under Delaware General Corporation Law, as the same exists or may be amended in the future.
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Expenses (including reasonable attorneys’ fees) incurred by other employees and agents may be paid upon those terms and conditions that the Board of Directors deems appropriate.
8.3 Nonexclusivity of Right to Indemnification.   The indemnification and advancement of expenses provided by, or granted pursuant to, the provisions of this Article Eight are not to be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Bylaws, any agreement or vote of Stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.
8.4 Insurance.   The Company will have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under this Article Eight or Delaware General Corporation Law or both.
ARTICLE NINE: MISCELLANEOUS PROVISIONS
9.1 Dividends.   Dividends upon the capital stock of the Company, subject to the provisions of the Certificate of Incorporation and applicable statutes, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, property or shares of the capital stock.
9.2 Reserves.   Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends the sum(s) that the directors, in their absolute discretion, think proper as a reserve(s) to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company or for such other purpose as the directors may find conducive to the interests of the Company, and the directors may modify or abolish any reserve in the manner in which it was created.
9.3 Books and Records.   The Company must keep correct and complete books and records of account and must keep minutes of the proceedings of its Stockholders and Board of Directors. The Company must keep at its registered office or principal place of business or at the office of its transfer agent or registrar, a record of the original issuance of shares by the Company and a record of each transfer of those shares that have been presented to the Company for registration of transfer, giving the names and addresses of all past and current Stockholders and the number and class of the shares held by each.
9.4 Fiscal Year.   The fiscal year of the Company will be fixed by the Board of Directors; provided, however, that if the fiscal year is not fixed by the Board of Directors and the selection of the fiscal year is not expressly deferred by the Board of Directors, the fiscal year will be the calendar year.
9.5 Seal.   The seal of the Company will be in the form approved from time to time by the Board of Directors.
9.6 Securities of Other Corporations.   The President and each Vice President (or any other officers designated by the Board of Directors) will have the power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Company and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.
9.7 Invalid Provisions.   If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, will remain valid and operative.
9.8 Attestation by the Secretary.   With respect to any deed, deed of trust, mortgage or other instrument executed by the Company through its duly authorized officer(s), the attestation to such execution by the Secretary will not be necessary to constitute such deed, deed of trust, mortgage or other instrument a valid and binding obligation against the Company unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.
9.9 Headings; Table of Contents.   The headings and table of contents used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in the interpretation of these Bylaws.
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9.10 References.   In these Bylaws, whenever the singular number is used, the same includes the plural where appropriate and words of any gender include each other gender where appropriate.
9.11 Amendments.   These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the Stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the Stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws is contained in the notice of the special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of Stockholders to adopt new bylaws or amend or repeal these Bylaws.
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Exhibit D
Form of Amendment to Rights Plan

AMENDMENT NO. 4 TO RIGHTS AGREEMENT
Amendment No. 4, dated as of April 18, 2014 (the “Amendment”), between Chindex International, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”).
WHEREAS, the Company and the Rights Agent entered into a Rights Agreement, dated as of June 7, 2007;
WHEREAS, the Company and the Rights Agent entered into Amendment No. 1 to Rights Agreement, dated as of November 4, 2007, Amendment No. 2 to Rights Agreement, dated as of June 8, 2010 and Amendment No. 3 to Rights Agreement (the “Third Amendment”), dated as of February 17, 2014 (the aforesaid Rights Agreement, as so amended, the “Rights Agreement”);
WHEREAS, the Company intends to enter into an Amended and Restated Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of April 18, 2014, with Healthy Harmony Holdings, L.P., a Cayman Islands limited partnership (“Parent”), and Healthy Harmony Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation as a wholly-owned subsidiary of Parent (the “Merger”);
WHEREAS, the Company’s Board of Directors and the Transaction Committee of the Company’s Board of Directors have approved the Merger Agreement; and
WHEREAS, the Company desires to further amend the Rights Agreement as set forth herein and to direct the Rights Agent to execute this Amendment in accordance with Section 28 of the Rights Agreement;
NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:
1. Amendment to Definition of Acquiring Person.   The last sentence of Section 1(a) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:
Notwithstanding anything to the contrary in this Agreement:
(i)   none of Parent, Merger Sub or any of their respective Affiliates or Associates shall be, or shall be deemed to be, an Acquiring Person solely by virtue of (w) the execution and delivery of the Merger Agreement or any agreements, arrangements or understandings entered into by Parent, Merger Sub or any of their respective Affiliates or Associates as expressly contemplated by the Merger Agreement (including, without limitation, the Guarantee, the Equity Commitment Letters, the Support Agreement and any Additional Rollover Agreements (as defined in the Merger Agreement)) if such agreements, arrangements or understandings are in accordance with the terms and conditions of the Merger Agreement, (x) the announcement of the Merger Agreement or the Merger, (y) the consummation of the Merger or (z) the consummation of the other transactions contemplated by the Merger Agreement (including, without limitation, the transactions contemplated by the Guarantee, the Equity Commitment Letters, the Support Agreement and any Additional Rollover Agreements) upon the terms and conditions of the Merger Agreement;
(ii)   none of Parent, Merger Sub, Sponsor, Significant Stockholder, any other party to the Support Agreement, any Additional Rollover Stockholder or any of their respective Affiliates or Associates shall be, or shall be deemed to be, an Acquiring Person solely by virtue of (x) the execution and delivery of the Support Agreement, the Additional Rollover Agreements (if any, as defined in the Merger Agreement), the Side Agreement or any agreements, arrangements or understandings entered into by Parent, Merger Sub, Sponsor, Significant Stockholder or any other party to the Support Agreement as expressly contemplated by the Support Agreement (including, without limitation, the Letters of Commitment and the Subscription Agreement (as defined in the Support Agreement)), any Additional Rollover Agreement or the Side Agreement or (y) any actions taken pursuant to the Support Agreement, the Additional Rollover Agreements (if any), the Side Agreement or any such other agreements, arrangements or understandings (each of the events set forth in the foregoing clauses (i)(w), (i)(x), (i)(y), (i)(z), (ii)(x) and (ii)(y), a “Merger Exempt Event”); and
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(iii)   in the event that any Person to whom a Merger Exempt Event applies is also referred to in the parenthetical in clause (iv), (v) and/or (vi) of the definition of Excluded Person, such parenthetical shall be deemed not to apply to such Person.
2. New Definitions.   Section 1 of the Rights Agreement is hereby amended to replace in their entirety all the defined terms added thereto by the Third Amendment with the following defined terms:
(jj)   “Equity Commitment Letters” shall mean (x) the amended and restated equity financing commitment letter, dated as of April 18, 2014, executed by Sponsor in favor of Parent, pursuant to which Sponsor has committed to invest in Parent the amount set forth therein and (y) the amended and restated equity financing commitment letter, dated as of April 18, 2014, executed by Significant Stockholder in favor of Parent, pursuant to which Significant Stockholder has committed to invest in Parent the amount set forth therein.
(kk)   “Guarantee” shall mean the amended and restated limited guarantee, dated as of April 18, 2014, executed by Sponsor in favor of the Company with respect to certain of the obligations of Parent and Merger Sub under the Merger Agreement.
(ll)   “Merger” shall have the meaning set forth in Section 1(mm) hereof.
(mm)   “Merger Agreement” shall mean the Amended and Restated Agreement and Plan of Merger, dated as of April 18, 2014, by and among the Company, Parent and Merger Sub (as it may be amended or supplemented from time to time), pursuant to which, among other things, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation as a wholly-owned subsidiary of Parent (the “Merger”).
(nn)   “Merger Exempt Event” shall have the meaning set forth in Section 1(a) hereof.
(oo)   “Merger Sub” shall mean Healthy Harmony Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent.
(pp)   “Parent” shall mean Healthy Harmony Holdings, L.P., a Cayman Islands limited partnership.
(qq)   “Side Agreement” shall mean the Agreement by and among Parent, Sponsor and Significant Stockholder dated as of April 18, 2014 .
(rr)   “Significant Stockholder” shall mean Fosun Industrial Co., Limited, a Hong Kong corporation.
(ss)   “Sponsor” shall mean TPG Asia VI, L.P., a Cayman Islands limited partnership.
(tt)   “Support Agreement” shall mean the Support Agreement, dated as of February 17, 2014, by and among Parent, Sponsor and each stockholder of the Company listed on Schedule A thereto (as it may be amended or supplemented from time to time with the written consent of the Company) and a letter agreement re Support Agreement, dated as of April 18, 2014, by and among Sponsor, Ms. Roberta Lipson and Significant Stockholder.
3. Directions to Rights Agent; Officer’s Certificate.   The Company hereby directs the Rights Agent, in accordance with the terms of Section 28 of the Rights Agreement, to execute this Amendment in its capacity as Rights Agent. The undersigned officer of the Company, being duly authorized on behalf of the Company, hereby certifies on behalf of the Company that (a) he or she holds the office set forth under his or her name on the signature page hereto and (b) this Amendment is in compliance with Section 28 of the Rights Agreement.
4. Miscellaneous.   The term “Agreement” as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby. In accordance with the resolutions adopted by the Company’s Board of Directors, this Amendment is effective as of the time at which such resolutions were so adopted. Except as set forth in this Amendment, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby. This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed an original, but all such counterparts shall together constitute but one and the same instrument, it being understood that counterparts may be delivered by
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facsimile or .pdf. Headings of the several Sections of the Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
[Signature page follows]
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.
CHINDEX INTERNATIONAL, INC.

By:	Name: Kenneth A. Nilsson Title: Chairman of the Board of Directors

AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC, as Rights Agent

By:	Name: Title:

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APPENDIX B
OPINION OF
MORGAN STANLEY & CO. LLC
April 18, 2014
Transaction Committee of the
Board of Directors
Chindex International, Inc.
4340 East West Highway Suite 1100
Bethesda, Maryland 20814
Members of the Transaction Committee of the Board of Directors:
We understand that Chindex International, Inc. (the “Company’’), Healthy Harmony Holdings, L.P. (the “Buyer’’), an affiliate of TPG Asia VI, L.P. (“TPG Asia’’), and Healthy Harmony Acquisition, Inc., a wholly owned subsidiary of the Buyer (“Acquisition Sub’’), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft provided to the Transaction Committee of the Board of Directors of the Company (the “Transaction Committee’’) by the Buyer on April 18, 2014 (the “Merger Agreement’’), which provides, among other things, for the merger (the “Merger’’) of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each issued and outstanding share of Common Stock, par value $0.01 per share, of the Company (the “Company Common Stock’’), and each issued and outstanding share of Class B Common Stock, par value $0.01 per share, of the Company (the “Class B Common Stock”), other than shares of Company Common Stock and Class B Common Stock (i) held in treasury or owned by any subsidiary of the Company, (ii) owned by the Buyer (including, without limitation, any shares contributed to Buyer by the Rollover Investors (as defined below)), Acquisition Sub or any other subsidiary of the Buyer, or (iii) as to which dissenters' rights have been perfected (the shares described in clauses (i), (ii) and (iii), together with any shares of Company Common Stock or Class B Common Stock held by affiliates of Buyer, Acquisition Sub or the Rollover Investors, and all other shares of Class B Common Stock, the “Excluded Shares”), will be converted into the right to receive $24.00 per share in cash (the “Consideration’’). The terms and conditions of the Merger are more fully set forth in the Merger Agreement. We further understand that Fosun Industrial Co., Limited, a corporation organized under the laws of Hong Kong (“Fosun’’) and Roberta Lipson and certain trusts related to Ms. Lipson (collectively, the “Initial Rollover Investors’’) and certain other stockholders of the Company have entered into a support agreement with Buyer and TPG Asia dated February 17, 2014, to be supplemented in the manner set forth in the Merger Agreement (the “Support Agreement’’) that provides, among other things, for (a) the Initial Rollover Investors to transfer to the Buyer some or all of the Initial Rollover Investors’ shares of Company Common Stock and Class B Common Stock prior to the effective time of the Merger and (b) subject to certain limitations and conditions, the Initial Rollover Investors and the other stockholders party to the agreement to vote all of their shares of Company Common Stock and Class B Common Stock as provided in the Support Agreement. In addition, we understand that certain employees of the Company may from time to time until the date that is two business days prior to the stockholders meeting in connection with the Merger enter into rollover agreements on substantially the same terms and conditions as the terms and conditions set forth in the Support Agreement (other than any terms and conditions that apply exclusively to Fosun) (the “Additional Rollover Investors’’, and together with the Initial Rollover Investors, the “Rollover Investors’’).
You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than the holders of the Excluded Shares).
For purposes of the opinion set forth herein, we have:
1)
  Reviewed certain publicly available financial statements and other business and financial information of the Company;
2)
  Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)
  Reviewed certain financial projections prepared by the management of the Company as well as certain sensitivity adjustments thereto prepared at the direction of the Transaction Committee (the “Sensitivities’’);
4)
  Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company and the Transaction Committee;
5)
  Reviewed the book value of Chindex Medical Limited (“CML’’) as of December 31, 2013 and discussed the past and current operations and financial condition and the prospects of CML with senior executives of the Company and the Transaction Committee;
6)
  Reviewed the reported prices and trading activity for the Company Common Stock;
7)
  Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company and their securities;
8)
  Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;
9)
  Participated in certain discussions and negotiations among representatives of the Transaction Committee and the Buyer and their financial and legal advisors;
10)
  Reviewed the Merger Agreement, the Support Agreement, draft equity commitment letters from TPG Asia and Fosun in the form provided to the Transaction Committee by the Buyer on April 18, 2014 (such commitment letters, the “Commitment Letters’’), a draft limited guarantee from TPG Asia in the form provided to the Transaction Committee by the Buyer on April 18, 2014 and the agreement between Buyer and the parent of Fosun dated February 17, 2014, providing for the disposal of the Company’s interest in CML to Fosun or a party related to Fosun after the effective time of the Merger and certain related documents; and
11)
  Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.
We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections prepared by the management of the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. With respect to the Sensitivities, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Transaction Committee of the future financial performance of the Company. As discussed with the Transaction Committee, we have utilized the book value of CML as of December 31, 2013 provided by the Company for purposes of our analysis. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Buyer will obtain financing in accordance with the terms set forth in the Commitment Letters and that the transactions contemplated in the Support Agreement will be consummated. We have assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax and regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of the Company Common Stock in the transaction. Our opinion does not address the fairness of any consideration to be received by the Rollover Investors, any holder of Class B Common Stock or any other holder of Excluded Shares pursuant to the Merger Agreement, the Support Agreement or otherwise. Morgan Stanley also expresses no opinion as to the relative fairness of any portion of the consideration to holders of any series or class of common stock of the Company or the merits of the Merger relative to any other alternative business transaction, or any other alternatives, or whether or not such alternatives could be achieved. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.
We have acted as financial advisor to the Transaction Committee in connection with this transaction and will receive a fee for our services, a significant portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory and financing services unrelated to the proposed Merger to Fosun International Ltd., an entity related to Fosun, TPG Asia and entities related to TPG Asia, including funds and entities related to TPG Capital, L.P. and have received fees in connection with such services. Morgan Stanley may also seek to provide such services to the Company, Fosun, TPG Asia and TPG Capital, L.P. and related entities in the future and expects to receive fees for the rendering of these services. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with this transaction, may have committed and may commit in the future to invest in private equity funds managed by affiliates of TPG Asia and TPG Capital, L.P.
Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Company, the Buyer, Fosun, TPG Asia, TPG Capital, L.P. or entities related thereto or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.
This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Transaction Committee and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders' meeting to be held in connection with the Merger.
Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than the holders of the Excluded Shares).
Very truly yours,
MORGAN STANLEY & CO. LLC

By:	/s/ Carmen Molinos Carmen Molinos Managing Director

APPENDIX C
SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
Section 262.   Appraisal Rights.
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
 (1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
 (2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
 a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
 b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
 c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
 d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
 (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
 (4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation”, and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation”.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
 (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
 (2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.
(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

SPECIAL MEETING OF STOCKHOLDERS OF CHINDEX INTERNATIONAL, INC. , 2014PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://ir.chindex.com/ProxyMaterials-2014.cfmPlease detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. The Board of Directors Recommends a vote FOR all proposals PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x1. To consider and vote upon a proposal to adopt the Amended and Restated Agreement and Plan of Merger, dated as of April 18, 2014 (as it may be amended from time to time, the “Merger Agreement”), by and among Chindex International, Inc., a Delaware corporation (the “Company”), Healthy Harmony Holdings, L.P., a Cayman Islands limited partnership (“Parent”), and Healthy Harmony Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent. A copy of the Merger Agreement is attached as Appendix A to the accompanying proxy statement. FOR AGAINST ABSTAINT change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.2. To consider and vote upon a proposal to approve, on an advisory and non-binding basis, the compensation that may be paid or become payable to the Company's named executive officers in connection with the proposed merger.3. To consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate in the opinion of a subcommittee of the Transaction Committee of the Company's Board of Directors, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement. The proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting. The shares represented by this Proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR Proposal 1, FOR Proposal2 and FOR Proposal 3 and in accordance with the discretion of the Proxies on such other matters as may properly come before the meeting. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

14475 PROXY CHINDEX INTERNATIONAL, INC. (Solicited on behalf of the Board of Directors) The undersigned holder of Common Stock or Class B Common Stock, as the case may be, of CHINDEX INTERNATIONAL, INC. (the “Company”), revoking all proxies heretofore given, hereby constitutes and appoints Lawrence Pemble and Robert Low and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned’s shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Special Meeting of Stockholders of the Company, to be held at [__], Eastern Time, on [day of week], [__], 2014 at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY 10004, and at any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given. Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may come before the meeting. Where no choice is specified, this Proxy will be voted FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3.(Continued and to be signed on the reverse side)